Exhibit 10.23.2









                          RESTATED

                         NEW ENGLAND

                    POWER POOL AGREEMENT







(Restated to reflect changes effected by the Fifth Supplement to Thirty-
Third Agreement Amending New England Power Pool Agreement, and the Thirty-Sixth Agreement Amending New England Power Pool Agreement, and all prior amendments)

                       TABLE OF CONTENTS

                                                              Page

PART ONE - INTRODUCTION. . . . . . . . . . . . . . . . . . . . .1

SECTION 1 - DEFINITIONS. . . . . . . . . . . . . . . . . . . . .1
     1.1  Adjusted Load. . . . . . . . . . . . . . . . . . . . .2
     1.2  Adjusted Monthly Peak. . . . . . . . . . . . . . . . .2
     1.3  Adjusted Net Interchange . . . . . . . . . . . . . . .2
     1.4  AGC Capability . . . . . . . . . . . . . . . . . . . .3
     1.5  AGC Entitlement. . . . . . . . . . . . . . . . . . . .3
     1.6  Agreement. . . . . . . . . . . . . . . . . . . . . . .4
     1.7  Annual Transmission Revenue Requirements . . . . . . .4
     1.8  Automatic Generation Control or AGC. . . . . . . . . .4
     1.9  Bid Price. . . . . . . . . . . . . . . . . . . . . . .5
     1.10 Commission . . . . . . . . . . . . . . . . . . . . . .5
     1.11 Control Area . . . . . . . . . . . . . . . . . . . . .5
     1.12 Curtailment. . . . . . . . . . . . . . . . . . . . . .6
     1.13 Direct Assignment Facilities . . . . . . . . . . . . .7
     1.14 Dispatch Price . . . . . . . . . . . . . . . . . . . .7
     1.15 EHV PTF. . . . . . . . . . . . . . . . . . . . . . . .8
     1.16 Electrical Load. . . . . . . . . . . . . . . . . . . .8
     1.17 Eligible Customer. . . . . . . . . . . . . . . . . . .9
     1.18 Energy . . . . . . . . . . . . . . . . . . . . . . . 10
     1.19 Energy Entitlement . . . . . . . . . . . . . . . . . 10
     1.20 Entitlement. . . . . . . . . . . . . . . . . . . . . 11
     1.21 Entity . . . . . . . . . . . . . . . . . . . . . . . 11
     1.22 Excepted Transaction . . . . . . . . . . . . . . . . 12
     1.23 Executive Committee. . . . . . . . . . . . . . . . . 12
     1.24 Facilities Study . . . . . . . . . . . . . . . . . . 13
     1.25 Firm Contract. . . . . . . . . . . . . . . . . . . . 13
     1.26 First Effective Date . . . . . . . . . . . . . . . . 13
     1.27 Good Utility Practice. . . . . . . . . . . . . . . . 13
     1.28 HQ Contracts . . . . . . . . . . . . . . . . . . . . 14
     1.29 HQ Energy Banking Agreement. . . . . . . . . . . . . 14
     1.30 HQ Interconnection . . . . . . . . . . . . . . . . . 14
     1.31 HQ Interconnection Agreement . . . . . . . . . . . . 15
     1.32 HQ Interconnection Capability Credit . . . . . . . . 15
     1.33 HQ Interconnection Transfer Capability . . . . . . . 16
     1.34 HQ Net Interconnection Capability Credit . . . . . . 17
     1.35 HQ Phase I Energy Contract . . . . . . . . . . . . . 17
     1.36 HQ Phase I Percentage. . . . . . . . . . . . . . . . 17
     1.37 HQ Phase I Transfer Credit . . . . . . . . . . . . . 18
     1.38 HQ Phase II Firm Energy Contract . . . . . . . . . . 18
     1.39 HQ Phase II Gross Transfer Responsibility. . . . . . 18
     1.40 HQ Phase II Net Transfer Responsibility. . . . . . . 19
     1.41 HQ Phase II Percentage . . . . . . . . . . . . . . . 19
     1.42 HQ Phase II Transfer Credit. . . . . . . . . . . . . 19
     1.43 HQ Use Agreement . . . . . . . . . . . . . . . . . . 19
     1.44 Installed Capability . . . . . . . . . . . . . . . . 20
     1.45 Installed Capability Entitlement . . . . . . . . . . 20
     1.46 Installed Capability Responsibility. . . . . . . . . 21
     1.47 Installed System Capability. . . . . . . . . . . . . 21
     1.48 Interchange Transactions . . . . . . . . . . . . . . 21
     1.49 Internal Point-to-Point Service. . . . . . . . . . . 21
     1.50 Interruption . . . . . . . . . . . . . . . . . . . . 21
     1.51 ISO. . . . . . . . . . . . . . . . . . . . . . . . . 22
     1.52 Kilowatt . . . . . . . . . . . . . . . . . . . . . . 22
     1.53 Load . . . . . . . . . . . . . . . . . . . . . . . . 22
     1.54 Local Network. . . . . . . . . . . . . . . . . . . . 24
     1.56 Lower Voltage PTF. . . . . . . . . . . . . . . . . . 24
     1.57 Management Committee . . . . . . . . . . . . . . . . 25
     1.58 Market Reliability Planning Committee. . . . . . . . 25
     1.59 Monthly Peak . . . . . . . . . . . . . . . . . . . . 25
     1.60 NEPOOL . . . . . . . . . . . . . . . . . . . . . . . 25
     1.61 NEPOOL Control Area. . . . . . . . . . . . . . . . . 25
     1.62 NEPOOL Installed Capability. . . . . . . . . . . . . 26
     1.63 NEPOOL Installed Capability Responsibility . . . . . 27
     1.64 NEPOOL Objective Capability. . . . . . . . . . . . . 27
     1.65 New Unit . . . . . . . . . . . . . . . . . . . . . . 27
     1.66 Non-Participant. . . . . . . . . . . . . . . . . . . 27
     1.67 Operable Capability. . . . . . . . . . . . . . . . . 28
     1.68 Operable Capability Entitlement. . . . . . . . . . . 28
     1.69 Operable Capability Requirement  . . . . . . . . . . 29
     1.70 Operable System Capability . . . . . . . . . . . . . 29
     1.71 Operating Reserve. . . . . . . . . . . . . . . . . . 29
     1.72 Operating Reserve Entitlement. . . . . . . . . . . . 29
     1.73 Other HQ Energy. . . . . . . . . . . . . . . . . . . 30
     1.74 Participant. . . . . . . . . . . . . . . . . . . . . 30
     1.75 Pool-Planned Facility. . . . . . . . . . . . . . . . 31
     1.76 Pool-Planned Unit. . . . . . . . . . . . . . . . . . 31
     1.77 Power Year . . . . . . . . . . . . . . . . . . . . . 31
     1.78 Prior NEPOOL Agreement . . . . . . . . . . . . . . . 31
     1.79 Proxy Unit . . . . . . . . . . . . . . . . . . . . . 31
     1.80 PTF. . . . . . . . . . . . . . . . . . . . . . . . . 32
     1.81 Regional Market Operations Committee . . . . . . . . 32
     1.82 Regional Network Service . . . . . . . . . . . . . . 32
     1.83 Regional Transmission Operations Committee . . . . . 32
     1.84 Regional Transmission Planning Committee . . . . . . 32
     1.85 Related Person . . . . . . . . . . . . . . . . . . . 33
     1.86 Scheduled Dispatch Period. . . . . . . . . . . . . . 33
     1.87 Second Effective Date. . . . . . . . . . . . . . . . 33
     1.88 Service Agreement. . . . . . . . . . . . . . . . . . 34
     1.89 Summer Capability. . . . . . . . . . . . . . . . . . 34
     1.90 Summer Period. . . . . . . . . . . . . . . . . . . . 34
     1.91 System Contract. . . . . . . . . . . . . . . . . . . 34
     1.92 System Impact Study. . . . . . . . . . . . . . . . . 35
     1.93 System Operator. . . . . . . . . . . . . . . . . . . 35
     1.94 Target Availability Rate . . . . . . . . . . . . . . 36
     1.95 Tariff . . . . . . . . . . . . . . . . . . . . . . . 36
     1.96 Third Effective Date . . . . . . . . . . . . . . . . 36
     1.97 Through or Out Service . . . . . . . . . . . . . . . 36
     1.99 Transmission Customer. . . . . . . . . . . . . . . . 37
     1.100     Transmission Provider . . . . . . . . . . . . . 37
     1.101     Unit Contract . . . . . . . . . . . . . . . . . 37
     1.102     Voting Share. . . . . . . . . . . . . . . . . . 38
     1.103     Winter Capability . . . . . . . . . . . . . . . 38
     1.104     Winter Period . . . . . . . . . . . . . . . . . 38
     1.105     10-Minute Spinning Reserve. . . . . . . . . . . 38
     1.106     10-Minute Non-Spinning Reserve. . . . . . . . . 39
     1.107     30-Minute Operating Reserve . . . . . . . . . . 40
     1.108     33rd Amendment. . . . . . . . . . . . . . . . . 41
     1.109 Modification of Certain Definitions When a Participant Purchases a Portion of Its Requirements from Another Participant Pursuant to Firm Contract. . . . . . . . . . . . . . . . 42

SECTION 2 - PURPOSE; EFFECTIVE DATES . . . . . . . . . . . . . 45
     2.1  Purpose. . . . . . . . . . . . . . . . . . . . . . . 45
     2.2  Effective Dates; Transitional Provisions . . . . . . 45

SECTION 3 - MEMBERSHIP . . . . . . . . . . . . . . . . . . . . 46
     3.1  Membership . . . . . . . . . . . . . . . . . . . . . 46
     3.2  Operations Outside the Control Area. . . . . . . . . 48
     3.3  Lack of Place of Business in New England . . . . . . 48
     3.4  Obligation for Deferred Expenses . . . . . . . . . . 49
     3.5  Financial Security . . . . . . . . . . . . . . . . . 49

SECTION 4 - STATUS OF PARTICIPANTS . . . . . . . . . . . . . . 50
     4.1  Treatment of Certain Entities as Single Participant. 50
     4.2  Participants to Retain Separate Identities . . . . . 51

SECTION 5 - NEPOOL OBJECTIVES AND COOPERATION BY
            PARTICIPANTS . . . . . . . . . . . . . . . . . . . 52
     5.1  NEPOOL Objectives. . . . . . . . . . . . . . . . . . 52
     5.2  Cooperation by Participants. . . . . . . . . . . . . 53

PART TWO - GOVERNANCE. . . . . . . . . . . . . . . . . . . . . 54

SECTION 6 - MANAGEMENT COMMITTEE . . . . . . . . . . . . . . . 54
     6.1  Membership . . . . . . . . . . . . . . . . . . . . . 54
     6.2  Term of Members. . . . . . . . . . . . . . . . . . . 55
     6.3  Votes. . . . . . . . . . . . . . . . . . . . . . . . 55
     6.4  Number of Votes Necessary for Action . . . . . . . . 64
     6.5  Proxies. . . . . . . . . . . . . . . . . . . . . . . 65
     6.6  Alternates . . . . . . . . . . . . . . . . . . . . . 65
     6.7  Officers . . . . . . . . . . . . . . . . . . . . . . 65
     6.8  Meetings . . . . . . . . . . . . . . . . . . . . . . 66
     6.9  Notice of Meetings . . . . . . . . . . . . . . . . . 66
     6.10 Adoption of Budgets. . . . . . . . . . . . . . . . . 66
     6.11 Adoption of Bylaws . . . . . . . . . . . . . . . . . 67
     6.12 Establishing Reliability Standards . . . . . . . . . 67
     6.13 Appointment and Compensation of NEPOOL Personnel . . 68
     6.14 Duties and Authority . . . . . . . . . . . . . . . . 68
     6.15 Attendance of Members of Management Committee at
          Other Committee Meetings . . . . . . . . . . . . . . 74

SECTION 7 - EXECUTIVE COMMITTEE. . . . . . . . . . . . . . . . 74
     7.1  Organization . . . . . . . . . . . . . . . . . . . . 74
     7.2  Membership . . . . . . . . . . . . . . . . . . . . . 75
     7.3  Term of Members. . . . . . . . . . . . . . . . . . . 77
     7.4  Alternates . . . . . . . . . . . . . . . . . . . . . 78
     7.5  Votes. . . . . . . . . . . . . . . . . . . . . . . . 78
     7.6  Number of Votes Necessary for Action . . . . . . . . 79
     7.7  Officers . . . . . . . . . . . . . . . . . . . . . . 79
     7.8  Meetings . . . . . . . . . . . . . . . . . . . . . . 80
     7.9  Notice of Meetings . . . . . . . . . . . . . . . . . 80
     7.10 Notice to Members of Management Committee of
          Actions by Executive Committee . . . . . . . . . . . 81
     7.11 Appeal of Actions to Management Committee. . . . . . 81

SECTION 8 - MARKET RELIABILITY PLANNING COMMITTEE. . . . . . . 82
     8.1  Organization . . . . . . . . . . . . . . . . . . . . 82
     8.2  Membership . . . . . . . . . . . . . . . . . . . . . 82
     8.3  Term of Members. . . . . . . . . . . . . . . . . . . 84
     8.4  Voting . . . . . . . . . . . . . . . . . . . . . . . 85
     8.5  Alternates . . . . . . . . . . . . . . . . . . . . . 86
     8.6  Officers . . . . . . . . . . . . . . . . . . . . . . 87
     8.7  Meetings . . . . . . . . . . . . . . . . . . . . . . 87
     8.8  Notice of Meetings . . . . . . . . . . . . . . . . . 87
     8.9  Notice to Members of Management Committee. . . . . . 88
     8.10 Appeal of Actions to Management Committee. . . . . . 88
     8.11 Responsibilities . . . . . . . . . . . . . . . . . . 89
     8.12 Functional Planning Committees . . . . . . . . . . . 91
     8.13 Appointment of Task Forces . . . . . . . . . . . . . 92
     8.14 Consultants, Computer Time and Expenses. . . . . . . 93
     8.15 Further Powers and Duties. . . . . . . . . . . . . . 93
     8.16 Reports to Management Committee. . . . . . . . . . . 93
     8.17 Joint Meetings With Regional Transmission Planning
          Committee. . . . . . . . . . . . . . . . . . . . . . 94

SECTION 9 - REGIONAL TRANSMISSION PLANNING COMMITTEE . . . . . 94
     9.1  Organization . . . . . . . . . . . . . . . . . . . . 94
     9.2  Membership . . . . . . . . . . . . . . . . . . . . . 95
     9.3  Term of Members. . . . . . . . . . . . . . . . . . . 97
     9.4  Voting . . . . . . . . . . . . . . . . . . . . . . . 97
     9.5  Alternates . . . . . . . . . . . . . . . . . . . . . 99
     9.6  Officers . . . . . . . . . . . . . . . . . . . . . . 99
     9.7  Meetings . . . . . . . . . . . . . . . . . . . . . . 99
     9.8  Notice of Meetings . . . . . . . . . . . . . . . . .100
     9.9  Notice to Members of Management Committee. . . . . .100
     9.10 Appeal of Actions to Management Committee. . . . . .101
     9.11 Responsibilities . . . . . . . . . . . . . . . . . .101
     9.12 Functional Planning Committees . . . . . . . . . . .103
     9.13 Appointment of Task Forces . . . . . . . . . . . . .105
     9.14 Consultants, Computer Time and Expenses. . . . . . .105
     9.15 Further Powers and Duties. . . . . . . . . . . . . .105
     9.16 Reports to Management Committee. . . . . . . . . . .106
     9.17 Joint Meetings With Market Reliability Planning
          Committee. . . . . . . . . . . . . . . . . . . . . .106

SECTION 10 - REGIONAL MARKET OPERATIONS COMMITTEE. . . . . . .106
     10.1 Organization . . . . . . . . . . . . . . . . . . . .106
     10.2 Membership . . . . . . . . . . . . . . . . . . . . .107
     10.3 Terms of Members . . . . . . . . . . . . . . . . . .109
     10.4 Voting . . . . . . . . . . . . . . . . . . . . . . .109
     10.5 Alternates . . . . . . . . . . . . . . . . . . . . .111
     10.6 Officers . . . . . . . . . . . . . . . . . . . . . .111
     10.7 Meetings . . . . . . . . . . . . . . . . . . . . . .111
     10.8 Notice of Meetings . . . . . . . . . . . . . . . . .112
     10.9 Notice to Members of Management Committee. . . . . .112
     10.10     Appeal of Actions to Management Committee . . .113
     10.11     Appointment of Task Forces. . . . . . . . . . .113
     10.12     Consultants, Computer Time and Expenses . . . .114
     10.13     Responsibilities. . . . . . . . . . . . . . . .114
     10.14     Further Powers and Duties . . . . . . . . . . .117
     10.15     Development of Rules Relating to Non-
               Participant Supply and Demand-side Resources. .117
     10.16     Joint Meetings with Regional Transmission
               Operations Committee. . . . . . . . . . . . . .118

SECTION 11 - REGIONAL TRANSMISSION OPERATIONS COMMITTEE. . . .118
     11.1 Organization . . . . . . . . . . . . . . . . . . . .118
     11.2 Membership . . . . . . . . . . . . . . . . . . . . .118
     11.3 Terms of Members . . . . . . . . . . . . . . . . . .121
     11.4 Voting . . . . . . . . . . . . . . . . . . . . . . .121
     11.5 Alternates . . . . . . . . . . . . . . . . . . . . .123
     11.6 Officers . . . . . . . . . . . . . . . . . . . . . .123
     11.7 Meetings . . . . . . . . . . . . . . . . . . . . . .123
     11.8 Notice of Meetings . . . . . . . . . . . . . . . . .124
     11.9 Notice to Members of Management Committee. . . . . .124
     11.10     Appeal of Actions to Management Committee . . .125
     11.11     Appointment of Task Forces. . . . . . . . . . .125
     11.12     Consultants, Computer Time and Expenses . . . .126
     11.13     Responsibilities. . . . . . . . . . . . . . . .126
     11.14     Further Powers and Duties . . . . . . . . . . .127
     11.15     Joint Meetings with Regional Market Operations
               Committee . . . . . . . . . . . . . . . . . . .128

PART THREE - MARKET PROVISIONS . . . . . . . . . . . . . . . .128

SECTION 12 - INSTALLED CAPABILITY AND OPERABLE CAPABILITY
             OBLIGATIONS AND PAYMENTS. . . . . . . . . . . . .128
     12.1 Obligations to Provide Installed Capability and
          Operable Capability. . . . . . . . . . . . . . . . .128
     12.2 Computation of Installed Capability
          Responsibilities . . . . . . . . . . . . . . . . . .129
     12.3 Computation of Operable Capability Requirements. . .147
     12.4 Bids to Furnish Installed Capability or Operable
          Capability . . . . . . . . . . . . . . . . . . . . .148
     12.5 Consequences of Deficiencies in Installed
          Capability Responsibility. . . . . . . . . . . . . .148
     12.6 Consequences of Deficiencies in Operable Capability
          Requirements . . . . . . . . . . . . . . . . . . . .151
     12.7 Payments to Participants Furnishing Installed
          Capability and Operable Capability . . . . . . . . .153

SECTION 13 - OPERATION, GENERATION, OTHER RESOURCES,
             AND INTERRUPTIBLE CONTRACTS . . . . . . . . . . .155
     13.1 Maintenance and Operation in Accordance with Good
          Utility Practice . . . . . . . . . . . . . . . . . .155
     13.2 Central Dispatch . . . . . . . . . . . . . . . . . .155
     13.3 Maintenance and Repair . . . . . . . . . . . . . . .156
     13.4 Objectives of Day-to-Day System Operation. . . . . .157
     13.5 Satellite Membership . . . . . . . . . . . . . . . .158

SECTION 14 - INTERCHANGE TRANSACTIONS. . . . . . . . . . . . .158
     14.1 Obligation for Energy, Operating Reserve and
          Automatic Generation Control . . . . . . . . . . . .158
     14.2 Obligation to Bid or Schedule, and Right to
          Receive Energy, Operating Reserve and Automatic
          Generation Control . . . . . . . . . . . . . . . . .162
     14.3 Amount of Energy, Operating Reserve and Automatic
          Generation Control Received or Furnished . . . . . .168
     14.4 Payments by Participants Receiving Energy Service, Operating Reserve and Automatic Generation Control. 171
     14.5 Payments to Participants Furnishing Energy Service, Operating Reserve, and Automatic Generation Control.173
     14.6 Energy Transactions with Non-Participants. . . . . .176
     14.7 Participant Purchases Pursuant to Firm Contracts
          and System Contracts . . . . . . . . . . . . . . . .178
     14.8 Determination of Energy Clearing Price . . . . . . .180
     14.9 Determination of Operating Reserve Selling Price
          and Clearing Price . . . . . . . . . . . . . . . . .181
     14.10     Determination of AGC Clearing Price . . . . . .185
     14.11     Funds to or from which Payments are to be Made.186
     14.12 Development of Rules Relating to Nuclear and Hydroelectric Generating Facilities, Limited-
               Fuel Generating Facilities, and Interruptible
               Loads . . . . . . . . . . . . . . . . . . . . .196
     14.13     Dispatch and Billing Rules During Energy
               Shortages . . . . . . . . . . . . . . . . . . .197
     14.14     Congestion Uplift.. . . . . . . . . . . . . . .197
     14.15     Additional Uplift Charges.  . . . . . . . . . .202

PART FOUR - TRANSMISSION PROVISIONS. . . . . . . . . . . . . .203

SECTION 15 - OPERATION OF TRANSMISSION FACILITIES. . . . . . .203
     15.1 Definition of PTF. . . . . . . . . . . . . . . . . .203
     15.2 Maintenance and Operation in Accordance with Good
          Utility Practice . . . . . . . . . . . . . . . . . .207
     15.3 Central Dispatch . . . . . . . . . . . . . . . . . .207
     15.4 Maintenance and Repair . . . . . . . . . . . . . . .207
     15.5 Additions to or Upgrades of PTF. . . . . . . . . . .208

SECTION 16 - SERVICE UNDER TARIFF. . . . . . . . . . . . . . .211
     16.1 Effect of Tariff . . . . . . . . . . . . . . . . . .211
     16.2 Obligation to Provide Regional Service . . . . . . .211
     16.3 Obligation to Provide Local Network Service. . . . .212
     16.4 Transmission Service Availability. . . . . . . . . .215
     16.5 Transmission Information . . . . . . . . . . . . . .215
     16.6 Distribution of Transmission Revenues. . . . . . . .216
     16.7 Changes to Tariff. . . . . . . . . . . . . . . . . .219

SECTION 17 - POOL-PLANNED UNIT SERVICE . . . . . . . . . . . .220
     17.1 Effective Period . . . . . . . . . . . . . . . . . .220
     17.2 Obligation to Provide Service. . . . . . . . . . . .220
     17.3 Rules for Determination of Facilities Covered by
          Particular Transactions. . . . . . . . . . . . . . .221
     17.4 Payments for Uses of EHV PTF During the
          Transition Period. . . . . . . . . . . . . . . . . .223
     17.5 Payments for Uses of Lower Voltage PTF . . . . . . .228
     17.6 Use of Other Transmission Facilities by
          Participants . . . . . . . . . . . . . . . . . . . .228
     17.7 Limits on Individual Transmission Charges. . . . . .229

PART FIVE - GENERAL. . . . . . . . . . . . . . . . . . . . . .230

SECTION 18 - GENERATION AND TRANSMISSION FACILITIES. . . . . .230
     18.1 Designation of Pool-Planned Facilities . . . . . . .230
     18.2 Construction of Facilities . . . . . . . . . . . . .231
     18.3 Protective Devices for Transmission Facilities and
          Automatic Generation Control Equipment . . . . . . .231
     18.4 Review of Participant's Proposed Plans . . . . . . .232
     18.5 Participant to Avoid Adverse Effect. . . . . . . . .233

SECTION 19 - EXPENSES. . . . . . . . . . . . . . . . . . . . .235
     19.1 Annual Fee . . . . . . . . . . . . . . . . . . . . .235
     19.2 NEPOOL Expenses. . . . . . . . . . . . . . . . . . .235

SECTION 20 - INDEPENDENT SYSTEM OPERATOR . . . . . . . . . . .236

SECTION 21 - MISCELLANEOUS PROVISIONS. . . . . . . . . . . . .242
     21.1 Alternative Dispute Resolution . . . . . . . . . . .242
     21.2 Payment of Pool Charges; Termination of Status as
          Participant. . . . . . . . . . . . . . . . . . . . .255
     21.3 Assignment . . . . . . . . . . . . . . . . . . . . .259
     21.4 Force Majeure. . . . . . . . . . . . . . . . . . . .260
     21.5 Waiver of Defaults . . . . . . . . . . . . . . . . .261
     21.6 Other Contracts. . . . . . . . . . . . . . . . . . .261
     21.7 Liability and Insurance. . . . . . . . . . . . . . .262
     21.8 Records and Information. . . . . . . . . . . . . . .263
     21.9 Consistency with NPCC and NERC Standards . . . . . .264
     21.10     Construction. . . . . . . . . . . . . . . . . .264
     21.11     Amendment . . . . . . . . . . . . . . . . . . .264
     21.12     Termination . . . . . . . . . . . . . . . . . .267
     21.13     Notices to Participants . . . . . . . . . . . .267
     21.14     Severability and Renegotiation. . . . . . . . .269
     21.15     No Third-Party Beneficiaries. . . . . . . . . .270
     21.16     Counterparts. . . . . . . . . . . . . . . . . .270

                RESTATED NEPOOL POWER POOL AGREEMENT



THIS AGREEMENT dated as of the first day of September, 1971, as amended,

was entered into by the signatories thereto for the establishment by them of a bulk power pool to be known as NEPOOL and is restated by an amendment dated as of July 20, 1998.



In consideration of the mutual agreements and undertakings herein, the signatories hereby agree as follows:



                          PART ONE

                        INTRODUCTION



                          SECTION 1

                         DEFINITIONS



Whenever used in this Agreement, in either the singular or plural number,

the following terms shall have the following respective meanings (an asterisk (*) indicates that the definition may be modified in certain cases pursuant to Section 1.109):



1.1  ADJUSTED LOAD * (not less than zero) of a Participant during any particular hour is the Participant's Load during such hour less any

     Kilowatts received (or Kilowatts which would have been received except for the application of Section 14.7(b)) by such Participant pursuant to a Firm Contract.



1.2  ADJUSTED MONTHLY PEAK of a Participant for a month is its Monthly

     Peak, provided that if there has been a transfer between Participants,

     in whole or part, of the responsibilities under this Agreement during such month pursuant to a Firm Contract, the Adjusted Monthly Peak of each such Participant shall reflect the effect of such transaction,

     but the Adjusted Monthly Peak of a Participant shall not be changed from the Monthly Peak to reflect the effect of any other transaction.



1.3  ADJUSTED NET INTERCHANGE of a Participant for an hour is (a) the

     Kilowatts produced by or delivered to the Participant from its Energy

     Entitlements or pursuant to arrangements entered into under Section

     14.6, as adjusted in accordance with uniform market operation rules approved by the Regional Market Operations Committee to take account of associated electrical losses, as appropriate, MINUS (b) the sum of

     (i) the Electrical Load of the Participant for the hour, and (ii) the kilowatthours delivered by such Participant to other Participants pursuant to Firm Contracts or System Contracts, in accordance with the treatment agreed to pursuant to Section 14.7(a), together with any associated electrical losses.



1.4  AGC CAPABILITY of an electric generating unit or combination of units is the maximum dependable ability of the unit or units to increase or decrease the level of output within a time frame specified by market operation rules approved by the Regional Market Operations

     Committee, in response to a remote direction from the System Operator in order to maintain currently proper power flows into and out of the

     NEPOOL Control Area and to control frequency.



1.5  AGC ENTITLEMENT is (a) the right to all or a portion of the AGC

     Capability of a generating unit or combination of units to which an

     Entity is entitled as an owner (either sole or in common) or as a purchaser, REDUCED BY (b) any portion thereof which such Entity is selling pursuant to a Unit Contract, and (c) further REDUCED OR

     INCREASED, as appropriate, to recognize rights to receive or obligations to supply AGC pursuant to Firm Contracts or System

     Contracts in accordance with Section 14.7(a).  An AGC Entitlement in a generating unit or units may, but need not, be combined with any other

     Entitlements relating to such generating unit or units and may be transferred separately from the related Installed Capability

     Entitlement, Operable Capability Entitlement, Energy Entitlement, or

     Operating Reserve Entitlements.



1.6  AGREEMENT is this restated contract and attachments, including the

     Tariff, as amended and restated from time to time.



1.7  ANNUAL TRANSMISSION REVENUE REQUIREMENTS of a Participant's PTF or

     of all Participants' PTF for purposes of this Agreement are the amounts determined in accordance with Attachment F to the Tariff.



1.8  AUTOMATIC GENERATION CONTROL OR AGC is a measure of the ability of a generating unit or portion thereof to respond automatically within a specified time to a remote direction from the System Operator to increase or decrease the level of output in order to control frequency and to maintain currently proper power flows into and out of the

     NEPOOL Control Area.



1.9  BID PRICE is the amount which a Participant offers to accept, in a notice furnished to the System Operator by it or on its behalf in accordance with the market operation rules approved by the Regional

     Market Operations Committee, as compensation for (i) furnishing

     Installed Capability or Operable Capability to other Participants pursuant to this Agreement, or (ii) preparing the start up or starting up or increasing the level of operation of, and thereafter operating,

     a generating unit or units to provide Energy to other Participants pursuant to this Agreement, or (iii) having a unit or units available to provide Operating Reserve to other Participants pursuant to this

     Agreement, or (iv) having a unit or units available to provide AGC to other Participants pursuant to this Agreement, or (v) providing to other Participants Installed Capability, Operable Capability, Energy,

     Operating Reserve and/or AGC pursuant to a Firm Contract or System

     Contract in accordance with Section 14.7.



1.10 COMMISSION is the Federal Energy Regulatory Commission.



1.11 CONTROL AREA is an electric power system or combination of electric power systems to which a common automatic generation control scheme is applied in order to:



          (l)  match, at all times, the power output of the generators within the electric power system(s) and capacity and energy purchased from entities outside the electric power

               system(s), with the load within the electric power

               system(s);



          (2)  maintain scheduled interchange with other Control Areas,

               within the limits of Good Utility Practice;



          (3)  maintain the frequency of the electric power system(s)

               within reasonable limits in accordance with Good Utility

               Practice and the criteria of the applicable regional

               reliability council or the North American Electric

               Reliability Council; and



          (4)  provide sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practice.



1.12 CURTAILMENT is a reduction in firm or non-firm transmission service in response to a transmission capacity shortage as a result of system reliability conditions.



1.13 DIRECT ASSIGNMENT FACILITIES are facilities or portions of facilities that are Non-PTF and are constructed for the sole use/benefit of a particular Transmission Customer requesting service under the Tariff or Generator Owner or Interconnection Requester

     requesting an interconnection.  Direct Assignment Facilities shall be specified in a separate agreement with the Transmission Provider whose transmission system is to be modified to include and/or interconnect with said Facilities, shall be subject to applicable Commission requirements and shall be paid for by the Transmission Customer or a

     Generator Owner or Interconnection Requester in accordance with the separate agreement and not under the Tariff.



1.14 DISPATCH PRICE of a generating unit or combination of units, or a

     Firm Contract or System Contract permitted to be bid to supply Energy in accordance with Section 14.7(b), is the price to provide Energy from the unit or units or Contract, as determined pursuant to market operation rules approved by the Regional Market Operations Committee to incorporate the Bid Price for such Energy and any loss adjustments,

     if and as appropriate under such market operation rules.



1.15 EHV PTF are PTF transmission lines which are operated at 230 kV or above and related PTF facilities, including transformers which link other EHV PTF facilities, but do not include transformers which step down from 230 kV or a higher voltage to a voltage below 230 kV.



1.16 ELECTRICAL LOAD (in Kilowatts) of a Participant during any particular hour is the total during such hour (eliminating any distortion arising out of (i) Interchange Transactions, or (ii)

     transactions across the system of such Participant, or (iii)

     deliveries between Entities constituting a single Participant, or (iv)

     other electrical losses, if and as appropriate), of



          (a)  kilowatthours provided by such Participant to its retail customers for consumption, PLUS



          (b)  kilowatthours of use by such Participant, PLUS



          (c)  kilowatthours of electrical losses and unaccounted for use by the Participant on its system, PLUS



          (d)  kilowatthours used by such Participant for pumping Energy for its Entitlements in pumped storage hydroelectric

               generating facilities, PLUS



          (e)  kilowatthours delivered by such Participant to Non-

               Participants.



     The Electrical Load of a Participant may be calculated in any reasonable manner which substantially complies with this definition.



1.17 ELIGIBLE CUSTOMER is the following:  (i) Any Participant that is engaged, or proposes to engage, in the wholesale or retail electric power business is an Eligible Customer under the Tariff.  (ii) Any electric utility (including any power marketer), Federal power marketing agency, or any person generating electric energy for sale or for resale is an Eligible Customer under the Tariff.  Electric energy sold or produced by such entity may be electric energy produced in the

     United States, Canada or Mexico.  However, with respect to transmission service that the Commission is prohibited from ordering by Section 212(h) of the Federal Power Act, such entity is eligible only if the service is provided pursuant to a state requirement that the Transmission Provider with which that entity is directly interconnected offer the unbundled transmission service, or pursuant to a voluntary offer of such service by the Transmission Provider with which that entity is directly interconnected.  (iii) Any end user taking or eligible to take unbundled transmission service pursuant to a state requirement that the Transmission Provider with which that end user is directly interconnected offer the transmission service, or pursuant to a voluntary offer of such service by the Transmission

     Provider, is an Eligible Customer under the Tariff.



1.18 ENERGY is power produced in the form of electricity, measured in kilowatthours or megawatthours.



1.19 ENERGY ENTITLEMENT is (i) a right to receive Energy under a System

     Contract or a Firm Contract in accordance with Section 14.7(a), or

     (ii) a right to receive all or a portion of the electric output of a generating unit or units to which an Entity is entitled as an owner

     (either sole or in common) or as a purchaser pursuant to a Unit

     Contract, REDUCED BY (iii) any portion thereof which such Entity is selling pursuant to a Unit Contract.  An Energy Entitlement in a generating unit or units may, but need not, be combined with any other

     Entitlements relating to such generating unit or units and may be transferred separately from the related Installed Capability

     Entitlement, Operable Capability Entitlement, Operating Reserve

     Entitlements, or AGC Entitlement.



1.20 ENTITLEMENT is an Installed Capability Entitlement, Operable

     Capability Entitlement, Energy Entitlement, Operating Reserve

     Entitlement, or AGC Entitlement.  When used in the plural form, it may be any or all such Entitlements or combinations thereof, as the context requires.



1.21 ENTITY is any person or organization whether the United States of

     America or Canada or a state or province or a political subdivision thereof or a duly established agency of any of them, a private corporation, a partnership, an individual, an electric cooperative or any other person or organization recognized in law as capable of owning property and contracting with respect thereto that is either:



          (a)  engaged in the electric power business (the

               generation and/or transmission and/or distribution

               of electricity for consumption by the public or

               the purchase, as a principal or broker, of

               Installed Capability, Operable Capability, Energy,

               Operating Reserve, and/or AGC for resale); or



          (b)  an end user of electricity that is taking or eligible to take unbundled transmission service pursuant to an effective state requirement that the Participant that is the

               Transmission Provider with which that end user is directly interconnected offer the transmission service, or pursuant to a voluntary offer of unbundled transmission service to

               that end user by the Participant that is the Transmission

               Provider with which that end user is directly

               interconnected.



1.22 EXCEPTED TRANSACTION is a transaction specified in Section 25 of the Tariff for the applicable period specified in that Section.



1.23 EXECUTIVE COMMITTEE is the committee established pursuant to

     Section 7.



1.24 FACILITIES STUDY is an engineering study conducted pursuant to this

     Agreement or the Tariff by the System Operator and/or one or more affected Participants to determine the required modifications to the

     NEPOOL Transmission System, including the cost and scheduled completion date for such modifications, that will be required to provide a requested transmission service or interconnection.



1.25 FIRM CONTRACT is any contract, other than a Unit Contract, for the purchase of Installed Capability, Operable Capability, Energy,

     Operating Reserves, and/or AGC, pursuant to which the purchaser's right to receive such Installed Capability, Operable Capability,

     Energy, Operating Reserves, and/or AGC is subject only to the supplier's inability to make deliveries thereunder as the result of events beyond the supplier's reasonable control.



1.26 FIRST EFFECTIVE DATE is March 1, 1997.



1.27 GOOD UTILITY PRACTICE shall mean any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgement in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability,

     safety and expedition.  Good Utility Practice is not limited to a single, optimum practice, method or act to the exclusion of others,

     but rather is intended to include acceptable practices, methods, or acts generally accepted in the region.



1.28 HQ CONTRACTS are the HQ Interconnection Agreement, the HQ Phase I

     Energy Contract, and the HQ Phase II Firm Energy Contract.



1.29 HQ ENERGY BANKING AGREEMENT is the Energy Banking Agreement entered into on March 21, 1983 by Hydro-Quebec, the Participants, New England

     Electric Transmission Corporation and Vermont Electric Transmission

     Company, Inc., as it may be amended from time to time.



1.30 HQ INTERCONNECTION is the United States segment of the transmission interconnection which connects the systems of Hydro-Quebec and the

     Participants.  "Phase I" is the United States portion of the 450 kV

     HVDC transmission line from a terminal at the Des Cantons Substation on the Hydro-Quebec system near Sherbrooke, Quebec to a terminal having an approximate rating of 690 MW at a substation at the

     Comerford Generating Station on the Connecticut River.  "Phase II" is

     the United States portion of the facilities required to increase to approximately 2000 MW the transfer capacity of the HQ Interconnection,

     including an extension of the HVDC transmission line from the terminus of Phase I at the Comerford Station through New Hampshire to a terminal at the Sandy Pond Substation in Massachusetts.  The HQ

     Interconnection does not include any PTF facilities installed or modified to effect reinforcements of the New England AC transmission system required in connection with the HVDC transmission line and terminals.



1.31 HQ INTERCONNECTION AGREEMENT is the Interconnection Agreement

     entered into on March 21, 1983 by Hydro-Quebec and the Participants,

     as it may be amended from time to time.



1.32 HQ INTERCONNECTION CAPABILITY CREDIT of a Participant for a month during the Base Term (as defined in Section 1.38) of the HQ Phase II

     Firm Energy Contract is the sum in Kilowatts of (1)(a) the

     Participant's percentage share, if any, of the HQ Phase I Transfer

     Capability TIMES (b) the HQ Phase I Transfer Credit, PLUS (2)(a) the

     Participant's percentage share, if any, of the HQ Phase II Transfer

     Capability, TIMES (b) the HQ Phase II Transfer Credit. The Management

     Committee shall establish appropriate HQ Interconnection Capability

     Credits to apply for a Participant which has such a percentage share

     (i) during an extension of the HQ Phase II Firm Energy Contract, and

     (ii) following the expiration of the HQ Phase II Firm Energy Contract.



1.33 HQ INTERCONNECTION TRANSFER CAPABILITY is the transfer capacity of the HQ Interconnection under normal operating conditions, as determined in accordance with Good Utility Practice.  The "HQ Phase I

     Transfer Capability" is the transfer capacity under normal operating conditions, as determined in accordance with Good Utility Practice, of the Phase I terminal facilities as determined initially as of the time immediately prior to Phase II of the Interconnection first being placed in service, and as adjusted thereafter only to take into account changes in the transfer capacity which are independent of any effect of Phase II on the operation of Phase I.  The "HQ Phase II

     Transfer Capability" is the difference between the HQ Interconnection

     Transfer Capability and the HQ Phase I Transfer Capability.

     Determinations of, and any adjustment in, transfer capacity shall be made by the Regional Market Operations Committee in accordance with a schedule consistent with that followed by it in its determination of the Winter Capability and Summer Capability of generating units.



1.34 HQ NET INTERCONNECTION CAPABILITY CREDIT of a Participant at a

     particular time is its HQ Interconnection Capability Credit at the time in Kilowatts, MINUS a number of Kilowatts EQUAL TO (1) the percentage of its share of the HQ Interconnection Transfer Capability committed or used by it for an "Entitlement Transaction" at the time under the HQ Use Agreement, TIMES (2) its HQ Interconnection

     Capability Credit for the current month.



1.35 HQ PHASE I ENERGY CONTRACT is the Energy Contract entered into on

     March 21, 1983 by Hydro-Quebec and the Participants, as it may be

     amended from time to time.



1.36 HQ PHASE I PERCENTAGE is the percentage of the total HQ

     Interconnection Transfer Capability represented by the HQ Phase I

     Transfer Capability.



1.37 HQ PHASE I TRANSFER CREDIT is 60/69 of the HQ Phase I Transfer

     Capability, or such other fraction of the HQ Phase I Transfer

     Capability as the Management Committee may establish.



1.38 HQ PHASE II FIRM ENERGY CONTRACT is the Firm Energy Contract dated as of October 14, 1985 between Hydro-Quebec and certain of the

     Participants, as it may be amended from time to time.  The "Base Term"

     of the HQ Phase II Firm Energy Contract is the period commencing on the date deliveries were first made under the Contract and ending on

     August 31, 2000.



1.39 HQ PHASE II GROSS TRANSFER RESPONSIBILITY of a Participant for any

     month during the Base Term of the HQ Phase II Firm Energy Contract (as

     defined in Section 1.38) is the number in Kilowatts of (a) the

     Participant's percentage share, if any, of the HQ Phase II Transfer

     Capability for the month TIMES (b) the HQ Phase II Transfer Credit.

     Following the Base Term of the HQ Phase II Firm Energy Contract, and

     again following the expiration of the HQ Phase II Firm Energy

     Contract, the Management Committee shall establish an appropriate HQ

     Phase II Gross Transfer Responsibility that shall remain in effect concurrently with the HQ Interconnection Capability Credit.



1.40 HQ PHASE II NET TRANSFER RESPONSIBILITY of a Participant for any

     month is its HQ Phase II Gross Transfer Responsibility for the month minus a number of Kilowatts EQUAL TO (1) the highest percentage of its share of the HQ Interconnection Transfer Capability committed or used by it on any day of the month for an "Entitlement Transaction" under the HQ Use Agreement, TIMES (2) its HQ Phase II Gross Transfer

     Responsibility for the month.



1.41 HQ PHASE II PERCENTAGE is the percentage of the total HQ

     Interconnection Transfer Capability represented by the HQ Phase II

     Transfer Capability.



1.42 HQ PHASE II TRANSFER CREDIT is 90/131 of the HQ Phase II Transfer

     Capability, or such other fraction of the HQ Phase II Transfer

     Capability as the Management Committee may establish.



1.43 HQ USE AGREEMENT is the Agreement with Respect to Use of Quebec

     Interconnection dated as of December 1, 1981 among certain of the

     Participants, as amended and restated as of September 1, 1985 and as it may be further amended from time to time.



1.44 INSTALLED CAPABILITY of an electric generating unit or combination of units during the Winter Period is the Winter Capability of such unit or units and during the Summer Period is the Summer Capability of such unit or units.



1.45 INSTALLED CAPABILITY ENTITLEMENT is (a) the right to all or a portion of the Installed Capability of a generating unit or units to which an Entity is entitled as an owner (either sole or in common) or as a purchaser pursuant to a Unit Contract, (b) REDUCED BY any portion thereof which such Entity is selling pursuant to a Unit Contract, and

     (c) further REDUCED OR INCREASED, as appropriate, to recognize rights to receive or obligations to supply Installed Capability pursuant to

     Firm Contracts or System Contracts in accordance with Section 14.7(a).

     An Installed Capability Entitlement relating to a unit or units may,

     but need not, be combined with any other Entitlements relating to such generating unit or units and may be transferred separately from the related Operable Capability Entitlement, Energy Entitlement, Operating

     Reserve Entitlements, or AGC Entitlement.



1.46 INSTALLED CAPABILITY RESPONSIBILITY * of a Participant for any

     month is the number of Kilowatts determined in accordance with Section

     12.2.



1.47 INSTALLED SYSTEM CAPABILITY of a Participant at a particular time is (1) the sum of such Participant's Installed Capability Entitlements

     PLUS (2) its HQ Net Interconnection Capability Credit at the time.



1.48 INTERCHANGE TRANSACTIONS are transactions deemed to be effected under Section 12 of the Prior NEPOOL Agreement prior to the Second

     Effective Date, and transactions deemed to be effected under Section

     14 of this Agreement on and after the Second Effective Date.



1.49 INTERNAL POINT-TO-POINT SERVICE is the transmission service by that name provided pursuant to Section 19 of the Tariff.



1.50 INTERRUPTION is a reduction in non-firm transmission service due to economic reasons pursuant to Section 28.7 of the Tariff, other than a reduction which results from a failure to dispatch a generating resource, including a contract, used in a transaction requiring In

     Service or Through or Out Service which is out of merit order.



1.51 ISO is the Independent System Operator which is responsible for the continued operation of the NEPOOL Control Area from the NEPOOL control center and the administration of the Tariff, subject to regulation by the Commission.



1.52 KILOWATT is a kilowatthour per hour.



1.53 LOAD * (in Kilowatts) of a Participant during any particular hour is the total during such hour (eliminating any distortion arising out of (i) Interchange Transactions, or (ii) transactions across the system of such Participant, or (iii) deliveries between Entities constituting a single Participant, or (iv) other electrical losses, if and as appropriate) of



          (a)  kilowatthours provided by such Participant to its retail customers for consumption (excluding any kilowatthours which may be classified as interruptible under market operation

               rules approved by the Regional Market Operations Committee),

               PLUS



          (b)  kilowatthours delivered by such Participant pursuant to Firm

               Contracts to its wholesale customers for resale, PLUS



          (c)  kilowatthours of use by such Participant, exclusive of use by such Participant for the operation and maintenance of its generating unit or units, PLUS



          (d)  kilowatthours of electrical losses and unaccounted for use by the Participant on its system.



     The Load of a Participant may be calculated in any reasonable manner which substantially complies with this definition.



     For the purposes of calculating a Participant's Annual Peak, Adjusted

     Monthly Peak, Adjusted Annual Peak and Monthly Peak, the Load of a

     Participant shall be adjusted to eliminate any distortions resulting from voltage reductions.  In addition, upon the request of any

     Participant, the Regional Market Operations Committee shall make, or supervise the making of, appropriate adjustments in the computation of

     Load for the purposes of calculating any Participant's Annual Peak,

     Adjusted Monthly Peak, Adjusted Annual Peak and Monthly Peak to

     eliminate any distortions resulting from emergency load curtailments which would significantly affect the Load of any Participant.



1.54 LOCAL NETWORK is the transmission facilities constituting a local network identified on Attachment E to the Tariff, and any other local network or change in the designation of a Local Network as a Local

     Network which the Management Committee may designate or approve from time to time.  The Management Committee may not unreasonably withhold approval of a request by a Participant that it effect such a change or designation.



1.55 LOCAL NETWORK SERVICE is the service provided, under a separate tariff or contract, by a Participant that is a Transmission Provider to another Participant, or other entity connected to the Transmission

     Provider's Local Network to permit the other Participant or entity to efficiently and economically utilize its resources to serve its load.



1.56 LOWER VOLTAGE PTF are all PTF facilities other than EHV PTF.



1.57 MANAGEMENT COMMITTEE is the committee established pursuant to

     Section 6.



1.58 MARKET RELIABILITY PLANNING COMMITTEE is the committee established pursuant to Section 8.



1.59 MONTHLY PEAK of a Participant for a month is the maximum Adjusted

     Load of the Participant during any hour in the month.



1.60 NEPOOL is the New England Power Pool, the power pool created under and governed by this Agreement, and the Entities collectively participating in the New England Power Pool as Participants.



1.61 NEPOOL CONTROL AREA is the integrated electric power system to which a common Automatic Generation Control scheme and various operating procedures are applied by or under the supervision of the

     System Operator in order to:



          (i)  match, at all times, the power output of the generators within the electric power system and capacity and Energy

               purchased from entities outside the electric power system,

               with the load within the electric power system;



          (ii) maintain scheduled interchange with other interconnected systems, within the limits of Good Utility Practice;



          (iii)maintain the frequency of the electric power system within reasonable limits in accordance with Good Utility Practice and the criteria of the Northeast Power Coordinating Council and the North American Electric Reliability Council; and



          (iv) provide sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practice.



1.62 NEPOOL INSTALLED CAPABILITY at any particular time is the sum of the Installed System Capabilities of all Participants at such time.



1.63 NEPOOL INSTALLED CAPABILITY RESPONSIBILITY for any month is the sum of the Installed Capability Responsibilities of all Participants

     during that month.



1.64 NEPOOL OBJECTIVE CAPABILITY for any year or period during a year is the minimum NEPOOL Installed Capability, treating the reliability benefits of the HQ Interconnection as Installed Capability, as

     established by the Management Committee, required to be provided by the Participants in aggregate for the period to meet the reliability standards established by the Management Committee pursuant to Section

     6.12.



1.65 NEW UNIT is an electric generating unit (including a unit or units owned by a Non-Participant in which a Participant has an Entitlement under a Unit Contract) first placed into commercial operation after

     May 1, 1987 (or, in the case of a unit or units owned by a

     Non-Participant, in which a Participant's Unit Contract Entitlement became effective after May 1, 1987) and not listed on Exhibit B to the

     Prior NEPOOL Agreement.



1.66 NON-PARTICIPANT is any entity which is not a Participant.



1.67 OPERABLE CAPABILITY of an electric generating unit or units in any hour is the portion of the Installed Capability of the unit or units which is operating or available to respond within an appropriate period (as identified in market operation rules approved by the

     Regional Market Operations Committee) to the System Operator's call to meet the Energy and/or Operating Reserve and/or AGC requirements of the NEPOOL Control Area during a Scheduled Dispatch Period or is available to respond within an appropriate period to a schedule submitted by a Participant for the hour in accordance with market operation rules approved by the Regional Market Operations Committee.



1.68 OPERABLE CAPABILITY ENTITLEMENT is (a) the right to all or a portion of the Operable Capability of a generating unit or units to which an Entity is entitled as an owner (either sole or in common) or as a purchaser pursuant to a Unit Contract, (b) REDUCED BY any portion thereof which such Entity is selling pursuant to a Unit Contract, and

     (c) further REDUCED OR INCREASED, as appropriate, to recognize rights to receive or obligations to supply Operable Capability pursuant to

     Firm Contracts or System Contracts in accordance with Section 14.7(a).

     An Operable Capability Entitlement relating to a unit or units may,

     but need not, be combined with any other Entitlements relating to such generating unit or units, and may be transferred separately from the related Installed Capability Entitlement, Energy Entitlement,

     Operating Reserve Entitlements, or AGC Entitlement.



1.69 OPERABLE CAPABILITY REQUIREMENT of a Participant for any hour is the number of Kilowatts determined in accordance with Section 12.3.



1.70 OPERABLE SYSTEM CAPABILITY of a Participant in any hour is the sum of such Participant's Operable Capability Entitlements.



1.71 OPERATING RESERVE is any or a combination of 10-Minute Spinning

     Reserve, 10-Minute Non-Spinning Reserve, and 30-Minute Operating

     Reserve, as the context requires.



1.72 OPERATING RESERVE ENTITLEMENT is (a) the right to all or a portion of the Operating Reserve of any category which can be provided by a generating unit or units to which an Entity is entitled as an owner

     (either sole or in common) or as a purchaser pursuant to a Unit

     Contract, (b) REDUCED BY any portion thereof which such Entity is selling pursuant to a Unit Contract, and (c) further REDUCED OR

     INCREASED, as appropriate, to recognize rights to receive or obligations to supply Operating Reserve of that category pursuant to

     Firm Contracts or System Contracts in accordance with Section 14.7(a).

     An Operating Reserve Entitlement in any category relating to a generating unit or units may, but need not, be combined with any other

     Entitlements relating to such generating unit or units and may be transferred separately from the other categories of Operating Reserve

     Entitlements related to such unit or units and from the related

     Installed Capability Entitlement, Operable Capability Entitlement,

     Energy Entitlement, or AGC Entitlement.



1.73 OTHER HQ ENERGY is Energy purchased under the HQ Phase I Energy

     Contract which is classified as "Other Energy" under that contract.



1.74 PARTICIPANT is an eligible Entity (or group of Entities which has elected to be treated as a single Participant pursuant to Section 4.1)

     which is a signatory to this Agreement and has become a Participant in accordance with Section 3.1 until such time as such Entity's status as a Participant terminates pursuant to Section 21.2.



1.75 POOL-PLANNED FACILITY is a generation or transmission facility designated as "pool-planned" pursuant to Section 18.1.



1.76 POOL-PLANNED UNIT is one of the following units: New Haven Harbor

     Unit 1 (Coke Works), Mystic Unit 7, Canal Unit 2, Potter Unit 2, Wyman

     Unit 4, Stony Brook Units 1, 1A, 1B, 1C, 2A and 2B, Millstone Unit 3,

     Seabrook Unit 1 and Waters River Unit 2 (to the extent of 7 megawatts of its Summer Capability and 12 megawatts of its Winter Capability).



1.77 POWER YEAR is the period of twelve months commencing on November 1.



1.78 PRIOR NEPOOL AGREEMENT is the NEPOOL Agreement as in effect on

     December 1, 1996.



1.79 PROXY UNIT is a hypothetical electric generating unit which possesses a Winter Capability, equivalent forced outage rate, annual maintenance outage requirement, and seasonal derating determined in accordance with Section 12.2(a)(2).



1.80 PTF are the pool transmission facilities defined in Section 15.1,

     and any other new transmission facilities which the Regional

     Transmission Planning Committee determines, in accordance with criteria approved by the Management Committee and subject to review by the System Operator, should be included in PTF.



1.81 REGIONAL MARKET OPERATIONS COMMITTEE is the committee established pursuant to Section 10.



1.82 REGIONAL NETWORK SERVICE is the transmission service by that name provided pursuant to Section 14 of the Tariff.



1.83 REGIONAL TRANSMISSION OPERATIONS COMMITTEE is the committee established pursuant to Section 11.



1.84 REGIONAL TRANSMISSION PLANNING COMMITTEE is the committee established pursuant to Section 9.



1.85 RELATED PERSON of a Participant is either (i) a corporation,

     partnership, business trust or other business organization 10% or more of the stock or equity interest in which is owned directly or indirectly by, or is under common control with, the Participant, or

     (ii) a corporation, partnership, business trust or other business organization which owns directly or indirectly 10% or more of the stock or other equity interest in the Participant, or (iii) a corporation, partnership, business trust or other business organization 10% or more of the stock or other equity interest in which is owned directly or indirectly by a corporation, partnership,

     business trust or other business organization which also owns 10% or more of the stock or other equity interest in the Participant.



1.86 SCHEDULED DISPATCH PERIOD is the shortest period for which the

     System Operator performs and publishes a projected dispatch schedule based on projected Electrical Loads and actual Bid Prices and

     Participant-directed schedules for resources submitted in accordance with Section 14.2(d).



1.87 SECOND EFFECTIVE DATE is the date on which the provisions of Part

     Three of the Agreement (other than the Installed Capability

     Responsibility provisions of Section 12) shall become effective and shall be such date as the Commission may fix on its own or pursuant to a request of the Management Committee.



1.88 SERVICE AGREEMENT is the initial agreement and any amendments or supplements thereto entered into by the Transmission Customer and the

     System Operator for service under the Tariff.



1.89 SUMMER CAPABILITY of an electric generating unit or combination of units is the maximum dependable load carrying ability in Kilowatts of such unit or units (exclusive of capacity required for station use)

     during the Summer Period, as determined by the Regional Market

     Operations Committee in accordance with Section 10.13(f).



1.90 SUMMER PERIOD in each Power Year is the four-month period from June through September.



1.91 SYSTEM CONTRACT is any contract for the purchase of Installed

     Capability, Operable Capability, Energy, Operating Reserves and/or

     AGC, other than a Unit Contract or Firm Contract, pursuant to which the purchaser is entitled to a specifically determined or determinable amount of such Installed Capability, Operable Capability, Energy,

     Operating Reserves and/or AGC.



1.92 SYSTEM IMPACT STUDY is an assessment pursuant to Part V, VI or VII of the Tariff of (i) the adequacy of the NEPOOL Transmission System to accommodate a request for the interconnection of a new or materially changed generating unit or a new or materially changed interconnection to another Control Area or new Regional Network Service, Internal

     Point-to-Point Service or Through or Out Service, and (ii) whether any additional costs may be required to be incurred in order to provide the interconnection or transmission service.



1.93 SYSTEM OPERATOR is the central dispatching agency provided for in this Agreement which has responsibility for the operation of the

     NEPOOL Control Area from the NEPOOL control center and the administration of the Tariff.  The System Operator is the ISO.



1.94 TARGET AVAILABILITY RATE is the assumed availability of a type of generating unit utilized by the Management Committee in its determination pursuant to Section 6.14(e) of NEPOOL Objective

     Capability.



1.95 TARIFF is the NEPOOL Open Access Transmission Tariff set out in

     Attachment B to the Agreement, as modified and amended from time to time.



1.96 THIRD EFFECTIVE DATE is the date on which all Interchange

     Transactions shall begin to be effected on the basis of separate Bid

     Prices for each type of Entitlement.  The Third Effective Date shall be fixed at the discretion of the Management Committee to occur within six months to one year after the Second Effective Date, or at such later date as the Commission may fix on its own or pursuant to a request by the Management Committee.



1.97 THROUGH OR OUT SERVICE is the transmission service by that name provided pursuant to Section 18 of the Tariff.



1.98 TRANSITION PERIOD is the five-year period commencing on March 1,

     1997.



1.99 TRANSMISSION CUSTOMER is any Eligible Customer that (i) is a

     Participant which is not required to sign a Service Agreement with respect to a service to be furnished to it in accordance with Section

     48 of the Tariff or (ii) executes, on its own behalf or through its

     Designated Agent, a Service Agreement, or (iii) requests in writing,

     on its own behalf or through its Designated Agent, that NEPOOL file with the Commission a proposed unexecuted Service Agreement in order that the Eligible Customer may receive transmission service under the

     Tariff.



1.100TRANSMISSION PROVIDER is the Participants, collectively, which own

     PTF and are in the business of providing transmission service or provide service under a local open access transmission tariff, or in the case of a municipal Participant, would be required to do so if requested pursuant to the reciprocity requirements specified in the

     Tariff, or an individual such Participant, whichever is appropriate.



1.101UNIT CONTRACT is a purchase contract pursuant to which the purchaser is in effect currently entitled either (i) to a specifically determined or determinable portion of the Installed Capability of a specific electric generating unit or units, or (ii) to a specifically determined or determinable amount of Operable Capability, Energy,

     Operating Reserves and/or AGC if, or to the extent that, a specific electric generating unit or units is or can be operated.



1.102VOTING SHARE has the meaning specified in Section 6.3.



1.103WINTER CAPABILITY of an electric generating unit or combination of units is the maximum dependable load carrying ability in Kilowatts of such unit or units (exclusive of capacity required for station use)

     during the Winter Period, as determined by the Regional Market

     Operations Committee in accordance with Section 10.13(f).



1.104WINTER PERIOD in each Power Year is the seven-month period from

     November through May and the month of October.



1.10510-MINUTE SPINNING RESERVE in an hour are the following resources that are designated by the System Operator in accordance with market operation rules, as approved by the Regional Market Operations

     Committee, to be available to provide contingency protection for the system: (1) the Kilowatts of Operable Capability of an electric generating unit or units that are synchronized to the system, unloaded during all or part of the hour, and capable of providing contingency protection by loading to supply Energy immediately on demand,

     increasing the Energy output over no more than ten minutes to the full amount of generating capacity so designated, and sustaining such

     Energy output for so long as the System Operator determines in accordance with market operation rules approved by the Regional Market

     Operations Committee is necessary; and (2) any portion of the

     Electrical Load of a Participant that the System Operator is able to verify as capable of providing contingency protection by immediately on demand reducing Energy requirements within ten minutes and maintaining such reduced Energy requirements for so long as the System

     Operator determines in accordance with market operation rules approved by the Regional Market Operations Committee is necessary.



1.10610-MINUTE NON-SPINNING RESERVE in an hour are the following resources that are designated by the System Operator in accordance with market operation rules, as approved by the Regional Market

     Operations Committee, to be available to provide contingency protection for the system: (1) the Kilowatts of Operable Capability of an electric generating unit or units that are not synchronized to the system, during all or part of the hour, and capable of providing contingency protection by loading to supply Energy within ten minutes to the full amount of generating capacity so designated, and sustaining such Energy output for so long as the System Operator determines in accordance with market operation rules approved by the

     Regional Market Operations Committee is necessary; (2) any portion of a Participant's Electrical Load that the System Operator is able to verify as capable of providing contingency protection by reducing

     Energy requirements within ten minutes and maintaining such reduced

     Energy requirements for so long as the System Operator determines in accordance with market operations rules approved by the Regional

     Market Operations Committee is necessary; and (3) any other resources and requirements that were able to be designated for the hour as 10-

     Minute Spinning Reserve but were not designated by the System Operator for such purpose in the hour.



1.10730-MINUTE OPERATING RESERVE in an hour are the following resources that are designated by the System Operator in accordance with market operation rules, as approved by the Regional Market Operations

     Committee, to be available to provide contingency protection for the system:  (1) the Kilowatts of Operable Capability of an electric generating unit or units that are capable of providing contingency protection by loading to supply Energy within thirty minutes of demand at an output EQUAL TO its full amount of generating capacity so designated and sustaining such Energy output for so long as the System

     Operator determines in accordance with market operation rules approved by the Regional Market Operations Committee is necessary; (2) any portion of the Electrical Load of a Participant that the System

     Operator is able to verify as capable of providing contingency protection by reducing Energy requirements within thirty minutes and maintaining such reduced Energy requirements for so long as the System

     Operator determines in accordance with market operation rules approved by the Regional Market Operations Committee is necessary; and (3) any other resources and requirements that were able to be designated for the hour as 10-Minute Spinning Reserve or 10-Minute Non-Spinning

     Reserve but were not designated by the System Operator for such purposes in the hour.



1.10833RD AMENDMENT is the Thirty-Third Agreement Amending New England

     Power Pool Agreement dated as of December 1, 1996.



1.109MODIFICATION OF CERTAIN DEFINITIONS WHEN A PARTICIPANT PURCHASES A
     PORTION OF ITS REQUIREMENTS FROM ANOTHER PARTICIPANT PURSUANT TO FIRM CONTRACT


          Definitions marked by an asterisk (*) are modified as follows when a Participant purchases a portion of its requirements of electricity from another Participant pursuant to a Firm Contract:



          (a)  If the Firm Contract limits deliveries to a specifically stated number of Kilowatts and requires payment of a demand charge thereon (thus placing the responsibility for meeting additional demands on the purchasing Participant):



               (1)  in computing the ADJUSTED LOAD of the purchasing

                    Participant, the Kilowatts received pursuant to such

                    Firm Contract shall be deemed to be the number of

                    Kilowatts specified in the Firm Contract; and



               (2)  in computing the LOAD of the supplying Participant, the

                    Kilowatts delivered pursuant to such Firm Contract

                    shall be deemed to be the number of Kilowatts specified

                    in the Firm Contract.



          (b)  If the Firm Contract does not limit deliveries to a

               specifically stated number of Kilowatts, but entitles the

               Participant to receive such amounts of electricity as it may require to supply its electric needs (thus placing the

               responsibility for meeting additional demands on the

               supplying Participant):



               (1)  the INSTALLED CAPABILITY RESPONSIBILITY of the

                    purchasing Participant shall be EQUAL TO the amount of

                    its Installed Capability Entitlements;



               (2)  in computing the ADJUSTED LOAD of the purchasing

                    Participant, the Kilowatts received pursuant to such

                    Firm Contract shall be deemed to be a quantity R{l};

                    and



               (3)  in computing the LOAD of the supplying Participant, the

                    Kilowatts delivered pursuant to such Firm Contract

                    shall be deemed to be a quantity R{l}.



               The quantity R{l} equals (i) the Load of the purchasing

               Participant less (ii) the amount of the purchasing

               Participant's Installed Capability Entitlements multiplied by a fraction X wherein:
                             -
                             Y


                    X    is the maximum Load of the purchasing Participant

                         in the month, and



                    Y    is the NEPOOL Installed Capability Responsibility

                         multiplied by the purchasing Participant's

                         fraction P determined pursuant to Section

                         12.2(a)(1), computed as if the Firm Contract did

                         not exist.



     Terms used in this Agreement that are not defined above, or in the sections in which such terms are used, shall have the meanings customarily attributed to such terms in the electric power industry in

     New England.



                             SECTION 2

                     PURPOSE; EFFECTIVE DATES



2.1  PURPOSE.  This Restated NEPOOL Agreement is intended to provide for a restructuring of the New England Power Pool by modifying the pool's governance and market provisions to take account of a changed competitive environment, by modifying the transmission

     responsibilities of the Participants so that the pool will perform the functions of a regional transmission group and provide service to

     Participants and Non-Participants under a regional open access transmission tariff, and by providing for the activation of the ISO and the execution of a contract between the ISO and NEPOOL to define the ISO's responsibilities.



2.2  EFFECTIVE DATES; TRANSITIONAL PROVISIONS.  The provisions of Parts

     One, Two, Four and Five of this Agreement and the Tariff became effective on the First Effective Date and replaced on the First

     Effective Date the provisions of Sections 1-8, inclusive, 10, 11, 13,

     14.2, 14.3, 14.4 and 16 of the Prior NEPOOL Agreement.  The provisions of Sections 12.1(a), 12.2, 12.4 (as to Installed Capability only),

     12.5 and 12.7(a) of this Agreement became effective on April 1, 1998 and replaced on such date the provisions of Section 9 of the Prior

     NEPOOL Agreement.



     The effectiveness of the remaining Sections of this Restated NEPOOL

     Agreement shall be delayed pending the preparation of implementing criteria, rules and standards and computer programs.  These Sections shall become effective on the Second Effective Date and shall replace on the Second Effective Date the remaining provisions of the Prior

     NEPOOL Agreement, which shall continue in effect until the Second

     Effective Date.



     As provided in Section 14, certain portions of Section 14 which will become effective on the Second Effective Date will be superseded on the Third Effective Date by other portions of Section 14.



                            SECTION 3

                            MEMBERSHIP



3.1  MEMBERSHIP.  Those Entities which are Participants in NEPOOL on the

     First Effective Date shall continue to be Participants.



     Any other Entity may, upon compliance with such reasonable conditions as the Management Committee may prescribe, become a Participant by depositing a counterpart of this Agreement as theretofore amended,

     duly executed by it, with the Secretary of the Management Committee,

     accompanied by a certified copy of a vote of its board of directors,

     or such other body or bodies as may be appropriate, duly authorizing its execution and performance of this Agreement, and a check in payment of the application fee described below.



     Any such Entity which satisfies the requirements of this Section 3.1 shall become a Participant, and this Agreement shall become fully binding and effective in accordance with its terms as to such Entity,

     as of the first day of the second calendar month following its satisfaction of such requirements; provided that an earlier or later effective time may be fixed by the Management Committee with the concurrence of such Entity or by the Commission.



     The application fee to be paid by each Entity seeking to become a

     Participant shall be in addition to the annual fee provided by Section

     19.1 and shall be $500 or such other amount as may be fixed by the

     Management Committee.



3.2  OPERATIONS OUTSIDE THE CONTROL AREA.  Subject to the reciprocity requirements of the Tariff, if a Participant serves a Load, or has rights in supply or demand-side resources or owns transmission and/or distribution facilities, located outside of the NEPOOL Control Area,

     such Load and resources shall not be included for purposes of determining the Participant's rights, responsibilities and obligations under this Agreement, except that the Participant's Entitlements in facilities or its rights in demand side-resources outside the NEPOOL

     Control Area shall be included in such determinations if, to the extent, and while such Entitlements are used for retail or wholesale sales within the NEPOOL Control Area or such Entitlements or rights are designated by a Participant for purposes of meeting its obligations under Section 12 of this Agreement.



3.3  LACK OF PLACE OF BUSINESS IN NEW ENGLAND.  If and for so long as a

     Participant does not have a place of business located in one of the

     New England states, the Participant shall be deemed to irrevocably (1)

     submit to the jurisdiction of any Connecticut state court or United

     States Federal court sitting in Connecticut (the state whose laws govern this Agreement) over any action or proceeding arising out of or relating to this Agreement that is not subject to the exclusive jurisdiction of the Commission, (2) agree that all claims with respect to such action or proceeding may be heard and determined in such

     Connecticut state court or Federal court, (3) waive any objection to venue or any action or proceeding in Connecticut on the basis of FORUM

     NON CONVENIENS, and (4) agree that service of process may be made on the Participant outside Connecticut by certified mail, postage prepaid, mailed to the Participant at the address of its member on the

     Management Committee as set out in the NEPOOL roster or at the address of its principal place of business.



3.4  OBLIGATION FOR DEFERRED EXPENSES.  NEPOOL may provide for the deferral on the books of the Participants from time to time of capital or other expenditures, and the recovery of the deferred expenses in subsequent periods.  Any Entity which becomes a Participant during the recovery period for any such deferred expenses shall be obligated,

     together with the continuing Participants, for its share of the current and deferred expenses pursuant to Section 19.2.



3.5  FINANCIAL SECURITY. For an Entity applying to become a Participant or any continuing Participant that the Management Committee reasonably determines may fail to meet its financial obligations under the

     Agreement, the Management Committee may require reasonable credit review procedures which shall be made in accordance with standard commercial practices.  In addition, the Management Committee may prescribe for such Entity or Participant a requirement that the Entity or Participant provide and maintain in effect an irrevocable letter of credit as security to meet its responsibilities and obligations under the Agreement, or an alternative form of security proposed by the

     Entity or Participant and acceptable to the Management Committee and consistent with commercial practices established by the Uniform

     Commercial Code that protects the Participants against the risk of non-payment.



                             SECTION 4

                      STATUS OF PARTICIPANTS



4.1  TREATMENT OF CERTAIN ENTITIES AS SINGLE PARTICIPANT.  All Entities

     which are controlled by a single person (such as a corporation or a business trust) which owns at least seventy-five percent of the voting shares of, or equity interest in, each of them shall be collectively treated as a single Participant for purposes of this Agreement, if they each elect such treatment.  They are encouraged to do so.  Such an election shall be made in writing and shall continue in effect until revoked in writing.



     In view of the long-standing arrangements in Vermont, Vermont Electric

     Power Company, Inc. and any other Vermont electric utilities which elect in writing to be grouped with it shall be collectively treated as a single Participant for purposes of this Agreement.



4.2  PARTICIPANTS TO RETAIN SEPARATE IDENTITIES.  The signatories to this

     Agreement shall not become partners by reason of this Agreement or their activities hereunder, but as to each other and to third persons,

     they shall be and remain independent contractors in all matters relating to this Agreement.  This Agreement shall not be construed to create any liability on the part of any signatory to anyone not a party to this Agreement.  Each signatory shall retain its separate identity and, to the extent not limited hereby, its individual freedom in rendering service to its customers.



                              SECTION 5


          NEPOOL OBJECTIVES AND COOPERATION BY PARTICIPANTS



5.1  NEPOOL OBJECTIVES.  The objectives of NEPOOL are, through joint planning, central dispatching, cooperation in environmental matters and coordinated construction, central dispatch by the System Operator of the operation and coordinated maintenance of electric supply and demand-side resources and transmission facilities, the provision of an open access regional transmission tariff and the provision of a means for effective coordination with other power pools and utilities situated in the United States and Canada,



          (a)  to assure that the bulk power supply of the NEPOOL Control

               Area conforms to proper standards of reliability;



          (b)  to create and maintain open, non-discriminatory,

               competitive, unbundled markets for Energy, capacity, and

               ancillary services that function efficiently in a changing electric power industry and have access to regional

               transmission at rates that do not vary with distance;



          (c)  to attain maximum practicable economy, consistent with proper standards of reliability and the maintenance of

               competitive markets, in such bulk power supply; and



          (d)  to provide access to competitive markets within the NEPOOL

               Control Area and to neighboring regions;



     and to provide for equitable sharing of the resulting

     responsibilities, benefits and costs.



5.2  COOPERATION BY PARTICIPANTS.  In order to attain the objectives of

     NEPOOL set forth in Section 5.1, each Participant shall observe the provisions of this Agreement in good faith, shall cooperate with all other Participants and shall not either alone or in conjunction with one or more other Entities take advantage of the provisions of this

     Agreement so as to harm another Participant or to prejudice the position of any Participant in the electric power business.



     Until the Second Effective Date, in order to assure the equitable sharing among the Participants of the benefits contemplated by this

     Agreement, no Participant shall participate, except pursuant to this

     Agreement, in any transaction with one or more other Participants or other Entities if such transaction involves an economy interchange arrangement.  The foregoing restriction shall not, however, apply to an economy interchange or other similar arrangement between or among a

     Participant and one or more Entities which are not Participants if,

     and to the extent that, such arrangement is consistent with attainment of the objectives stated in Section 5.1 and with the Participant's obligations under this Agreement.



                                 PART TWO

                                GOVERNANCE



                                 SECTION 6

                           MANAGEMENT COMMITTEE



6.1  MEMBERSHIP.  There shall be a Management Committee which shall be constituted as follows:  each Participant shall appoint and be represented by one member of the Management Committee.



6.2  TERM OF MEMBERS.  Each member of the Management Committee shall hold office until such member is replaced by the Participant which appointed the member or until such Participant ceases to be a

     Participant.  Replacement of a member shall be effected by delivery by a Participant of written notice of such replacement to the Secretary of the Management Committee.



6.3  VOTES.  Each member of the Management Committee shall have a Voting

     Share in any month entitling the member to cast, on behalf of the

     Participant which the member represents, votes representing the percentage to which the member's Participant is entitled of the aggregate Voting Shares of all Participants for the month. The percentage of the aggregate Voting Shares of all Participants to which a Participant is entitled in any month shall be determined in accordance with the following formula:

     V= .15833 ( P ) + .15833 ( E ) + .15833 ( C ) + .15833 ( X )
                ---            ---            ---            ---
                 P{1}           E{1}           C{1}           X{1}


     +  .15833 ( M ) + .15833 ( R ) + .05 ( Y )
                ---            ---         ---
                 M{1}           R{1}        Y{1}



in which



     V    =    the Participant's Voting Share as a percentage of the

               aggregate Voting Shares of all Participants;



     P    =    the average for each of the most recently completed twelve months of the Participant's maximum Load during any clock

               hour in a month;



     P{1} =    the average of the sums for each of the most recently

               completed twelve months of the noncoincidental maximum Load during any clock hour in a month of all Participants;



     E    =    the average for the most recently completed twelve months of the sum for each month of the Participant's Load for each

               hour of the month PLUS any kilowatthours delivered during

               the month to loads classified as interruptible under market operation rules approved by the Regional Market Operations

               Committee;



     E{1} =    the average for the most recently completed twelve months of the sum for each month of the Loads of all Participants for each hour of the month PLUS any kilowatthours delivered

               during the month to loads classified as interruptible under market operation rules approved by the Regional Market

               Operations Committee.



     C    =    the average in megawatts for the most recently completed

               twelve months of the sum for each month of the Generation

               Ownership Shares, as defined in this Section, of the

               Participant;



     C{1} =    the average in megawatts for the most recently completed

               twelve months of the sum for each month of the Generation

               Ownership Shares of all Participants;



     X    =    the average for the most recently completed twelve months of the sum for each month of (i) a number of kilowatthours

               EQUAL TO the Kilowatts of the Participant's Generation

               Ownership Shares, TIMES the number of hours in the month,

               PLUS (ii) the number of kilowatthours that the Participant was entitled to receive in each hour with respect to its

               Energy Entitlements under Unit Contracts or System Contracts

               TIMES, in the case of each contract, the number of hours the contract was in effect in the month, as computed without

               giving effect to any resale in whole or part of any such

               Energy Entitlement;



     X{1} =   the average for the most recently completed twelve months of the sum for each month of (i) a number of kilowatthours EQUAL TO the

              Kilowatts of the Generation Ownership Shares of all Participants,

              TIMES the number of hours in the month, PLUS (ii) the number of kilowatthours that all Participants were entitled to receive in each hour with respect to their Energy Entitlements under Unit

              Contracts or System Contracts TIMES, in the case of each

              contract, the number of hours the contract was in effect in the month, as computed without giving effect to any resale in whole or part of any such Energy Entitlement;



     M    =    the circuit miles of the Participant's Transmission

               Ownership Shares, as defined in this Section, of PTF

               transmission lines TIMES, in the case of each line, the

               nominal operating voltage of the line;



     M{1} =    the aggregate of the circuit miles of the Transmission

               Ownership Shares of PTF transmission lines of all

               Participants TIMES, in the case of each line, the nominal

               operating voltage of the line;



     R    =    the Annual Transmission Revenue Requirements of the

               Participant's PTF as of the beginning of the current

               calendar year as determined in accordance with Attachment F to the Tariff except that 1) such Revenue Requirements shall not be reduced by the transmission support revenue received as described in Section I of that Attachment and 2) such

               Revenue Requirements shall not include transmission support payments as described in Section J of that Attachment for

               support arrangements which were entered into after December

               31, 1996;



     R{1} =    the aggregate Annual Transmission Revenue Requirements of

               the PTF of all Participants as of the beginning of the

               current calendar year as determined in accordance with

               Attachment F to the Tariff, except that 1) such Revenue

               Requirements shall not be reduced by the transmission

               support revenue received as described in Section I of that

               Attachment and 2) such Revenue Requirements shall not

               include transmission support payments as described in

               Section J of that Attachment for support arrangements which were entered into after December 31, 1996;



     Y    =    1; and



     Y{1} =    the number of NEPOOL Participants at the beginning of the

               month;



PROVIDED, HOWEVER, that a Participant and its Related Persons may not have aggregate Voting Shares exceeding 25% of the aggregate Voting Shares to which all Participants are entitled.  If the aggregate Voting Shares of a

Participant and its Related Persons would be in excess of 25% if it were not for this limitation, the remaining Voting Shares to which such

Participant and its Related Persons would otherwise be entitled shall be allocated to the other Participants on a pro rata basis.



For purposes of the preceding formula (i) if an Entity has been a

Participant for less than twelve months, the amounts to be taken into account for purposes of "P", "E", "C" and "X" in the formula shall be for the period during which the Entity has been a Participant; (ii) for purposes of "X" and "X{1}" in the formula, the number of kilowatthours to be taken into account with respect to the HQ Phase II Firm Energy Contract for each Participant which has a share in the HQ Phase II Firm Energy

Contract shall be computed on the basis of the number of Kilowatts of its

HQ Interconnection Capability Credit, if any, for the month; and (iii) for purposes of "X" and "X{1}" in the formula, the number of kilowatthours to be taken into account with respect to an Energy Entitlement under a Unit

Contract or System Contract, other than the HQ Phase II Firm Energy

Contract, under which a Participant is entitled to receive Energy from outside the NEPOOL Control Area shall be computed on the basis of the number of Kilowatts of Installed Capability credit, or Monthly Peak reduction, for which the Participant is given credit in determining whether it has satisfied its Installed Capability Responsibility pursuant to

Section 12.



In the event a Participant both participates in the wholesale bulk power market and owns PTF, the member appointed by the Participant shall be entitled to divide the member's vote, as determined in accordance with this

Section, on any matter on the basis specified by it in a notice given to the Secretary of the Management Committee at or prior to the meeting at which the vote is to be cast, to reflect its market and transmission interests.  In such case the portion of the member's vote reflecting its transmission interest may be cast by the member's alternate.



For purposes of this Section, the Generation Ownership Shares of a

Participant means and includes:



     (A)  the direct ownership interest which the Participant has as a sole or joint owner in the Installed Capability of a generating unit which is subject to NEPOOL central dispatch in accordance with

          Section 13.2;



     (B)  the indirect ownership interest which the Participant has, as a shareholder in Vermont Yankee Nuclear Power Corporation or a similar corporation, or as a general or limited partner in Ocean

          State Power or a similar partnership, in the Installed Capability of a generating unit which is subject to NEPOOL central dispatch in accordance with Section 13.2, provided the corporation or partnership is itself not a Participant;



     (C)  any other interest which the Participant has in the Installed

          Capability of a generating unit which is subject to NEPOOL central dispatch in accordance with Section 13.2, under a lease or other contractual arrangement, provided the other party to the arrangement is itself not a Participant and the Management

          Committee determines, at the request of the affected Participant,

          that the Participant has benefits and rights, and assumes risks,

          under the arrangement with respect to the unit which are

          substantially equivalent to the benefits, rights and risks of an owner; and



     (D)  an interest which the Participant shall be deemed to have in the direct ownership interest, or the indirect ownership interest as a shareholder or general or limited partner, of a Related Person of the Participant in the Installed Capability of a generating unit which is subject to NEPOOL central dispatch in accordance with Section 13.2, provided the Related Person is itself not a

          Participant.



For purposes of this Section, the Transmission Ownership Shares of a

Participant means and includes:



     (W)  the direct ownership interest which the Participant has as a sole or joint owner of PTF;



     (X)  the indirect ownership interest which the Participant has, as a shareholder in a corporation, or as a general or limited partner in a partnership, in PTF owned by such corporation or

          partnership, provided the corporation or partnership is not itself a Participant;



     (Y)  any other interest which the Participant has in PTF under a lease or other contractual arrangement, provided the other party to the arrangement is not itself a Participant and the Management

          Committee determines, at the request of the affected Participant,

          that the Participant has benefits and rights, and assumes risks,

          under the arrangement with respect to the PTF which are

          substantially equivalent to the benefits, rights and risks of an owner; and



     (Z)  an interest which the Participant shall be deemed to have in the direct ownership interest, or the indirect ownership interest as a shareholder or general or limited partner, of a Related Person of the Participant in PTF, provided the Related Person is itself not a Participant.



6.4  NUMBER OF VOTES NECESSARY FOR ACTION.  Actions of the Management

     Committee shall be effected only upon an affirmative vote of members having at least 66% of the aggregate Voting Shares to which all members are entitled; PROVIDED, HOWEVER, that the negative votes of any three or more members representing Participants which are not

     Related Persons of each other and which have at least 20% of the aggregate Voting Shares to which all members are entitled shall defeat any proposed action.  In determining whether the negative vote total specified above has been reached, the following limitation shall be applied:  if the member or members representing any Participant and its Related Persons would be entitled to cast against the proposed action more than 18% of the aggregate Voting Shares to which all members are entitled, such member or members shall be entitled to vote negatively only 18% of such aggregate Voting Shares.



6.5  PROXIES.  The vote of any member of the Management Committee or the member's alternate may be cast by another person pursuant to a written proxy dated not more than one year previous to the meeting and delivered to the Secretary of the Management Committee at or prior to the meeting at which the proxy vote is cast.



6.6 ALTERNATES.  A Participant may designate, by a written notice delivered to the Secretary of the Management Committee, an alternate for a member of the Management Committee appointed by it.  In the absence of the member, the alternate shall have all the powers of the member, including the power to vote.



6.7  OFFICERS.  At its annual meeting, the Management Committee shall elect from among its members a Chair and a Vice-Chair; it shall also elect a Secretary who need not be a member.  These officers shall have the powers and duties usually incident to such offices.



6.8  MEETINGS.  The Management Committee shall hold its annual meeting in

     December at such time and place as the Chair shall designate and shall hold other meetings in accordance with a schedule adopted by the

     Management Committee or at the call of the Chair.  One or more members who represent Participants having in the aggregate at least 3% of the aggregate Voting Shares of all Participants may call a special meeting of the Management Committee in the event that the Chair shall fail to call such a meeting within three business days following the Chair's receipt from such member or members of a request specifying the subject matters to be acted upon at the meeting.



6.9  NOTICE OF MEETINGS.  Written notice of each meeting of the

     Management Committee shall be given to each member not less than five business days prior to the date of the meeting, which notice shall specify the principal subject matter expected to be acted upon at the meeting.



6.10 ADOPTION OF BUDGETS.  At each annual meeting, the Management

     Committee shall adopt a NEPOOL budget for the ensuing calendar year.

     In adopting budgets the Management Committee shall give due consideration to the budgetary requests of each committee and shall include the budget of the ISO as determined in accordance with

     NEPOOL's contract between NEPOOL and the ISO.  The Management

     Committee may modify any NEPOOL budget from time to time after its adoption and shall modify the NEPOOL budget if and as required to support changes to the ISO budget adopted in accordance with the contract between NEPOOL and the ISO.



6.11 ADOPTION OF BYLAWS.  The Management Committee may adopt bylaws,

     consistent with this Agreement, governing procedural matters including the conduct of its meetings and those of the other committees.



6.12 ESTABLISHING RELIABILITY STANDARDS.  It shall be the duty of the

     Management Committee, after review of reports or actions of the System

     Operator and the Market Reliability Planning Committee and Regional

     Transmission Planning Committee and such other matters as the

     Management Committee deems pertinent, to establish or approve proper standards of reliability for the bulk power supply of NEPOOL.  Such standards shall be consistent with the directives of the North

     American Electric Reliability Council and the Northeast Power

     Coordinating Council and shall be reviewed periodically by the

     Management Committee and revised as the Management Committee deems appropriate.



6.13 APPOINTMENT AND COMPENSATION OF NEPOOL PERSONNEL.  The Management

     Committee shall determine what personnel are desirable for the effective operation and administration of NEPOOL and shall fix or authorize the fixing of the compensation for such persons.



6.14 DUTIES AND AUTHORITY.



          (a)  The Management Committee shall have the duty and requisite authority to administer, enforce and interpret the

               provisions of this Agreement in order to accomplish the

               objectives of NEPOOL including the making of any decision or determination necessary under any provision of this

               Agreement and not expressly specified to be decided or

               determined by any other body.



          (b)  The Management Committee shall have the authority to provide for such facilities, materials and supplies as the

               Management Committee may determine are necessary or

               desirable to carry out the provisions of this Agreement.



          (c)  The Management Committee shall have, in addition to the authority provided in Section 6.12, the authority, after

               consultation with other NEPOOL committees and the System

               Operator, to establish or approve consistent standards with respect to any aspect of arrangements between Participants and Non-Participants which it determines may adversely

               affect the reliability of NEPOOL, and to review such

               arrangements to determine compliance with such standards.



          (d)  The Management Committee, or its designee, shall have the authority to act on behalf of all Participants in carrying out any action properly taken pursuant to the provisions of this Agreement.  Without limiting the foregoing general

               authority, the Management Committee, or its designee, shall have the authority on behalf of all Participants to execute any contract, lease or other instrument which has been

               properly authorized pursuant to this Agreement including,

               but not limited to, one or more contracts with the ISO, and to file with the Commission and other appropriate regulatory bodies:  (i) this Agreement and documents amending or

               supplementing this Agreement, including the Tariff, (ii)

               contracts with Non-Participants or the ISO, and (iii)

               related tariffs, rate schedules and certificates of

               concurrence.  The Management Committee shall, in addition,

               have the authority to represent NEPOOL in proceedings before the Commission.



          (e)  The Management Committee shall have the duty and requisite authority, after consultation with other NEPOOL committees and the System Operator, to fix the NEPOOL Objective

               Capability for each month of each Power Year prior to the

               beginning of the Power Year and thereafter to review at

               least annually the anticipated Load of the NEPOOL

               Participants and NEPOOL Installed Capability for each month of such Power Year and to make such adjustments in the

               NEPOOL Objective Capability as the Management Committee may

               determine on the basis of such review.  Since changes in the circumstances which must be assumed by the Management

               Committee in fixing NEPOOL Objective Capability for a future period can significantly affect the required level of NEPOOL

               Objective Capability for that period, the Management

               Committee shall, where appropriate, also determine the

               effect on NEPOOL Objective Capability of significant changes in circumstances from those assumed, either by fixing

               alternative NEPOOL Objective Capabilities, or by adopting

               adjustment factors or formulas.



          (f)  The Management Committee shall have the duty and requisite authority to establish or approve schedules fixing the

               amounts to be paid by Participants and Non-Participants to permit the recovery of expenses incurred in furnishing some or all of the services furnished by NEPOOL either directly or through the System Operator.



          (g)  The Management Committee shall have the duty and requisite authority to provide for the sharing by Participants, on

               such basis as the Management Committee may deem appropriate,

               of payments and costs which are not otherwise reimbursed

               under this Agreement and which are incurred by Participants or under arrangements with Non-Participants and approved or authorized by the Committee as necessary in order to meet or avoid short-term deficiencies in the amount of resources

               available to meet the pool's reliability objectives.



          (h)  The Management Committee shall have the authority, at the time that it acts on an Entity's application pursuant to

               Section 3.1 to become a Participant, to waive, conditionally or unconditionally, compliance by such Entity with one or

               more of the obligations imposed by this Agreement if the

               Management Committee determines that such compliance would be unnecessary or inappropriate for such Entity and the

               waiver for such Entity will not impose an additional burden on other Participants.



          (i)  Until the Second Effective Date, the Management Committee

               shall have the duty and requisite authority to determine

               which generating facilities should be equipped for Automatic

               Generation Control in order to maintain proper frequency for the interconnected bulk power system of the Participants and to control power flows on interconnections between

               Participants and non-Participants.  The Management Committee

               shall establish a system for sharing by the Participants

               until the Second Effective Date, on such basis as the

               Committee may deem appropriate, of the costs, including loss of generator efficiency, that are incurred by Participants in installing, maintaining and operating Automatic

               Generation Control equipment required by the Committee and are not otherwise reimbursed under this Agreement.



          (j)  The Management Committee shall have the duty and requisite authority to act on appeals to it from the actions of other

               NEPOOL committees and to appoint a special committee to

               administer NEPOOL's alternate dispute resolution procedures or to take any other action if it determines that such

               action is necessary or appropriate to achieve a prompt

               resolution of disputes under the provisions of Section 21.1.



          (k)  The Management Committee shall have such further powers and duties as are conferred or imposed upon it by other sections of this Agreement.



6.15 ATTENDANCE OF MEMBERS OF MANAGEMENT COMMITTEE AT OTHER COMMITTEE

     MEETINGS.  Each member of the Management Committee or that member's designee shall be entitled to attend any meeting of any other NEPOOL committee, and shall have a reasonable opportunity to express views on any matter to be acted upon at the meeting.



                                SECTION 7

                           EXECUTIVE COMMITTEE



7.1  ORGANIZATION.  There shall be an Executive Committee which shall have all the powers and duties of the Management Committee (except as provided below), subject to appeal to the Management Committee

     pursuant to the provisions of Section 7.11.   Between meetings of the

     Management Committee, the Executive Committee shall exercise the powers and perform the duties of the Management Committee.  The

     Executive Committee shall not have any of the powers or duties of the

     Management Committee under Sections 6.7 and 6.10, except that the

     Executive Committee shall have the power of the Management Committee to modify from time to time an overall NEPOOL annual budget adopted by the Management Committee, subject to the limitation that the aggregate amount of net increase in an overall budget which may be effected by the Executive Committee for any year shall not exceed 10% of the budget initially adopted by the Management Committee.



7.2  MEMBERSHIP.  The Executive Committee shall be constituted as follows:  the ISO shall have the right to appoint a non-voting member of the Committee; each Participant whose Voting Share equals or exceeds 3% of the aggregate Voting Shares of all Participants shall have the right to appoint a voting member of the Committee; the remaining Participants whose Voting Shares are less than 3% of the aggregate Voting Shares of all Participants shall be divided into the following five groups, with each having the right to appoint one voting member of the Committee:



               (a)  One group consisting of the remaining Participants

                    which are municipally-owned and cooperatively-owned

                    utilities;



               (b)  One group consisting of the remaining Participants

                    which are not subject to traditional utility rate

                    regulation and which are engaged in the NEPOOL Control

                    Area principally in the business of owning or operating

                    generation facilities and selling the output of such

                    generation;



               (c)  One group consisting of the remaining Participants

                    which are not subject to traditional utility rate

                    regulation and which are engaged in the NEPOOL Control

                    Area principally in a business other than the business

                    of owning or operating generation or PTF facilities and

                    selling the output of such generation;



               (d)  One group consisting of the remaining Participants, if any, which (i) own PTF, (ii) are not engaged in

                    electric generation or distribution and do not

                    participate in the wholesale bulk power market, and

                    (iii) are not Related Persons of any other Participant;

                    and



               (e)  One group consisting of the remaining Participants

                    which are investor-owned utilities subject to

                    traditional rate regulation or other Entities which do

                    not qualify to be included in any of the other four

                    groups.



     Notwithstanding the foregoing, any such Participant may elect to join a different group than the one to which it would be assigned under the foregoing provisions if this is acceptable to the members of the group it elects to join.  In the event any Participant is a Related Person of another Participant which has the individual right to appoint a member of the Committee on the basis of its individual Voting Share,

     the Participant shall be represented on the Committee by the member appointed by the Participant which is its Related Person and shall not be assigned to any of the five groups.



7.3  TERM OF MEMBERS.  The member of the Executive Committee appointed by the ISO shall serve until replaced by the ISO.  Members of the

     Executive Committee appointed by a Participant or group of

     Participants shall serve until replaced by the Participant or

     Participants which appointed them or until such Participant or

     Participants shall lose their status as Participants or otherwise lose their right to appoint the member.  Appointment or replacement of a member shall be effected by the ISO or a Participant or group of

     Participants by giving written notice of such appointment or replacement to the Secretary of the Executive Committee.



7.4  ALTERNATES.  The ISO or a Participant or group of Participants may designate, by a written notice given to the Secretary of the Executive

     Committee, an alternate for any member of the Executive Committee appointed by the ISO or such Participant or group of Participants.  In the absence of the member, the alternate shall have all the powers of the member, including the power to vote.



7.5  VOTES.  Each voting member of the Executive Committee shall have one vote, which may be cast in person by the member or the member's alternate or by another person pursuant to a written proxy dated not more than one year previous to the meeting and delivered to the

     Secretary of the Executive Committee at or prior to the meeting at which the proxy vote is cast.  If a Participant which has the individual right to appoint a member of the Executive Committee both participates in the wholesale bulk power market and owns PTF, the member appointed by the Participant shall be entitled to divide the member's vote on the basis specified in a notice given by it to the

     Secretary of the Committee at or prior to the meeting at which the vote is to be cast, to reflect the Participant's market and transmission interests.  In such case the portion of the Participant member's vote reflecting its transmission interest may be cast by the member's alternate.



     A voting member appointed by a group may divide the member's vote on the basis specified in a notice given by it to the Secretary of the

     Committee at or prior to the meeting at which the vote is to be cast,

     to reflect the different positions of the members of the group.



7.6  NUMBER OF VOTES NECESSARY FOR ACTION.  The adoption of actions by the Executive Committee shall require affirmative votes by voting members aggregating at least 60% of the number of votes which the voting members in attendance at a meeting at which a quorum is present are entitled to cast.  A majority of the voting members at any time shall constitute a quorum.



7.7  OFFICERS.  At its annual meeting, the Executive Committee shall elect from its voting members a Chair and a Vice-Chair; it shall also elect a Secretary who need not be a member.  These officers shall have the powers and duties usually incident to such offices.



7.8  MEETINGS.  The Executive Committee shall hold its annual meeting in

     December or January at such time and place as the Chair shall designate and shall hold other meetings in accordance with a schedule adopted by the Executive Committee or at the call of the Chair.  Any two members may call a special meeting of the Executive Committee in the event that the Chair shall fail to call such a meeting within three business days following the Chair's receipt from such members of a request specifying the subject matters to be acted upon at the meeting.  Any regular or special meeting of the Executive Committee may be conducted by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.



7.9  NOTICE OF MEETINGS.  Written notice of each meeting of the Executive

     Committee shall be given to each member of the Committee and each member of the Management Committee not less than three business days prior to the date of the meeting.  The notice shall specify the principal subject matter expected to be acted upon at the meeting.



7.10 NOTICE TO MEMBERS OF MANAGEMENT COMMITTEE OF ACTIONS BY EXECUTIVE

     COMMITTEE.  Prior to the end of the fifth business day following a meeting of the Executive Committee, the Secretary of the Executive

     Committee shall give written notice to the ISO and each member of the

     Management Committee of any action taken by the Executive Committee at such meeting.



7.11 APPEAL OF ACTIONS TO MANAGEMENT COMMITTEE.  The ISO or any

     Participant may appeal to the Management Committee any action taken by the Executive Committee.  Such an appeal shall be taken prior to the end of the tenth business day following the meeting of the Executive

     Committee to which the appeal relates by giving to the Secretary of the Management Committee a signed and written notice of appeal and by mailing a copy of the notice to the ISO and each member of the

     Management Committee.  Pending action on the appeal by the Management

     Committee, the giving of a notice of appeal as aforesaid shall suspend the action appealed from.



                                SECTION 8

                  MARKET RELIABILITY PLANNING COMMITTEE



8.1  ORGANIZATION.  There shall be a Market Reliability Planning

     Committee which shall have the responsibilities specified in Section

     8.11.  It may provide from time to time for the creation of one or more Functional Planning Committees to act in particular functional planning areas and to exercise such of the Market Reliability Planning

     Committee's responsibilities as it may delegate to them.



8.2  MEMBERSHIP.  The Market Reliability Planning Committee shall be constituted as follows:  the ISO shall have the right to appoint a non-voting member of the Committee; each Participant whose Voting

     Share equals or exceeds 3% of the aggregate Voting Shares of all

     Participants shall have the right to appoint a voting member of the

     Committee; the remaining Participants shall be divided into the following five groups, with each having the right to appoint one voting member of the Committee:



          (a)  One group consisting of the remaining Participants which are municipally-owned and cooperatively-owned utilities;



          (b)  One group consisting of the remaining Participants which are not subject to traditional utility rate regulation and which are engaged in the NEPOOL Control Area principally in the

               business of owning or operating generation facilities and

               selling the output of such generation;



          (c)  One group consisting of the remaining Participants which are not subject to traditional utility rate regulation and which are engaged in the NEPOOL Control Area principally in a

               business other than the business of owning or operating

               generation or PTF facilities and selling the output of such generation;



          (d)  One group consisting of the remaining Participants, if any,

               which (i) own PTF, (ii) are not engaged in electric

               generation or distribution and do not participate in the

               wholesale bulk power market, and (iii) are not Related

               Persons of any other Participant; and



          (e)  One group consisting of the remaining Participants which are investor-owned utilities subject to traditional rate

               regulation or other Entities which do not qualify to be

               included in any of the other four groups.



     Notwithstanding the foregoing, any such Participant may elect to join a different group than the one to which it would be assigned under the foregoing provisions if this is acceptable to the members of the group it elects to join.  In the event any Participant is a Related Person of another Participant which has the individual right to appoint a member of the Committee, the Participant shall be represented in the

     Committee by the member appointed by the Participant which is its

     Related Person and shall not be assigned to any of the five groups.



8.3  TERM OF MEMBERS.  The member of the Market Reliability Planning

     Committee appointed by the ISO shall serve until replaced by the ISO.

     Members of the Market Reliability Planning Committee appointed by a

     Participant or group of Participants shall serve until replaced by the

     Participant or Participants which appointed them or until such

     Participant or Participants cease to be Participants or otherwise lose their right to appoint the member.  Appointment or replacement of a member shall be effected by the ISO or a Participant or group of

     Participants by giving written notice of such appointment or replacement to the Secretary of the Market Reliability Planning

     Committee.



8.4  VOTING.  Each voting member of the Market Reliability Planning

     Committee shall have one vote which may be cast in person by the member or the member's alternate or by another person pursuant to a written proxy dated not more than one year previous to the meeting and delivered to the Secretary of the Market Reliability Planning

     Committee at or prior to the meeting at which the proxy vote is cast.

     If a Participant which has the individual right to appoint a voting member of the Market Reliability Planning Committee both participates in the wholesale bulk power market and owns PTF, the member appointed by the Participant shall be entitled to divide the member's vote on the basis specified in a notice given by it to the Secretary of the

     Committee at or prior to the meeting at which the vote is to be cast,

     to reflect the Participant's market and transmission interests.  In such case the portion of the member's vote reflecting its transmission interest may be cast by the member's alternate.



     The voting member appointed by a group may divide the member's vote on the basis specified in a notice given by it to the Secretary of the

     Committee at or prior to the meeting at which the vote is to be cast,

     to reflect the different positions of the members of the group.



     The adoption of actions by the Market Reliability Planning Committee shall require affirmative votes by voting members aggregating at least

     60% of the number of votes which the members in attendance at a meeting at which a quorum is present are entitled to cast.  A majority of the voting members at any time shall constitute a quorum.



8.5  ALTERNATES.  The ISO or a Participant or group of Participants may designate, by a written notice given to the Secretary of the Market

     Reliability Planning Committee, an alternate for the member of the

     Market Reliability Planning Committee appointed by the ISO or such

     Participant or group of Participants.  In the absence of the member,

     the alternate shall have all the powers of the member, including the power to vote.



8.6  OFFICERS.  At its annual meeting, the Market Reliability Planning

     Committee shall elect from its voting members a Chair and a Vice-

     Chair; it shall also elect a Secretary who need not be a member of the

     Committee.  These officers shall have the powers and duties usually incident to such offices.



8.7  MEETINGS.  The Market Reliability Planning Committee shall hold its annual meeting in December or January at such time and place as the

     Chair shall designate and shall hold other meetings in accordance with a schedule adopted by the Committee or at the call of the Chair.  Any two members may call a special meeting of the Market Reliability

     Planning Committee in the event that the Chair shall fail to call such a meeting within three business days following the Chair's receipt from such members of a request specifying the subject matters to be considered at the meeting.  Any regular or special meeting of the

     Market Reliability Planning Committee may be conducted by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.



8.8  NOTICE OF MEETINGS.  Written notice of each meeting of the Market

     Reliability Planning Committee shall be given to each member not less than five business days prior to the date of the meeting.  The principal subject matter expected to be acted upon at a meeting shall be specified in the notice of the meeting whenever the meeting is not held in accordance with the schedule adopted by the Committee.



8.9  NOTICE TO MEMBERS OF MANAGEMENT COMMITTEE.  Prior to the end of the

     fifth business day following a meeting of the Market Reliability

     Planning Committee, the Secretary of the Market Reliability Planning

     Committee shall give written notice to the ISO and each member of the

     Management Committee of any action taken by the Market Reliability

     Planning Committee at such meeting.



8.10 APPEAL OF ACTIONS TO MANAGEMENT COMMITTEE.  The ISO or any

     Participant may appeal to the Management Committee any action taken by the Market Reliability Planning Committee.  Such an appeal shall be taken prior to the end of the tenth business day following the meeting of the Market Reliability Planning Committee to which the appeal relates by giving to the Secretary of the Management Committee a signed and written notice of appeal and by mailing a copy of the notice to the ISO and each member of the Management Committee.

     Pending action on the appeal by the Management Committee, the giving of a notice of appeal as aforesaid shall suspend the action appealed from.



8.11 RESPONSIBILITIES. The Market Reliability Planning Committee shall be responsible, either directly or through its Functional Planning

     Committees, and in conjunction with the ISO and the Regional

     Transmission Planning Committee, as appropriate, for the following:



          (a)  providing overall direction to, and coordination of, joint studies of supply and demand-side resources and

               environmental considerations in order to achieve the

               objectives of NEPOOL;



          (b)  recommending to the Management Committee the NEPOOL

               Objective Capability for each Power Year;



          (c)  periodically reviewing the procedures used to calculate

               NEPOOL Installed Capability, NEPOOL Objective Capability and

               NEPOOL Capability Responsibility;



          (d)  causing to be prepared periodic short and long term load forecasts for use in NEPOOL studies and operations and to

               meet requirements of regulatory agencies;



          (e)  overseeing communications and liaison between NEPOOL and governmental authorities on power supply, environmental and load forecasting issues;



          (f)  coordinating the collection and exchange of necessary system data and future plans for use in NEPOOL planning and to meet requirements of regulatory agencies;



          (g)  following appropriate studies, recommending to the

               Management Committee reliability standards for the bulk

               power system of NEPOOL; and



          (h)  coordinating the review of proposed supply and demand-side resource plans of Participants pursuant to Section 18.4 and the submission of recommendations to the Management

               Committee regarding such proposed plans.



8.12 FUNCTIONAL PLANNING COMMITTEES.  The Market Reliability Planning

     Committee's Functional Planning Committees shall remain subject to policy-level direction and control by the Market Reliability Planning

     Committee.  Functional Planning Committees may participate in joint studies with each other and with other NEPOOL committees or task forces, but shall submit reports and recommendations directly to the

     Management Committee only pursuant to the request of the Market

     Reliability Planning Committee.



     The members of each Functional Planning Committee shall be appointed in the same manner as the members of the Market Reliability Planning

     Committee, and, if requested by the ISO, shall include a non-voting member appointed by the ISO.  The Chair, Vice-Chair and Secretary of

     each Functional Planning Committee shall be appointed in accordance with procedures specified by the Market Reliability Planning

     Committee.



     Except as expressly directed by the Market Reliability Planning

     Committee, its Functional Planning Committees shall be study, research and deliberative bodies and shall not resolve by vote differences of opinion as to proposed plans or other matters on which they may make reports or recommendations.  Functional Planning Committees shall regularly report the results of their work to the Market Reliability

     Planning Committee, and whenever a Functional Planning Committee is unable to reach a consensus resolution of a policy issue, that issue shall be reported to the Market Reliability Planning Committee.

     Functional Planning Committee reports shall contain such personal opinions and conclusions as any member may request.  Where a vote of a

     Functional Planning Committee is required for election of officers or other organizational matters, the action shall be effective only upon an affirmative vote of 60% of the voting members present at the meeting.



8.13 APPOINTMENT OF TASK FORCES.  The Market Reliability Planning

     Committee and its Functional Planning Committees shall have the authority, within the Market Reliability Planning Committee's budget or with the approval of the Management Committee if beyond its budget,

     to appoint task forces for particular studies and to name thereto available employees of Participants.



8.14 CONSULTANTS, COMPUTER TIME AND EXPENSES.  The Market Reliability

     Planning Committee and its Functional Planning Committees shall have the authority, within the Market Reliability Planning Committee's budget or with the approval of the Management Committee if beyond its budget, to retain the services of the ISO, to hire other consultants,

     to procure computer time and to incur such expenses as may be required to enable the Market Reliability Planning Committee, its Functional

     Planning Committees and their task forces properly to perform their duties.



8.15 FURTHER POWERS AND DUTIES.  The Market Reliability Planning

     Committee shall have such further powers and duties as may be prescribed by the Management Committee or as set forth in this

     Agreement.



8.16 REPORTS TO MANAGEMENT COMMITTEE.  The Market Reliability Planning

     Committee shall report to the Management Committee periodically the results of its work and such reports shall contain such alternative programs as the Market Reliability Planning Committee may consider appropriate.  Market Reliability Planning Committee reports shall also contain such minority opinions and conclusions as any member shall request.



8.17 JOINT MEETINGS WITH REGIONAL TRANSMISSION PLANNING COMMITTEE.  The

     Market Reliability Planning Committee is authorized and encouraged to hold its meetings, and to conduct studies and exercise its responsibilities, jointly with the Regional Transmission Planning

     Committee to the extent appropriate.



                              SECTION 9

               REGIONAL TRANSMISSION PLANNING COMMITTEE



9.1  ORGANIZATION.  There shall be a Regional Transmission Planning

     Committee which shall have the responsibilities specified in Section

     9.11.  It may provide from time to time for the creation of one or more Functional Planning Committees to act in particular functional transmission planning areas and to exercise such of the Regional

     Transmission Planning Committee's responsibilities as it may delegate to them.



9.2  MEMBERSHIP.  The Regional Transmission Planning Committee shall be constituted as follows:  the ISO shall have the right to appoint a non-voting member of the Committee; each Participant whose Voting

     Share equals or exceeds 3% of the aggregate Voting Shares of all

     Participants shall have the right to appoint a voting member of the

     Committee; the remaining Participants whose Voting Shares are less than 3% of the aggregate Voting Shares of all Participants shall be divided into the following five groups, with each having the right to appoint one voting member of the Committee:



          (a)  One group consisting of the remaining Participants which are municipally-owned and cooperatively-owned utilities;



          (b)  One group consisting of the remaining Participants which are not subject to traditional utility rate regulation and which are engaged in the NEPOOL Control Area principally in the

               business of owning or operating generation facilities and

               selling the output of such generation;



          (c)  One group consisting of the remaining Participants which are not subject to traditional utility rate regulation and which are engaged in the NEPOOL Control Area principally in a

               business other than the business of owning or operating

               generation or PTF facilities and selling the output of such generation;



          (d)  One group consisting of the remaining Participants, if any,

               which (i) own PTF, (ii) are not engaged in electric

               generation or distribution and do not participate in the

               wholesale bulk power market, and (iii) are not Related

               Persons of any other Participant; and



          (e)  One group consisting of the remaining Participants which are investor-owned utilities subject to traditional utility rate regulation or other Entities which do not qualify to be

               included in any of the other four groups.



     Notwithstanding the foregoing, any such Participant may elect to join a different group than the one to which it would be assigned under the foregoing provisions if this is acceptable to the members of the group it elects to join.  In the event any Participant is a Related Person of another Participant which has the individual right to appoint a member of the Committee on the basis of its individual Voting Share,

     the Participant shall be represented in the Committee by the member appointed by the Participant which is its Related Person and shall not be assigned to any of the five groups.



9.3  TERM OF MEMBERS.  The member of the Regional Transmission Planning

     Committee appointed by the ISO shall serve until replaced by the ISO.

     Other members of the Regional Transmission Planning Committee shall serve until replaced by the Participant or Participants which appointed them or until such Participant or Participants shall lose their status as Participants or otherwise lose their right to appoint the member.  Appointment or replacement of a member shall be effected by the ISO or a Participant or group of Participants by giving written notice of such appointment or replacement to the Secretary of the

     Regional Transmission Planning Committee.



9.4  VOTING.  Each voting member of the Regional Transmission Planning

     Committee shall have one vote which may be cast in person by the member or the member's alternate or by another person pursuant to a written proxy dated not more than one year previous to the meeting and delivered to the Secretary of the Regional Transmission Planning

     Committee at or prior to the meeting at which the proxy vote is cast.

     If a Participant which has the individual right to appoint a member of the Regional Transmission Planning Committee both participates in the wholesale bulk power market and owns PTF, the member appointed by the

     Participant shall be entitled to divide the member's vote on the basis specified in a notice given to the Secretary of the Committee at or prior to the meeting at which the vote is to be cast, to reflect the

     Participant's market and transmission interests.  In such case the portion of the member's vote reflecting its transmission interest may be cast by the member's alternate.



     The voting member appointed by a group may divide the member's vote on the basis specified in a notice given to the Secretary of the

     Committee at or prior to the meeting at which the vote is to be cast,

     to reflect the different positions of the members of the group.



     The adoption of actions by the Regional Transmission Planning

     Committee shall require affirmative votes by voting members aggregating at least 60% of the number of votes which the members in attendance at a meeting at which a quorum is present are entitled to cast.  A majority of the voting members at any time shall constitute a quorum.



9.5  ALTERNATES.  The ISO, or a Participant or group of Participants may designate, by a written notice given to the Secretary of the Regional

     Transmission Planning Committee, an alternate for any member of the

     Regional Transmission Planning Committee appointed by the ISO or such

     Participant or group of Participants.  In the absence of the member,

     the alternate shall have all the powers of the member, including the power to vote.



9.6  OFFICERS.  At its annual meeting, the Regional Transmission Planning

     Committee shall elect from its voting members a Chair and a Vice-

     Chair; it shall also elect a Secretary who need not be a member of the

     Committee.  These officers shall have the powers and duties usually incident to such offices.



9.7  MEETINGS.  The Regional Transmission Planning Committee shall hold its annual meeting in December or January at such time and place as the Chair shall designate and shall hold other meetings in accordance with a schedule adopted by the Committee or at the call of the Chair.

     Any two members may call a special meeting of the Regional

     Transmission Planning Committee in the event that the Chair shall fail to call such a meeting within three business days following the

     Chair's receipt from such members of a request specifying the subject matters to be considered at the meeting.  Any regular or special meeting of the Regional Transmission Planning Committee may be

     conducted by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.



9.8  NOTICE OF MEETINGS.  Written notice of each meeting of the Regional

     Transmission Planning Committee shall be given to each member not less than five business days prior to the date of the meeting.  The principal subject matter expected to be acted upon at a meeting shall be specified in the notice of the meeting whenever the meeting is not held in accordance with the schedule adopted by the Committee.



9.9  NOTICE TO MEMBERS OF MANAGEMENT COMMITTEE.  Prior to the end of the

     fifth business day following a meeting of the Regional Transmission

     Planning Committee, the Secretary of the Regional Transmission

     Planning Committee shall give written notice to the ISO and each member of the Management Committee of any action taken by the Regional

     Transmission Planning Committee at such meeting.



9.10 APPEAL OF ACTIONS TO MANAGEMENT COMMITTEE.  The ISO or any

     Participant may appeal to the Management Committee any action taken by the Regional Transmission Planning Committee.  Such an appeal shall be taken prior to the end of the tenth business day following the meeting of the Regional Transmission Planning Committee to which the appeal relates by giving to the Secretary of the Management Committee a signed and written notice of appeal and by mailing a copy of the notice to the ISO and each member of the Management Committee.

     Pending action on the appeal by the Management Committee, the delivery of a notice of appeal as aforesaid shall suspend the action appealed from.



9.11 RESPONSIBILITIES. The Regional Transmission Planning Committee

     shall be responsible, either directly or through Functional Planning

     Committees, and in conjunction with the ISO and the Market Reliability

     Planning Committee, as appropriate, for the following:



          (a)  providing overall direction to, and coordination of, joint studies of transmission facilities and the development of a regional transmission plan in order to achieve the

               objectives of NEPOOL;



          (b)  overseeing communications and liaison between NEPOOL and governmental authorities on transmission issues;



          (c)  coordinating the collection and exchange of necessary system data and future plans for use in NEPOOL planning and to meet requirements of regulatory agencies;



          (d)  following appropriate studies, recommending to the

               Management Committee proposed reliability standards for the bulk power system of NEPOOL;



          (e)  coordinating the review of proposed transmission plans of

               Participants pursuant to Section 18.4 and the submission of recommendations to the Management Committee regarding such proposed plans; and



          (f)  to the extent appropriate, establishing criteria, guidelines and methodologies to assure consistency in monitoring and

               assessing conformance of Participant and regional

               transmission plans to accepted reliability criteria.



9.12 FUNCTIONAL PLANNING COMMITTEES.  The Regional Transmission Planning

     Committee's Functional Planning Committees shall remain subject to policy-level direction and control by the Regional Transmission

     Planning Committee.  Functional Planning Committees may participate in joint studies with each other and with other NEPOOL committees or task forces, but shall submit reports and recommendations directly to the

     Management Committee only pursuant to the request of the Regional

     Transmission Planning Committee.



     The members of each Functional Planning Committee shall be appointed in the same manner as the members of the Regional Transmission

     Planning Committee, and, if requested by the ISO, shall include a non-

     voting member appointed by the ISO.  The Chair, Vice-Chair and

     Secretary of each Functional Planning Committee shall be appointed in accordance with procedures specified by the Regional Transmission

     Planning Committee.



     Except as expressly directed by the Regional Transmission Planning

     Committee, its Functional Planning Committees shall be study, research and deliberative bodies and shall not resolve by vote differences of opinion as to proposed plans or other matters on which they may make reports or recommendations.  Functional Planning Committees shall regularly report the results of their work to the Regional

     Transmission Planning Committee, and whenever a Functional Planning

     Committee is unable to reach a consensus resolution of a policy issue,

     that issue shall be reported to the Regional Transmission Planning

     Committee.  Functional Planning Committee reports shall contain such personal opinions and conclusions as any member may request.  Where a vote of a Functional Planning Committee is required for election of officers or other organizational matters, the action shall be effective only upon an affirmative vote of 60% of the voting members present at a meeting.



9.13 APPOINTMENT OF TASK FORCES.  The Regional Transmission Planning

     Committee and its Functional Planning Committees shall have the authority, within the Regional Transmission Planning Committee's budget or with the approval of the Management Committee if beyond its budget, to appoint task forces for particular studies and to name thereto available employees of Participants.



9.14 CONSULTANTS, COMPUTER TIME AND EXPENSES.  The Regional Transmission

     Planning Committee and its Functional Planning Committees shall have the authority, within the Regional Transmission Planning Committee's budget or with the approval of the Management Committee if beyond its budget, to retain the services of the ISO, to hire other consultants,

     to procure computer time and to incur such expenses as may be required to enable the Regional Transmission Planning Committee, its Functional

     Planning Committees and their task forces properly to perform their duties.



9.15 FURTHER POWERS AND DUTIES.  The Regional Transmission Planning

     Committee shall have such further powers and duties as may be prescribed by the Management Committee or as set forth in this

     Agreement.



9.16 REPORTS TO MANAGEMENT COMMITTEE.  The Regional Transmission

     Planning Committee shall report to the Management Committee periodically the results of its work and such reports shall contain such alternative programs as the Regional Transmission Planning

     Committee may consider appropriate.  Regional Transmission Planning

     Committee reports shall also contain such minority opinions and conclusions as any member shall request.



9.17 JOINT MEETINGS WITH MARKET RELIABILITY PLANNING COMMITTEE.  The

     Regional Transmission Planning Committee is authorized and encouraged to hold its meetings,  and to conduct studies and exercise its responsibilities, jointly with the Market Reliability Planning

     Committee to the extent appropriate.



                          SECTION 10



              REGIONAL MARKET OPERATIONS COMMITTEE



10.1 ORGANIZATION.  There shall be a Regional Market Operations Committee which shall be responsible for establishing or approving market operation rules and for monitoring the operation of NEPOOL supply and demand-side resources and the wholesale bulk power market.


10.2 MEMBERSHIP.  The Regional Market Operations Committee shall be constituted as follows:  the ISO shall have the right to appoint a non-voting member of the Committee; each Participant whose Voting

     Share equals or exceeds 3% of the aggregate Voting Shares of all

     Participants shall have the right to appoint a voting member of the

     Committee; the remaining Participants shall be divided into the following five groups, with each having the right to appoint one voting member of the Regional Market Operations Committee:



          (a)  One group consisting of the remaining Participants which are municipally-owned and cooperatively-owned traditional

               utilities;



          (b)  One group consisting of the remaining Participants which are not subject to traditional utility rate regulation and which are engaged in the NEPOOL Control Area principally in the

               business of owning or operating generation facilities and

               selling the output of such generation;



          (c)  One group consisting of the remaining Participants which are not subject to traditional utility rate regulation and which are engaged in the NEPOOL Control Area principally in a

               business other than the business of owning or operating

               generation or PTF facilities and selling the output of such generation;



          (d)  One group consisting of the remaining Participants, if any,

               which (i) own PTF, (ii) are not engaged in electric

               generation or distribution and do not participate in the

               wholesale bulk power market, and (iii) are not Related

               Persons of any other Participant; and



          (e)  One group consisting of the remaining Participants which are investor-owned utilities subject to traditional utility rate regulation or other Entities which do not qualify to be

               included in any of the other four groups.



     Notwithstanding the foregoing, any such Participant may elect to join a different group than the one to which it would be assigned under the foregoing provisions if this is acceptable to the members of the group it elects to join.  In the event any such Participant is a Related

     Person of another Participant which has the individual right to appoint a member of the Committee, the Participant shall be represented in the Committee by the member appointed by the

     Participant which is its Related Person and shall not be assigned to any of the five groups.



10.3 TERMS OF MEMBERS.  The member of the Regional Market Operations

     Committee appointed by the ISO shall serve until replaced by the ISO.

     Other members of the Regional Market Operations Committee shall serve until replaced by the Participant or Participants which appointed them or until such Participant or Participants shall lose their status as

     Participants or otherwise lose the right to appoint the member.

     Appointment or replacement of a member shall be effected by the ISO or a Participant or group of Participants giving written notice of such appointment or replacement to the Secretary of the Regional Market

     Operations Committee.



10.4 VOTING.  Each voting member of the Regional Market Operations

     Committee shall have one vote, which may be cast in person by the member or the member's alternate or by another person pursuant to a written proxy dated not more than one year previous to the meeting and delivered to the Secretary of the Regional Market Operations Committee

     at or prior to the meeting at which the proxy vote is cast.  If a

     Participant which has the individual right to appoint a member of the

     Regional Market Operations Committee both participates in the wholesale bulk power market and owns PTF, the member appointed by the

     Participant shall be entitled to divide its vote on the basis specified in a notice given by it to the Secretary of the Committee at or prior to the meeting at which the vote is to be cast, to reflect the Participant's market and transmission interests.  In such case the portion of a member's vote reflecting its transmission interest may be cast by the member's alternate.



     The voting member appointed by a group may divide the member's vote on the basis specified in a notice given by it to the Secretary of the

     Committee at or prior to the meeting at which the vote is to be cast,

     to reflect the different positions of the members of the group.



     The adoption of actions by the Regional Market Operations Committee shall require affirmative votes by voting members aggregating at least

     60% of the number of votes which the members in attendance at a meeting at which a quorum is present are entitled to cast.  A majority of the voting members at any time shall constitute a quorum.



10.5 ALTERNATES.  The ISO or a Participant or group of Participants may designate, by a written notice delivered to the Secretary of the

     Regional Market Operations Committee, an alternate for any member of the Regional Market Operations Committee appointed by the ISO or such

     Participant or group of Participants.  In the absence of the member,

     the alternate shall have all of the powers of the member, including the power to vote.



10.6 OFFICERS.  At its annual meeting, the Regional Market Operations

     Committee shall elect from its voting members a Chair and a Vice-

     Chair; it shall also elect a Secretary who need not be a member.

     These officers shall have the powers and duties usually incident to such offices.



10.7 MEETINGS.  The Regional Market Operations Committee shall hold its annual meeting in December or January at such time and place as the

     Chair shall designate and shall hold other meetings in accordance with a schedule adopted by the Regional Market Operations Committee or at the call of the Chair.  Any two members may call a special meeting of the Regional Market Operations Committee in the event that the Chair shall fail to call such a meeting within three business days following the Chair's receipt from such members of a request specifying the subject matters to be acted upon at the meeting.  In the event of emergency, any member may call a special meeting of the Regional

     Market Operations Committee to be held forthwith.  Any annual, special or other meeting of the Regional Market Operations Committee may be conducted by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.



10.8 NOTICE OF MEETINGS.  Written notice of each meeting of the Regional

     Market Operations Committee shall be given to each member not less than three business days prior to the date of the meeting.  The notice shall normally specify the principal subject matters expected to be acted upon; provided, however, that no written notice shall be required for a meeting called in the event of an emergency, although the Secretary or the member calling the meeting shall use his or her best efforts to notify every member of the meeting.



10.9 NOTICE TO MEMBERS OF MANAGEMENT COMMITTEE.  Prior to the end of the

     fifth business day following a meeting of the Regional Market

     Operations Committee, the Secretary of the Regional Market Operations

     Committee shall give written notice to the ISO and each member of the

     Management Committee of any action taken by the Regional Market

     Operations Committee at such meeting.


10.10APPEAL OF ACTIONS TO MANAGEMENT COMMITTEE.  The ISO or any

     Participant may appeal to the Management Committee any action taken by the Regional Market Operations Committee.  Such an appeal shall be taken prior to the end of the tenth business day following the meeting of the Regional Market Operations Committee to which the appeal relates by giving to the Secretary of the Management Committee a signed and written notice of appeal and by mailing a copy of the notice to the ISO and each member of the Management Committee.

     Pending action on the appeal by the Management Committee, the filing of a notice of appeal as aforesaid shall suspend the action appealed from.



10.11APPOINTMENT OF TASK FORCES.  The Regional Market Operations

     Committee shall have the authority, within its budget or with the approval of the Management Committee if beyond its budget, to appoint task forces for particular studies and may name thereto available employees of Participants.



10.12CONSULTANTS, COMPUTER TIME AND EXPENSES.  The Regional Market

     Operations Committee shall have the authority, within its budget or with the approval of the Management Committee if beyond its budget, to retain the services of the ISO, to hire consultants, to procure computer time, and to incur such expenses as may be required to enable the Regional Market Operations Committee and its task forces properly to perform their duties.



10.13RESPONSIBILITIES.  The Regional Market Operations Committee, in

     conjunction with the ISO and the Regional Transmission Operations

     Committee, as appropriate, shall be responsible for the following:



          (a)  making or causing to be made, from time to time, necessary studies and establishing or approving procedures based

               thereon to assure the reliable operation and facilitate the efficient operation of the NEPOOL Control Area bulk power

               supply;



          (b)  performing the following:  (i) coordinating studies of, and providing information to Participants on, maintenance

               schedules for the supply and demand-side resources and

               transmission facilities of the Participants, and (ii)

               adopting and implementing uniform rules or procedures, until the Second Effective Date, for determining when a generating unit's outages for maintenance shall be approved for

               Scheduled Outage Service and for determining whether the

               applicable Capability for a unit to be used in determining the amount of a Participant's Scheduled Outage Service shall be the unit's Reserve Capability or its Temporary Reserve

               Capability;



          (c)  to the extent appropriate to assure the reliable operation of the bulk power supply of NEPOOL, establishing or

               approving reasonable standards, criteria and rules relating to protective equipment, switching, voltage control, load

               shedding, emergency and restoration procedures, and the

               operation and maintenance of supply and demand-side

               resources and transmission facilities of the Participants;



          (d)  determining the seasonal capabilities of each electric generating unit or combination of units in which a

               Participant has an Entitlement in a uniform manner applying generally accepted engineering principles;



          (e)  determining as appropriate from time to time the current

               Annual Peak, Adjusted Annual Peak, Monthly Peak, Adjusted

               Monthly Peak, Installed Capability Responsibility, Operable

               Capability Requirements, and obligations for Energy,

               Operating Reserve and AGC of each Participant;



          (f)  until the Second Effective Date, determining the Incremental

               Costs and Decremental Costs for each generating unit in

               which a Participant has an Entitlement under the varying

               circumstances affecting such costs;



          (g)  establishing or approving market operation rules governing the submission of Bid Prices and the determination of prices for Installed Capability, Operable Capability, Energy, each category of Operating Reserve and AGC, and establishing or approving appropriate billing procedures for transactions

               pursuant to this Agreement; and



          (h)  calculating and equitably apportioning losses incurred in connection with Interchange Transactions.



10.14FURTHER POWERS AND DUTIES.  The Regional Market Operations

     Committee shall have such further powers and duties as may be prescribed by the Management Committee or as set forth in this

     Agreement.



10.15DEVELOPMENT OF RULES RELATING TO NON-PARTICIPANT SUPPLY AND DEMAND-

     SIDE RESOURCES. It is recognized that arrangements between

     Participants and Non-Participants with respect to the Non-

     Participants' supply and demand-side resources may create special problems in the application of Sections 12 and 14.  Accordingly, the

     Regional Market Operations Committee shall analyze such special problems and develop appropriate rules for reflecting such resources in the Installed or Operable System Capability of a Participant which enters into such an arrangement and for the treatment of such arrangements for Energy, Operating Reserve and AGC purposes.  Upon approval by the Regional Market Operations Committee, such rules shall supersede the provisions of Sections 12 and 14 (and the related definitions in Section 1) to the extent of any conflict therewith.



10.16JOINT MEETINGS WITH REGIONAL TRANSMISSION OPERATIONS COMMITTEE.

     The Regional Market Operations Committee is authorized and encouraged to hold its meetings, and to conduct studies and exercise its responsibilities, jointly with the Regional Transmission Operations

     Committee to the extent appropriate.



                              SECTION 11


              REGIONAL TRANSMISSION OPERATIONS COMMITTEE



11.1 ORGANIZATION.  There shall be a Regional Transmission Operations

     Committee which shall be responsible for monitoring the operation of

     NEPOOL transmission and the administration of the Tariff.



11.2 MEMBERSHIP.  The Regional Transmission Operations Committee shall be constituted as follows:  the ISO shall have the right to appoint a non-voting member of the Committee; each Participant whose Voting

     Share equals or exceeds 3% of the aggregate Voting Shares of all

     Participants shall have the right to appoint one voting member of the

     Committee; the remaining Participants whose Voting Shares are less than 3% of the aggregate Voting Shares of all Participants shall be divided into the following five groups, with each having the right to appoint one voting member of the Committee:



          (a)  One group consisting of the remaining Participants which are municipally-owned and cooperatively-owned traditional

               utilities;



          (b)  One group consisting of the remaining Participants which are not subject to traditional utility rate regulation and which are engaged in the NEPOOL Control Area principally in the

               business of owning or operating generation facilities and

               selling the output of such generation;



          (c)  One group consisting of the remaining Participants which are not subject to traditional utility rate regulation and which are engaged in the NEPOOL Control Area principally in a

               business other than the business of owning or operating PTF or generation facilities and selling the output of such

               generation;



          (d)  One group consisting of the remaining Participants, if any,

               which (i) own PTF, (ii) are not engaged in electric

               generation or distribution and do not participate in the

               wholesale bulk power market, and (iii) are not Related

               Persons of any other Participant; and



          (e)  One group consisting of the remaining Participants which are investor-owned utilities subject to traditional utility rate regulation or other Entities which do not qualify to be

               included in any of the other four groups.



     Notwithstanding the foregoing, any such Participant may elect to join a different group than the one to which it would be assigned under the foregoing provisions if this is acceptable to the members of the group it elects to join.  In the event any such Participant is a Related

     Person of another Participant which has the individual right to appoint a member of the Committee, the Participant shall be represented in the Committee by the member appointed by the

     Participant which is its Related Person and shall not be assigned to any of the five groups.



11.3 TERMS OF MEMBERS.  The member of the Regional Transmission

     Operations Committee appointed by the ISO shall serve until replaced by the ISO.  Other members of the Regional Transmission Operations

     Committee shall serve until replaced by the Participant or

     Participants which appointed them or until such Participant or

     Participants cease to be Participants or otherwise lose the right to appoint the member.  Appointment or replacement of a member shall be effected by the ISO or a Participant or group of Participants by giving written notice of such appointment or replacement to the

     Secretary of the Regional Transmission Operations Committee.



11.4 VOTING.  Each voting member of the Regional Transmission Operations

     Committee shall have one vote, which may be cast in person by the member or the member's alternate or by another person pursuant to a written proxy dated not more than one year previous to the meeting and delivered to the Secretary of the Regional Transmission Operations

     Committee at or prior to the meeting at which the proxy vote is cast.

     If a Participant which has the individual right to appoint a member of the Regional Transmission Operations Committee both participates in the wholesale bulk power market and owns PTF, the member appointed by the Participant shall be entitled to divide the member's vote on the basis specified in a notice given by it to the Secretary of the

     Committee at or prior to the meeting at which the vote is to be cast,

     to reflect its market and transmission interests.  In such case the portion of the member's vote reflecting its transmission interest may be cast by the member's alternate.



     The voting member appointed by a group may divide the member's vote on the basis specified in a notice given by it to the Secretary of the

     Committee at or prior to the meeting at which the vote is to be cast,

     to reflect the different positions of the members of the group.



     The adoption of actions by the Regional Transmission Operations

     Committee shall require affirmative votes of voting members aggregating at least 60% of the number of votes which the members in attendance at a meeting at which a quorum is present are entitled to cast.  A majority of the voting members at any time shall constitute a quorum.



11.5 ALTERNATES.  The ISO or a Participant or group of Participants may designate, by a written notice delivered to the Secretary of the

     Regional Transmission Operations Committee, an alternate for any member of the Regional Transmission Operations Committee appointed by the ISO or such Participant or group of Participants.  In the absence of the member, the alternate shall have all of the powers of the member, including the power to vote.



11.6 OFFICERS.  At its annual meeting, the Regional Transmission

     Operations Committee shall elect from its voting members a Chair and a

     Vice-Chair; it shall also elect a Secretary who need not be a member.

     These officers shall have the powers and duties usually incident to such offices.



11.7 MEETINGS.  The Regional Transmission Operations Committee shall hold its annual meeting in December or January at such time and place as the Chair shall designate and shall hold other meetings in accordance with a schedule adopted by the Regional Transmission Operations

     Committee or at the call of the Chair.  Any two members may call a special meeting of the Regional Transmission Operations Committee in the event that the Chair shall fail to call such a meeting within three business days following the Chair's receipt from such members of a request specifying the subject matters to be acted upon at the meeting.  In the event of emergency, any member may call a special meeting of the Regional Transmission Operations Committee to be held forthwith.  Any annual, special or other meeting of the Regional

     Transmission Operations Committee may be conducted by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.



11.8 NOTICE OF MEETINGS.  Written notice of each meeting of the Regional

     Transmission Operations Committee shall be given to each member not less than three business days prior to the date of the meeting.  The notice shall normally specify the principal subject matters expected to be acted upon; provided, however, that no written notice shall be required for a meeting called in the event of an emergency, although the Secretary or the member calling the meeting shall use his or her best efforts to notify every member of the meeting.



11.9 NOTICE TO MEMBERS OF MANAGEMENT COMMITTEE.  Prior to the end of the

     fifth business day following a meeting of the Regional Transmission

     Operations Committee, the Secretary of the Regional Transmission

     Operations Committee shall give written notice to the ISO and each member of the Management Committee of any action taken by the Regional

     Transmission Operations Committee at such meeting.



11.10APPEAL OF ACTIONS TO MANAGEMENT COMMITTEE.  The ISO or any

     Participant may appeal to the Management Committee any action taken by the Regional Transmission Operations Committee.  Such an appeal shall be taken prior to the end of the tenth business day following the meeting of the Regional Transmission Operations Committee to which the appeal relates by giving to the Secretary of the Management Committee a signed and written notice of appeal and by mailing a copy of the notice to the ISO and each member of the Management Committee.

     Pending action on the appeal by the Management Committee, the filing of a notice of appeal as aforesaid shall suspend the action appealed from.



11.11APPOINTMENT OF TASK FORCES.  The Regional Transmission Operations

     Committee shall have the authority, within its budget or with the approval of the Management Committee if beyond its budget, to appoint task forces for particular studies and may name thereto available employees of Participants.



11.12CONSULTANTS, COMPUTER TIME AND EXPENSES.  The Regional Transmission

     Operations Committee shall have the authority, within its budget or with the approval of the Management Committee if beyond its budget, to retain the services of the ISO, to hire consultants, to procure computer time, and to incur such expenses as may be required to enable the Regional Transmission Operations Committee and its task forces properly to perform their duties.



11.13RESPONSIBILITIES.  The Regional Transmission Operations Committee,

     in conjunction with the ISO and the Regional Market Operations

     Committee, as appropriate, shall be responsible for the following:



          (a)  making or causing to be made, from time to time, necessary studies and establishing or approving procedures based

               thereon to assure the reliable operation and facilitate the efficient operation of the NEPOOL Control Area bulk power

               supply;



          (b)  coordinating studies of, and providing information to

               Participants on, maintenance schedules for the supply and

               demand-side resources and transmission facilities of the

               Participants;



          (c)  to the extent appropriate to assure the reliable operation of the bulk power supply of the NEPOOL Control Area,

               establishing or approving reasonable standards, criteria and rules relating to protective equipment, switching, voltage control, load shedding, emergency and restoration

               procedures, and the operation and maintenance of supply and demand-side resources and transmission facilities of the

               Participants; and



          (d)  establishing or approving appropriate billing procedures for transmission service pursuant to this Agreement and the

               Tariff.



11.14FURTHER POWERS AND DUTIES.  The Regional Transmission Operations

     Committee shall have such further powers and duties as may be prescribed by the Management Committee or as set forth in this

     Agreement.



11.15JOINT MEETINGS WITH REGIONAL MARKET OPERATIONS COMMITTEE.  The

     Regional Transmission Operations Committee is authorized and encouraged to hold its meetings, and to conduct studies and exercise its responsibilities, jointly with the Regional Market Operations

     Committee to the extent appropriate.



                                PART THREE

                            MARKET PROVISIONS



                               SECTION 12

             INSTALLED CAPABILITY AND OPERABLE CAPABILITY

                        OBLIGATIONS AND PAYMENTS



12.1 OBLIGATIONS TO PROVIDE INSTALLED CAPABILITY AND OPERABLE CAPABILITY.



     (a)  Each Participant shall have Installed System Capability during each hour of each month at least sufficient to satisfy its

          Installed Capability Responsibility for the month.



     (b)  Each Participant shall have Operable System Capability in each hour at least sufficient to satisfy its Operable Capability

          Requirement for such hour.



12.2 COMPUTATION OF INSTALLED CAPABILITY RESPONSIBILITIES.



     (a)  (1)  At the conclusion of each month, the Regional Market

               Operations Committee shall determine each Participant's

               tentative Installed Capability Responsibility in Kilowatts for such month in accordance with the following formula:



                    X   = (P(A-N)+N{p})(1+T)



               As used in this Section 12.2(a)(1), the symbols used in the formula and the additional symbols defined below have the

               following meanings:



               X    is the Participant's tentative Installed Capability

                    Responsibility for the month.



               P    is the value of the Participant's fraction for the

                    month as determined in accordance with the following

                    formula:



                    P  =   F{p}/F, wherein:



                    F{p} is the Participant's Adjusted Monthly Peak for

                         the month.



                    F    is the aggregate for the month of the Adjusted

                         Monthly Peaks for all Participants.



               A    is the NEPOOL Objective Capability in megawatts for the

                    month as fixed by the Management Committee pursuant to

                    Section 6.14(e).



               N    is the aggregate of the New Unit Adjustments for all

                    Participants for the month as determined by the

                    Regional Market Operations Committee in accordance with

                    Section 12.2(a)(2).



               N{p} is the aggregate of the Participant's New Unit

                    Adjustments for the month, as determined by the

                    Regional Market Operations Committee, and is EQUAL TO

                    the aggregate of the Participant's adjustments for each

                    New Unit included in its Installed System Capability

                    during the hour of the coincident peak load of the

                    Participants for the month.  The Participant's

                    adjustment for each New Unit may be positive or

                    negative and shall be the product of (i) the

                    Participant's Installed Capability Entitlement in the

                    New Unit during the hour of the coincident peak load of

                    the Participants for the month, TIMES (ii) the New Unit

                    Adjustment Factor applicable to the New Unit as

                    determined in accordance with Section 12.2(a)(2).



               T    is the Participant's Unit Availability Adjustment

                    Factor for the month.  T may be positive or negative

                    and shall be determined in accordance with the

                    following formula:



                    T = (I-H) x J x R, wherein:
                        -------------
                             100


               I    for the Participant for the month is the percentage

                    which represents the weighted average (using the

                    Installed Capability of each Installed Capability

                    Entitlement for such month for the weighting) of the

                    Four Year Installed Capability Target Availability

                    Rates of the Installed Capability Entitlements which

                    are included in the Participant's Installed System

                    Capability during the hour of the coincident peak load

                    of the Participants for the month.  The Four Year

                    Target Availability Rate for an Installed Capability

                    Entitlement for any month is the average of the monthly

                    Target Availability Rates for the forty-eight months

                    which comprise the period of four consecutive calendar

                    years ending within the Power Year which includes such

                    month, as determined on the basis of the Target

                    Availability Rates for each of the forty-eight months,

                    and as applied on a basis which is consistent with the

                    fuel or maturity status of the unit for each of the

                    forty-eight months.  The Target Availability Rates

                    shall be those utilized by the Management Committee in

                    its most recent determination of NEPOOL Objective

                    Capability pursuant to Section 6.14(e).



               H    for the Participant for the month is the percentage

                    which represents the weighted average (using the

                    Installed Capability of each Installed Capability

                    Entitlement for such month for the weighting) of the

                    Four Year Actual Availability Rates of the Installed

                    Capability Entitlements which are included in the

                    Participant's Installed System Capability during the

                    hour of the coincident peak load of the Participants

                    for the month.  The Four Year Actual Availability Rate

                    for an Installed Capability Entitlement for any month

                    is the percentage which represents the average of the

                    amounts determined for H{1} for the four applicable

                    Twelve-Month Measurement Periods within the forty-eight

                    months which comprise the period of four consecutive

                    calendar years ending within the Power Year which

                    includes such month.  A Twelve-Month Measurement Period

                    is a period of twelve sequential months.  For purposes

                    of this sequence, the first month in the four years and

                    the immediately succeeding months shall be considered

                    to follow the forty-eighth month in the four-year

                    period.  The four applicable Twelve-Month Measurement

                    Periods to be used in the determination of H{1} for an

                    Installed Capability Entitlement shall be the four

                    sequential Twelve-Month Measurement Periods out of the

                    twelve possible combinations which yield the highest

                    H{1}.



             H{1}   for an Installed Capability Entitlement in a unit or

                    combination of units for a Twelve-Month Measurement

                    Period is its Actual Availability Rate.  The Actual

                    Availability Rate of an Installed Capability

                    Entitlement for a Twelve-Month Measurement Period is a

                    percentage and shall be the greater of:



                    (i)  the percentage of (a) the amount of generation

                         which could have been received with respect to the

                         Installed Capability Entitlement if the unit or

                         combination of units had been fully available at

                         its full Installed Capability throughout the

                         Twelve-Month Measurement Period, which is

                         represented by (b) the amount of generation which

                         was actually available during such period, or



                    (ii) the average Target Availability Rate expressed as

                         a percentage for the Installed Capability

                         Entitlement for the Twelve-Month Measurement

                         Period less twenty percentage points.  The average

                         Target Availability Rate of an Installed

                         Capability Entitlement for a Twelve-Month

                         Measurement Period is a percentage and is the

                         average of the monthly Target Availability Rates

                         for the months which comprise the Twelve-Month

                         Measurement Period, as determined on the basis of

                         the Target Availability Rates for each of the

                         twelve months, and as applied on a basis which is

                         consistent with the fuel or maturity status of the

                         unit or combination of units for each month in the

                         Twelve-Month Measurement Period.  The Target

                         Availability Rates shall be those utilized by the

                         Management Committee in its most recent

                         determination of NEPOOL Objective Capability

                         pursuant to Section 6.14(e).



               J    for the month is the estimated percentage point change

                    in NEPOOL Objective Capability which would be required

                    as a result of a one percentage point change in the

                    weighted average equivalent availability rate of the

                    generating units in which the Participants have

                    Installed Capability Entitlements.  The value for J

                    shall be adopted by the Management Committee each time

                    it fixes NEPOOL Objective Capability pursuant to

                    Section 6.14(e).



               R    for the month is the phase-out factor for the month,

                    which shall be as follows:



                    R=0.75    for the Power Year beginning November 1,

                              1997.

                    R=0.50    for the Power Year beginning November 1,

                              1998.

                    R=0.25    for the Power Year beginning November 1,

                              1999.

                    R=0       for the Power Year beginning November 1, 2000

                              and all subsequent Power Years.



          (2)  A New Unit Adjustment Factor for a New Unit shall be

               determined to assign the effects of the  New Unit on NEPOOL

               Objective Capability to those Participants with Entitlements in the New Unit.  The New Unit Adjustment Factor for each

               New Unit for each month shall be determined by the Regional

               Market Operations Committee in accordance with the following formula:



               n = R(K{1}(c-C) + K{2}(f-F) + K{3}(m-M) + K{4}(d-D) +

                   K{5}(f-F)c{2})



               As used in this Section 12.2(a)(2), the symbols used in the formula have the following meanings:



               R    is the phase out factor as defined in Section

                    12.2(a)(1) above.



               n    is the New Unit Adjustment Factor, expressed as a

                    fraction, for the month for a New Unit.



               c    is the Winter Capability of the New Unit.



               C    is the Winter Capability of the Proxy Unit, which shall

                    be the number of Kilowatts, as determined by the

                    Management Committee, which would result in the NEPOOL

                    Objective Capability being approximately the same if

                    the generating units in which the Participants have

                    Installed Capability Entitlements were all units

                    possessing Proxy Unit characteristics.



               f    is the equivalent forced outage rate of the New Unit,

                    expressed as a fraction of a year, utilized in the

                    determination by the Management Committee of NEPOOL

                    Objective Capability for the month.



               F    is the equivalent forced outage rate of the Proxy Unit.

                    F, a fraction, shall be the weighted average equivalent

                    forced outage rate (using the Winter Capability of each

                    generating unit for such weighting) of the generating

                    units in which the Participants have Installed

                    Capability Entitlements, adjusted to compensate for the

                    rounding of the annual maintenance outage requirement

                    of the Proxy Unit.



               m    is the four-year average annual maintenance outage

                    requirement of the New Unit, expressed as a fraction of

                    a year.  The data used to determine m shall include the

                    annual maintenance outage requirements for the current

                    Power Year and the next three Power Years, as utilized

                    for the New Unit in the most recent determination by

                    the Management Committee of NEPOOL Objective Capability

                    pursuant to Section 6.14(e).



               M    is the annual maintenance outage requirement of the

                    Proxy Unit.  M shall be a fraction, the numerator of

                    which shall be the number of weeks (rounded to the

                    nearest full number) that most closely approximates the

                    weighted four-year average annual maintenance outage

                    requirement (using the Winter Capability of each

                    generating unit for such weighting) for the generating

                    units in which the Participants have Installed

                    Capability Entitlements, and the denominator of which

                    shall be 52 weeks.



               d    is the summer derating of the New Unit, expressed as a

                    fraction of the Winter Capability of the New Unit.



               D    is the summer derating of the Proxy Unit.  D shall be a

                    fraction and shall be EQUAL TO the weighted average

                    fractional summer derating (using the Winter Capability

                    of each generating unit for such weighting) of the

                    generating units in which the Participants have

                    Installed Capability Entitlements.



               K{1}, K{2}, K{3}, K{4}, and K{5}

                    are conversion coefficients for each of the Summer and

                    Winter Periods, determined by regression analysis such

                    that the product for the Installed Capability of a New

                    Unit TIMES its New Unit Adjustment Factor approximates

                    the effect on NEPOOL Objective Capability of the New

                    Unit.



               Proxy Unit characteristics and conversion coefficients

               contained in the formula shall be adopted by the Management

               Committee and reviewed every five years (or more frequently if the Management Committee determines that exceptional

               circumstances require an earlier review) and revised as

               necessary.



               If a New Unit has unique characteristics affecting NEPOOL

               Objective Capability which are not adequately reflected in the New Unit Adjustment Factor formula, the Management

               Committee shall determine for such New Unit a New Unit

               Adjustment Factor which accounts for the New Unit's unique characteristics.



               The New Unit Adjustment Factor for any Restricted Unit (as

               defined in Section 15.37B of the Prior NEPOOL Agreement) for which proposed plans were submitted subsequent to November

               1, 1990 for review pursuant to Section 18.4 or its

               predecessor section in the Prior NEPOOL Agreement (or, in

               the case of a unit with a rated capacity of less than 5MW,

               for which notification was first given to NEPOOL subsequent to November 1, 1990) and for the Peabody Municipal Light

               Plant's Waters River #2 unit shall be determined in

               accordance with the formula previously specified in Section

               12.2(a)(2), modified as follows:



               n =  R(K{1}(c-C) + K{2}(f-F) + K{3}(m-M) + K{4}(d-D)
                    +K{5}(f-F)c{2}) + K{6}(2500-a)


               The symbols used in the above formula, as modified, shall

               have the meanings previously specified, except that the

               symbols "K{6}" and "a" shall have the following meanings:



               K{6} is a scaling factor of 0.0001.



               a    is as follows:



                    for units with more than 2500 annual hours available

                    for operation, "a" = 2500,



                    for units with annual hours available for operation

                    between 500 and 2500, inclusive, "a" = annual hours

                    available for operation, and



                    for units with annual hours available for operation

                    less than 500 hours, "a" = -7500;



               PROVIDED, HOWEVER, that a Participant may elect to avoid, in whole or part, the effect on its Installed Capability

               Responsibility of a Restricted Unit's availability being

               limited to 2500 hours or less a year by agreeing to leave

               unfilled a portion of its dispatchable load allocation in

               accordance with rules adopted by the Regional Market

               Operations Committee.



     (b)  The tentative Installed Capability Responsibilities of the

          Participants for any month, as determined in accordance with

          Section 12.2(a), shall be adjusted in accordance with this

          Section 12.2(b) in the event the value of H for any Participant for any of the Twelve-Month Measurement Periods applicable to the

          Participant for the month is increased in accordance with Section

          12.2(a) because of the application of paragraph (ii) of the definition of H{1}.  In such event the Regional Market Operations

          Committee shall determine each Participant's tentative Installed

          Capability Responsibility for the month with and without the application of said paragraph (ii).  The difference between the sum of all Participants' tentative Installed Capability

          Responsibilities, with and without the application of said paragraph (ii) for the month, shall be added to the tentative

          Installed Capability Responsibilities of the Participants, as

          determined in accordance with Section 12.2(a), in proportion to said tentative Installed Capability Responsibilities, thereby establishing each Participant's adjusted tentative Installed

          Capability Responsibility for the month.



     (c)  For each month, the Regional Market Operations Committee shall determine the sum of all Participants' adjusted tentative

          Installed Capability Responsibilities, as initially determined in accordance with Section 12.2(a) and as adjusted in accordance with Section 12.2(b), if Section 12.2(b) is applicable for such month.  If the sum is less than, or equal to, the minimum NEPOOL

          Installed Capability during the month, then the adjusted

          tentative Installed Capability Responsibility as determined pursuant to Section 12.2(a) or 12.2(b), whichever is applicable,

          for each Participant is the final Installed Capability

          Responsibility for each Participant.  If the sum is greater than such minimum NEPOOL Installed Capability, then each Participant's final Installed Capability Responsibility shall be its adjusted tentative Installed Capability Responsibility as determined pursuant to Section 12.2(a) or 12.2(b), whichever is applicable,

          multiplied by the ratio of the minimum NEPOOL Installed

          Capability during the month to the sum of the adjusted tentative

          Installed Capability Responsibilities for the month.



     (d)  It is recognized that the treatment of fuel conversions, dual fuel units, immature units, new Installed Capability

          Entitlements, cogeneration and small power-producing facilities,

          Unit Contracts and other contract arrangements, units with unusual maintenance cycles, and various other matters can result in special problems in the determination of Unit Availability

          Adjustment Factors and New Unit Adjustments.  Accordingly, the

          Regional Market Operations Committee shall analyze such special problems and develop appropriate market operation rules to be applied in taking such matters into account in the determination of Unit Availability Adjustment Factors and New Unit Adjustments.



12.3 COMPUTATION OF OPERABLE CAPABILITY REQUIREMENTS.



     For each hour, the Regional Market Operations Committee shall determine each Participant's Operable Capability Requirement in

     Kilowatts in accordance with the following formula:



               OP{p} = EL{p} + OR{p}



     As used in this Section 12.3, the symbols used in the formula have the following meanings:



          OP{p} is the Participant's Operable Capability Requirement for

                the hour.



          EL{p }is the Participant's Electrical Load during the hour.



          OR{p }is the amount (in Kilowatts) of Operating Reserve which the

                Participant was required to provide during the hour, as

                determined in accordance with Section 14.1(b).



12.4 BIDS TO FURNISH INSTALLED CAPABILITY OR OPERABLE CAPABILITY.  Each

     Participant shall submit to or have on file with the System Operator,

     in accordance with the market operation rules approved by the Regional

     Market Operations Committee, one or more bids specifying the Bid Price and Kilowatt amount at which it will furnish any and all surplus

     Installed System Capability for a month or Operable System Capability for an hour through NEPOOL to other Participants.  If no bid is submitted for a month for any surplus Installed System Capability or for any hour for any surplus Operable System Capability, the Bid Price for any such surplus for which there are no bids shall be deemed to be zero.



12.5 CONSEQUENCES OF DEFICIENCIES IN INSTALLED CAPABILITY RESPONSIBILITY.



     (a)  At the conclusion of each month, the System Operator shall determine whether each Participant has satisfied its Installed

          Capability Responsibility obligation for the month.  If the minimum monthly Installed System Capability of a Participant during the month was less than its Installed Capability

          Responsibility, the number of Kilowatts of its deficiency shall be computed and the Participant shall be deemed to purchase from other Participants through NEPOOL Kilowatts of surplus Installed

          System Capability equal to the amount of its deficiency and shall pay to NEPOOL for the month any applicable fees for services assessed pursuant to Section 19.2 PLUS the product of its total

          Kilowatts of deficiency and the Installed Capability Clearing

          Price for the month determined in accordance with Section

          12.5(b).  For purposes of this Section 12, the minimum monthly

          Installed System Capability of a Participant for a month is the

          Participant's lowest Installed System Capability for any hour during the month.  Retirements made on the last day of any month shall not be deducted from Installed System Capability for that month.



     (b)  At the end of each month, the System Operator shall determine the

          Installed Capability Clearing Price for the month as follows:



          (i)  The System Operator shall determine the aggregate Kilowatt shortage of  Installed System Capability for the month for all Participants that did not satisfy their Installed

               Capability Responsibilities for that month.



          (ii) The System Operator shall rank in the order of lowest to highest Bid Price all Bid Prices received from Participants having excess Installed System Capability for the month.



          (iii)For each Participant, its Installed System Capability with the lowest Bid Prices shall be deemed to have been furnished first, to the extent required, to meet its Installed

               Capability Responsibility.  Any remainder starting with the lowest Bid Prices shall be deemed to have been furnished, to the extent required, to other Participants under this

               Agreement to meet their shortages of Installed System

               Capability for the month.



          (iv) The Installed Capability Clearing Price for the month shall equal the highest Bid Price for Installed System Capability that is deemed in accordance with Section 12.5(b)(iii) to

               have been furnished to another Participant for the month.



12.6 CONSEQUENCES OF DEFICIENCIES IN OPERABLE CAPABILITY REQUIREMENTS.



     (a)  For each hour, the System Operator shall determine whether each

          Participant has satisfied its Operable Capability Requirement obligation for that hour.  If the minimum Operable System

          Capability of a Participant during any hour was less than its

          Operable Capability Requirement, the number of Kilowatts of its deficiency shall be computed and the Participant shall be deemed to purchase from other Participants through NEPOOL Kilowatts of surplus Operable System  Capability equal to the amount of its deficiency and shall pay for the hour any applicable uplift charge assessed under Section 14.15 and any applicable fees for services assessed pursuant to Section 19.2 PLUS the product of its Kilowatt deficiency for the hour and the Operable Capability

          Clearing Price for the hour determined in accordance with Section

          12.6(b).  The minimum Operable System Capability of a Participant for an hour is equal to the Participant's lowest Operable System

          Capability at any time during the hour.



     (b)  For each hour, the System Operator shall determine the Operable

          Capability Clearing Price as follows:



          (i)  The System Operator shall determine the aggregate Kilowatt shortage of  Operable System Capability for the hour for all

               Participants that did not satisfy their Operable Capability

               Requirements in that hour.



          (ii) The System Operator shall rank in the order of lowest to highest Bid Price all Bid Prices received from Participants having excess Operable System Capability for the hour.



          (iii)For each Participant, its Operable System Capability with the lowest Bid Prices shall be deemed to have been furnished first, to the extent required, to meet its Operable

               Capability Requirement.  Any remainder  starting with the

               lowest Bid Prices shall be deemed to have been furnished, to the extent required, to other Participants under this

               Agreement to meet their shortages of Operable System

               Capability for that hour.



          (iv) The Operable Capability Clearing Price for the hour shall be equal to the highest Bid Price for Operable System

               Capability that is deemed in accordance with Section

               12.6(b)(iii) to have been furnished to another Participant in the hour.



12.7 PAYMENTS TO PARTICIPANTS FURNISHING INSTALLED CAPABILITY AND

     OPERABLE CAPABILITY.



     (a)  Participants that are deemed pursuant to Section 12.5 to furnish any surplus in their Installed System Capability to other

          Participants shall receive therefor their pro rata shares on a

          Kilowatt basis of all payments made by Participants for the month under Section 12.5, excluding any applicable fees for services assessed pursuant to Section 19.2.  If two or more Participants with excess Installed System Capability have bid Kilowatts at the

          Installed Capability Clearing Price, but not all the excess

          Installed System Capability bid at such price is required to meet shortages of Installed System Capability, then the excess

          Installed System Capability bid at the Installed Capability

          Clearing Price that each such Participant shall be deemed to have furnished shall be the Kilowatts of excess Installed System

          Capability bid by the Participant at that price MULTIPLIED by the ratio of (i) the total Kilowatts of excess Installed System

          Capability bid at the Installed Capability Clearing Price needed to meet the shortages to (ii) the total Kilowatts of excess

          Installed System Capability bid by all Participants at the

          Installed Capability Clearing Price.



     (b)  Participants that are deemed pursuant to Section 12.6 to furnish any surplus in their Operable System Capability to other

          Participants shall receive therefor their pro rata shares on a

          Kilowatt basis of all payments made by Participants for the hour under Section 12.6, excluding any applicable uplift charges assessed under Section 14.15 and any applicable fees for services assessed pursuant to Section 19.2.  If two or more Participants with excess Operable System Capability in an hour have bid

          Kilowatts at the Operable Capability Clearing Price, but not all

          the excess Operable System Capability bid at such price is required to meet shortages of Operable System Capability, then the excess Operable System Capability bid at the Operable

          Capability Clearing Price that each such Participant shall be deemed to have furnished shall be the Kilowatts of excess

          Operable System Capability bid by the Participant at that price

          MULTIPLIED by the ratio of (i) the total Kilowatts of excess

          Operable System Capability bid at the Operable Capability

          Clearing Price needed to meet the shortages to (ii) the Kilowatts of excess Operable System Capability bid by all Participants at the Operable Capability Clearing Price.



                                SECTION 13


                  OPERATION, GENERATION, OTHER RESOURCES,

                       AND INTERRUPTIBLE CONTRACTS



13.1 MAINTENANCE AND OPERATION IN ACCORDANCE WITH GOOD UTILITY PRACTICE.

     Each Participant shall, to the fullest extent practicable, cause all generating facilities and other resources owned or controlled by it to be designed, constructed, maintained and operated in accordance with

     Good Utility Practice.



13.2 CENTRAL DISPATCH.  Subject to the following sentence, each

     Participant shall, to the fullest extent practicable, subject all generating facilities and other resources owned or controlled by it to central dispatch by the System Operator; provided, however, that each

     Participant shall at all times be the sole judge as to whether or not and to what extent safety requires that at any time any of such facilities will be operated at less than full capacity or not at all.

     Each Participant may remove from central dispatch a generating facility or other resources owned or controlled by it if and to the extent such removal is permitted by rules and standards approved by the Management Committee.



13.3 MAINTENANCE AND REPAIR.  Each Participant shall, to the fullest extent practicable:  (a) cause generating facilities and other resources owned or controlled by it to be withdrawn from operation for maintenance and repair only in accordance with maintenance schedules reported to and published by the System Operator from time to time in accordance with procedures established or approved by the Regional

     Market Operations Committee, (b) restore such facilities to good operating condition with reasonable promptness, and (c) accelerate or delay maintenance and repair at the reasonable request of the System

     Operator in accordance with market operation rules approved by the

     Regional Market Operations Committee.



13.4 OBJECTIVES OF DAY-TO-DAY SYSTEM OPERATION.  The day-to-day

     scheduling and coordination through the System Operator of the operation of generating units and other resources shall be designed to assure the reliability of the bulk power system of the NEPOOL Control

     Area.  Such activity shall:



          (a)  satisfy the NEPOOL Control Area's Operating Reserve

               requirements, including the proper distribution of those

               Operating Reserves;



          (b)  satisfy the Automatic Generation Control requirements of the

               NEPOOL Control Area; and



          (c)  satisfy the Energy requirements of all Electrical Loads of the Participants.



     all at the lowest practicable aggregate dispatch cost to the NEPOOL

     Control Area in light of available Bid Prices and Participant-directed schedules.



13.5 SATELLITE MEMBERSHIP.  Each Participant which is responsible for the operation of transmission facilities rated 69 kV or above in the

     NEPOOL Control Area or generating units and other resources which are subject to central dispatch by NEPOOL, or which is responsible for implementing voltage reduction and load shedding procedures in the

     NEPOOL Control Area, shall become a member of the appropriate satellite dispatching center; provided that by mutual agreement among the affected Participants and the appropriate satellite, a Participant may be excused from joining the satellite if it has arranged with a satellite member to assume responsibility to the satellite for its facilities or obligations.



                              SECTION 14


                      INTERCHANGE TRANSACTIONS



14.1 OBLIGATION FOR ENERGY, OPERATING RESERVE AND AUTOMATIC GENERATION

     CONTROL.



     (a)  Each Participant shall have for each hour an Energy obligation equal to its Electrical Load PLUS the kilowatthours delivered by such Participant to other Participants in the hour pursuant to

          Firm Contracts or System Contracts, together with any associated electrical losses.



     (b)  Each Participant shall have for each hour Operating Reserve obligations equal to its share of the quantity of each category of Operating Reserve required for the NEPOOL Control Area in the hour.



          Subject to adjustment pursuant to Section 14.6, a Participant's share of each category of Operating Reserve required for any hour shall be determined in accordance with the following formula:



               OR{p}=SA{p} + [(OR-SA) (EL{p}/EL)], wherein



               OR{p}is the Participant's share of that category of

                    Operating Reserve for the hour.



               SA{p}is the number of Kilowatts, if any, of that category

                    of Operating Reserve for the hour that the Regional

                    Market Operations Committee determines should be

                    assigned specifically to such Participant and not be

                    shared by all Participants.



               OR   is the aggregate number of Kilowatts of that category

                    of Operating Reserve determined by the System Operator

                    in accordance with the directions of the Regional

                    Market Operations Committee to be required for the

                    NEPOOL Control Area for the hour that is not assigned

                    to Non-Participants.



               SA   is the aggregate number of Kilowatts of that category

                    of Operating Reserve for the hour that the Regional

                    Market Operations Committee determines should not be

                    shared by all Participants, but not including Operating

                    Reserve assigned to Non-Participants.



               EL{p}is the Participant's Electrical Load for the hour.



               EL   is the sum of EL{p} for all Participants.



     (c)  Each Participant shall have for each hour an AGC obligation equal to its share of AGC required for the NEPOOL Control Area in the hour.  Subject to adjustment pursuant to Section 14.6, a

          Participant's share of AGC required for any hour shall be

          determined in accordance with the following formula:



               AGC{p}=AGC (EL{p}/EL), wherein



               AGC{p}is the Participant's share of AGC for the hour.



               AGC  is the total amount of AGC determined by the System

                    Operator in accordance with market operation rules

                    approved by the Regional Market Operations Committee to

                    be required for the NEPOOL Control Area for the hour

                    that is not assigned to Non-Participants.



               EL{p} and EL are as defined in Section 14.1(b).



14.2 OBLIGATION TO BID OR SCHEDULE, AND RIGHT TO RECEIVE ENERGY,
     OPERATING RESERVE AND AUTOMATIC GENERATION CONTROL.


          (a)  A Participant which has Energy Entitlements shall submit to or have on file with the System Operator, in accordance with the market operation rules approved by the Regional Market

               Operations Committee, one or more bids for the Energy

               Entitlements for which the Participant is permitted to bid specifying the Bid Price at which it will furnish Energy

               through NEPOOL to other Participants under this Agreement or to Non-Participants for ancillary services under the Tariff,

               or pursuant to arrangements with Non-Participants entered

               into under Section 14.6, except to the extent such

               Entitlements are scheduled by the Participant consistent

               with Section 14.2(d).



          (b)  A Participant which has Operating Reserve Entitlements or

               AGC Entitlements shall also submit to or have on file with the System Operator, in accordance with the market operation rules approved by the Regional Market Operations Committee,

               one or more bids for each such Entitlement for which the

               Participant is permitted to bid specifying the Bid Prices at which it will furnish 10-Minute Spinning Reserve, 10-Minute

               Non-Spinning Reserve, 30-Minute Operating Reserve and/or AGC

               through NEPOOL to other Participants under this Agreement or to Non-Participants for ancillary services under the Tariff,

               except to the extent such Entitlements are scheduled by the

               Participant consistent with Section 14.2(d).  Prior to the

               Third Effective Date, Participants' rights and obligations to submit bids for Operating Reserve Entitlements in

               10-Minute Spinning Reserve shall be limited to Entitlements in hydroelectric generating units and pumped storage

               hydroelectric generating units.



          (c)  Except as emergency circumstances may result in the System

               Operator requiring load curtailments by Participants, each

               Participant shall be entitled to receive from the other

               Participants (or from the service made available from Non-

               Participants pursuant to arrangements entered into under

               Section 14.6) such amounts, if any, of Energy, Operating

               Reserve, and AGC as it requires and Non-Participants shall be entitled to receive from Participants the amount of

               ancillary services to which they are entitled pursuant to

               the Tariff.  If, for any hour, load curtailments are

               required, the amount that Participants and Non-Participants with shortages are entitled to receive shall be

               proportionally reduced by the System Operator in a fair and non-discriminatory manner in light of the circumstances.



          (d)  All Bid Prices for Entitlements shall be submitted in accordance with market operation rules approved by the

               Regional Market Operations Committee.  If a Bid Price is not

               submitted for any such Entitlement, the Bid Price shall be deemed to be zero.  For a generating unit in which there are multiple Entitlement holders, only one Participant shall be permitted to submit Bid Prices for Energy, Operating Reserve and/or AGC Entitlements for such unit or to direct the

               scheduling of the unit for any Scheduled Dispatch Period.

               The Entitlement holders in each unit with multiple

               Entitlement holders shall designate a single Participant

               that will be permitted to submit Bid Prices and/or to direct the scheduling of the unit.  In the event that more than one

               Participant is designated, or if the Entitlement holders do not designate a single Participant, then Bid Prices for the unit shall be based on its replacement cost of fuel, which shall be furnished to the System Operator by the Participant responsible for furnishing such information as of December

               1, 1996.  Further, any schedules for the unit will be

               submitted to the System Operator by such Participant.

               Nothing in this Agreement shall affect the rights of any

               Entitlement holder under the contractual arrangements among such Entitlement holders relating to the unit.



               Prior to the Third Effective Date, Bid Prices must be

               submitted for the next Scheduled Dispatch Period for all

               Energy, Operating Reserve and AGC Entitlements in generating unit or units and Energy Entitlements pursuant to Firm

               Contracts or System Contracts which may be scheduled by the buyer in accordance with Section 14.7(b) no later than noon on the preceding day or such later time as is specified in the market operation rules approved by the Regional Market

               Operations Committee.  On and after the Third Effective

               Date, such Bid Prices shall be submitted for each hour of

               the day and the notice period for such Bid Prices shall be reduced to one hour or such shorter time as the System

               Operator determines from time to time is practical while

               maintaining reliability and meeting its other obligations to the Participants, EXCEPT THAT such notice period shall be

               longer than one hour if and to the extent that the System

               Operator reasonably determines that such notice is the

               shortest notice that is technically feasible at that time to maintain reliability and meet its other obligations to the

               Participants.  The System Operator shall notify the

               Participants following its receipt of all Bid Prices of the expected dispatch schedule for the next Scheduled Dispatch

               Period.  The System Operator shall reduce the notice

               required for Bid Prices and the applicable Scheduled

               Dispatch Period to the minimum time technically and

               practically feasible while maintaining reliability and

               meeting its other obligations to the Participants.



               Energy, Operating Reserve and/or AGC Entitlements in a

               generating unit or units may also be scheduled directly by the Participants permitted to submit Bid Prices for such

               Entitlements, but only in accordance with this Section

               14.2(d) and market operation rules approved by the Regional

               Market Operations Committee consistent herewith.  Subject to the right of the System Operator to direct changes to

               schedules in order to ensure reliability in the NEPOOL

               Control Area or any neighboring control area, a Participant permitted to bid its Energy, Operating Reserve, and/or AGC

               Entitlements in a generating unit or units, or required to make Energy deliveries, may submit an hour-to-hour schedule for the operation or dispatch of such Entitlements during a

               Scheduled Dispatch Period at or before the time that Bid

               Prices are required to be submitted for such period.  In

               addition, prior to the Third Effective Date, a Participant permitted to bid a unit or units may submit a short-notice schedule for the operation or dispatch of any or all of the

               Energy available from such unit or units during the current or a subsequent Scheduled Dispatch Period following the time that the System Operator notifies the appropriate

               Participants of their expected Entitlement commitments for that Scheduled Dispatch Period; PROVIDED THAT, for each such short-notice schedule, the Participant has not been advised by the System Operator that the Energy, Operating Reserve or

               AGC Entitlements from the unit or units covered by the

               Participant's schedule are expected to be used during the

               Scheduled Dispatch Period to meet the region's Energy,

               Operating Reserve and/or AGC requirements, and PROVIDED

               FURTHER THAT the Participant short-notice schedule is only to facilitate transactions during such period from resources or to load located outside the NEPOOL Control Area; and

               PROVIDED FURTHER THAT such schedule is furnished at least

               one hour in advance of the start of the transaction.  In

               addition, a Participant may, on the same short notice,

               schedule System Contracts with Non-Participants from

               resources or to load located outside of the NEPOOL Control

               Area.



14.3 AMOUNT OF ENERGY, OPERATING RESERVE AND AUTOMATIC GENERATION CONTROL RECEIVED OR FURNISHED.


     (a)  For purposes of Sections 14.4, 14.5, and 14.8, the amount of

          Energy which a Participant is deemed to receive or furnish in any hour shall be the amount of its Adjusted Net Interchange.  If the

          Adjusted Net Interchange is negative, the Participant shall be deemed to be receiving Energy in the hour.  If the Adjusted Net

          Interchange is positive, the Participant shall be deemed to be furnishing Energy in the hour.



     (b)  For purposes of Sections 14.4, 14.5, and 14.9, prior to the Third

          Effective Date:  the amount of each category of Operating Reserve which a Participant is deemed to receive in any hour is the

          Kilowatts of such Operating Reserve assigned to the Participant for the hour under Section 14.1(b) LESS any Kilowatts provided in the hour by the Participant in accordance with the market

          operation rules approved by the Regional Market Operations

          Committee to meet any Operating Reserve requirements that were specifically assigned to it and not shared by all Participants;

          the amount of Operating Reserve of each category that the

          Participant is deemed to have furnished under the Agreement in the hour is the amount of such Operating Reserve designated by the System Operator to be provided in the hour by the

          Participant's applicable Operating Reserve Entitlements, MINUS any Kilowatts used in the hour by the Participant in accordance with the market operation rules to meet any Operating Reserve requirements that were specifically assigned to it and not shared by all Participants.  For purposes of Sections 14.4, 14.5, and

          14.9, on and after the Third Effective Date, the amount of each category of Operating Reserve which a Participant is deemed to have received or furnished in any hour is the difference between the Kilowatts of such Operating Reserve assigned to the

          Participant for the hour under Section 14.1(b) and the Kilowatts of such Operating Reserve designated by the System Operator to be provided in the hour by the Participant's applicable Operating

          Reserve Entitlements.



     (c)  For purposes of Sections 14.4, 14.5, and 14.10, prior to the

          Third Effective Date, the amount of AGC which a Participant is deemed to have received in an hour is the AGC assigned to the

          Participant for the hour under Section 14.1(c), and the amount a

          Participant is deemed to have furnished in the hour is the AGC designated by the System Operator to be provided in the hour by the Participant's AGC Entitlements.  For purposes of Sections

          14.4, 14.5, and 14.10, on and after the Third Effective Date, the amount of AGC which a Participant is deemed to have received or furnished in an hour is the difference between the AGC assigned to the Participant for the hour under Section 14.1(c) and the AGC designated by the System Operator to be provided in the hour by the Participant's AGC Entitlements.



14.4 PAYMENTS BY PARTICIPANTS RECEIVING ENERGY SERVICE, OPERATING RESERVE AND AUTOMATIC GENERATION CONTROL.


     (a)  For every hour in which a Participant's Adjusted Net Interchange is negative, the number of megawatthours of its Energy deficiency shall be computed and the Participant shall pay for the hour the product of its total megawatthours of deficiency and the Energy

          Clearing Price applicable for the hour as determined in

          accordance with Section 14.8, together with any applicable uplift charges assessed to the Participant under Sections 14.14 and

          14.15 of this Agreement and Section 24 of the Tariff  and any applicable fees for services assessed pursuant to Section 19.2.



     (b)  For every hour in which a Participant is deemed to receive

          Operating Reserve of any category in accordance with Section

          14.3(b), the number of Kilowatts it is deemed to receive for the hour in each category shall be computed.  The Participant shall pay therefor for the hour any applicable uplift charge assessed under Section 14.15 and any applicable fees for services assessed pursuant to Section 19.2 PLUS the product of (i) the aggregate amount paid to Participants for that category of Operating

          Reserve for the hour pursuant to Section 14.5(b) and (ii) a fraction of which the numerator is the Kilowatts of that category of Operating Reserve deemed under Section 14.3(b) to have been received by the Participant for the hour and the denominator is the aggregate Kilowatts of that category of Operating Reserve deemed under Section 14.3(b) to have been received by all

          Participants for the hour.



     (c)  For every hour in which a Participant is deemed under Section

          14.3(c) to have received AGC, the amount it is deemed to receive shall be computed and the Participant shall pay therefor any applicable uplift charge assessed under Section 14.15 and any applicable fees for services assessed pursuant to Section 19.2

          PLUS the product of (i) the aggregate amount paid to Participants for AGC for the hour pursuant to Section 14.5(c) and (ii) a fraction of which the numerator is the AGC the Participant is deemed under Section 14.3(c) to have received for the hour and the denominator is the aggregate amount of AGC all Participants are deemed under Section 14.3(c) to have received for the hour.



14.5 PAYMENTS TO PARTICIPANTS FURNISHING ENERGY SERVICE, OPERATING RESERVE, AND AUTOMATIC GENERATION CONTROL.


     (a)  Subject to the provisions of Section 14.12, a Participant that is deemed in an hour to furnish Energy service to other Participants pursuant to Section 14.3, or to Non-Participants for ancillary services under the Tariff or pursuant to arrangements entered into under Section 14.6, shall receive for each megawatthour furnished by it the Energy Clearing Price for the hour determined in accordance with Section 14.8 or the Bid Price for that

          megawatthour, if higher than the Energy Clearing Price and the unit is either within the Energy Clearing Price Block (as defined in Section 14.8(c)) or is operated out of merit if such higher

          Bid Price is appropriately paid pursuant to market operation rules governing out-of-merit generation approved by the Regional

          Market Operations Committee.  In addition, to the extent that the

          System Operator reduces Energy production from a generating unit or units in order to provide VAR support, Participants with

          Entitlements in such unit or units may receive their lost

          opportunity costs if and to the extent provided for by market operation rules approved by the Regional Market Operations

          Committee.



     (b)  A Participant that is deemed in an hour to furnish Operating

          Reserve under the Agreement shall receive for each Kilowatt of each category of Operating Reserve furnished by it the applicable

          Operating Reserve Selling Price as defined and determined in accordance with Section 14.9 or the Bid Price to provide such

          Kilowatt, if higher than the Operating Reserve Selling Price for the hour.



     (c)  A Participant that is deemed in an hour to furnish AGC under the

          Agreement shall receive therefor an amount calculated as follows:



          (i)  the AGC Clearing Price for the hour as defined and

               determined in accordance with Section 14.10, TIMES the

               change in AGC output of the Participant's AGC Entitlements which the System Operator requested in the hour, TIMES an

               appropriate unit conversion factor as determined in

               accordance with market operation rules approved by the

               Regional Market Operations Committee; PLUS



          (ii) an AGC reservation payment for each AGC Entitlement that the

               System Operator designated for AGC in the hour calculated as

               (A) the AGC Clearing Price in effect for the hour, TIMES (B)

               the level of AGC the System Operator determines to be

               available in the hour from the Entitlement, TIMES (C) the

               portion of the hour during which the System Operator had

               designated the Entitlement for AGC; PLUS



          (iii)a payment that compensates the Participant for its lost opportunity cost, if any, for the operation of the

               generating unit or combination of units designated for AGC in the hour below the desired level of output in order to

               provide AGC, as determined in accordance with market

               operation rules approved by the Regional Market Operations

               Committee.



14.6 ENERGY TRANSACTIONS WITH NON-PARTICIPANTS.



     (a)  The Management Committee is authorized to enter into contracts on behalf of and in the names of all Participants (i) with power pools or other entities in one or more other control areas to purchase or furnish emergency Energy (and related services) that is available for the System Operator to schedule in order to ensure reliability in the NEPOOL Control Area or neighboring control areas, and (ii) with Non-Participants pursuant to which ancillary services will be provided by the Participants pursuant to the Tariff.  The terms of any such contractual arrangement shall not require the furnishing of emergency service to any other control area until the service needs of all Participants have been provided for with the least expensive resources

          practicable.  Energy purchased in any hour from Non-Participants under a contract entered into pursuant to this Section 14.6(a)

          shall be deemed to be furnished to, and paid for by, Participants entitled to or requiring such Energy in the hour pursuant to this

          Section 14 at the higher of the Energy Clearing Price for the hour or the price paid to the Non-Participant for the Energy.



     (b)  The Regional Market Operations Committee is authorized to provide for the day-to-day scheduling through the System Operator of the

          HQ Phase II Firm Energy Contract, in accordance with the HQ Use

          Agreement, as if the Contract were a contract covering Energy transactions with a Non-Participant entered into pursuant to

          Section 14.6(a).  The HQ Phase II Firm Energy Contract shall not be deemed a Firm Contract for purposes of this Agreement.  Energy received in an hour from Hydro-Quebec pursuant to the HQ Energy

          Banking Agreement, and Energy purchased in any hour from Hydro-

          Quebec pursuant to the HQ Phase II Firm Energy Contract or any other HQ Contract shall be deemed to be Energy furnished to each

          Participant entitled to such Energy for the hour in the amount reflected for the Participant in the System Operator's scheduling of Energy deliveries in the hour from Hydro-Quebec; EXCEPT THAT emergency Energy received from Hydro-Quebec under the HQ

          Interconnection Agreement shall be deemed to be Energy provided to (and shall be paid for by) Participants requiring such

          emergency Energy in the hour.  The System Operator shall schedule such Energy deliveries to accommodate, to the maximum extent possible, the schedule of Energy deliveries from Hydro-Quebec requested by the Participant.  The Participants deemed to have received such Energy shall pay therefor the higher of the Energy

          Clearing Price (together with any applicable uplift charges under

          Sections 14.14 and/or 14.15 of this Agreement and/or Section 24 of the Tariff and any applicable fees for services assessed pursuant to Section 19.2) or the price paid to Hydro-Quebec for the Energy (or in the case of Energy received under the HQ Energy

          Banking Agreement, the price paid for the related Energy

          deliveries to Hydro-Quebec under the Agreement and any amount payable to Hydro-Quebec with respect to the transaction).



14.7 PARTICIPANT PURCHASES PURSUANT TO FIRM CONTRACTS AND SYSTEM CONTRACTS.



     (a)  For Firm Contracts and System Contracts, the treatment of

          Installed Capability, Operable Capability, Energy, Operating

          Reserve and AGC between the seller and the purchaser in

          determining their respective responsibilities and Entitlements shall be as agreed between the parties and reported to the System

          Operator in accordance with market operation rules approved by the Regional Market Operations Committee.  If and to the extent necessary to implement the agreement between the parties, such market operation rules, upon approval by the Management

          Committee, shall supersede the provisions of the Agreement that otherwise apply for determination of the respective

          responsibilities and Entitlements of the parties.



     (b)  In the event a Participant has the right to receive Operable

          Capability, Energy, Operating Reserve and/or AGC from a Non-

          Participant under a System Contract or a Firm Contract, such

          Contract shall be treated as nearly as possible as if it were a

          Unit Contract for an Operable Capability Entitlement, Energy

          Entitlement, Operating Reserve Entitlement and/or AGC

          Entitlement, as applicable, PROVIDED THAT, in the case of Energy,

          Operating Reserve, and/or AGC, the System Contract or Firm

          Contract permits the scheduling of deliveries of such Energy,

          Operating Reserve and/or AGC to be subject in whole or part to central dispatch through the System Operator in accordance with market operation rules approved by the Regional Market Operations

          Committee.



14.8 DETERMINATION OF ENERGY CLEARING PRICE.



     For each hour, the System Operator shall determine the Energy Clearing

     Price as follows:



     (a)  The System Operator shall rank in the order of lowest to highest

          (i) the Dispatch Prices derived from the Bid Prices to furnish

          Energy in the hour and (ii) the cost to NEPOOL of any Energy received from Non-Participants in the hour pursuant to contracts referenced in Section 14.6.



     (b)  The Energy Clearing Price shall be the weighted average of the

          Dispatch Prices (or NEPOOL cost) of the "Energy Clearing Price

          Block" as defined in the next sentence.  The Energy Clearing

          Price Block shall be identified for each hour in accordance with market operation rules approved by the Regional Market Operations

          Committee to reflect those resources with the highest Dispatch

          Prices or NEPOOL cost that were centrally dispatched by the

          System Operator for Energy deemed to have been furnished to the

          Participants, excluding resources that were dispatched out of merit as determined in accordance with market operation rules approved by the Regional Market Operations Committee.



14.9 DETERMINATION OF OPERATING RESERVE SELLING PRICE AND CLEARING PRICE.



     (a)  For each hour as necessary, the System Operator shall determine the Operating Reserve Clearing Price for each category of

          Operating Reserve as follows:



          (i)  The System Operator shall determine the aggregate Kilowatts of the applicable category of Operating Reserve that are

               deemed pursuant to Section 14.3(b) to have been received by

               Participants for the hour.



          (ii) For 10-Minute Non-Spinning Reserve and 30-Minute Operating

               Reserve, the System Operator shall rank in the order of

               lowest to highest the Bid Prices of the resources designated by the System Operator for that category of Operating

               Reserve for the hour.  The applicable Operating Reserve

               Clearing Price for 10-Minute Non-Spinning Reserve or 30-

               Minute Operating Reserve shall be the weighted average of

               the highest Bid Prices for the 1000 Kilowatts (or such other number as may be specified by the Regional Market Operations

               Committee) of that category of Operating Reserve that are

               designated by the System Operator for use in the hour.



          (iii)For 10-Minute Spinning Reserve the System Operator shall rank in order of lowest to highest the sum for each

               Operating Reserve Entitlement of (A) the Bid Price for such

               Entitlement and (B) the lost opportunity costs (as defined in Section 14.9(d)(ii)).  The Operating Reserve Clearing

               Price for 10-Minute Spinning Reserve shall be the weighted average for the 1000 Kilowatts (or such other number as may be specified by the Regional Market Operations Committee) of the highest sums for the hour of the Entitlements that were designated by the System Operator for use in the hour.



     (b)  The Operating Reserve Selling Price for any hour for each

          Kilowatt of 10-Minute Non-Spinning Reserve and 30-Minute

          Operating Reserve deemed to be furnished by a Participant in the hour pursuant to Section 14.3(b) shall be the applicable

          Operating Reserve Clearing Price determined in accordance with

          Section 14.9(a).



     (c)  Prior to the Third Effective Date, the Operating Reserve Selling

          Price for any hour for each Kilowatt of 10-Minute Spinning

          Reserve deemed to be furnished by a Participant from one of its generating units designated for the hour by the System Operator for 10-Minute Spinning Reserve pursuant to Section 14.3(b) shall be an amount equal to the sum of the "Lost Opportunity Clearing

          Price" and the lost opportunity cost (as defined in Section

          14.9(d)(ii)), if any, for the generating unit, both as determined pursuant to Section 14.9(d) below.  On and after the Third

          Effective Date, the Operating Reserve Selling Price for an hour for 10-Minute Spinning Reserve shall be the applicable Operating

          Reserve Clearing Price for that hour.



     (d)  Prior to the Third Effective Date, for each hour, the System

          Operator shall determine a Lost Opportunity Clearing Price for use in determining the Operating Reserve Selling Price for 10-

          Minute Spinning Reserve.  A Lost Opportunity Clearing Price shall be calculated for every hour as follows:



          (i)  The System Operator shall determine the Kilowatts of 10-

               Minute Spinning Reserve that it designated and required for the hour.



          (ii) For that hour, the System Operator shall rank in order of lowest to highest the lost opportunity costs for generating units designated by the System Operator to provide 10-Minute

               Spinning Reserve in the hour.  For purposes of this Section

               14.9, the lost opportunity cost for a Participant's

               generating unit shall be the amount by which the Energy

               Clearing Price for the hour exceeds the unit's Dispatch

               Price (not less than zero), PLUS, in the case of

               hydroelectric generating facilities and pumped storage

               hydroelectric generating facilities, the Bid Price in the

               hour for each facility to provide 10-Minute Spinning

               Reserve.



          (iii)The Lost Opportunity Clearing Price for an hour shall be the weighted average of the highest 1000 Kilowatts (or such

               other number as may be specified by the Regional Market

               Operations Committee) of lost opportunity costs for

               generating units that were designated by the System Operator to provide 10-Minute Spinning Reserve in the hour.



14.10DETERMINATION OF AGC CLEARING PRICE.



     For each hour, the System Operator shall determine the AGC Clearing

     Price.  The AGC Clearing Price shall be the weighted average "AGC

     Capability Price" for the "AGC Clearing Price Block," as both terms are defined below in this Section 14.10.  The AGC Capability Price for each hour for each AGC Entitlement designated by the System Operator to provide AGC in the hour shall be a cost per unit of AGC capability based on the Bid Price for the Entitlement for the hour divided by the amount of AGC available in the hour from that Entitlement.  The AGC

     Clearing Price Block shall be identified by the System Operator for each hour in accordance with market operation rules approved by the

     Regional Market Operations Committee to reflect those AGC resources with the highest Bid Prices that were designated by the System

     Operator to provide AGC in the hour and were deemed pursuant to

     Section 14.3(c) to have been received by Participants for the hour.



14.11FUNDS TO OR FROM WHICH PAYMENTS ARE TO BE MADE.



          (a)  All payments for Energy, Operating Reserves or AGC furnished or received, all uplift charges paid pursuant to this

               Section 14 of this Agreement and Section 24 of the Tariff,

               and all fees for services paid pursuant to Section 19.2, and any payments by Non-Participants for ancillary services

               under Schedules 2-7 to the Tariff or pursuant to

               arrangements referenced in Section 14.6, shall be allocated each month through the Pool Interchange Fund as follows:



               STEP ONE.  For each week in which Energy is delivered or

               received under the HQ Energy Banking Agreement, all payments with respect to transactions under that Agreement shall be made to or from the Energy Banking Fund provided for in

               Section 14.11(b).



               STEP TWO.  (i) For each week in which Pre-Scheduled Energy

               (as defined in the HQ Phase I Energy Contract) is purchased pursuant to the HQ Phase I Energy Contract, the aggregate

               amount which is paid pursuant to Section 14.6(b) for such

               Energy by each Participant which is a participant in the

               Phase I arrangements with Hydro-Quebec shall be determined and paid on the Participant's account into the Phase I

               Savings Fund.



               (ii)  For each week in which Energy is purchased pursuant to the HQ Phase II Firm Energy Contract, the aggregate amount which is paid pursuant to Section 14.6(b) for such Energy by each Participant which is a participant in the Phase II

               arrangements with Hydro-Quebec shall be determined and paid on the Participant's account into the Phase II Savings Fund.



               STEP THREE. For each week in which Other HQ Energy is

               purchased pursuant to the HQ Phase I Energy Contract or

               Energy is purchased pursuant to the HQ Interconnection

               Agreement, the aggregate amount paid pursuant to Section

               14.6(b) for such Energy shall be determined for each

               Participant which is a participant in the Phase I or Phase

               II arrangements with Hydro-Quebec.  Such amount shall be

               allocated between the Participant's share of the Phase I

               Savings Fund and the Participant's share of the Phase II

               Savings Fund created under the HQ Use Agreement in the same ratio as (A) the sum of (x) the number of kilowatthours of

               Other HQ Energy deemed to be purchased by the Participant

               during the week and (y) the HQ Phase I Percentage of the

               number of kilowatthours deemed to be purchased by the

               Participant under the HQ Interconnection Agreement during

               the week, bears to (B) the HQ Phase II Percentage of the

               number of kilowatthours purchased under the HQ

               Interconnection Agreement during the week.



               STEP FOUR.  The balance remaining in the Pool Interchange

               Fund after Steps One through Three shall be retained in the

               Pool Interchange Fund for the month and shall be used and

               disbursed after each month in the following order:



               (i)  (A) amounts owed to Non-Participants (other than Hydro-

                    Quebec) for the month under contracts entered into with

                    them pursuant to Section 14.6(a) shall be paid, and (B)

                    amounts owed to Hydro-Quebec for the month for Energy

                    deemed to be furnished pursuant to Section 14.6(b) to

                    Participants which are not participants in the Phase I

                    or Phase II arrangements with Hydro-Quebec shall be

                    paid and, in the event the price paid by any such

                    Participant for such Energy is the Energy Clearing

                    Price, the excess, if any, of the Energy Clearing Price

                    over the amount owed to Hydro-Quebec shall be paid to

                    the Participant;



               (ii) amounts paid by Participants for applicable fees for

                    services assessed pursuant to Section 19.2 shall be

                    used to reduce NEPOOL expenses; and



               (iii)amounts owed to Participants for the month pursuant to

                    Section 14.5 shall then be paid.



          (b)  HQ ENERGY BANKING FUND.  All amounts allocated to the HQ

               Energy Banking Fund for each month shall be used and

               disbursed as follows:



               (i)  Participants which furnish Energy for delivery to

                    Hydro-Quebec under the HQ Energy Banking Agreement

                    shall receive therefor from their share of the Energy

                    Banking Fund the amount to which they are entitled for

                    such service in accordance with Section 14.5.



               (ii) amounts required to be paid to Hydro-Quebec under the

                    HQ Energy Banking Agreement shall be paid from the

                    shares of the Fund of the Participants engaging in

                    transactions under the HQ Energy Banking Agreement for

                    the month in accordance with their respective interests

                    in the transactions for the month.  If there is not

                    enough in any such share, the Participants with the

                    deficient shares shall be billed and pay into their

                    shares of the Fund the amounts required for payments to

                    Hydro-Quebec.



               (iii)subject to the remaining provisions of this Section, at the end of each month any balance remaining in each

                    Participant's share of the HQ Energy Banking Fund shall

                    (I) in the case of any Participant which is not a

                    participant in the Phase I or Phase II arrangements

                    with Hydro-Quebec, be paid to such Participant, and

                    (II) in the case of any Participant which is a

                    participant in the Phase I or Phase II arrangements

                    with Hydro-Quebec, be paid to the Escrow Agent under

                    the HQ Use Agreement to be held and disbursed by it

                    through the Phase I Savings Fund and Phase II Savings

                    Fund created under the HQ Use Agreement, and shall be

                    allocated between the Participant's share of said Funds

                    as follows:



                    (A)  the balance remaining in the Participant's share

                         of the HQ Energy Banking Fund for the month shall

                         be divided by the number of kilowatthours deemed

                         to be received by the Participant under the HQ

                         Energy Banking Agreement during the month to

                         determine an average savings amount per

                         kilowatthour;



                    (B)  for any hour during the month in which the number

                         of kilowatthours received by NEPOOL under the HQ

                         Energy Banking Agreement exceeded the HQ Phase I

                         Transfer Capability, an amount EQUAL TO (A) the

                         Participant's share of the excess of (1) the

                         number of kilowatthours received over (2) the HQ

                         Phase I Transfer Capability TIMES (B) the average

                         savings amount per kilowatthour determined for

                         that Participant under (i) above shall be

                         allocated to the Phase II Savings Fund; and



                    (C)  the remaining balance of the Participant's share

                         of the HQ Energy Banking Fund for the month shall

                         be allocated to the Phase I Savings Fund.



               It is recognized that, in view of the time which may elapse between the delivery of Energy to or by Hydro-Quebec in an

               Energy Banking transaction under the HQ Energy Banking

               Agreement and the return of the Energy, the amounts of

               Energy delivered to and received from Hydro-Quebec, after

               adjustment for losses, may not be in balance at the end of a particular month.



               Further, if as of the end of any month and after adjustment for electrical losses, the cumulative amount of Energy so

               received from Hydro-Quebec exceeds the amount so delivered,

               the aggregate amount paid by Participants for the excess

               Energy pursuant to Section 14.6(b) shall be paid to the

               Energy Banking Fund.  The Escrow Agent under the HQ Use

               Agreement shall hold and invest these funds.  On the return of the excess Energy to Hydro-Quebec, the amount so held by the Escrow Agent shall be repaid to Hydro-Quebec and

               Participants in accordance with the Energy Banking

               Agreement.



          (c)  PHASE I HQ SAVINGS FUND.  The aggregate amount allocated to each Participant's share of the Phase I HQ Savings Fund for each month shall be used, first, to pay to Hydro-Quebec the amount owed to it for the month for Energy furnished under the Phase I HQ Energy Contract and the HQ Phase I Percentage

               of the amount owed to it for the month for Energy furnished to the Participants under the HQ Interconnection Agreement.

               The balance of the amount allocated to the Fund for the

               month shall be paid to the Escrow Agent under the HQ Use

               Agreement to be held and disbursed by it through the Phase I

               HQ Savings Fund created thereunder in accordance with each

               Participant's contribution to such balance.



          (d)  PHASE II HQ SAVINGS FUND.  The aggregate amount allocated to the Phase II HQ Savings Fund for each month shall be used,

               first, to pay to Hydro-Quebec the amount owed to it for the month for Energy deemed to be furnished to the Participant under the Phase II HQ Firm Energy Contract and the HQ Phase

               II Percentage of the amount owed to it for the month for

               Energy deemed to be furnished to the Participant under the

               HQ Interconnection Agreement.  The balance of the amount

               allocated to the Fund for the month shall be paid to the

               Escrow Agent under the HQ Use Agreement to be held and

               disbursed by it through the Phase II HQ Savings Fund created thereunder in accordance with each Participant's

               contribution to such balance.



14.12DEVELOPMENT OF RULES RELATING TO NUCLEAR AND HYDROELECTRIC GENERATING
     FACILITIES, LIMITED-FUEL GENERATING FACILITIES, AND INTERRUPTIBLE
     LOADS.


     It is recognized that the central dispatch of Energy available from nuclear generating facilities and from pondage associated with hydroelectric generating facilities and from interruptible loads and of pumping Energy for pumped storage hydroelectric generating facilities and other limited-fuel generating facilities involves special problems which must be resolved to assure fair and non-

     discriminatory treatment of Participants having Entitlements in such generating facilities or having such interruptible loads or any other

     Participants involved in such transactions.  Accordingly, the Regional

     Market Operations Committee shall analyze such special problems and develop appropriate rules for dispatching such facilities (including,

     but not limited to, bids for dispatchable pumping load at pumped storage facilities), for handling such interruptible loads and for paying for Operable Capability, Energy, Operating Reserve and AGC

     involved in such transactions on a basis consistent with the principles underlying this Section 14; and upon approval by the

     Management Committee such rules shall supersede the provisions of

     Sections 12 and 14 to the extent of any conflict.



14.13DISPATCH AND BILLING RULES DURING ENERGY SHORTAGES.  It is recognized that Energy shortages can result in special problems which must be resolved to assure that dispatch and billing provisions do not prevent achievement of the objectives specified in Section 13.4.  Accordingly,

     the Regional Market Operations Committee shall analyze such special problems and develop appropriate dispatch and billing rules to be applied during periods when the Management Committee determines that there is, or is anticipated to be, an Energy shortage which adversely affects the bulk power supply of the NEPOOL Control Area and any adjoining areas served by Participants.  Upon approval by the

     Management Committee, such rules shall supersede the economic dispatch and billing provisions of this Agreement to the extent of any conflict therewith for the duration of such Energy shortage period.



14.14CONGESTION UPLIFT.

          (a)  It shall be the responsibility of the Management Committee to review prior to January 1, 2000 the Congestion Costs

               incurred with the new market arrangements contemplated by

               Section 14 of this Agreement and with retail access, and to determine whether subsection (b) of this Section, together with an amendment specifying the rights of Participants and

               Non-Participants across a constrained interface within the

               NEPOOL Control Area and to make other necessary or

               appropriate changes in subsection (b), all of the provisions of which shall be considered for modification, or some other modified or substitute provision dealing with the allocation of Congestion Costs in a constrained transmission area,

               should be made effective on January 1, 2000 and after the

               preparation of necessary implementing rules and computer

               software or on an earlier or later effective date.  If the

               Management Committee determines that such a provision should be made effective, it shall recommend to the Participants

               any required amendment to the Agreement and/or the Tariff

               and a schedule for implementation which will permit

               sufficient time for the development of necessary rules and computer software.  If the Management Committee is unable to agree on such a determination prior to January 1, 2000 any

               Participant or group of Participants may propose such an

               amendment and schedule in a filing with the Commission.



          (b)  Commencing on January 1, 2000, but subject to the adoption of an amendment specifying the rights of Participants and

               Non-Participants across constrained interfaces within the

               NEPOOL Control Area and making other necessary or

               appropriate changes in the language of this subsection (b),

               and the preparation of necessary implementing rules and

               computer software, (or on such earlier or later date as is fixed by the Management Committee in accordance with

               subsection (a) of this Section), whenever limitations in

               available transmission capacity in any hour require that the

               System Operator dispatch out-of-merit resources that are bid by the Participants in any area which is determined to be a constrained transmission area in accordance with market

               operation rules approved by the Regional Market Operations

               Committee and the Regional Transmission Operations

               Committee, the System Operator shall determine for the

               constrained transmission area the aggregate Congestion Costs for the hour.



               Such Congestion Costs for each hour shall be allocated to

               and paid by Participants and Non-Participants as a

               congestion uplift as follows:



               (i)  In accordance with market operation rules approved by the Regional Market Operations Committee and the

                    Regional Transmission Operations Committee, the System

                    Operator shall identify for each Participant and Non-

                    Participant the difference in megawatt hours, if any,

                    between (A) Electrical Load served by the Participant

                    or Non-Participant in the constrained area and

                    transactions by the Participant or Non-Participant

                    occurring in the hour which utilized the constrained

                    interface to move Energy through the constrained area

                    and (B) the Participant's or Non-Participant's in-merit

                    Energy Entitlements located in the constrained area

                    that were used in the hour to serve such Electrical

                    Load, taking into account Firm Contracts and System

                    Contracts between Participants and electrical losses,

                    if and as appropriate.



               (ii) The System Operator shall identify for each Participant and Non-Participant the megawatt hours, if any, of the

                    rights of that Participant or Non-Participant to use

                    the then effective transfer capability across the

                    constrained interface.



               (iii)The System Operator shall identify for each Participant and Non-Participant the megawatt hours, if any, by

                    which the amount determined pursuant to clause (i)

                    above for that Participant or Non-Participant exceeds

                    the amount determined for that Participant or Non-

                    Participant pursuant to clause (ii) above.  If the

                    clause (i) amount exceeds the clause (ii) amount, the

                    Participant or Non-Participant shall be responsible for

                    paying a share of the aggregate Congestion Costs in

                    proportion to the Participant's or Non-Participant's

                    share of the aggregate amount of such excesses for all

                    Participants and Non-Participants, and such Congestion

                    Costs shall be included, as a transmission charge, in

                    the Regional Network Service, Internal Point-to-Point

                    Service or Through or Out Service charge, whichever is

                    applicable.



          (c)  As used in this Section 14.14, the "Congestion Cost" of an out-of-merit resource for an hour means the product of (i)

               the difference between its Dispatch Price and the Energy

               Clearing Price for the hour, times (ii) the number of

               megawatt hours of out-of-merit generation produced by the

               resource for the hour.



14.15ADDITIONAL UPLIFT CHARGES.  It is recognized that the System Operator may be required from time to time to dispatch resources out of merit for reasons other than those covered by Section 14.14 of this

     Agreement and Section 24 of the Tariff.  Accordingly, if and to the

     extent appropriate, feasible and practical, dispatch and operational costs shall be categorized and allocated as uplift costs to those

     Participants and Non-Participants that are responsible for such costs.

     Such allocations shall be determined in accordance with market operation rules that are consistent with this Agreement and any applicable regulatory requirements and approved by the Regional Market

     Operations Committee.



                                 PART FOUR

                         TRANSMISSION PROVISIONS



                                 SECTION 15


                   OPERATION OF TRANSMISSION FACILITIES



15.1 DEFINITION OF PTF.  PTF or pool transmission facilities are the transmission facilities owned by Participants rated 69 kV or above required to allow energy from significant power sources to move freely on the New England transmission network, and include:



     1.   All transmission facilities owned by Participants classified as

          PTF, but only so long as, in the case of each such facility, the facility remains in service and continues to meet the definition of PTF as in effect under this Agreement on April 1, 1998.



     2.   All other transmission lines and associated facilities owned by

          Participants rated 69 kV and above, except for lines and

          associated facilities that contribute little or no parallel capability to the NEPOOL Transmission System (as defined in the

          Tariff).  The following do not constitute PTF:



          (a)  Those lines and associated facilities which are required to serve local load only.



          (b)  Generator leads, which are defined as radial transmission from a generation bus to the nearest point on the NEPOOL

               Transmission System.



          (c)  Lines that are normally operated open.



          (d)  High voltage direct current lines and associated facilities which serve to connect the PTF system to a system outside

               the NEPOOL Control Area.



     3.   Parallel linkages in network stations owned by Participants

          (including substation facilities such as transformers, circuit breakers and associated equipment) interconnecting the lines which constitute PTF.



     4.   Rights of way and land owned by Participants required for the installation of facilities which constitute PTF under (1), (2) or

          (3) above.



     The Regional Transmission Planning Committee shall review at least annually the status of transmission lines and related facilities and determine whether such facilities constitute PTF and shall prepare and keep current a schedule or catalogue of PTF facilities.



     The following examples indicate the intent of the above definitions:



          (i)  Radial tap lines to local load are excluded.



          (ii) Lines which loop, from two geographically separate points on the NEPOOL Transmission System, the supply to a load bus

               from the NEPOOL Transmission System are included.



          (iii)Lines which loop, from two geographically separate points on the NEPOOL Transmission System, the connections between a

               generator bus and the NEPOOL Transmission System are

               included.



          (iv) Radial connections or connections from a generating station to a single substation or switching station on the NEPOOL

               Transmission System are excluded.



     Transmission facilities owned by a Related Person of a Participant which are rated 69 kV or above and are required to allow Energy from significant power sources to move freely on the New England transmission network shall also constitute PTF provided (i) such

     Related Person files with the Secretary of the Management Committee its consent to such treatment; and (ii) the Management Committee determines that treatment of the facility as PTF will facilitate accomplishment of NEPOOL's objectives.  If a facility constitutes PTF pursuant to this paragraph, it shall be treated as "owned" by a

     Participant for purposes of the Tariff and the other provisions of

     Part Four of the Agreement.



15.2 MAINTENANCE AND OPERATION IN ACCORDANCE WITH GOOD UTILITY PRACTICE.

     Each Participant which owns or operates PTF or other transmission facilities rated 69 kV or above shall, to the fullest extent practicable, cause all such transmission facilities owned or operated by it to be designed, constructed, maintained and operated in accordance with Good Utility Practice.



15.3 CENTRAL DISPATCH.  Each Participant which owns or operates PTF or other transmission facilities rated 69 kV or above shall, to the fullest extent practicable, subject all such transmission facilities owned or operated by it to central dispatch by the System Operator;

     provided, however, that each Participant shall at all times be the sole judge as to whether or not and to what extent safety requires that at any time any of such facilities will be operated at less than their full capability or not at all.



15.4 MAINTENANCE AND REPAIR.  Each Participant shall, to the fullest extent practicable: (a) cause transmission facilities owned or operated by it to be withdrawn from operation for maintenance and repair only in accordance with maintenance schedules reported to and published by the

     System Operator in accordance with procedures approved or established by the Regional Transmission Operations Committee from time to time,

     (b) restore such facilities to good operating condition with reasonable promptness, and (c) in emergency situations, accelerate maintenance and repair at the reasonable request of the System

     Operator in accordance with rules approved by the Regional

     Transmission Operations Committee.



15.5 ADDITIONS TO OR UPGRADES OF PTF.  The possible need for an addition to or upgrade of PTF may be identified in connection with an application or request for service under the Tariff, or in connection with a request for the installation of or material change to a generation or transmission facility, or may be separately identified by a NEPOOL committee, a Participant or the System Operator.  In such cases, a study, if necessary, to assess available transmission capacity and, if necessary, a System Impact Study and a Facility Study shall be performed by the affected Participant(s) in whose Local Network(s) the addition or upgrade would or might be effected or their designee(s),

     or the Regional Transmission Planning Committee and/or the System

     Operator, in the case of a System Impact Study, or the Committee's or the System Operator's designee(s) with review of the study by the

     System Operator if it does not perform the study.  Studies to assess available transmission capacity and System Impact Studies and

     Facilities Studies shall be conducted, as appropriate, in accordance with the affected Participant's Local Network Service Tariff, or in accordance with the applicable methodology specified in Attachments C and D to the Tariff, and the provisions of the Local Network Service

     Tariff or the applicable provisions of Attachments I and J to the

     Tariff shall apply, as appropriate, with respect to the payment of the costs of the study and the other matters covered thereby.



     If any of the studies referred to above indicates that new PTF facilities or a facility modification or other PTF upgrades are necessary to provide the requested service, or in connection with a new or modified generation or transmission facility, or otherwise in order to ensure adequate, economic and reliable operation of the bulk power supply systems of the Participants for regional purposes,

     whether or not a particular customer is benefited, upon approval of the studies by the Regional Transmission Planning Committee, subject to review by the System Operator, one or more Transmission Providers shall be designated by the Regional Transmission Planning Committee,

     subject to review by the System Operator, to design and effect the construction or modification.



     Upon the designation of a Transmission Provider to design and effect a

     PTF addition or upgrade and the fixing of the cost responsibilities of the Participants and Non-Participants and agreement as to the security and other provisions of said arrangement, the Transmission Provider designated to perform the construction shall, in accordance with the terms of such arrangement and subject to Sections 18.4 and 18.5, use its best efforts to obtain any necessary public approvals or permits,

     to acquire any required rights of way or other property, and to effect the proposed construction or modification.



     Responsibility for the costs of new PTF or any modification or other upgrade of PTF required in connection with an application or request for service under the Tariff and any related matter shall be determined in accordance with Parts V and VI and Schedule 11 to the

     Tariff, including without limitation the provisions relating to responsibility for the costs of new PTF or modifications or other upgrades to PTF exceeding regional system, regulatory or other public requirements set forth in paragraph (ii) of Schedule 11 to the Tariff.





                                SECTION 16


                           SERVICE UNDER TARIFF



16.1 EFFECT OF TARIFF.  The Tariff specifies the terms and conditions under which the Participants will provide regional transmission service through NEPOOL.  This Section 16 specifies various rights and obligations with respect to the revenues to be collected by NEPOOL for the Participants under the Tariff and related matters.



16.2 OBLIGATION TO PROVIDE REGIONAL SERVICE.  The Participants which own

     PTF shall collectively provide through NEPOOL regional transmission service over their PTF facilities, and the facilities of their Related

     Persons which constitute PTF in accordance with Section 15.1, to other

     Participants and other Eligible Customers pursuant to the Tariff.  The

     Tariff provides open access for all of the types of regional transmission service required by Participants and other Eligible

     Customers over PTF and it is intended to be the only source of such service, except for service provided for Excepted Transactions.



16.3 OBLIGATION TO PROVIDE LOCAL NETWORK SERVICE.  Each Participant which owns transmission facilities other than PTF shall provide service over such facilities to other Participants or other Eligible Customers connected to the Transmission Provider's transmission system pursuant to a tariff (a "Local Network Service Tariff") filed by the

     Transmission Provider with the Commission.  A Participant is also obligated to provide service under its Local Network Service Tariff or otherwise (i) to permit a Participant or other Entity with an

     Entitlement in a generating unit in the Participant's local network to deliver the output of the generating unit to an interconnection point on PTF and (ii) to permit the delivery to an Eligible Customer taking

     Internal Point-to-Point Service under the Tariff of the Energy and/or capacity covered by its Completed Application for that Internal Point-

     to-Point Service.



     A Local Network Service Tariff shall provide:



     (i)  for a pro rata allocation of monthly revenue requirements not otherwise paid for through charges to Eligible Customers for

          Local Point-to-Point Service among the Transmission Provider's

          Network Customers receiving service under the tariff on the basis of their loads during the hour in the month in which the total connected load to the Local Network is at its maximum, without any adjustment for credits for generation;



     (ii) for the recovery under the Local Network Service Tariff from

          Network Customers and Eligible Customers taking Internal Point-

          to-Point Service of that portion of the Transmission Provider's annual transmission revenue requirements with respect to PTF which is not recovered through the distribution of revenues from

          Regional Network Service or Internal Point-to-Point Service

          pursuant to Section 16.6;



     (iii)that where all or a part of the load of a Participant or other

          Eligible Customers taking service under the tariff is connected directly to PTF, the Participant or other Eligible Customers receiving the service shall pay each Year during the Transition

          Period for such service with respect to the load directly

          connected to PTF the percentage specified in the schedule below of the applicable Local Network Service Tariff charge for service across non-PTF transmission facilities and shall have no

          obligation to pay charges for service across non-PTF transmission facilities with respect to that portion of the connected load after the Transition Period, but shall continue to pay its share of any other Local Network Service costs directly associated with the PTF-connected load; provided that in the event of any

          inconsistency between the foregoing provisions and the terms of any Excepted Transaction which is listed in Attachment G-1 to the

          Tariff, the Excepted Transaction shall control:




                 YEAR ONE    YEAR TWO    YEAR THREE    YEAR FOUR    YEAR FIVE
% of charge
to be paid         100%        80%          60%           40%          20%



     (iv) that if the Transmission Provider receives a distribution pursuant to Section 16.6 from NEPOOL out of revenues paid for

          Through or Out Service, the amounts received shall reduce its

          Local Network Service revenue requirements; and



     (v)  that if the Transmission Provider receives transmission revenues from an Eligible Customer taking Local Network Service from that

          Transmission Provider with respect to an Excepted Transaction,

          the amounts received shall reduce the amount due from such

          Eligible Customer connected to the Transmission Provider's transmission system for Local Network Service provided thereto by the Transmission Provider rather than reducing the Transmission

          Provider's total cost of service.



16.4 TRANSMISSION SERVICE AVAILABILITY.  The availability of transmission capacity to provide transmission service under the Tariff shall be determined in accordance with the Tariff.  In determining the availability of transmission capacity, existing committed uses of the

     Participants' transmission facilities shall include uses for existing firm loads and reasonably forecasted changes in such loads, and for

     Excepted Transactions.



16.5 TRANSMISSION INFORMATION.  Information concerning (i) available transmission capacity, (ii) transmission rates and (iii) system conditions that may give rise to Interruptions or Curtailments shall be made available to all Participants and Non-Participants through the

     OASIS on a timely and non-discriminatory basis.  All Participants owning PTF or other transmission facilities rated 69 kV or higher shall make available to the System Operator the information required to permit the maintenance of the OASIS in compliance with Commission

     Order 889 and any other applicable Commission orders; provided that no

     Participant shall be required to furnish information which is required to be treated as confidential in accordance with NEPOOL policy without appropriate arrangements to protect the confidentiality of such information.



16.6 DISTRIBUTION OF TRANSMISSION REVENUES.  Payments required by the

     Tariff for the use of the NEPOOL Transmission System shall be made to

     NEPOOL and shall be distributed by it in accordance with this Section

     16.6.



     A.   REGIONAL NETWORK SERVICE REVENUES.  Revenues received by NEPOOL for providing Regional Network Service each month during the

          Transition Period shall be distributed to the Participants owning or supporting PTF in part on the basis of allocated flows for the region as determined in accordance with the methodology specified in Attachment A to this Agreement and in part in proportion to the respective Annual Transmission Revenue Requirements for PTF of the owners and supporters, in accordance with the following

          Schedule:



                YEAR ONE     YEAR TWO     YEAR THREE     YEAR FOUR     YEAR FIVE
Allocated
flows:            25%          20%           15%            10%            5%

Annual
Transmission
Revenue
Requirements      75%          80%           85%            90%           95%



          Revenues received by NEPOOL for providing Regional Network

          Service each month after the Transition Period shall be

          distributed to the Participants owning or supporting PTF in proportion to their respective Annual Transmission Revenue

          Requirements for PTF.



     B.   THROUGH OR OUT SERVICE REVENUES.  The revenues received by NEPOOL each month for providing Through or Out Service shall be

          distributed among the Participants owning PTF on the basis of allocated flows for the transaction determined in accordance with the methodology specified in Attachment A to this Agreement;

          provided that for service provided during the Transition Period but not thereafter, for an "Out" transaction which originates on the system of a Participant which owns the PTF interconnection facilities on the New England side of the interface with the other Control Area over which the transaction is delivered, 100%

          of the megawatt mile flows with respect to the transaction shall be deemed to occur on such Participant's system.



     C.   INTERNAL POINT-TO-POINT SERVICE REVENUES.  The revenues received by NEPOOL each month for providing Internal Point-to-Point

          Service shall be distributed among the Transmission Providers owning or supporting PTF and the Network Customers supporting PTF on the basis of the respective Annual Transmission Revenue

          Requirements for PTF under Attachment F to the Tariff.



     D.   ANCILLARY SERVICE PAYMENTS.  The revenues received by NEPOOL pursuant to Schedule 1 to the Tariff (scheduling, system control and dispatch service) will be used to reimburse NEPOOL, the

          System Operator (if the System Operator does not receive revenues for that service under a separate tariff) and Participants for the costs which are reflected in the charges for such service.

          The revenues received by NEPOOL pursuant to Schedules 2-7 to the

          Tariff shall be distributed prior to the Second Effective Date in accordance with the continuing provisions of the Prior NEPOOL

          Agreement and the rules adopted thereunder, and shall be

          distributed on or after the Second Effective Date in accordance with Section 14.



     E.   CONGESTION PAYMENTS.  Any congestion uplift charge received as a payment for transmission service pursuant to Section 24 of the

          Tariff for any hour shall be applied in accordance with Section

          14.5(a) in payment for Energy service.



16.7 CHANGES TO TARIFF.  The Tariff constitutes part of the Agreement and shall be subject to change either in accordance with Section 21.11 or by an affirmative vote of members of the Management Committee having at least 70% of the aggregate Voting Shares to which all members are entitled; PROVIDED, HOWEVER, that the negative votes of any two or more members representing Participants which are not Related Persons of each other and which have at least 20% of the aggregate Voting

     Shares to which all members are entitled shall defeat any proposed change.  In determining whether the negative vote total specified above has been reached, the following limitation shall be applied: if the member or members representing any Participant and its Related

     Persons would be entitled to cast against the proposed action more than 18% of the aggregate Voting Shares to which all members are entitled, such member or members shall be entitled to vote negatively only 18% of such aggregate Voting Shares.  Nothing in this Agreement shall be deemed to affect in any way the ability of any Participant or

     Non-Participant to apply to the Commission under Section 205 or 206 of the Federal Power Act for a change in any rate, charge, term,

     condition or classification of service under the Tariff.



                               SECTION 17


                       POOL-PLANNED UNIT SERVICE



17.1 EFFECTIVE PERIOD.  The provisions contained in this Section 17 shall continue in effect until the fifth anniversary of the effective date of the Tariff, and shall be of no effect after that date.



17.2 OBLIGATION TO PROVIDE SERVICE.  Until the fifth anniversary of the effective date of the Tariff, each Participant shall provide service over its PTF facilities under this Section 17 rather than under the

     Tariff, for the following purposes:



          (a)  the transfer to a Participant's system of its ownership interest or its Unit Contract Entitlement under a contract entered into by it before November 1, 1996 in a Pool-Planned

               Unit which is off its system;



          (b)  the transfer to a Participant's system of its Entitlement in a purchase under a contract entered into by it before

               November 1, 1996 (including a purchase under the HQ Phase II

               Firm Energy Contract) from Hydro-Quebec where the line over which the transfer is made into New England is the HQ

               Interconnection; and



          (c)  the transfer to a Non-Participant of its Entitlement in a

               Pool-Planned Unit pursuant to an arrangement which has been approved prior to November 1, 1996 by the Management

               Committee.



17.3 RULES FOR DETERMINATION OF FACILITIES COVERED BY PARTICULAR

     TRANSACTIONS.  It is anticipated that it may be necessary with respect to a particular transmission use under subsection (a), (b) or (c) of

     Section 17.2 to determine whether the transaction is effected entirely over PTF, entirely over facilities that are not PTF, or partially over each.



     The following rules shall be controlling in the determination of the facilities required to effect the use:



          (a)  To the extent that EHV PTF is available to effect the transaction, over all or part of the distance to be covered,

               the use shall be deemed to be effected on such EHV PTF over such portion of the distance to be covered.



          (b)  To the extent that EHV PTF is not available for the entire distance to be covered by the use, but Lower Voltage PTF is available to cover all or part of the distance not covered by EHV PTF, the transaction shall be deemed to be effected on such Lower Voltage PTF.



          If a Participant has ownership or contractual rights with respect to an Excepted Transaction which are independent of this

          Agreement and the Tariff and are adequate to provide for a transfer of the types specified in subsections 17.2(a), (b) or

          (c), and such rights are not limited to the transfer in question,

          the transfer shall be deemed to have been effected pursuant to such rights and not pursuant to the provisions of this Agreement.

          A copy of each instrument establishing such rights, or an opinion of counsel describing and authenticating such rights, shall be filed with the Secretary of the Management Committee.



17.4 PAYMENTS FOR USES OF EHV PTF DURING THE TRANSITION PERIOD.



     (a)  Each Participant shall pay each month for its uses of EHV PTF for transfers of Entitlements pursuant to subsections (a) or (b) of

          Section 17.2, one-twelfth of the NEPOOL EHV PTF Participant

          Summer or Winter Wheeling Rate in effect for the calendar year ending December 31, 1996, as determined in accordance with the

          Prior NEPOOL Agreement, for each Kilowatt of its current

          Entitlements which qualify for transfer pursuant to subsections

          (a) or (b) of Section 17.2, except as otherwise provided in

          Section 17.3; provided that such payment shall be required with respect to only one-half the Kilowatts covered by a NEPOOL

          Exchange Arrangement (as hereinafter defined).



          Each Participant which is a party to the HQ Phase II Firm Energy

          Contract (other than a Participant (i) whose system is directly interconnected to the HQ Interconnection or (ii) which has contractual rights independent of this Agreement and the Tariff which give it direct access to the HQ Interconnection and which are not limited to transfers of Energy delivered over the HQ

          Interconnection) shall also pay each month for the use of EHV PTF for deliveries under the Phase II Firm Energy Contract during the

          Base Term of the HQ Phase II Firm Energy Contract, one-twelfth of the NEPOOL EHV PTF Participant Summer or Winter Wheeling Rate in

          effect for the calendar year ending December 31, 1996, as

          determined in accordance with the Prior NEPOOL Agreement, for each Kilowatt of its HQ Phase II Net Transfer Responsibility for

          the month.  If, and to the extent that, such Responsibility continues for any period by which the term of said Contract extends beyond the Base Term, each such Participant shall

          continue to pay the above rate during the extension period with respect to its continuing Responsibility.  A Participant shall not be deemed to be directly interconnected to the HQ

          Interconnection for purposes of this paragraph solely because of its participation in arrangements for the support and/or use of

          PTF facilities installed or modified to effect reinforcements of the New England AC transmission system required in connection with the HQ Interconnection.  A copy of each contract

          establishing rights independent of this Agreement and the Tariff which provides direct access to the HQ Interconnection, or an opinion of counsel describing and authenticating such rights,

          shall be filed with the Secretary of the Management Committee.



          The NEPOOL EHV PTF Participant Summer Wheeling Rate for any

          calendar year shall be applicable to the months in the Summer

          Period.



          The NEPOOL EHV PTF Participant Winter Wheeling Rate for any

          calendar year shall be applicable to the months in the Winter

          Period.



          A NEPOOL Exchange Arrangement is one entered into by two

          Participants each of which has an ownership interest in a Pool-

          Planned Unit on its own system pursuant to which each sells out of its ownership interest, a Unit Contract Entitlement to the other for a period of time which is, in whole or part, the same for both sales.  Such an arrangement shall constitute a NEPOOL

          Exchange Arrangement even though the beginning and ending dates of the two Unit Contract sale periods are different, but only for the period for which both sales are in effect.  If for any period the number of Kilowatts covered by the two Unit Contract

          Entitlements of a NEPOOL Exchange Agreement are not the same, the portion of the larger Entitlement which exceeds the amount of the smaller Entitlement shall not be deemed to be covered by such

          NEPOOL Exchange Arrangement for purposes of this Section 17.4.



     (b)  Each Participant shall pay each month for its use of EHV PTF for a transfer of an Entitlement in a Pool-Planned Unit to a Non-

          Participant pursuant to Section 17.2(c) such charge as is fixed by the Management Committee at the time of its approval of the sale, and filed with the Commission.



     (c)  Fifty percent of all amounts required to be paid with respect to transfers by a Participant pursuant to subsection (a) or (b) of

          Section 17.2 shall be paid to a pool transmission fund and distributed monthly among the Participants in proportion to the respective amounts of their costs with respect to EHV PTF for the calendar year 1996 as determined in accordance with the Prior

          NEPOOL Agreement.



     (d)  The remaining 50% of all amounts required to be paid with respect to transfers by a Participant pursuant to subsections (a) or (b)

          of Section 17.2 shall be paid to, and retained by, the

          Participant on whose system the transfer originates, or in the event the EHV PTF system of such Participant is supported in part by other Participants, then to the Participant on whose system the transfer originates and such other Participants in proportion to the respective shares of the costs of such EHV PTF system borne by each of them or in such other manner as the Participants involved may jointly direct; provided that the Participant on whose system the transfer originates shall have the right to waive such 50% payment in whole or part as to a particular transfer except that no such waiver may adversely affect the payments to any other Participant which is supporting in part the originating system's EHV PTF system.



17.5 PAYMENTS FOR USES OF LOWER VOLTAGE PTF.  Each Participant which uses another Participant's Lower Voltage PTF pursuant to this Section 17 shall pay each month to the owner of such Lower Voltage PTF (1) for each Kilowatt of its use of such Lower Voltage PTF for transfer of

     Entitlements pursuant to Subsections 17.2(a), (b) or (c) during the month, and (2) during the Base Term of the HQ Phase II Firm Energy

     Contract (and during any extension of the term of said Contract if and to the extent its HQ Phase II Net Transfer Responsibility continues during the extension period) for each Kilowatt of its HQ Phase II Net

     Transfer Responsibility for the month, the owner's Lower Voltage PTF

     Winter Wheeling Rate or Summer Wheeling Rate for the 1996 calendar year, as determined in accordance with the Prior NEPOOL Agreement.



17.6 USE OF OTHER TRANSMISSION FACILITIES BY PARTICIPANTS.  Each

     Participant which has no direct connection between its system and PTF shall be entitled to use the non-PTF transmission facilities of any other Participant required to reach its system for any of the purposes for which PTF may be used under Section 17.2.  Such use shall be effected, and payment made, in accordance with the other Participant's filed open access tariff.



17.7 LIMITS ON INDIVIDUAL TRANSMISSION CHARGES.



     Any charges for transmission service pursuant to this Section 17 by any Participant to another Participant shall be just, reasonable and not unduly discriminatory or preferential.  No provision of this

     Section 17 shall be construed to waive the right of any Participant to seek review of any charge, term or condition applicable to such transmission service by another Participant by the Commission or any other regulatory authority having jurisdiction of the transaction.



                                PART FIVE

                                 GENERAL



                                SECTION 18



                 GENERATION AND TRANSMISSION FACILITIES



18.1 DESIGNATION OF POOL-PLANNED FACILITIES.



     At the request of a Participant, the Management Committee shall designate as "pool-planned" a generating or transmission facility to be constructed by the Participant or its Related Person if the

     Management Committee determines that the facility is consistent with

     NEPOOL planning.  The Management Committee may not unreasonably withhold designation as a Pool-Planned Facility of a generation unit or other facility proposed by one or more Participants in order to satisfy their anticipated Installed Capability Responsibilities with a mix of generation and other resources reasonably comparable as to economics and types to that being developed for New England.



18.2 CONSTRUCTION OF FACILITIES.



     Subject to Sections 13.1, 15.2, 15.5, 18.3, 18.4 and 18.5, and to the

     provisions of the Tariff, each Participant shall have the right to determine whether, and to what extent, additions to and modifications in its generating and transmission facilities shall be made.  However,

     each Participant shall give due consideration to recommendations made to it by the Management Committee or the System Operator for any such additions or modifications and shall follow such recommendations unless it determines in good faith that the recommended actions would not be in its best interest.


18.3 PROTECTIVE DEVICES FOR TRANSMISSION FACILITIES AND AUTOMATIC
     GENERATION CONTROL EQUIPMENT.


     Each Participant shall install, maintain and operate such protective equipment and switching, voltage control, load shedding and emergency facilities as the Management Committee may determine to be required in order to assure continuity of service and the stability of the interconnected transmission facilities of the Participants. Until the

     Second Effective Date, each Participant shall also install, maintain and operate such Automatic Generation Control equipment as the

     Management Committee may determine to be required in order to maintain proper frequency for the interconnected bulk power system of the

     Participants and to maintain proper power flows into and out of the

     NEPOOL Control Area.



18.4 REVIEW OF PARTICIPANT'S PROPOSED PLANS.



     Each Participant shall submit to the System Operator, Management

     Committee, the Market Reliability Planning Committee or the Regional

     Transmission Planning Committee, as appropriate, and the Regional

     Market Operations Committee or the Regional Transmission Operations

     Committee, as appropriate, for review by them, in such form, manner and detail as the Management Committee may reasonably prescribe, (i)

     any new or materially changed plan for additions to, retirements of,

     or changes in the capacity of any supply and demand-side resources or transmission facilities rated 69 kV or above subject to control of such Participant, and (ii) any new or materially changed plan for any other action to be taken by the Participant which may have a significant effect on the stability, reliability or operating characteristics of its system or the system of any other Participant.

     No significant action (other than preliminary engineering action)

     leading toward implementation of any such new or changed plan shall be taken earlier than sixty days (or ninety days, if the System Operator or the Management Committee determines that it requires additional time to consider the plan and so notifies the Participant in writing within the sixty days) after the plan has been submitted to the

     Committees.  Unless prior to the expiration of the sixty or ninety days, whichever is applicable, the Management Committee notifies the

     Participant in writing that it has determined that implementation of the plan will have a significant adverse effect upon the reliability or operating characteristics of its system or of the systems of one or more other Participants, the Participant shall be free to proceed.

     The time limits provided by this Section 18.4 may be changed with respect to any such submission by agreement between the Management

     Committee and the Participant required to submit the plan.



18.5 PARTICIPANT TO AVOID ADVERSE EFFECT.



     If the Management Committee notifies a Participant pursuant to Section

     18.4 that implementation of the Participant's plan has been determined to have a significant adverse effect upon the reliability or operating characteristics of its system or the systems of one or more other

     Participants, the Participant shall not proceed to implement such plan unless the Participant takes such action or constructs at its expense such facilities as the Management Committee determines to be reasonably necessary to avoid such adverse effect; provided that if the plan is for the retirement of a supply or demand-side resource,

     the Participant may proceed with its plan only if, after engaging in good faith negotiations with persons designated by the Management

     Committee to address the adverse effects on reliability or operating characteristics, the negotiations either address the adverse effects to the satisfaction of the Management Committee, or no satisfactory resolution can be achieved on terms acceptable to the parties within

     90 days of the Participant's receipt of the Management Committee's notice.  Any agreement resulting from such negotiations shall be in writing and shall be filed in accordance with the Commission's filing requirements if it requires any payment.



                                SECTION 19


                                EXPENSES



19.1 ANNUAL FEE.



     Each Participant shall pay to NEPOOL in January of each year an annual fee of $500, which shall be applied toward NEPOOL expenses.



19.2 NEPOOL EXPENSES.



     It is an objective of the Participants to work with the System

     Operator to establish to the maximum extent possible fees for services rendered that fairly allocate NEPOOL and System Operator costs directly to the Participants and Non-Participants responsible for such costs, rather than through the general expense allocation identified below.  Subject to the continued payment of a portion of NEPEX

     Expenses from the Savings Fund until the Second Effective Date in accordance with the Prior NEPOOL Agreement, the balance of NEPOOL expenses remaining to be paid after the application of (i) the annual fee to be paid pursuant to Section 19.1, and (ii) any fees or other charges for services or other revenues received by NEPOOL, or collected on its behalf by the System Operator, shall be allocated among and paid monthly by the Participants in accordance with their respective Voting Shares.



                              SECTION 20


                     INDEPENDENT SYSTEM OPERATOR



     (a)  The Management Committee is authorized and directed to approve one or more agreements to be entered into with the ISO (the "ISO

          Agreement") and any amendments to the ISO Agreement which the

          Committee may deem necessary or appropriate from time to time.

          The ISO Agreement shall specify the rights and responsibilities of NEPOOL and the ISO, for the continued operation of the NEPOOL control center by the ISO as the control center operator for the

          NEPOOL Control Area and the administration of the Tariff.  In addition, the ISO shall be responsible for the furnishing of billing and other services required by NEPOOL.



     (b)  The fees and charges of the ISO (other than fees and charges for services which are separately billed), and any indemnification payable under the ISO Agreement, shall be shared by the

          Participants in accordance with Section 19.



     (c)  The Participants shall provide to the ISO the financial support,

          information and other resources necessary to enable the ISO to provide the services specified in the ISO Agreement, or in this

          Agreement, in accordance with Good Utility Practice and subject to the budgeting, approval and dispute resolution provisions of the ISO Agreement and this Agreement.



     (d)  The Participants shall provide appropriate funding for the acquisition of land, structures, fixtures, equipment and

          facilities, and other capital expenditures for the ISO, which are included in the annual budget for the ISO in accordance with the provisions of the ISO Agreement, or otherwise specifically approved by the Management Committee.  All such land, structures,

          fixtures, equipment and facilities, and other capital assets, and all software or other intellectual property or rights to

          intellectual property or other assets, acquired or developed by the ISO in order to carry out its responsibilities under the ISO

          Agreement shall be the property of the Participants or shall be acquired by the Participants under lease in accordance with arrangements approved by the Management Committee.  Unless otherwise agreed by the Participants, the funding of the

          acquisition, or lease, of land, structures, fixtures, equipment and facilities, and other capital expenditures, or the

          acquisition of other assets, and the ownership thereof, or the obligations of Participants as lessees, shall be in proportion to the Voting Shares of each Participant in effect from time to time.  The Participants shall make all such assets (including the assets of the existing NEPOOL headquarters and control center)

          available for use by the ISO in carrying out its responsibilities under the ISO Agreement.  The ISO Agreement shall require the

          ISO, on behalf of the Participants, to maintain and care for,

          insure as appropriate, and pay any property taxes relating to,

          assets made available for its use.



     (e)  The ISO Agreement shall require the ISO to refrain from any action that would create any lien, security interest or

          encumbrance of any kind upon the facilities, equipment or other assets of any Participant, or upon anything that becomes affixed to such facilities, equipment or other assets.  The Participants and the ISO shall include in the ISO Agreement a provision that,

          upon the request of any Participant, the ISO shall (i) provide a written statement that it has taken no action that would create any such lien, security interest or encumbrance, and (ii) take all actions within the control of the ISO, at the direction and expense of the requesting Participant, required for compliance by such Participant with the provisions of its mortgage relating to such facilities, equipment or other assets.



     (f)  The ISO shall have the right to appoint a non-voting member and an alternate to each NEPOOL committee other than the Management

          Committee.  The member appointed to each committee shall have all of the rights of any other member of the committee except the right to vote.



     (g)  The ISO shall have the same rights as a Participant to appeal to the Management Committee any action taken by any other NEPOOL committee, and shall be entitled to appear before the Management

          Committee on any such appeal.  Further, the ISO shall be entitled to submit any dispute with respect to a vote of the Management

          Committee to approve, modify, or reject a proposed action to resolution in accordance with Section 21.1, whether or not the action could have been submitted by a Participant in accordance with Section 21.1A.  In addition, the ISO shall be entitled to submit any dispute with respect to a vote of the Management

          Committee which denies an appeal to the Management Committee by the ISO or which takes action on any rulemaking issue to the

          Board of Directors of the ISO for determination, subject to the right of the Management Committee to seek a review in accordance with the Alternate Dispute Resolution procedures or by the

          Commission.  The ISO shall give notice of any such submission to the Secretary of the Management Committee within ten days of the action of the Management Committee and shall mail a copy of such notice to each member of the Management Committee.  Pending final action on the submission in accordance with Section 21.1 or by the Board of Directors of the ISO or the Commission, as

          appropriate, the giving of notice of the submission shall suspend the Management Committee's action.  Unless the Board of Directors of the ISO acts within 60 days of the ISO's notice to the

          Management Committee, the Management Committee action will be deemed to be approved.



     (h)  The ISO Agreement shall specify the ISO's independent authority with respect to rulemaking.



     (i)  NEPOOL and its committees and the ISO shall consult and coordinate from time to time with the relevant state regulatory,

          siting and other authorities of the six New England states on operating, planning and other issues of concern to the states.

          The New England Conference of Public Utilities Commissioners,

          Inc. (NECPUC) or its designee shall be furnished notices of meetings of all NEPOOL committees and the Board of Directors of the ISO, and minutes of their meetings.  NECPUC and other state authorities shall be provided an appropriate opportunity to appear at meetings of the NEPOOL committees and the Board of

          Directors of the ISO and to present their views.  Representatives of NEPOOL and the ISO shall be designated to attend meetings of

          NECPUC or any committee or task force of NECPUC, to the extent

          NECPUC or its committee or task force may deem such attendance appropriate.



                                  SECTION 21


                           MISCELLANEOUS PROVISIONS



21.1 ALTERNATIVE DISPUTE RESOLUTION.



     A.   GENERAL:



          If the ISO is aggrieved by a vote of the Management Committee to approve, modify or reject a proposed action under this Agreement,

          including the Tariff, it may submit the matter for resolution hereunder.  If the Management Committee is aggrieved by an action of the ISO Board of Directors ("ISO Board") under this Agreement,

          including the Tariff or the ISO Agreement (as defined in Section

          20(a)), the Management Committee may submit the matter for resolution hereunder; provided, however, that if the action of the ISO relates to rulemaking, the Management Committee may submit the matters for resolution under this Section 21.1 only with the concurrence of the ISO.  Any Participant which is aggrieved by a vote of the Management Committee to approve,

          modify or reject a proposed action under this Agreement,

          including the Tariff, may, as provided below, submit the matter for resolution hereunder if the vote:



          (1)  requires such Participant to make a payment or to take any action pursuant to this Agreement; or



          (2)  reduces the amount of any receipt or forbids, pursuant to this Agreement, the taking of any action by the Participant;

               or



          (3)  fails to afford it any right to which it is entitled under the provisions of this Agreement or imposes on it a burden to which it is not subject under the provisions of this

               Agreement; or



          (4)  results in the termination of the Participant's status as a

               Participant or imposes any penalty on the Participant; or



          (5)  results in an allocation of transmission or other facilities support obligations; or



          (6)  fails to grant in full an application for transmission service pursuant to the Tariff.



          No legal or regulatory proceeding (except those reasonably necessary to toll statutes of limitations, claims for laches or other bars to later legal or regulatory action) shall be

          initiated by any Participant with respect to any such matter while proceedings are pending under this Section with respect to the matter.



     B.   PROCEDURE:



          (1)  SUBMISSION OF A DISPUTE: The ISO or a Participant seeking review of a vote of the Management Committee shall give

               written notice to the Secretary of the Management Committee within ten business days of the vote, and shall mail or

               telecopy a copy of its notice to each member of the

               Management Committee.  Where the Management Committee is

               seeking review of an action of the ISO Board, the Management

               Committee shall give written notice to the Secretary of the

               ISO Board.  The provider of notice under this Section shall be referred to herein as the "Aggrieved Party."



          (2)  SUSPENSION OF ACTION: If the ISO seeks review of a vote of the Management Committee pursuant to this Section, the vote to be reviewed shall be suspended pending resolution of such review by the arbitrator or the Commission if raised in

               regulatory proceedings. If a Participant seeks such a

               review, the vote to be reviewed shall be suspended for up to

               90 days following the giving of the Participant's notice

               pending resolution of any arbitration proceeding unless the

               Management Committee determines that the suspension will

               imperil the stability or reliability of the NEPOOL Control

               Area bulk power supply.



          (3)  AGGRIEVED PARTY OPTIONS: (i) If the notice is to seek review of a vote of the Management Committee, the Aggrieved Party's notice to the Management Committee shall invoke arbitration as described herein in its notice pursuant to paragraph

               B(1), and may also initiate mediation with the agreement of the Management Committee, while reserving such Party's right to proceed with the arbitration if mediation does not

               resolve the matter within 20 days of the giving of the

               Party's notice or such longer period as may be fixed by

               mutual agreement of the Management Committee and the

               Aggrieved Party.  Notwithstanding the initiation of

               mediation, the arbitration proceeding shall proceed

               concurrently with the selection of the arbitrator pursuant to paragraph C(1) of this Section 21.1.



          (ii) If the notice is to seek review of an ISO action, the

               Management Committee's notice to the ISO Board shall

               (subject to the concurrence of the ISO for actions relating to rulemaking as provided in Section 21.1A) invoke

               arbitration as described herein in its notice pursuant to

               paragraph B(1), and may also initiate mediation with the

               agreement of the ISO Board, while reserving the Management

               Committee's right to proceed with the arbitration if

               mediation does not resolve the matter within 20 days of the giving of the Management Committee's notice or such longer period as may be fixed by mutual agreement of the ISO Board and the Management Committee. Notwithstanding the initiation of mediation, the arbitration proceeding shall proceed

               concurrently with the selection of the arbitrator pursuant to paragraph C(1) of this Section 21.1.



          (4)  MEDIATION POSITIONS NOT TO BE USED ELSEWHERE:  All mediation proceedings pursuant to this Section are confidential and

               shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.



          (5)  TIME LIMITS; DURATION:  Any other Participant that wishes to participate in an arbitration proceeding hereunder shall

               give signed written notice to the Secretary of the

               Management Committee, and to the Secretary of the ISO Board

               if the ISO is involved in such arbitration, no later than

               ten calendar days after the giving of the notice of

               arbitration. The arbitration procedure shall not exceed 90 calendar days from the date of the Aggrieved Party's notice invoking arbitration to the arbitrator's decision unless the parties agree upon a longer or shorter time.  All agreements by the ISO or the aggrieved Participant and the Management

               Committee to use mediation shall establish a schedule which will control unless later changed by mutual agreement.



          C.   ARBITRATION:



               (1)  SELECTION OF ARBITRATOR:  The ISO or the aggrieved

                    Participant and the Management Committee shall attempt

                    to choose by mutual agreement a single neutral

                    arbitrator to hear the dispute.  If the ISO or the

                    Participant and the Management Committee fail to agree

                    upon a single arbitrator within ten calendar days of

                    the giving of notice of arbitration to the Secretary of

                    the Management Committee or the Secretary of the ISO

                    Board, as the case may be, the American Arbitration

                    Association shall be asked to appoint an arbitrator.

                    In either case, the arbitrator shall be knowledgeable

                    in matters involving the electric power industry,

                    including the operation of control areas and bulk power

                    systems, and shall not have any substantial business or

                    financial relationships with the ISO, NEPOOL or its

                    Participants (other than previous experience as an

                    arbitrator) unless otherwise mutually agreed by the ISO

                    or the aggrieved Participant and the Management

                    Committee.



               (2)  COSTS: NEPOOL shall be responsible for all of the costs of the proceeding if it is initiated by the ISO or by

                    the Management Committee.  If a proceeding is initiated

                    by an aggrieved Participant, each party shall be

                    responsible for the following costs, if applicable:



                    (i)  its own costs incurred during the arbitration

                         process (except that this does not preclude

                         billing the aggrieved Participant for its share of

                         NEPOOL Expenses that may include the Management

                         Committee's arbitration costs); PLUS



                    (ii) One half of the common costs of the arbitration

                         including, but not limited to, the arbitrator's

                         fee and expenses, the rental charge for a hearing

                         room and the cost of a court reporter and

                         transcript, if required.



               (3)  HEARING LOCATION:  Unless otherwise mutually agreed,

                    the site for all arbitration hearings shall be NEPOOL

                    counsel's office.



          D.   RULES AND PROCEDURES:



               (1)  PROCEDURE AND DISCOVERY:  The procedural rules (if

                    any), the conduct of the arbitration and the

                    availability, extent and duration of pre-hearing

                    discovery (if any), which shall be limited to the

                    minimum necessary to resolve the matters in dispute,

                    shall be determined by the arbitrator in his/her sole

                    discretion at or prior to the initial hearing.



               (2)  PRE-HEARING SUBMISSIONS:  The Aggrieved Party shall

                    provide the arbitrator with a brief written statement

                    of its complaint and a statement of the remedy or

                    remedies it seeks, accompanied by copies of any

                    documents or other materials it wishes the arbitrator

                    to review.  The Management Committee will provide the

                    arbitrator with a copy of this Agreement and all

                    relevant implementing documents, a brief description of

                    the action being arbitrated, copies of the minutes of

                    all NEPOOL committee meetings at which the matter was

                    discussed, a brief statement explaining why the

                    Management Committee believes its decision should be

                    upheld by the arbitrator, and copies of any documents

                    or other materials the Management Committee wishes the

                    arbitrator to review.  If the Management Committee is

                    the Aggrieved Party, the ISO Board will provide copies

                    of minutes of the ISO Board meetings at which the

                    matter was discussed, a brief statement explaining why

                    the ISO Board believes its decision should be upheld by

                    the arbitrator, and copies of any documents or other

                    materials the ISO Board wishes the arbitrator to

                    review. These submissions shall be made within five

                    days after the selection of the arbitrator.



                    In addition, each party shall designate one or more

                    individuals to be available to answer questions the

                    arbitrator may have on the documents or other materials

                    submitted by that party.  The answers to all such

                    questions shall be reduced to writing by the party

                    providing the answer and a copy shall be furnished to

                    the other party.



               (3)  INITIAL HEARING:  An initial hearing will be held no

                    later than 10 days after the selection of the

                    arbitrator and shall be limited to issues raised in the

                    pre-hearing filings.  The scheduling of further

                    hearings at the request of either party or on the

                    arbitrator's own motion shall be within the sole

                    discretion of the arbitrator.



               (4)  DECISION:  The arbitrator's decision shall be due,

                    unless the deadline is extended by mutual agreement of

                    the ISO or the aggrieved Participant and the Management

                    Committee, within sixty days of the initial hearing or

                    within ninety days of the Aggrieved Party's initiation

                    of arbitration, whichever occurs first.  The arbitrator

                    shall be authorized only to interpret and apply the

                    provisions of this Agreement and the arbitrator shall

                    have no power to modify or change the Agreement in any

                    manner.



               (5)  EFFECT OF ARBITRATION DECISION:  The decision of the

                    arbitrator will be conclusive in a subsequent

                    regulatory or legal proceeding as to the facts

                    determined by the arbitrator but will not be conclusive

                    as to the law or constitute precedent on issues of law

                    in any subsequent regulatory or legal proceedings.



               An aggrieved party may initiate a proceeding with a court or with the Commission with respect to the arbitration or

               arbitrator's decision only:



                 <circle>if the arbitration process does not result in a

                         decision within the time period specified and the

                         proceeding is initiated within thirty days after

                         the expiration of such time period; or



                 <circle>on the grounds specified in Sections 10 and 11

                         of Title 9 of the United States Code for judicial

                         vacation or modification of an arbitration award

                         and the proceeding is initiated within thirty days

                         of the issuance of the arbitrator's decision.



               (6)  OTHER DISPUTES:  In the event a dispute arises with a

                    Non-Participant which receives or is eligible to

                    receive service under this Agreement or the Tariff with

                    respect to such service, the Non-Participant shall have

                    the right to have the dispute considered by the

                    Management Committee.  In the event the Non-Participant

                    is aggrieved by the Management Committee's vote on the

                    dispute, and the vote has any of the effects specified

                    in paragraph A of this Section 21.1, the aggrieved Non-

                    Participant may require that the dispute be resolved in

                    accordance with this Section 21.1.  To the extent that

                    NEPOOL provides services to Non-Participants under

                    separate agreements, the Management Committee shall

                    incorporate the provisions of this Section by reference

                    in any such agreement, in which case the term

                    "Participant" shall be deemed for purposes of the

                    dispute resolution provisions to include such Non-

                    Participant purchasers of NEPOOL services.



21.2 PAYMENT OF POOL CHARGES; TERMINATION OF STATUS AS PARTICIPANT.



     (a)  Any Participant shall have the right to terminate its status as a

          Participant upon no less than six months' prior written notice given to the Secretary of the Management Committee.



     (b)  If at any time during the term of this Agreement a receiver or trustee of a Participant is appointed or a Participant is

          adjudicated bankrupt or an order for relief is entered under the

          Federal Bankruptcy Code against a Participant or if there shall be filed against any Participant in any court (pursuant to the

          Federal Bankruptcy Code or any statute of Canada or any state or province) a petition in bankruptcy or insolvency or for

          reorganization or for appointment of a receiver or trustee of all or a portion of the Participant's property, and within ninety days after the filing of such a petition against the Participant,

          the Participant shall fail to secure a discharge thereof, or if any Participant shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy or

          insolvency law or shall make an assignment for the benefit of creditors, the Management Committee may terminate such

          Participant's status as a Participant as of any time thereafter.



     (c)  Each Participant is obligated to pay when due in accordance with

          NEPOOL procedures all amounts invoiced to it by NEPOOL, or by the

          ISO on behalf of NEPOOL.  If a Participant disputes a NEPOOL invoice in whole or part, it shall be entitled to continue to receive service under the Agreement and the Tariff, so long as the Participant (i) continues to make all payments not in

          dispute, and (ii) pays into an independent escrow account the portion of the invoice in dispute, pending resolution of the dispute.  If the Participant fails to meet these two requirements for continuation of service, NEPOOL may suspend service, in whole or part, to the Participant sixty days after the giving of notice to the Participant of NEPOOL's intention to suspend service, in accordance with Commission policy.



     (d)  In the event a Participant fails, for any reason other than a billing dispute as described in subsection (c) of this Section

          21.2, to pay when due in accordance with NEPOOL procedures all amounts invoiced to it by NEPOOL, or by the ISO on behalf of

          NEPOOL, or the Participant fails to perform any other obligation under the Agreement or the Tariff, and such failure continues for at least ten days, NEPOOL may notify the Participant that it is in default and may initiate a proceeding before the Commission to terminate such Participant's status as a Participant.  Pending

          Commission action on such termination, NEPOOL may suspend

          service, in whole or part, to the Participant on or after 50 days after the giving of such notice and the initiation of such proceeding, in accordance with Commission policy, unless the

          Participant cures the default within such 50-day period.



     (e)  If the status of a Participant as a Participant is terminated pursuant to this Section 21.2 or any other provision of this

          Agreement, such former Participant's generation and transmission facilities shall continue to be subject to such NEPOOL or other requirements relating to reliability as the Commission may approve in acting on the termination, for so long as the

          Commission may direct.  Further, if any of such former

          Participant's transmission facilities are required in order to permit transactions among any of the remaining Participants pursuant to this Agreement or the Tariff, all pending requests for transmission service under the Tariff relating to such

          Participant's facilities shall be followed to completion under the Participant's own tariff and all existing service over the

          Participant's facilities shall continue to be provided under the

          Tariff for a period of three years.  It is the intent of this subsection that no such termination should be allowed to

          jeopardize the reliability of the bulk power facilities of any remaining Participant or should be allowed to impose any

          unreasonable financial burden on any remaining Participant.



     (f)  No such termination of a Participant's status as a Participant shall affect any obligation of, or to, such former Participant arising prior to the effective time of such termination.



21.3 ASSIGNMENT.  The Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the respective signatories hereto, but no assignment of a signatory's interests or obligations under the Agreement or any portion thereof shall be made without the written consent of the Management Committee, except as otherwise permitted by the Tariff, or except in connection with a sale, merger,

     or consolidation which results in the transfer of all or a portion of a signatory's generation or transmission assets to, and the assumption of all of the obligations of the signatory under this Agreement (or in the case of a transfer of a portion of a signatory's generation or transmission assets, the assumption of obligations of the signatory under this Agreement with respect to such assets) by, an acquiring or surviving Entity which either is, or concurrently becomes, a

     Participant, or agrees to assume such of the signatory's obligations with respect to such assets as the Management Committee may reasonably require, or except in connection with the grant of a security interest in a Participant's assets as security for bonds or other financing.



21.4 FORCE MAJEURE.  A Participant shall not be considered to be in default in respect of any obligation hereunder if prevented from fulfilling such obligation by an event of Force Majeure.  An event of Force

     Majeure means any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion,

     breakage or accident to machinery or equipment, any Curtailment, any order, regulation or restriction imposed by a court or governmental military or lawfully established civilian authorities, or any other cause beyond a Participant's control, provided that no event of Force

     Majeure affecting any Participant shall excuse that Participant from making any payment that it is obligated to make under this Agreement.

     A Participant whose performance under this Agreement is hindered by an event of Force Majeure shall make all reasonable efforts to perform its obligations under this Agreement, and shall promptly notify the

     Management Committee of the commencement and end of any event of Force

     Majeure.



21.5 WAIVER OF DEFAULTS.  No waiver of the performance by a Participant of any obligation under this Agreement or with respect to any default or any other matter arising in connection with this Agreement shall be effective unless given by the Management Committee.  Any such waiver by the Management Committee in any particular instance shall not be deemed a waiver with respect to any subsequent performance, default or matter.



21.6 OTHER CONTRACTS.  No Participant shall be a party to any other agreement which in any manner is inconsistent with its obligations under this Agreement.



21.7 LIABILITY AND INSURANCE.



     (a)  Each Participant will indemnify and save each of the other

          Participants, its officers, directors and Related Persons (each an "Indemnified Party") harmless from and against all actions,

          claims, demands, costs, damages and liabilities asserted by a third party against the Indemnified Party seeking indemnification and arising out of or relating to bodily injury, death or damage to property caused by or sustained on facilities owned or

          controlled by such Participant that are the subject of this

          Agreement, or caused by a failure to act in accordance with this

          Agreement by the Participant from which indemnification is sought, except (i) to the extent that such liabilities result from the negligence or willful misconduct of the Participant seeking indemnification, and (ii) each Participant shall be responsible for all claims of its own employees, agents and servants growing out of any workmen's compensation law.  The amount of any indemnity payment under the provisions of this

          Section 21.7 shall be reduced (including, without limitation,

          retroactively) by any insurance proceeds or other amounts

          actually recovered by the Indemnified Party in respect of the indemnified action, claim, demand, cost, damage or liability.

          Notwithstanding the foregoing, no Participant shall be liable to any Indemnified Party for any claim for loss of profits or revenues, attorneys' fees or costs, cost of capital or financing,

          loss of goodwill or cost of replacement power arising from a

          Participant's carrying out, or failing to carry out, any

          obligations contemplated by this Agreement or for any other indirect, incidental, special, consequential, punitive, or multiple damages or loss; provided, however, that nothing herein shall reduce or limit the obligations of any Participant to Non-

          Participants.



     (b)  Each Participant shall furnish, at its sole expense, such insurance coverage as the Management Committee may reasonably require with respect to its obligation pursuant to Section

          21.7(a).



21.8 RECORDS AND INFORMATION.  Each Participant shall keep such records as may reasonably be required by a NEPOOL committee or the System

     Operator, and shall furnish to such committee or the System Operator such records, reports and information (including forecasts) as it may reasonably require, provided the confidentiality thereof is protected in accordance with NEPOOL's information policy.



21.9 CONSISTENCY WITH NPCC AND NERC STANDARDS.  The standards, criteria and rules adopted by NEPOOL committees under this Agreement shall be consistent with those adopted by the Northeast Power Coordinating

     Council and the North American Electric Reliability Council or any

     successor to either.



21.10CONSTRUCTION.



     (a)  The Table of Contents contained in this Agreement and the headings of the Sections of this Agreement are intended for convenience only and shall not be deemed to be part of this

          Agreement or considered in construing it.



     (b)  This Agreement shall be interpreted, construed and governed in accordance with the laws of the State of Connecticut.



21.11AMENDMENT.  This Agreement, including the Tariff, and any attachment or exhibit hereto may be amended from time to time by an instrument signed by Participants having aggregate Voting Shares equal to at least 70% of the Voting Shares of all Participants; provided that an amendment shall not become effective if two or more Participants which are not Related Persons of each other and which have aggregate Voting

     Shares at least equal to 20% of the Voting Shares of all Participants give notice to the Secretary of the Management Committee that they object to the amendment within thirty days after the giving of notice to them of the prospective effectiveness of the amendment.  In determining whether the 20% requirement has been met, the following limitation shall be applied:  if the aggregate Voting Share of any objecting Participant and its Related Persons exceeds 18%, the aggregate Voting Share of such Participant and its Related Persons for this purpose shall be reduced to 18%.



     Any amendment to this Agreement shall be in writing and shall become effective on the date specified in the amendment, subject to acceptance or approval by the Commission, whether or not the remaining

     Participants agree, provided that the remaining Participants shall have been given written notice of the prospective effectiveness of such amendment at least thirty days prior to the effective date of such amendment, and provided further, that such an amendment does not impose a burden on such remaining Participants which is materially different in nature or materially greater in degree than that imposed on the Participants which have agreed to such amendment.  Such notice shall be accompanied by a form of notice which may be signed and returned to the Secretary of the Management Committee to state a

     Participant's objection to the amendment. Any Participant which has given notice of its objection to such amendment shall be entitled to terminate its status as a Participant effective as of the effective date of such amendment by giving to the Secretary of the Management

     Committee written notice of such termination within thirty days after notice has been given to it of the prospective effectiveness of such amendment.  Effective as of thirty days after the giving of such notice of the prospective effectiveness of such amendment, any

     Participant which has not previously given notice of its objection to such amendment and which does not give notice of termination of status as herein provided within such thirty-day period shall thereafter be bound by such amendment; provided that nothing herein shall be construed to prevent any Participant from challenging any proposed amendment before a court or regulatory agency on the ground that the proposed amendment or its application to the Participant is in violation of law or of this Section 21.11.



21.12TERMINATION.  This Agreement shall continue in effect until terminated, in accordance with the Commission's regulations, by

     Participants represented by members of the Management Committee having

     Voting Shares equal to at least 70% of the Voting Shares of all

     Participants. No such termination shall relieve any party of any obligation arising prior to the effective time of such termination.



21.13NOTICES TO PARTICIPANTS.



     (a)  Any notice, demand, request or other communication required or authorized by this Agreement to be given to any Participant shall be in writing, and shall be (1) personally delivered to the

          Management Committee member or alternate appointed by the

          Participant; (2) mailed, postage prepaid, to the Participant at the address of its member on the Management Committee as set out in the NEPOOL roster; (3) sent by facsimile ("faxed") to the

          Participant at the fax number of its member on the Management

          Committee as set out in the NEPOOL roster; or (4) delivered electronically to the Participant at the electronic mail address of its member on the Management Committee or at the address of its principal office.  The designation of any such address may be changed at any time by written notice delivered to the Secretary of the Management Committee, who shall cause such change to be reflected in the NEPOOL roster.



     (b)  Any notice, demand, request or other communication required or authorized by this Agreement to be given to any NEPOOL committee shall be in writing and shall be delivered to the Secretary of the committee.  Each such notice shall either be personally delivered to the Secretary, mailed, postage prepaid, or sent by facsimile ("faxed") to the Secretary at the address or fax number set out in the NEPOOL roster, or delivered electronically to the

          Secretary. The designation of such address may be changed at any time by written notice delivered to each Participant.



     (c)  Any such notice, demand or request so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed.  Any such notice, demand, request or other communication sent by regular mail or by facsimile ("faxed") or delivered electronically shall be deemed given when received by the

          Participant or by the Secretary of the committee, whichever is applicable.



21.14SEVERABILITY AND RENEGOTIATION.  If any provision of this Agreement is held by a court or regulatory authority of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms,

     provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected,

     impaired or invalidated, except as otherwise explicitly provided in this Section.



     If any provision of this Agreement is held by a court or regulatory authority of competent jurisdiction to be invalid, void or unenforceable, or if the Agreement is modified or conditioned by a regulatory authority exercising jurisdiction over this Agreement, the

     Participants shall endeavor in good faith to negotiate such amendment or amendments to this Agreement as will restore the relative benefits and obligations of the Participants under this Agreement immediately prior to such holding, modification or condition.  If after sixty days such negotiations are unsuccessful the Participants may exercise their withdrawal or termination rights under this Agreement.



21.15NO THIRD-PARTY BENEFICIARIES.  Except for the provisions of this

     Agreement and the Tariff which provide for service to Non-

     Participants, this Agreement is intended to be solely for the benefit of the Participants and their respective successors and permitted assigns and, unless expressly stated herein, is not intended to and shall not confer any rights or benefits on any third party (other than successors and permitted assigns) not a signatory hereto.



21.16COUNTERPARTS.  This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument.  Any signature page of this Agreement may be detached from any counterpart of this

     Agreement without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.



     IN WITNESS WHEREOF, the signatories have caused this Agreement to be executed by their duly authorized officers or representatives.

                                                          ATTACHMENT A
                                                           TO RESTATED
                                                      NEPOOL AGREEMENT













                              METHODOLOGY FOR
                              DETERMINATION OF
                             TRANSMISSION FLOWS

     The methodology for determining parallel path transmission flows to be used in determining the distribution of revenues received for Regional

Network Service provided during the Transition Period, or for Through or

Out Service, is as follows, and shall be determined (1) on the basis of the flows for all transactions in the NEPOOL Control Area ("Regional Flows")

for the purpose of allocating during the Transition Period Regional Network

Service revenues, and (2) on the basis of the flows for the particular transaction ("Transaction Flows") for the purpose of allocating revenues during or after the Transition Period from the furnishing of Through or Out

Service:



     A.   RESPONSIBILITY FOR CALCULATIONS



     The calculation of megawatt mile allocations in accordance with this methodology shall be performed under the direction of the Regional

Transmission Planning Committee ("RTPC").



     B.   PERIODIC REVIEW



     Calculations of MW-Mile allocations shall be performed whenever significant changes to the transmission system load flows, as determined by the RTPC, occur.



     C.   FACILITIES INCLUDED IN THE ANALYSIS



          1.   Transmission Lines



               A calculation of MW-miles shall be determined for all PTF

               lines.



          2.   Generators



               The analysis shall include all generators with a Winter

               Capability equal to or greater than 10.0 MW.  Multiple

               generators connected to a single bus with a total Winter

               Capability equal to or greater than 10.0 MW shall also be

               included.



          3.   Transformers



               All transformers connecting PTF transmission lines shall be included in the analysis.



     D.   DETERMINATION OF RATE DISTRIBUTION



          1.   General



               Modeling of the transmission system shall be performed using a system simulation program and associated cases as approved by the RTPC.



          2.   Determination of Regional Flows



               The change in real power flow (MW) over each transmission

               line and transformer shall be determined for each generator

               (or group of generators on a single bus) by determining the absolute value of the difference between the flows on each facility with the generator(s) modeled off and while

               operating at its net Winter Capability.  In addition, a

               generator shall be simulated at each transmission line tie to the NEPOOL Control Area and changes in flow determined

               for this generator off or while generating at a level of 100

               MW.  Loads throughout the NEPOOL Control Area shall be

               proportionally scaled to account for differences in

               generator output and electrical losses.  The changes in flow shall be multiplied by the length of each respective line.

               Changes in flow through transformers shall be multiplied by a factor of five.  Changes in flow through phase-shifting

               transformers shall be multiplied by a factor of ten.  The

               resulting values represent the MW-miles associated with each facility.



          3.   Determination of Transaction Flows



               a.   Definition of Supply and Receipt Areas



                    For the purposes of these calculations, areas of supply

                    and receipt shall be determined by the RTPC.  These

                    areas shall be based on the system boundaries of each

                    Local Network.



               b.   Calculation of MW-Miles



                    The change in real power flow (MW) over each

                    transmission line and transformer shall be determined

                    for each combination of supply and receipt areas by

                    determining the absolute value of the difference

                    between the flows on each facility following a scaled

                    increase of the supplying areas generation by 100 MW.

                    Loads in the area of receipt shall be scaled to account

                    for changes in generation and electrical losses.  In

                    instances where the areas of supply and/or receipt are

                    outside the NEPOOL Control Area, the changes in real

                    power flow will be determined only for facilities

                    within the NEPOOL Control Area.  The changes in flow

                    shall then be multiplied by the length of each

                    respective line.  Changes in flow through transformers

                    shall be multiplied by a factor of five.  Changes in

                    flow through phase-shifting transformers shall be

                    multiplied by a factor of ten.  The resulting values

                    represent the MW-miles associated with each facility.



          4.   Assignment of MW-Miles to Participants



               Each Participant shall have assigned to it the MW-miles

               associated with each PTF facility for which it has full

               ownership.  Each Participant shall also be assigned MW-miles in proportion to the percentage of its ownership of jointly-

               owned facilities or the percentage of its support for

               facilities for which it provides support.

                        RESTATED NEPOOL OPEN ACCESS

                           TRANSMISSION TARIFF

NEPOOL                        Restated Open Access Transmission Tariff
                                        Original Sheet No. 1

                            TABLE OF CONTENTS


I.  COMMON SERVICE PROVISIONS. . . . . . . . . . . . . . . . . 13

1 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . 13
    1.1  Administrative Costs. . . . . . . . . . . . . . . . . 13
    1.2  Agreement . . . . . . . . . . . . . . . . . . . . . . 13
    1.3  Ancillary Services. . . . . . . . . . . . . . . . . . 13
    1.4  Annual Transmission Revenue
           Requirements. . . . . . . . . . . . . . . . . . . . 14
    1.5  Application . . . . . . . . . . . . . . . . . . . . . 14
    1.6  Backyard Generation:. . . . . . . . . . . . . . . . . 14
    1.7  Business Day. . . . . . . . . . . . . . . . . . . . . 14
    1.8  Commission. . . . . . . . . . . . . . . . . . . . . . 14
    1.9  Completed Application . . . . . . . . . . . . . . . . 14
    1.10 Compliance Effective Date . . . . . . . . . . . . . . 14
    1.11 Control Area. . . . . . . . . . . . . . . . . . . . . 15
    1.12 Curtailment . . . . . . . . . . . . . . . . . . . . . 16
    1.13 Delivering Party. . . . . . . . . . . . . . . . . . . 16
    1.14 Designated Agent. . . . . . . . . . . . . . . . . . . 16
    1.15 Direct Assignment Facilities. . . . . . . . . . . . . 16
    1.16 Eligible Customer . . . . . . . . . . . . . . . . . . 17
    1.17 Energy Imbalance Service. . . . . . . . . . . . . . . 18
    1.18 Entitlement . . . . . . . . . . . . . . . . . . . . . 18
    1.19 Excepted Transaction. . . . . . . . . . . . . . . . . 19
    1.20 Facilities Study. . . . . . . . . . . . . . . . . . . 19
    1.21 Firm Contract . . . . . . . . . . . . . . . . . . . . 19
    1.22 Firm Point-To-Point Transmission
           Service . . . . . . . . . . . . . . . . . . . . . . 20
    1.23 Firm Transmission Service . . . . . . . . . . . . . . 20
    1.24 Generator Owner . . . . . . . . . . . . . . . . . . . 20
    1.25 Good Utility Practice . . . . . . . . . . . . . . . . 20
    1.26 HQ Interconnection. . . . . . . . . . . . . . . . . . 21
    1.27 HQ Phase II Firm Energy Contract. . . . . . . . . . . 22
    1.28 In Service. . . . . . . . . . . . . . . . . . . . . . 22
    1.29 Interchange Transactions. . . . . . . . . . . . . . . 23
    1.30 0MITTED . . . . . . . . . . . . . . . . . . . . . . . 23
    1.31 Interest. . . . . . . . . . . . . . . . . . . . . . . 23
    1.32 Internal Point-to-Point Service . . . . . . . . . . . 23
    1.33 Internal Point-to-Point Service . . . . . . . . . . . 23

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 2

    1.34 Interruption. . . . . . . . . . . . . . . . . . . . . 23
    1.35 ISO . . . . . . . . . . . . . . . . . . . . . . . . . 24
    1.36 Load Ratio Share. . . . . . . . . . . . . . . . . . . 24
    1.37 Load Shedding . . . . . . . . . . . . . . . . . . . . 24
    1.38 Local Network . . . . . . . . . . . . . . . . . . . . 25
    1.39 Local Network Service . . . . . . . . . . . . . . . . 25
    1.40 Local Point-To-Point Service. . . . . . . . . . . . . 25
    1.41 Long-Term Firm Service. . . . . . . . . . . . . . . . 26
    1.42 Management Committee. . . . . . . . . . . . . . . . . 26
    1.43 Monthly Network Load. . . . . . . . . . . . . . . . . 26
    1.44 Monthly Peak. . . . . . . . . . . . . . . . . . . . . 26
    1.45 Native Load Customers . . . . . . . . . . . . . . . . 26
    1.46 NEPOOL. . . . . . . . . . . . . . . . . . . . . . . . 26
    1.47 NEPOOL Control Area . . . . . . . . . . . . . . . . . 27
    1.48 NEPOOL Transmission System. . . . . . . . . . . . . . 27
    1.49 Network Customer. . . . . . . . . . . . . . . . . . . 27
    1.50 Network Integration Transmission
           Service . . . . . . . . . . . . . . . . . . . . . . 27
    1.51 Network Load. . . . . . . . . . . . . . . . . . . . . 27
    1.52 Network Operating Agreement . . . . . . . . . . . . . 28
    1.53 Network Operating Committee . . . . . . . . . . . . . 28
    1.54 Network Resource. . . . . . . . . . . . . . . . . . . 29
    1.55 Network Upgrades. . . . . . . . . . . . . . . . . . . 30
    1.56 Non-Firm Point-To-Point Transmission
           Service . . . . . . . . . . . . . . . . . . . . . . 31
    1.57 Non-Participant . . . . . . . . . . . . . . . . . . . 31
    1.58 Non-PTF . . . . . . . . . . . . . . . . . . . . . . . 31
    1.59 Open Access Same-Time Information
           System (OASIS). . . . . . . . . . . . . . . . . . . 31
    1.60 Operating Reserve - 10-Minute Non-Spinning Reserve
           Service . . . . . . . . . . . . . . . . . . . . . . 31
    1.61 Operating Reserve - 10-Minute Spinning
           Reserve Service . . . . . . . . . . . . . . . . . . 32
    1.62 Operating Reserve - 30-Minute Reserve
           Service . . . . . . . . . . . . . . . . . . . . . . 32
    1.63 Participant . . . . . . . . . . . . . . . . . . . . . 32
    1.64 Participant RNS Rate. . . . . . . . . . . . . . . . . 32
    1.65 Point(s) of Delivery. . . . . . . . . . . . . . . . . 32
    1.66 Point(s) of Receipt . . . . . . . . . . . . . . . . . 32
    1.67 Point-To-Point Transmission Service . . . . . . . . . 33
    1.68 Pool-Planned Unit . . . . . . . . . . . . . . . . . . 33

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 3

    1.69 Pool PTF Rate . . . . . . . . . . . . . . . . . . . . 34
    1.70 Pool RNS Rate . . . . . . . . . . . . . . . . . . . . 34
    1.71 Power Purchaser . . . . . . . . . . . . . . . . . . . 34
    1.72 Prior NEPOOL Agreement. . . . . . . . . . . . . . . . 34
    1.73 PTF or Pool Transmission Facilities . . . . . . . . . 34
    1.74 Pre-1997 PTF Rate . . . . . . . . . . . . . . . . . . 34
    1.75 Reactive Supply and Voltage Control From
           Generation Sources Service. . . . . . . . . . . . . 35
    1.76 Receiving Party . . . . . . . . . . . . . . . . . . . 35
    1.77 Regional Network Service. . . . . . . . . . . . . . . 35
    1.78 Regulation and Frequency Response Service . . . . . . 35
    1.79 Reserved Capacity . . . . . . . . . . . . . . . . . . 35
    1.80 Scheduling, System Control and Dispatch Service . . . 36
    1.81 Second Effective Date . . . . . . . . . . . . . . . . 36
    1.82 Service Agreement . . . . . . . . . . . . . . . . . . 36
    1.83 Service Commencement Date . . . . . . . . . . . . . . 36
    1.84 Short-Term Firm Service . . . . . . . . . . . . . . . 37
    1.85 System Contract . . . . . . . . . . . . . . . . . . . 37
    1.86 System Impact Study . . . . . . . . . . . . . . . . . 37
    1.87 System Operator . . . . . . . . . . . . . . . . . . . 38
    1.88 Tariff. . . . . . . . . . . . . . . . . . . . . . . . 38
    1.89 Third-Party Sale. . . . . . . . . . . . . . . . . . . 38
    1.90 Through or Out Service. . . . . . . . . . . . . . . . 38
    1.91 Third Effective Date. . . . . . . . . . . . . . . . . 39
    1.92 Ties. . . . . . . . . . . . . . . . . . . . . . . . . 39
    1.93 Transition Period . . . . . . . . . . . . . . . . . . 40
    1.94 Transmission Customer . . . . . . . . . . . . . . . . 40
    1.95 Transmission Provider . . . . . . . . . . . . . . . . 40
    1.96 Unit Contract . . . . . . . . . . . . . . . . . . . . 41
    1.97 Use . . . . . . . . . . . . . . . . . . . . . . . . . 41
    1.98 Year. . . . . . . . . . . . . . . . . . . . . . . . . 42

2 Purpose of This Tariff . . . . . . . . . . . . . . . . . . . 43

3 Initial Allocation and Renewal Procedures. . . . . . . . . . 44
    3.1  Initial Allocation of Available Transmission
           Capability. . . . . . . . . . . . . . . . . . . . . 44
    3.2  Reservation Priority For Existing Firm
           Service Customers . . . . . . . . . . . . . . . . . 45
    3.3  Initial Election of Optional Internal
           Point-to-Point Service. . . . . . . . . . . . . . . 46
    3.4  Election as to In Service . . . . . . . . . . . . . . 47

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 4


4 Ancillary Services . . . . . . . . . . . . . . . . . . . . . 48
    4.1  Scheduling, System Control and Dispatch Service . . . 50
    4.2  Reactive Supply and Voltage Control from
           Generation Sources Service. . . . . . . . . . . . . 50
    4.3  Regulation and Frequency Response Service . . . . . . 50
    4.4  Energy Imbalance Service. . . . . . . . . . . . . . . 50
    4.5  Operating Reserve - 10-Minute Spinning
           Reserve Service . . . . . . . . . . . . . . . . . . 50
    4.6  Operating Reserve - 10-Minute Non-Spinning Reserve
           Service . . . . . . . . . . . . . . . . . . . . . . 50
    4.7  Operating Reserve - 30-Minute Reserve
           Service . . . . . . . . . . . . . . . . . . . . . . 51

5 Open Access Same-Time Information System (OASIS) . . . . . . 51

6 Local Furnishing and Other Tax-Exempt Bonds. . . . . . . . . 51
    6.1  Participants That Own Facilities Financed
           by Local Furnishing or Other Tax-Exempt Bonds . . . 51
    6.2  Alternative Procedures for Requesting Transmission
         Service - Local Furnishing Bonds. . . . . . . . . . . 52
    6.3  Alternative Procedures for Requesting Transmission
         Service - Other Tax-Exempt Bonds. . . . . . . . . . . 54

7 Reciprocity. . . . . . . . . . . . . . . . . . . . . . . . . 55

8 Billing and Payment; Accounting. . . . . . . . . . . . . . . 56
    8.1  Participant Billing Procedure . . . . . . . . . . . . 56
    8.2  Non-Participant Billing Procedure . . . . . . . . . . 56
    8.3  Interest on Unpaid Balances . . . . . . . . . . . . . 57
    8.4  Customer Default. . . . . . . . . . . . . . . . . . . 57
    8.5  Study Costs and Revenues. . . . . . . . . . . . . . . 59

9 Regulatory Filings . . . . . . . . . . . . . . . . . . . . . 60


10 Force Majeure and Indemnification . . . . . . . . . . . . . 61
    10.1 Force Majeure . . . . . . . . . . . . . . . . . . . . 61
    10.2 Indemnification . . . . . . . . . . . . . . . . . . . 62

11 Creditworthiness. . . . . . . . . . . . . . . . . . . . . . 63

12 Dispute Resolution Procedures . . . . . . . . . . . . . . . 63
    12.1 Internal Dispute Resolution Procedures. . . . . . . . 63
    12.2 Rights Under The Federal Power Act. . . . . . . . . . 65

13 Stranded Costs. . . . . . . . . . . . . . . . . . . . . . . 65

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 5

    13.1 General . . . . . . . . . . . . . . . . . . . . . . . 65
    13.2 Commission Requirements . . . . . . . . . . . . . . . 65
    13.3 Wholesale Contracts . . . . . . . . . . . . . . . . . 66
    13.4 Right to Seek or Contest Recovery Unimpaired. . . . . 66


II. REGIONAL NETWORK SERVICE (NETWORK INTEGRATION
    TRANSMISSION SERVICE). . . . . . . . . . . . . . . . . . . 66

14 Nature of Regional Network Service. . . . . . . . . . . . . 67

15 Availability of Regional Network Service. . . . . . . . . . 67
    15.1 Provision of Regional Network Service . . . . . . . . 67
    15.2 Eligibility to Receive Regional Network Service . . . 68

16 Payment for Regional Network Service. . . . . . . . . . . . 68

17 Procedure for Obtaining Regional Network Service. . . . . . 69


III. THROUGH OR OUT SERVICE; INTERNAL POINT-TO-POINT
       SERVICE . . . . . . . . . . . . . . . . . . . . . . . . 69

18 Through or Out Service. . . . . . . . . . . . . . . . . . . 70
    18.1 Provision of Through or Out Service . . . . . . . . . 70
    18.2 Use of Through or Out Service . . . . . . . . . . . . 70

19 Internal Point-to-Point Service . . . . . . . . . . . . . . 71
    19.1 Provision of Internal Point-to-Point Service. . . . . 71
    19.2 Use of Internal Point-to-Point Service. . . . . . . . 71
    19.3 Use by a Transmission Customer. . . . . . . . . . . . 72

20 Payment for Through or Out Service. . . . . . . . . . . . . 74

21 Payment for Internal Point-to-Point Service . . . . . . . . 75

22 Reservation of Capacity for Point-to-Point Transmission
   Service . . . . . . . . . . . . . . . . . . . . . . . . . . 78
22A In Service . . . . . . . . . . . . . . . . . . . . . . . . 78


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 6


IV. SERVICE DURING THE TRANSITION PERIOD; CONGESTION
      COSTS; EXCEPTED TRANSACTIONS . . . . . . . . . . . . . . 83

23 Transition Arrangements . . . . . . . . . . . . . . . . . . 84

24 Congestion Costs. . . . . . . . . . . . . . . . . . . . . . 84

25 Excepted Transactions . . . . . . . . . . . . . . . . . . . 87


V. POINT-TO-POINT TRANSMISSION SERVICE; IN SERVICE . . . . . . 92
     Preamble. . . . . . . . . . . . . . . . . . . . . . . . . 92

26 Scope of Application of Part V. . . . . . . . . . . . . . . 93

27 Nature of Firm Point-To-Point Transmission Service. . . . . 94
    27.1 Term. . . . . . . . . . . . . . . . . . . . . . . . . 94
    27.2 Reservation Priority. . . . . . . . . . . . . . . . . 94
    27.3 Use of Firm Point-To-Point Transmission Service by
           the Participants That Own PTF . . . . . . . . . . . 96
    27.4 Service Agreements. . . . . . . . . . . . . . . . . . 96
    27.5 Transmission Customer Obligations for Facility
           Additions or Redispatch Costs. . . . . . . . . . .  97
    27.6 Curtailment of Firm Transmission Service. . . . . . . 98
    27.7 Classification of Firm Point-To-Point Transmission
           Service . . . . . . . . . . . . . . . . . . . . . .100
    27.8 Scheduling of Firm Point-To-Point Transmission
           Service. . . . . . . . . . . . . . . . . . . . . . 104

28 Nature of Non-Firm Point-To-Point Transmission Service. . .105
    28.1 Term. . . . . . . . . . . . . . . . . . . . . . . . .105
    28.2 Reservation Priority. . . . . . . . . . . . . . . . .106
    28.3 Use of Non-Firm Point-To-Point Transmission
           Service by the Transmission Provider. . . . . . . .108
    28.4 Service Agreements. . . . . . . . . . . . . . . . . .108
    28.5 Classification of Non-Firm Point-To-Point
           Transmission Service. . . . . . . . . . . . . . . .109
    28.6 Scheduling of Non-Firm Point-To-Point Transmission
           Service:. . . . . . . . . . . . . . . . . . . . . .111
    28.7 Curtailment or Interruption of Service. . . . . . . .113

29 Service Availability. . . . . . . . . . . . . . . . . . . .116
    29.1 General Conditions. . . . . . . . . . . . . . . . . .116

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 7

    29.2 Determination of Available Transmission Capability. .116
    29.3 Initiating Service in the Absence of an Executed
           Service Agreement . . . . . . . . . . . . . . . . .116
    29.4 Obligation to Provide Transmission Service that
           Requires Expansion or Modification of the
           Transmission System . . . . . . . . . . . . . . . .117
    29.5 Deferral of Service . . . . . . . . . . . . . . . . .118
    29.6 Real Power Losses . . . . . . . . . . . . . . . . . .119
    29.7 Load Shedding . . . . . . . . . . . . . . . . . . . .120

30 Transmission Customer Responsibilities. . . . . . . . . . .120
    30.1 Conditions Required of Transmission Customers . . . .120
    30.2 Transmission Customer Responsibility for Third-
           Party Arrangements. . . . . . . . . . . . . . . . .121
31 Procedures for Arranging Firm Point-To-Point Transmission
   Service . . . . . . . . . . . . . . . . . . . . . . . . . .122
    31.1 Application . . . . . . . . . . . . . . . . . . . . .122
    31.2 Completed Application . . . . . . . . . . . . . . . .123
    31.3 Deposit . . . . . . . . . . . . . . . . . . . . . . .124
    31.4 Notice of Deficient Application . . . . . . . . . . .126
    31.5 Response to a Completed Application . . . . . . . . .127
    31.6 Execution of Service Agreement. . . . . . . . . . . .128
    31.7 Extensions for Commencement of Service. . . . . . . .129

32 Procedures for Arranging Non-Firm Point-To-Point
   Transmission Service. . . . . . . . . . . . . . . . . . . .130
    32.1 Application . . . . . . . . . . . . . . . . . . . . .130
    32.2 Completed Application:. . . . . . . . . . . . . . . .130
    32.3 Reservation of Non-Firm Point-To-Point Transmission
          Service. . . . . . . . . . . . . . . . . . . . . . .132
    32.4 Determination of Available Transmission Capability. .132

33 Additional Study Procedures For Firm Point-To-Point
   Transmission Service Requests . . . . . . . . . . . . . . .133
    33.1 Notice of Need for System Impact Study. . . . . . . .133
    33.2 System Impact Study Agreement and Cost
           Reimbursement . . . . . . . . . . . . . . . . . . .135
    33.3 System Impact Study Procedures. . . . . . . . . . . .136
    33.4 Facilities Study Procedures . . . . . . . . . . . . .138
    33.5 Facilities Study Modifications. . . . . . . . . . . .140
    33.6 Due Diligence in Completing New

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 8

           Facilities. . . . . . . . . . . . . . . . . . . . .141
    33.7 Partial Interim Service . . . . . . . . . . . . . . .141
    33.8 Expedited Procedures for New Facilities . . . . . . .142

34 Procedures if New Transmission Facilities for Firm
   Point-To-Point Transmission Service Cannot be Completed . .143
    34.1 Delays in Construction of New Facilities. . . . . . .143
    34.2 Alternatives to the Original Facility Additions . . .144
    34.3 Refund Obligation for Unfinished Facility
           Additions . . . . . . . . . . . . . . . . . . . . .145

35 Provisions Relating to Transmission Construction and
   Services on the Systems of Other Utilities. . . . . . . . .146
    35.1 Responsibility for Third-Party System Additions . . .146
    35.2 Coordination of Third-Party System  Additions . . . .147

36 Changes in Service Specifications . . . . . . . . . . . . .148
    36.1 Modifications on a Non-Firm Basis . . . . . . . . . .148
    36.2 Modification on a Firm Basis. . . . . . . . . . . . .150

37 Sale, Assignment or Transfer of Transmission Service. . . .151
    37.1 Procedures for Sale, Assignment or
           Transfer of Service . . . . . . . . . . . . . . . .151
    37.2 Limitations on Assignment or Transfer of Service. . .152
    37.3 Information on Assignment or Transfer of Service. . .153

38 Metering and Power Factor Correction at Receipt and
   Delivery Points(s). . . . . . . . . . . . . . . . . . . . .153
    38.1 Transmission Customer Obligations . . . . . . . . . .153
    38.2 NEPOOL Access to Metering Data. . . . . . . . . . . .154
    38.3 Power Factor. . . . . . . . . . . . . . . . . . . . .154

39 Compensation for New Facilities and Redispatch Costs. . . .154

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 9


VI. REGIONAL NETWORK SERVICE (NETWORK INTEGRATION
    TRANSMISSION SERVICE). . . . . . . . . . . . . . . . . . .155

40 Nature of Regional Network Service. . . . . . . . . . . . .155
    40.1 Scope of Service. . . . . . . . . . . . . . . . . . .155
    40.2 Transmission Provider Responsibilities. . . . . . . .156
    40.3 Network Integration Transmission Service. . . . . . .157
    40.4 Secondary Service . . . . . . . . . . . . . . . . . .157
    40.5 Real Power Losses . . . . . . . . . . . . . . . . . .158
    40.6 Restrictions on Use of Service. . . . . . . . . . . .159

41 Initiating Service. . . . . . . . . . . . . . . . . . . . .159
    41.1 Condition Precedent for Receiving Service . . . . . .159
    41.2 Application Procedures. . . . . . . . . . . . . . . .160
    41.3 Technical Arrangements to be Completed Prior to
           Commencement of Service . . . . . . . . . . . . . .164
    41.4 Network Customer Facilities . . . . . . . . . . . . .165
    41.5 Filing of Service Agreement . . . . . . . . . . . . .165

42 Network Resources . . . . . . . . . . . . . . . . . . . . .165
    42.1 Designation of Network Resources. . . . . . . . . . .165
    42.2 Designation of New Network Resources. . . . . . . . .166
    42.3 Termination of Network Resources. . . . . . . . . . .167
    42.4 Network Customer Redispatch Obligation. . . . . . . .167
    42.5 Transmission Arrangements for Network Resources Not Physically Interconnected With The NEPOOL
           Transmission System . . . . . . . . . . . . . . . .167
    42.6 Limitation on Designation of Resources. . . . . . . .168
    42.7 Use of Interface Capacity by the Network Customer . .169

43 Designation of Network Load . . . . . . . . . . . . . . . .169
    43.1 Network Load. . . . . . . . . . . . . . . . . . . . .169
    43.2 New Network Loads Connected With the NEPOOL
           Transmission System . . . . . . . . . . . . . . . .170
    43.3 Network Load Not Physically Interconnected with
           the NEPOOL Transmission System. . . . . . . . . . .170
    43.4 New Interconnection Points. . . . . . . . . . . . . .172
    43.5 Changes in Service Requests . . . . . . . . . . . . .172
    43.6 Annual Load and Resource Information
           Updates . . . . . . . . . . . . . . . . . . . . . .173

44 Additional Study Procedures For Network Integration
   Transmission Service Requests . . . . . . . . . . . . . . .173
    44.1 Notice of Need for System Impact Study. . . . . . . .173


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 10

    44.2 System Impact Study Agreement and Cost
           Reimbursement . . . . . . . . . . . . . . . . . . .175
    44.3 System Impact Study Procedures. . . . . . . . . . . .176
    44.4 Facilities Study Procedures . . . . . . . . . . . . .178

45 Load Shedding and Curtailments. . . . . . . . . . . . . . .181
    45.1 Procedures. . . . . . . . . . . . . . . . . . . . . .181
    45.2 Transmission Constraints. . . . . . . . . . . . . . .181
    45.3 Cost Responsibility for Relieving Transmission
           Constraints . . . . . . . . . . . . . . . . . . . .182
    45.4 Curtailments of Scheduled Deliveries. . . . . . . . .183
    45.5 Allocation of Curtailments. . . . . . . . . . . . . .183
    45.6 Load Shedding . . . . . . . . . . . . . . . . . . . .184
    45.7 System Reliability. . . . . . . . . . . . . . . . . .184

46 Rates and Charges . . . . . . . . . . . . . . . . . . . . .186
    46.1 Determination of Network Customer's Monthly
           Network Load. . . . . . . . . . . . . . . . . . . .186

47 Operating Arrangements. . . . . . . . . . . . . . . . . . .186
    47.1 Operation under The Network Operating Agreement . . .186
    47.2 Network Operating Agreement . . . . . . . . . . . . .187
    47.3 Network Operating Committee . . . . . . . . . . . . .189


48 Scope of Application of Part VI to Participants . . . . . .189


VII.  INTERCONNECTIONS . . . . . . . . . . . . . . . . . . . .192

49  Interconnection Requirements . . . . . . . . . . . . . . .192

50  Rights of Generator Owners . . . . . . . . . . . . . . . .197

51  New Interconnection to Other Control Area. . . . . . . . .199



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 11

SCHEDULE 1 -  Scheduling, System Control and Dispatch Service.201
SCHEDULE 2 -  Reactive Supply and Voltage Control from
              Generation Sources Service . . . . . . . . . . .204
SCHEDULE 3 -  Regulation and Frequency Response Service
              (Automatic Generator Control). . . . . . . . . .208
SCHEDULE 4 -  Energy Imbalance Service . . . . . . . . . . . .211
SCHEDULE 5 -  Operating Reserve - 10-Minute Spinning
              Reserve Service. . . . . . . . . . . . . . . . .213
SCHEDULE 6 -  Operating Reserve - 10-Minute Non-Spinning
              Reserve Service. . . . . . . . . . . . . . . . .216
SCHEDULE 7 -  Operating Reserve - 30-Minute Reserve Service. .219
SCHEDULE 8 -  Through or Out Service -The Pool PTF Rate. . . .222
SCHEDULE 9 -  Regional Network Service . . . . . . . . . . . .225
SCHEDULE 10 - Internal Point-to-Point Service. . . . . . . . .232
SCHEDULE 11 - Additions to or Upgrades of PTF. . . . . . . . .234

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 12

ATTACHMENT A - Form of Service Agreement for Through or Out
               Service or Internal Point-To-Point Service. . .245 ATTACHMENT B - Form Of Service Agreement For Regional
               Network Service . . . . . . . . . . . . . . . .252
ATTACHMENT C - Methodology To Assess Available Transmission
               Capability. . . . . . . . . . . . . . . . . . .256
ATTACHMENT D - Methodology for Completing a System Impact
               Study . . . . . . . . . . . . . . . . . . . . .259
ATTACHMENT E - Local Networks. . . . . . . . . . . . . . . . .262
ATTACHMENT F - Annual Transmission Revenue Requirements. . . .264
Attachment G - List of Excepted Transaction Agreements . . . .278
Attachment G-1 - List of Excepted Agreements . . . . . . . . .283
Attachment G-2 - List of Certain Arrangements over External
                 Ties. . . . . . . . . . . . . . . . . . . . .285
ATTACHMENT H - Form of Network Operating Agreement . . . . . .287
ATTACHMENT I - Form of System Impact Study Agreement . . . . .310
ATTACHMENT J - Form of Facilities Study Agreement. . . . . . .326

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 13


I.  COMMON SERVICE PROVISIONS

1   Definitions

    Whenever used in this Tariff, in either the singular or plural number, the following capitalized terms shall have the meanings specified in this

    Section 1. Terms used in this Tariff that are not defined in this Tariff shall have the meanings customarily attributed to such terms by the electric utility industry in New England.

     1.1   Administrative Costs:  Those costs incurred in connection with the review of Applications for transmission service and the carrying out of System Impact Studies and Facilities Studies.

     1.2   Agreement:  The Restated New England Power Pool Agreement dated as of September 1, 1971, as amended and restated from time to time, of which this Tariff forms a part.

     1.3   Ancillary Services:  Those services that are necessary to support the transmission of electric capacity and energy from resources to loads while maintaining reliable operation of the NEPOOL

           Transmission System in accordance with Good Utility Practice.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 14

     1.4   Annual Transmission Revenue Requirements:  The annual revenue requirements of a Participant's PTF or of all Participants' PTF for

           purposes of this Tariff shall be the amount determined in accordance with Attachment F to this Tariff.

     1.5   Application:  A written request by an Eligible Customer for transmission service pursuant to the provisions of this Tariff.

     1.6   Backyard Generation: Generation which interconnects directly with distribution facilities dedicated solely to load not designated as

           Network Load.  Any distribution facilities which are shared with

           Network Load will not qualify.

     1.7   Business Day:  Any day other than a Saturday or Sunday or a national or Massachusetts holiday.

     1.8   Commission:  The Federal Energy Regulatory Commission.

     1.9   Completed Application:  An Application that satisfies all of the information and other requirements of this Tariff, including any required deposit.

     1.10  Compliance Effective Date:  The date upon which the changes in this Tariff which have been reflected


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 15

           herein to comply with the Commission's Order of April 20, 1998 in the

           NEPOOL restructuring proceedings become effective.

     1.11  Control Area:  An electric power system or combination of electric power systems to which a common automatic generation control scheme is applied in order to:

           (l) match, at all times, the power output of the generators within the electric power system(s) and capacity and energy purchased from entities outside the electric power system(s), with the load within the electric power system(s);

           (2) maintain scheduled interchange with other Control Areas, within the limits of Good Utility Practice;

           (3) maintain the frequency of the electric power system(s) within reasonable limits in accordance with Good Utility Practice and the criteria of the applicable regional reliability council or the North American Electric Reliability Council; and


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 16

           (4) provide sufficient generating capacity to maintain operating reserves in accordance with Good Utility Practice.

     1.12  Curtailment:  A reduction in firm or non-firm transmission service in response to a transmission capacity shortage as a result of system reliability conditions.

     1.13  Delivering Party:  The entity supplying capacity and/or energy to be transmitted at Point(s) of Receipt under this Tariff.

     1.14  Designated Agent:  Any entity that performs actions or functions required under the Tariff on behalf of NEPOOL, an Eligible Customer,

           or a Transmission Customer.

     1.15  Direct Assignment Facilities:  Facilities or portions of facilities that are Non-PTF and are constructed for the sole use/benefit of a particular Transmission Customer requesting service under this Tariff or a Generator Owner requesting an

           interconnection.  Direct Assignment Facilities shall be specified in a separate agreement with the Transmission Provider whose


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 17

           transmission system is to be modified to include and/or interconnect with said Facilities, shall be subject to applicable Commission requirements and shall be paid for by the Transmission Customer or a

           Generator Owner or Interconnection Requester in accordance with the separate agreement and not under this Tariff.

     1.16  Eligible Customer: (i) Any Participant that is engaged, or proposes to engage, in the wholesale or retail electric power business is an Eligible Customer under the Tariff.  (ii) Any electric utility (including any power marketer), Federal power marketing agency, or any other entity generating electric energy for sale or for resale is an Eligible Customer under the Tariff.

           Electric energy sold or produced by such entity may be electric energy produced in the United States, Canada or Mexico.  However,

           with respect to transmission service that the Commission is prohibited from ordering by Section 212(h) of the Federal Power Act,

           such entity is eligible only if the service is provided pursuant to a


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 18

           state requirement that the Transmission Provider with which that entity is directly interconnected offer the unbundled transmission service, or pursuant to a voluntary offer of such service by the

           Transmission Provider with which that entity is directly

           interconnected.  (iii) Any end user taking or eligible to take unbundled transmission service pursuant to a state requirement that the Transmission Provider with which that end user is directly interconnected offer the transmission service, or pursuant to a voluntary offer of such service by the Transmission Provider with which that end user is directly interconnected, is an Eligible

           Customer under the Tariff.

     1.17  Energy Imbalance Service:  This service is the form of Ancillary

           Service described in Schedule 4.

     1.18  Entitlement:  An Installed Capability Entitlement, Operable

           Capability Entitlement, Energy Entitlement, Operating Reserve

           Entitlement, or AGC Entitlement, in each case as defined in the

           Agreement.  When used in the plural form, it may be any or all such


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 19

           Entitlements or combinations thereof, as the context requires.

     1.19  Excepted Transaction:  A transaction specified in Section 25 for the applicable period specified in that Section.

     1.20  Facilities Study:  An engineering study conducted pursuant to the

           Agreement or this Tariff by the System Operator and/or one or more affected Participants to determine the required modifications to the

           NEPOOL Transmission System, including the cost and scheduled completion date for such modifications, that will be required to provide a requested transmission service or interconnection.

     1.21  Firm Contract:  Any contract, other than a Unit Contract, for the purchase of Installed Capability, Operable Capability, Energy,

           Operating Reserves, and/or AGC (as defined in the Agreement),

           pursuant to which the purchaser's right to receive such Installed

           Capability, Operable Capability, Energy, Operating Reserves, and/or

           AGC is subject only to the supplier's


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 20

           inability to make deliveries thereunder as the result of events beyond the supplier's reasonable control.

     1.22  Firm Point-To-Point Transmission Service:  Point-To-Point

           Transmission Service which is reserved and/or scheduled between specified Points of Receipt and Delivery in accordance with the applicable procedure specified in Part V of this Tariff.

     1.23  Firm Transmission Service:  Service for Native Load Customers,

           firm Regional Network Service (Network Integration Transmission

           Service), service for Excepted Transactions, Firm Internal Point-To-

           Point Transmission Service, or Firm Through or Out Service.

     1.24  Generator Owner:  The owner, in whole or part, of a generating unit whether located within or outside the NEPOOL Control Area.

     1.25  Good Utility Practice:  Any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 21

           was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices,

           reliability, safety and expedition.  Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather includes all acceptable practices, methods, or acts generally accepted in the region.

     1.26  HQ Interconnection:  The United States segment of the transmission interconnection which connects the systems of Hydro-Quebec and the

           Participants.  "Phase I" is the United States portion of the 450 kV

           HVDC transmission line from a terminal at the Des Cantons Substation on the Hydro-Quebec system near Sherbrooke, Quebec to a terminal having an approximate rating of 690 MW at a substation at the

           Comerford Generating Station on the Connecticut River.  "Phase II"

           is the United States portion of the facilities required to increase to approximately 2000 MW the transfer capacity of the HQ

           Interconnection, including an extension of the HVDC transmission line from the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 22

           terminus of Phase I at the Comerford Station through New Hampshire to a terminal at the Sandy Pond Substation in Massachusetts.  The HQ

           Interconnection does not include any PTF facilities installed or modified to effect reinforcements of the New England AC transmission system required in connection with the HVDC transmission line and terminals.

     1.27  HQ Phase II Firm Energy Contract:  The Firm Energy Contract dated as of October 14, 1985 between Hydro-Quebec and certain of the

           Participants, as it may be amended from time to time.

     1.28  In Service:  The service provided by NEPOOL with respect to an import transaction which requires the use of PTF and goes into the

           NEPOOL Transmission System from the Maine Electric Power Company line or New York, or into the NEPOOL Control Area on any new interconnection constructed after the Compliance Effective Date in accordance with Section 22A of this Tariff.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 23

     1.29  Interchange Transactions:  Transactions deemed to be effected under Section 12 of the Prior NEPOOL Agreement prior to the Second

           Effective Date, and transactions deemed to be effected under Section

           14 of the Agreement on and after the Second Effective Date.

     1.30  0MITTED

     1.31  Interest:  Interest calculated in the manner specified in Section

           8.3.

     1.32  Internal Point-to-Point Service:  Point-to-Point Transmission

           Service with respect to a transaction where the Point of Receipt is at the boundary of or within the NEPOOL Control area and the Point of Delivery is within the NEPOOL Control Area.

     1.33  Internal Point-to-Point Service Rate: The rate applicable to

           Internal Point-to-Point Service, which shall be equal for each delivery to the Participant RNS Rate per Kilowatt for the current

           Year for the Participant which owns the Local Network from which the

           Customer's load is served.

     1.34  Interruption:  A reduction in non-firm transmission service due to economic reasons pursuant to Section


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 24

           28.7, other than a reduction which results from a failure to dispatch a generating resource (including a contract used in a transaction requiring In Service or Through or Out Service) which is out of merit order.

     1.35  ISO:  The Independent System Operator which is responsible for the continued operation of the NEPOOL Control Area from the NEPOOL control center and the administration of this Tariff, subject to regulation by the Commission.

     1.36  Load Ratio Share:  Ratio of a Transmission Customer's most recently reported Monthly Network Load in the case of Network

           Customers and including where applicable Point-to-Point Customers'

           Reserved Capacity, to the total load of Network Customers and Point-

           to-Point customers, computed in accordance with Part VI of the

           Tariff.

     1.37  Load Shedding:  The systematic reduction of system demand by temporarily decreasing load in response to transmission system or area capacity shortages, system instability, or for voltage control considerations under Part VI of the Tariff.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 25

     1.38  Local Network:  The transmission facilities constituting a local network identified on Attachment E, and any other local network or change in the designation of a Local Network as a Local Network which the Management Committee may designate or approve from time to time.  The Management Committee may not unreasonably withhold approval of a request by a Participant that it effect such a change or designation.

     1.39  Local Network Service:  Local Network Service is the service provided, under a separate tariff or contract, by a Participant that is a Transmission Provider to another Participant or other entity connected to the Transmission Provider's Local Network to permit the other Participant or entity to efficiently and economically utilize its resources to serve its load.

     1.40  Local Point-To-Point Service:  Local Point-To-Point service is

           Point-to-Point Transmission Service provided, under a separate tariff or contract, by a Participant that is a Transmission Provider over Non-PTF or distribution facilities to permit deliveries to


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 26

           or from an interconnection point on the NEPOOL Transmission System.

     1.41  Long-Term Firm Service:  Firm Transmission Service with a term of one year or more.

     1.42  Management Committee:  The committee established pursuant to

           Section 6 of the Agreement.

     1.43  Monthly Network Load:  Has the meaning specified in Section 46.1.

     1.44  Monthly Peak:  Has the meaning specified in Section 46.1.

     1.45  Native Load Customers:  The wholesale and retail power customers of a Participant or other entity which is a Transmission Provider on whose behalf the Participant or other entity, by statute, franchise,

           regulatory requirement, or contract, has undertaken an obligation to construct and operate its system to meet the reliable electric needs of such customers.

     1.46  NEPOOL:  The New England Power Pool, the power pool created under and governed by the Agreement, and the entities collectively participating in the New England Power Pool.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 27

     1.47  NEPOOL Control Area:  The Control Area (as defined in Section

           1.11) for NEPOOL.

     1.48  NEPOOL Transmission System:  The PTF transmission facilities.

     1.49  Network Customer:  A Participant or Non-Participant receiving transmission service pursuant to the terms of the Network

           Integration Transmission Service under Part II and Part VI of the

           Tariff.

     1.50  Network Integration Transmission Service:  Regional Network

           Service, which may be used with respect to Network Resources or

           Network Load not physically interconnected with the NEPOOL

           Transmission System.

     1.51  Network Load:  The load that a Network Customer designates for

           Network Integration Transmission Service under Part II and Part VI of the Tariff.  The Network Customer's Network Load shall include all load designated by the Network Customer (including losses) and shall not be credited or reduced for any behind-the-meter generation.

           A Network Customer may elect to designate less than its total load as

           Network Load but may not designate only part of the load at a discrete


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 28

           Point of Delivery.  Where an Eligible Customer has elected not to designate a particular load at discrete Points of Delivery as Network

           Load, the Eligible Customer is responsible for making separate arrangements under Part III and Part V of the Tariff for any

           Point-to-Point Transmission Service that may be necessary for such non-designated load.

     1.52  Network Operating Agreement:  An executed agreement in the form of

           Attachment H, or any other form that is mutually agreed to, that contains the terms and conditions under which the Network Customer shall operate its facilities and the technical and operational matters associated with the implementation of Network Integration

           Transmission Service under Part II and Part VI of this Tariff. The

           Agreement and the rules adopted thereunder shall constitute the

           Network Operating Agreement for Participants.

     1.53  Network Operating Committee:  A group made up of representatives from the Network Customer(s) and the System Operator established to coordinate operating criteria and other technical considerations required


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 29

           for implementation of Network Integration Transmission Service under

           Part II and Part VI of this Tariff.  The Network Operating Committee for Network Customers that are Participants shall be the NEPOOL

           Regional Transmission Operations Committee and the NEPOOL Regional

           Transmission Planning Committee, meeting jointly in a meeting designated as the annual Network Operating Committee

           meeting.  Notice of each meeting of the Committee pursuant to

           Section 47.3 shall be given to each Non-Participant receiving

           Regional Network Service under this Tariff and the Non-Participant shall have the right to be represented at each of such meetings.

     1.54  Network Resource: (1) With respect to Participants, (a) any generating resource located in the NEPOOL Control Area which has been placed in service prior to the Compliance Effective Date

           (including a unit that has lost its capacity value when its capacity value is restored and a deactivated unit which may be reactivated without satisfying the requirements of Section 49 of this Tariff in accordance with the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 30

           provisions thereof) until retired; (b) any generating resource located in the NEPOOL Control Area which is placed in service after the Compliance Effective Date until retired, provided that (i) the

           Generator Owner has complied with the requirements of Section 49 of the Tariff, and (ii) the output of the unit shall be limited in accordance with Section 49, if required; and (c) any generating resource or combination of resources (including bilateral purchases)

           located outside the NEPOOL Control Area for so long as any

           Participant has an Entitlement in the resource or resources which is being delivered to it in the NEPOOL Control Area to serve Network

           Load located in the NEPOOL Control Area or other designated Network

           Loads contemplated by Section 43.3 of this Tariff taking Regional

           Network Service.  (2) With respect to Non-Participant Network

           Customers, any generating resource owned, purchased or leased by the

           Network Customer which it designates to serve Network Load.

     1.55  Network Upgrades:  Modifications or additions to transmission-

           related facilities that are integrated


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 31

           with and support the overall NEPOOL Transmission System for the general benefit of all users of such Transmission System.

     1.56  Non-Firm Point-To-Point Transmission Service:  Point-To-Point

           Transmission Service under this Tariff that is subject to

           Curtailment or Interruption under the circumstances specified in

           Section 28.7 of this Tariff.

     1.57  Non-Participant:  Any entity that is not a Participant.

     1.58  Non-PTF:  The transmission facilities owned by the Participants that do not constitute PTF.

     1.59  Open Access Same-Time Information System (OASIS):  The NEPOOL

           information system and standards of conduct responding to

           requirements of 18 C.F.R. <section>37 of the Commission's

           regulations and all additional requirements implemented by subsequent Commission orders dealing with OASIS.

     1.60  Operating Reserve - 10-Minute Non-Spinning Reserve Service:  This

           service is the form of Ancillary Service described in Schedule 6.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 32

     1.61  Operating Reserve - 10-Minute Spinning Reserve Service:  This

           service is the form of Ancillary Service described in Schedule 5.

     1.62  Operating Reserve - 30-Minute Reserve Service:  This service is the form of Ancillary Service described in Schedule 7.

     1.63  Participant: A participant in NEPOOL under the Agreement.

     1.64  Participant RNS Rate:  The rate applicable to Regional Network

           Service to effect a delivery to load in a particular Local Network,

           as determined in accordance with Schedule 9 to this Tariff.

     1.65  Point(s) of Delivery:  Point(s) where capacity and/or energy transmitted by the Participants will be made available to the

           Receiving Party under this Tariff.  The Point of Delivery may be designated as the NEPOOL power exchange.  The Point(s) of Delivery shall be specified in the Service Agreement, if applicable, for

           Long-Term Firm Point-To-Point Transmission Service.

     1.66  Point(s) of Receipt:  Point(s) of interconnection where capacity and/or energy to be transmitted by the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 33

           Participants will be made available to NEPOOL by the Delivering Party under this Tariff.  The Point of Receipt may be designated as the

           NEPOOL power exchange in circumstances where the System Operator does not require greater specificity.  The Point(s) of Receipt shall be specified in the Service Agreement, if applicable, for Long-Term Firm

           Point-To-Point Transmission Service.

     1.67  Point-To-Point Transmission Service:  The transmission of capacity and/or energy on either a firm or non-firm basis from the Point(s)

           of Receipt to the Point(s) of Delivery under this Tariff.  NEPOOL

           Point-to-Point Transmission Service includes both Internal Point-to-

           Point Service and Through or Out Service.

     1.68  Pool-Planned Unit: One of the following units: New Haven Harbor

           Unit 1 (Coke Works), Mystic Unit 7, Canal Unit 2, Potter Unit 2,

           Wyman Unit 4, Stony Brook Units 1, 1A, 1B, 1C, 2A and 2B, Millstone

           Unit 3, Seabrook Unit 1 and Waters River Unit 2 (to the extent of 7 megawatts of its Summer Capability and 12 megawatts of its Winter

           Capability).


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 34

     1.69  Pool PTF Rate:  The transmission rate determined in accordance with Schedule 8 to this Tariff.

     1.70  Pool RNS Rate:  The transmission rate determined in accordance with paragraph (2) of Schedule 9 to this Tariff.

     1.71  Power Purchaser:  The entity that is purchasing the capacity and/or energy to be transmitted under the Tariff.

     1.72  Prior NEPOOL Agreement:  The NEPOOL Agreement as in effect on

           December 1, 1996.

     1.73  PTF or Pool Transmission Facilities:  (i) The transmission facilities owned by the Participants and their Related Persons which constitute PTF pursuant to the Agreement, and (ii) the static VAR compensator installed at Chester, Maine at the request of the

           Participants.

     1.74  Pre-1997 PTF Rate:  The transmission rate of a Participant determined in accordance with paragraph (5) of Schedule 9 to this

           Tariff.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 35

     1.75  Reactive Supply and Voltage Control From Generation Sources

           Service:  This service is the form of Ancillary Service described in

           Schedule 2.

     1.76  Receiving Party:  The entity receiving the capacity and/or energy transmitted to Point(s) of Delivery under this Tariff.

     1.77  Regional Network Service:  The transmission service described in

           Section 14 and Part VI of this Tariff.

     1.78  Regulation and Frequency Response Service:  This service is the form of Ancillary Service described in Schedule 3.

     1.79  Reserved Capacity:  The maximum amount of capacity and energy that is committed to the Transmission Customer for transmission over the

           NEPOOL Transmission System between the Point(s) of Receipt and the

           Point(s) of Delivery under Part V of this Tariff.  Reserved Capacity shall be expressed in terms of whole kilowatts on a sixty-minute interval (commencing on the clock hour) basis.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 36

     1.80  Scheduling, System Control and Dispatch Service:  This service is the form of Ancillary Service described in Schedule 1.

     1.81  Second Effective Date:  The date on which the provisions of Part

           Three of the Agreement (other than the Installed Capability

           Responsibility provisions of Section 12) shall become effective and shall be such date as the Commission may fix on its own or pursuant to a request of the Management Committee.

     1.82  Service Agreement:  The initial agreement and any amendments or supplements thereto entered into by the Transmission Customer and the System Operator for service under this Tariff.

     1.83  Service Commencement Date:  The date service is to begin pursuant to the terms of an executed Service Agreement, or the date service begins in accordance with Section 29.3 or Section 41.1 under this

           Tariff, or in the case of Regional Network Service which is not required to be furnished under a Service Agreement pursuant to

           Section 48 of this Tariff, the date service actually commences.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 37

     1.84  Short-Term Firm Service:  Firm Transmission Service with a term of less than one year.

     1.85  System Contract: Any contract for the purchase of Installed

           Capability, Operable Capability, Energy, Operating Reserves and/or

           AGC (as defined in the Agreement), other than a Unit Contract or

           Firm Contract, pursuant to which the purchaser is entitled to a specifically determined or determinable amount of such Installed

           Capability, Operable Capability, Energy, Operating Reserves and/or

           AGC.

     1.86  System Impact Study:  An assessment pursuant to Part V, VI or VII of this Tariff of (i) the adequacy of the NEPOOL Transmission System to accommodate a request for the interconnection of a new or materially changed generating unit or a new or materially changed interconnection to another Control Area or new Regional Network

           Service, Internal Point-to-Point Service or Through or Out Service,

           and (ii) whether any additional costs may be required to be incurred in order to provide the interconnection or transmission service.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 38

     1.87  System Operator:  The central dispatching agency provided for in the Agreement which has responsibility for the operation of the

           NEPOOL Control Area from the control center and the administration of this Tariff.  The System Operator is the ISO.

     1.88  Tariff:  This NEPOOL Open Access Transmission Tariff and

           accompanying schedules and attachments, as modified and amended from time to time.

     1.89  Third-Party Sale:  Any sale for resale in interstate commerce to a

           Power Purchaser that is not designated as part of Network Load under the Regional Network Service.

     1.90  Through or Out Service: Point-to-Point Transmission Service

           provided by NEPOOL with respect to a transaction which requires the use of PTF and which goes through the NEPOOL Control Area, as, for example, from the Maine Electric Power Company line or New Brunswick to New York, or from one point on the NEPOOL Control Area boundary with New York to another point on the Control Area boundary with New

           York, or with respect to a transaction which goes out of the NEPOOL


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 39

           Control Area from a point in the NEPOOL Control Area, as, for example, from Boston to New York.

     1.91  Third Effective Date: The date on which all Interchange

           Transactions shall begin to be effected on the basis of separate Bid

           Prices for each type of Entitlement.  The Third Effective Date shall be fixed at the discretion of the Management Committee to occur within six months to one year after the Second Effective Date, or at such later date as the Commission may fix on its own or pursuant to a request by the Management Committee.

     1.92  Ties: (1) The PTF lines and facilities which connect the NEPOOL

           Transmission System to the transmission line owned by Maine Electric

           Power Company, which is in turn connected to the transmission system in New Brunswick, (2) the PTF lines and facilities which connect the

           NEPOOL Transmission System to the transmission system in New York and (3) any new PTF lines and facilities which connect the NEPOOL

           Transmission System to the transmission system in another Control

           Area.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 40

     1.93  Transition Period:  The five-year period commencing on March 1,

           1997.

     1.94  Transmission Customer:  Any Eligible Customer that (i) is a

           Participant which is not required to sign a Service Agreement with respect to a service to be furnished to it in accordance with

           Section 48 of this Tariff, or (ii) executes, on its own behalf or through its Designated Agent, a Service Agreement, or (iii) requests in writing, on its own behalf or through its Designated Agent, that

           NEPOOL file with the Commission, a proposed unexecuted Service

           Agreement in order that the Eligible Customer may receive

           transmission service under this Tariff.  This term is used in Part I to include customers receiving transmission service under this

           Tariff.

     1.95  Transmission Provider:  The Participants, collectively, which own

           PTF and are in the business of providing transmission service or provide service under a local open access transmission tariff, or in the case of a municipal Participant, would be required to do so if requested pursuant to the reciprocity


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 41

           requirements specified in the Tariff, or an individual such

           Participant, whichever is appropriate.

     1.96  Unit Contract:  A purchase contract pursuant to which the purchaser is in effect currently entitled either (i) to a

           specifically determined or determinable portion of the Installed

           Capability of a specific electric generating unit or units, or (ii)

           to a specifically determined or determinable amount of Operable

           Capability, Energy, Operating Reserves and/or AGC if, or to the

           extent that, a specific electric generating unit or units is or can be operated.

     1.97  Use: For a Transmission Customer which has exercised its option to take Internal Point-to-Point Service to serve all or a portion of its load at any Point of Delivery, the greatest for the hour of (i)

           the maximum amount that it will receive in the hour, as determined from meters and adjusted for losses, at that Point of Delivery from the resources covered by its Completed Applications and from

           Interchange Transactions, or (ii) the portion of its Installed

           Capability Responsibility (as determined in accordance with the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 42

           Agreement) for the month which must be satisfied at that Point of

           Delivery with such resources if the Transmission Customer is a

           Participant, or (iii) the portion of its Operable Capability

           Responsibility (as determined in accordance with the Agreement) for the hour which must be satisfied at that Point of Delivery with such resources if the Transmission Customer is a Participant, or (iv) the

           amount of capacity from such resources that the Transmission

           Customer must receive, adjusted to include losses, at such Point of

           Delivery for the hour to meet its reliability obligations if the

           Transmission Customer is a Non-Participant.  Use shall be expressed in terms of whole kilowatts on a sixty-minute interval (commencing on the clock hour) basis.

     1.98  Year:  A period of 365 or 366 days, whichever is appropriate,

           commencing on, or on the anniversary of, March 1, 1997.  Year One is the Year commencing on March 1, 1997, and Years Two and higher follow it in sequence.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 43

2   Purpose of This Tariff

    This Tariff, together with the transmission provisions in Part Four of the

    Agreement, is intended to provide a regional arrangement which will cover new uses of the NEPOOL Transmission System.  The arrangement is designed and shall be operated in such a manner as to encourage and promote competition in the electric market to the benefit of ultimate users of electric energy.  New uses of transmission facilities which require the use of a single Participant Local Network will continue to be provided in part under that Participant's filed tariff.  Any new regional use of the NEPOOL

    Transmission System must be obtained from NEPOOL pursuant to this Tariff and not from individual Participants.  Ancillary Services will be supplied in accordance with Section 4 of this Tariff.



    A five-year transitional arrangement, which is described in Part IV of this

    Tariff, and continuing service for Excepted Transactions, have been negotiated to phase in the financial impacts of the change from the historic regime in which uses of the NEPOOL Transmission System had to be obtained and paid for under the individual tariffs of the Participants to a


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 44

    regime in which the service will be obtained from the Participants through

    NEPOOL at a rate which will not vary with distance.  This Tariff is intended to provide for comparable, non-discriminatory treatment of all similarly situated Transmission Providers and all Participants and Non-

    Participants that are transmission users, and it shall be construed in the manner which best achieves this objective.  This Tariff, and the provisions of Part Four of the Agreement, provide for a two-tier transmission arrangement integrating regional service which is provided under this

    Tariff, and local service which is provided under the Participants'

    individual system tariffs.


3   Initial Allocation and Renewal Procedures

    3.1  Initial Allocation of Available Transmission Capability:  For

         purposes of determining whether existing capability on the NEPOOL

         Transmission System is adequate to accommodate a request for new

         Through or Out Service under Part V of this Tariff, all Completed

         Applications for new service received during the initial sixty-day period of the Transition Period will be deemed to have been filed simultaneously.  A lottery system conducted by


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 45

         an independent accounting firm shall be used to assign priorities for

         Completed Applications filed simultaneously.  All Completed

         Applications for Through or Out Service received after the initial sixty-day period shall be assigned a priority pursuant to Section 27.2.


    3.2  Reservation Priority For Existing Firm Service Customers:  Existing

         firm service customers receiving service with respect to Excepted

         Transactions and any other existing firm service customers of the

         Participants (wholesale requirements customers and transmission-only customers) with a contract term of one year or more have the right to continue to take transmission service at the same or a reduced level under this Tariff at the time when the existing contract terminates during or after the Transition Period.  This transmission reservation priority is independent of whether the existing customer continues to purchase capacity and energy from its existing supplier or elects to purchase capacity and energy from another supplier.  If, at the end of the contract term, the NEPOOL Transmission System cannot


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 46

         accommodate all of the requests for transmission service, the existing firm service customer must agree to accept a contract term at least equal to a competing request by any new Eligible Customer and to pay the current just and reasonable rate, filed with the Commission, for such service.  This transmission reservation priority for existing firm service customers is an ongoing right that may be exercised as to any firm contract with a term of one year or longer by filing an

         Application in accordance with this Tariff at least sixty days in advance of the first day of the calendar month in which the existing contract term is to terminate.

    3.3  Initial Election of Optional Internal Point-to-Point Service:

         Participants and Non-Participants receiving Regional Network Service under the Tariff on the Compliance Effective Date shall have sixty days to make an initial election to receive Internal Point-to-Point

         Service in lieu of, in whole or part, Regional Network Service.  The election shall take effect as to such service at the end of such sixty-day period and shall be made by delivering an application to the

         System Operator,


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 47

         together with a deposit, if required, pursuant to Part V of this

         Tariff.



         Participants and Non-Participants receiving Regional Network Service which do not make such an initial election within such sixty-day period shall continue to receive Regional Network Service, subject to their right to elect at any time later to receive Internal Point-to-

         Point Service.

    3.4  Election as to In Service:  If a Transmission Customer has in effect on the Compliance Effective Date a reservation for capacity for In

         Service on the Ties effective under the provisions of the Tariff

         (other than a reservation for an Excepted Transaction) it shall be obligated, on or prior to the Compliance Effective Date, either (i) to terminate in whole or part the reservation by notice to the System

         Operator, or (ii) effect compliance, for the period commencing on the

         Compliance Effective Date, with the applicable requirements of Section

         22A of this Tariff.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 48

4   Ancillary Services

    Ancillary Services are needed with transmission service to maintain reliability within the NEPOOL Control Area.  The Participants are required to provide through NEPOOL, and the Transmission Customer is required to purchase from NEPOOL, Scheduling, System Control and Dispatch Service, and

    Reactive Supply and Voltage Control from Generation Sources Service.

    The Participants offer to provide or arrange for, through NEPOOL, the following Ancillary Services, but only to a Transmission Customer serving load within the NEPOOL Control Area (i) Regulation and Frequency Response

    (Automatic Generator Control), (ii) Energy Imbalance, (iii) Operating

    Reserve - 10-Minute Spinning, (iv) Operating Reserve - 10-Minute Non-

    Spinning and (v) Operating Reserve - 30-Minute.  A Participant or other

    Transmission Customer serving load within the NEPOOL Control Area is required to provide these Ancillary Services, whether from the System

    Operator, from a third party, or by self-supply.  A Transmission Customer may not decline NEPOOL's offer of these Ancillary Services unless the

    Transmission Customer demonstrates to the System Operator that the

    Transmission Customer has acquired Ancillary Services of


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 49

    equal quality from another source.  The Transmission Customer that is not a

    Participant must list in its Application which Ancillary Services it will purchase through NEPOOL.



    In the event of an unauthorized use of any Ancillary Service by the

    Transmission Customer, the Transmission Customer will be required to pay

    200% of the charge which would otherwise be applicable.



    The specific Ancillary Services, prices and/or compensation methods are described on the Schedules that are attached to and made a part of this

    Tariff. Three principal requirements apply to discounts for Ancillary

    Services provided by NEPOOL in conjunction with its provision of transmission service as follows: (1) any offer of a discount made by NEPOOL must be announced to all Eligible Customers solely by posting on the OASIS,

    (2) any customer-initiated requests for discounts (including requests for use by one's wholesale merchant or an affiliate's use) must occur solely by posting on the OASIS, and (3) once a discount is negotiated, details must be immediately posted on the OASIS.  A discount agreed upon for

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 50


    an Ancillary Service must be offered for the same period to all Eligible

    Customers on the NEPOOL Transmission System.  Sections 4.1 through 4.7 below list the seven Ancillary Services.

    4.1  Scheduling, System Control and Dispatch Service:  The rates and/or methodology are described in Schedule 1.

    4.2  Reactive Supply and Voltage Control from Generation Sources Service:

         The rates and/or methodology are described in Schedule 2.

    4.3  Regulation and Frequency Response Service:  Where applicable, the rates and/or methodology are described in Schedule 3.

    4.4  Energy Imbalance Service:  Where applicable, the rates and/or methodology are described in Schedule 4.

    4.5  Operating Reserve - 10-Minute Spinning Reserve Service:  Where

         applicable, the rates and/or methodology for this service are described in Schedule 5.

    4.6  Operating Reserve - 10-Minute Non-Spinning Reserve Service:  Where

         applicable, the rates and/or methodology for this service are described in Schedule 6.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 51

    4.7  Operating Reserve - 30-Minute Reserve Service:  Where applicable,

         the rates and/or methodology for this service are described in

         Schedule 7.


5   Open Access Same-Time Information System (OASIS)

    Terms and conditions regarding the NEPOOL Open Access Same-Time Information

    System and standards of conduct are set forth in 18 C.F.R. <section>37 of the Commission's regulations (Open Access Same-Time Information System and

    Standards of Conduct for Public Utilities).  In the event available transmission capability, as posted on OASIS, is insufficient to accommodate a request for firm transmission service, additional studies may be required as provided by this Tariff pursuant to Sections 33 and 44.


6   Local Furnishing and Other Tax-Exempt Bonds

    6.1  Participants That Own Facilities Financed by Local Furnishing or

         Other Tax-Exempt Bonds:  This provision is applicable only to

         Participants that have financed facilities for the local furnishing of electric energy with tax-exempt bonds, as described in Section 142(f)

         of the Internal Revenue Code ("local furnishing bonds") or other tax-

         exempt bonds, as described in Section 103(b) of


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 52

         the Internal Revenue Code ("other tax-exempt bonds").  Notwithstanding any other provision of this Tariff, a Participant shall not be required to provide service to any Eligible Customer pursuant to this Tariff if the provision of such transmission service would jeopardize the tax-exempt status of any local furnishing bond(s) or other tax-exempt bonds used to finance the Participant's facilities that would be used in providing such Transmission Service.

    6.2  Alternative Procedures for Requesting Transmission Service - Local

         Furnishing Bonds:

         (i)  If a Participant determines that the provision of transmission service to be provided under this Tariff would jeopardize the tax-exempt status of any local furnishing bond(s) used to finance the Participant's facilities that would be used in providing such transmission service, the Management Committee shall be advised within thirty days of receipt of a Completed Application by an

              Eligible Customer requesting such service, or the date on

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 53


              which this Tariff becomes effective, whichever is applicable.

         (ii) If an Eligible Customer thereafter renews its request for the same transmission service referred to in (i) by tendering an application under Section 211 of the Federal Power Act, or the

              Management Committee tenders such an application requesting that service be provided under this Tariff, the Participant, within ten days of receiving a copy of the Section 211 application, will waive its rights to receive a request for service under Section

              213(a) of the Federal Power Act and to the issuance of a proposed order under Section 212(c) of the Federal Power Act.  The

              Commission, upon receipt of the Transmission Provider's waiver of its rights to a request for service under Section 213(a) of the

              Federal Power Act and to the issuance of a proposed order under

              Section 212(c) of the Federal Power Act, shall issue an order under Section 211 of the Federal Power Act.  Upon issuance of the order under Section 211 of the Federal Power Act, the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 54

              Transmission Provider shall be required to provide the requested transmission service in accordance with the terms and conditions of this Tariff.

    6.3  Alternative Procedures for Requesting Transmission Service - Other

         Tax-Exempt Bonds:

         If a Participant determines that the provision of transmission service to be provided under the Tariff would jeopardize the tax-exempt status of any other tax-exempt bonds used to finance the Participant's facilities that would be used in furnishing such transmission service,

         it shall notify the Management Committee within thirty days of the date on which this Tariff becomes effective, and shall elect in its notice either to comply with the procedure specified in Section

         6.2(ii) or to make its facilities unavailable under the Tariff and thereby waive its right to share in the distribution of revenues received under the Tariff derived from such facilities.  Any such election may be changed at any time.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 55

7   Reciprocity

    A Transmission Customer receiving transmission service under this Tariff,

    whether a Participant or a Non-Participant, agrees to provide comparable transmission service that it is capable of providing to the Participants on similar terms and conditions over facilities used for the transmission of electric energy in Canada or used for such transmission in the United

    States and that are owned, controlled or operated by, or on behalf of the

    Transmission Customer and over facilities used for the transmission of electric energy owned, controlled or operated by the Transmission

    Customer's corporate affiliates.  Transmission of power on the Transmission

    Customer's system to the border of the NEPOOL Control Area and transfer of ownership at that point shall not satisfy, or relieve the Transmission

    Customer of, the obligation to provide reciprocal service.


    This reciprocity requirement applies not only to the Transmission Customer that obtains transmission service under the Tariff, but also to all parties to a transaction that involves the use of transmission service under the

    Tariff,


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 56

    including the power seller, buyer and any intermediary, such as a power marketer.  This reciprocity requirement also applies to any Eligible

    Customer that owns, controls or operates transmission facilities that uses an intermediary, such as a power marketer, to request transmission service under the Tariff.  If the Transmission Customer does not own, control or operate transmission facilities, the Transmission Customer must include in its Application a sworn statement of one of its duly authorized officers or other representatives that the purpose of its Application is not to assist an Eligible Customer to avoid the requirements of this provision.


8   Billing and Payment; Accounting

    8.1  Participant Billing Procedure:  Billings to Participants for

         services received under this Tariff shall be made in accordance with the billing procedures established pursuant to the Agreement.

    8.2  Non-Participant Billing Procedure:  Within a reasonable time after the first day of each month, the System Operator will submit on behalf of the Participants an invoice to each Non-Participant Transmission

         Customer for the charges for all services furnished under this Tariff


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 57

         during the preceding month.  The invoice shall be paid by the Non-

         Participant Transmission Customer to the System Operator for NEPOOL

         within ten days of receipt.  All payments shall be made, in accordance with the procedure specified by the System Operator, in immediately available funds payable to the System Operator or by wire transfer to a bank account designated by the System Operator.

    8.3  Interest on Unpaid Balances:  Interest on any unpaid amounts

         (including amounts placed in escrow) will be calculated in accordance with the methodology specified for interest on refunds in 18 C.F.R.

         <section>35.19a(a)(2)(iii) of the Commission's regulations.  Interest on delinquent amounts will be calculated from the due date of the bill to the date of payment.  When payments are made by mail, bills will be considered as having been paid on the date of receipt of payment by the System Operator or by the bank designated by the System Operator.

    8.4  Customer Default: In the event a Non-Participant Transmission

         Customer fails, for any reason other than a billing dispute as described below, to make payment to

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 58

         the System Operator on or before the due date as described above, and such failure of payment is not corrected within thirty calendar days after the System Operator notifies the Transmission Customer to cure such failure, a default by the Transmission Customer will be deemed to exist.  Upon the occurrence of a default, NEPOOL may initiate a proceeding with the Commission to terminate service but shall not terminate service until the Commission approves such termination.  In the event of a billing dispute between NEPOOL and the Transmission

         Customer, service will continue to be provided under the Service

         Agreement as long as the Transmission Customer (i) continues to make all payments not in dispute, and (ii) pays into an independent escrow account the portion of the invoice in dispute, pending resolution of such dispute.  If the Transmission Customer fails to meet these two requirements for continuation of service, then the System Operator may provide notice to the Transmission Customer of NEPOOL's intention to suspend service in sixty days, in accordance with applicable


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 59

         Commission rules and regulations, and may proceed with such suspension.




         In the event a Transmission Customer that is a Participant fails to perform its obligations under the Tariff, Section 21.2 of the

         Agreement shall be applicable to that failure.  That section of the

         Agreement addresses defaults under both the Tariff and the Agreement and also addresses termination of an entity's status as a Participant.

    8.5  Study Costs and Revenues: A Participant which is a Transmission

         Provider shall (i) include in a separate operating revenue account or subaccount the revenues, if any, it receives from transmission service when making Third-Party Sales under Part V of this Tariff, and (ii)

         include in a separate transmission operating expense account or subaccount, costs properly chargeable to expense that are incurred to perform any System Impact Studies or Facilities Studies which the

         Transmission Provider conducts to determine if it must construct new


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 60

         transmission facilities or upgrades necessary for its own uses,

         including Third-Party Sales, if any, under this Tariff; and include in a separate operating revenue account or subaccount the revenues received for System Impact Studies or Facilities Studies performed when such amounts are separately stated and identified in a billing under the Tariff.


9   Regulatory Filings

    Nothing contained in this Tariff or any Service Agreement shall be construed as affecting in any way the right of the Participants to file with the Commission under Section 205 of the Federal Power Act and pursuant to the Commission's rules and regulations promulgated thereunder for a change in any rates, terms and conditions, charges, classification of service, Service Agreement, rule or regulation.  Nothing contained in this

    Tariff or any Service Agreement shall be construed as affecting in any way the ability of any Transmission Customer receiving service under this

    Tariff or for an Excepted Transaction to exercise its rights under the

    Federal Power Act and pursuant to the Commission's rules and regulations promulgated thereunder.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 61

10  Force Majeure and Indemnification

    10.1 Force Majeure:  An event of Force Majeure means any act of God,

         labor disturbance, act of the public enemy, war, insurrection, riot,

         fire, storm or flood, explosion, breakage or accident to machinery or equipment, any Curtailment, any order, regulation or restriction imposed by a court or governmental military or lawfully established civilian authorities, or any other cause beyond a party's control.  A

         Force Majeure event does not include an act of negligence or intentional wrongdoing.  Neither the Participants, NEPOOL, the System

         Operator nor the Transmission Customer will be considered in default as to any obligation under this Tariff if prevented from fulfilling the obligation due to an event of Force Majeure; provided that no event of Force Majeure affecting any entity shall excuse that entity from making any payment that it is obligated to make hereunder or under a Service Agreement.  However, an entity whose performance under this Tariff is hindered by an


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 62

         event of Force Majeure shall make all reasonable efforts to perform its obligations under this Tariff, and shall promptly notify the System

         Operator or the Transmission Customer, whichever is appropriate, of the commencement and end of each event of Force Majeure.

    10.2 Indemnification:  The Transmission Customer shall at all times indemnify, defend, and save harmless the System Operator, NEPOOL and each Participant from any and all damages, losses, claims, including claims and actions relating to injury to or death of any person or damage to property, demands, suits, recoveries, costs and expenses,

         court costs, attorney fees, and all other obligations by or to third parties, arising out of or resulting from the performance by the

         System Operator, NEPOOL or any Participant of their obligations under this Tariff on behalf of the Transmission Customer, except in cases of negligence or intentional wrongdoing by the System Operator, NEPOOL or a Participant, as the case may be.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 63


11  Creditworthiness

    For the purpose of determining the ability of a Transmission Customer which is a Non-Participant to meet its obligations related to service hereunder,

    NEPOOL may require reasonable credit review procedures.  This review shall be made in accordance with standard commercial practices.  In addition,

    NEPOOL may require the Transmission Customer to provide and maintain in effect during the term of the Service Agreement an irrevocable letter of credit as security to meet its responsibilities and obligations under this

    Tariff, or an alternative form of security proposed by the Transmission

    Customer and acceptable to NEPOOL and consistent with commercial practices established by the Uniform Commercial Code that protects the Participants against the risk of non-payment.


12  Dispute Resolution Procedures

    12.1 Internal Dispute Resolution Procedures:  Any dispute between an

         Eligible Customer or Transmission Customer which is a Participant and

         NEPOOL involving transmission service under the Tariff may be submitted to mediation and/or arbitration and


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 64

         resolved in accordance with the alternate dispute resolution procedures set forth in Section 21.1 of the Agreement.  Any dispute between a

         Non-Participant Eligible Customer or Transmission Customer and NEPOOL

         involving this Tariff excluding applications for rate changes or other changes to this Tariff, or to any Service Agreement entered into under this Tariff, which shall be presented directly to the Commission for resolution)shall be referred to a designated senior representative of the Eligible Customer or Transmission Customer and a representative of the Management Committee for resolution on an informal basis as promptly as practicable.  In the event the designated representatives are unable to resolve the dispute within thirty days or such other period as the parties may fix by mutual agreement, such dispute may be submitted to mediation and/or arbitration and resolved in accordance with the alternate dispute resolution procedures set forth in Section

         21.1 of the Agreement, with any Non-Participant being


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 65

         treated as if it were a Participant for purposes of such procedures.

    12.2 Rights Under The Federal Power Act:  Nothing in this section shall restrict the rights of any party to file a complaint with the

         Commission, or seek any other available remedy, under relevant provisions of the Federal Power Act.


13  Stranded Costs

    13.1 General:  This Tariff shall not be used to evade or enhance in whole or in part the stranded cost policies or charges established by law or by the regulatory commission with jurisdiction.

    13.2 Commission Requirements: A Participant which seeks to recover stranded costs from a Transmission Customer pursuant to this Tariff may do so in accordance with the terms, conditions and procedures in the Commission's Order No. 888 or other relevant Commission orders.

         However, the Participant must separately file any specific proposed stranded cost charge under Section 205 of the Federal Power Act.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 66

    13.3 Wholesale Contracts:  Nothing in this Section 13 is intended to affect or alter the rights or obligations of parties under wholesale requirements contracts.

    13.4 Right to Seek or Contest Recovery Unimpaired:  No provision in this

         Tariff shall impair a Participant's right to seek stranded cost relief from the appropriate regulatory body or court or the right of any

         Participant or other entity to contest such relief.


II. REGIONAL NETWORK SERVICE (NETWORK INTEGRATION TRANSMISSION SERVICE)

    Regional Network Service or Network Integration Transmission Service will be provided by the Participants through NEPOOL during and after the

    Transition Period to Transmission Customers pursuant to the applicable terms and conditions of this Tariff.  Local Network Service will be provided during and after the Transition Period pursuant to the applicable terms and conditions of tariffs filed by an individual Participant that is a Transmission Provider and/or pursuant to an agreement between a

    Participant that is a Transmission


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 67

    Provider and a Transmission Customer.  This Tariff does not prescribe the methodology to be used by the individual Participant in developing its Local

    Network Service rate, but the Agreement prescribes certain requirements with respect thereto.


14  Nature of Regional Network Service

    Regional Network Service or Network Integration Transmission Service is the

    service provided under Parts II and VI of this Tariff over the NEPOOL

    Transmission System which is provided to Network Customers to serve their loads.  It includes firm transmission service for the delivery to a Network

    Customer of its energy and capacity in Network Resources and secondary service for the delivery to or by Network Customers of energy and capacity in Interchange Transactions.  Regional Network Service also includes In

    Service, as provided in Section 22A.


15  Availability of Regional Network Service

    15.1 Provision of Regional Network Service:  Regional Network Service

         shall be provided by the Participants through NEPOOL, and shall be available to each Eligible Customer.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 68

    15.2 Eligibility to Receive Regional Network Service: Regional Network

         Service shall be taken and paid for by (i) each Eligible Customer which has a load within the NEPOOL Control Area and has not elected to take Internal Point-to-Point Service at all of its Point(s) of

         Delivery, and (ii) each Non-Participant which is an Eligible Customer and has a load within the NEPOOL Control Area unless such Non-

         Participant operates its own Control Area or has elected to take

         Internal Point-to-Point Service at all of its Point(s) of Delivery.

         Participants and Non-Participants which take Regional Network Service must also take Local Network Service except as otherwise provided in

         Section 25.


16  Payment for Regional Network Service

    Each Participant or Non-Participant which has a load in the NEPOOL Control

    Area and takes Regional Network Service for a month shall pay to NEPOOL for such month an amount equal to its Monthly Network Load for the month times the applicable Participant RNS Rate, and shall pay in addition any amount which it is required to pay for the service pursuant to



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 69

    Section 43.3 of this Tariff.  It shall also be obligated to pay any applicable congestion or other uplift charge required to be paid pursuant to

    Section 24 of this Tariff.  The applicable Participant RNS Rate shall be the rate, determined in accordance with Schedule 9, which is applicable to a delivery to load in the particular Local Network in which the load served by the Participant or Non-Participant is located.  In the event the Participant or Non-Participant serves Network Load located on more than one Local

    Network, the amount to be paid by it shall be separately computed for the

    Network Load located on each Local Network.


17  Procedure for Obtaining Regional Network Service

    A Participant or Non-Participant which takes Regional Network Service shall be subject to the applicable provisions of Part II and Part VI of this

    Tariff, except to the extent otherwise specifically provided in Section 48 of this Tariff.


III.  THROUGH OR OUT SERVICE; INTERNAL POINT-TO-POINT SERVICE

    Point-to-Point Transmission Service as Through or Out Service or Internal

    Point-to-Point Service will be provided during and after the Transition

    Period pursuant to the applicable terms and conditions of this Tariff.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 70

18  Through or Out Service

    18.1 Provision of Through or Out Service:  Through or Out Service shall be provided by the Participants through NEPOOL, and shall be available to any Participant and to any Non-Participant which is an Eligible

         Customer.

    18.2 Use of Through or Out Service:  A Participant or Non-Participant

         shall take Through or Out Service as Firm or Non-Firm Point-To-Point

         Transmission Service for the transmission of any Unit Contract

         Entitlement or System Contract transaction with respect to a transaction which requires the use of PTF if either (i) the transaction goes through the NEPOOL Control Area and the Point(s) of

         Receipt for NEPOOL are at one point on the NEPOOL Control Area boundary and the Point(s) of Delivery for NEPOOL are at another point on the NEPOOL Control Area boundary, as, for example, from the Maine

         Electric Power Company line or New Brunswick to New York or from one point on the NEPOOL Control Area boundary with New York to another point on the Control Area



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 71

         boundary with New York (which in the case of such transaction will also require In Service as part of the Through or Out Service in accordance with Section 22A of this Tariff), or (ii) the transaction goes out of the NEPOOL Control Area and the Point(s) of Receipt are within the

         NEPOOL Control Area and the Point(s) of Delivery for NEPOOL are at a

         NEPOOL Control Area boundary, as, for example, from Boston to New York.


19  Internal Point-to-Point Service

    19.1 Provision of Internal Point-to-Point Service: Internal Point-to-

         Point Service shall be provided by the Participants through NEPOOL,

         and shall be available to any Participant and to any Non-Participant which is an Eligible Customer.

    19.2 Use of Internal Point-to-Point Service: A Participant or Non-

         Participant which is an Eligible Customer may take Internal Point-to-

         Point Service as Firm or Non-Firm Point-to-Point Transmission Service

         with respect to any transaction if the Point(s) of Receipt are at the

         NEPOOL Control Area boundary


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 72

         (which in the case of such transaction will also require In Service as part of the Internal Point-to-Point Service in accordance with Section

         22A of this Tariff) or within the NEPOOL Control Area, and the Point(s)

         of Delivery are within the NEPOOL Control Area, including Interchange

         Transactions meeting these requirements.  Non-Firm Internal

         Point-to-Point Service shall be available to serve a load that is served by an entity only if the entity (i) demonstrates to the satisfaction of the System Operator a physical ability to interrupt its receipt of energy and/or capacity and (ii) gives the System Operator physical control over such an interruption.

    19.3 Use by a Transmission Customer: If a Transmission Customer elects to take Internal Point-to-Point Service with respect to any Points of

         Delivery, it may reserve transmission capacity for the service to cover both the delivery to it of energy and capacity covered by the

         Entitlements or System Contracts designated by it in Completed

         Applications and the delivery to or from it in Interchange Transactions


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 73

         of energy and/or capacity.  A Transmission Customer which takes

         Internal Point-to-Point Service to serve its load must also take point-to-point service under the applicable Local Network Service tariff.  A load-serving Participant or Non-Participant which takes

         Internal Point-to-Point Service in this manner must reserve each month sufficient Reserved Capacity, after adjusting for any Backyard

         Generation, at a Point of Delivery to cover the greater of (i) the maximum amount of energy that it will receive in any hour, as determined from meters and adjusted for losses, or (ii) in the case of a Participant, the portion of its Installed Capability Responsibility or its Operable Capability Responsibility which must be satisfied with the resources covered by its Completed Applications and from

         Interchange Transactions or (iii) in the case of a Non-Participant the portions of its reliability obligations to be satisfied with such resources.  Any load-serving entity may use Internal Point-to-Point

         Service to effect sales in bilateral


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 74

         transactions, whether or not it elects to take Point-to-Point Service to serve load.


20  Payment for Through or Out Service

    Each Participant or Non-Participant which takes firm or non-firm Through or

    Out Service shall pay to NEPOOL a charge per Kilowatt of Reserved Capacity based on an annual rate (the "T or O Rate") which shall be the highest of

    (i) the Pool PTF Rate, or (ii) a rate which is derived from the annual incremental cost, not otherwise borne by the Transmission Customer or a

    Generation Owner, of any new facilities or upgrades that would not be required but for the need to provide the requested service or (iii) a rate which is equal to the Pool's opportunity cost (if and when available)

    capped at the cost of expansion.  If at any time NEPOOL proposes to charge a rate based on opportunity cost, it shall first file with the Commission procedures for computing opportunity cost pricing for all Transmission

    Customers.  The Transmission Customer shall also be obligated to pay any applicable congestion or other uplift charge required to be paid pursuant to Section 24 of this Tariff.  The rate for firm Through or Out Service shall be as follows:


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 75

         Per year  -    the T or O Rate

         Per month -    the T or O Rate divided by 12

         Per week  -    the T or O Rate divided by 52

         Per day   -    the T or O Rate "per week" divided by 5; provided that

                        the rate for 5 to 7 consecutive days may not exceed the

                        "per week" rate.

    The rate for non-firm Through or Out Service shall be as follows:

         Per year  -    the T or O Rate

         Per month -    the T or O Rate divided by 12

         Per week  -    the T or O Rate divided by 52

         Per day   -    the T or O Rate "per week" divided by 7;

         Per hour  -    the non-firm T or O Rate "per day" divided by 24.

    The Pool PTF Rate shall be the Rate determined annually in accordance with paragraph (2) of Schedule 8.

21  Payment for Internal Point-to-Point Service

    Each Participant or Non-Participant which takes firm or non-firm Internal

    Point-to-Point Service shall pay to NEPOOL a charge per Kilowatt of

    Reserved Capacity based on an annual


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 76

    rate (the "IPTP Charge") which shall be the Internal Point-to-Point Service

    Rate; provided that if either or both (i) a rate which is derived from the annual incremental cost, not otherwise borne by the Transmission Customer or a Generator Owner, of any new facilities or upgrades that would not be required but for the need to provide the requested service, or (ii) a rate which is equal to the Pool's opportunity cost (if and when available) capped at the cost of expansion is greater than the Pool PTF Rate, the IPTP Charge shall be the higher of such amounts; provided further that no such charge shall be payable with respect to the use of Internal Point-to-Point Service to effect a delivery to the NEPOOL power exchange in an Interchange

    Transaction.  If at any time NEPOOL proposes to charge a rate based on opportunity cost, it shall first file with the Commission procedures for computing opportunity cost pricing for all Transmission Customers.  The

    Transmission Customer shall also be obligated to pay any ancillary service charges and any applicable congestion or other uplift charge required to be paid pursuant to Section 24 of this Tariff.  The charge for firm Internal

    Point-to-Point Service shall be as follows:


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 77

         Per year  -    the IPTP Charge

         Per month -    the IPTP Charge divided by 12

         Per week  -    the IPTP Charge divided by 52

         Per day   -    the IPTP Charge "per week" divided by 5; provided that

                        the rate for 5 to 7 consecutive days may not exceed the

                        "per week" rate.

    The rate for non-firm Internal Point-to-Point Service shall be as follows:

         Per year  -    the IPTP Charge

         Per month -    the IPTP Charge divided by 12

         Per week  -    the IPTP Charge divided by 52

         Per day   -    the IPTP Charge "per week" divided by 7;

         Per hour  -    the non-firm IPTP Charge "per day" divided by 24.

    If several power marketers or other entities are involved in a series of sales of the same energy and/or capacity, transmission service shall be required only with respect to the delivery to the ultimate wholesale buyer,

    and if an Internal Point-to-Point Service charge is payable with respect to the transaction, the charge shall be paid only with respect


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 78

    to the delivery to, and absent other arrangements the charge shall be paid by, the ultimate wholesale buyer.

22  Reservation of Capacity for Point-to-Point Transmission Service

    Compliance with the applicable requirements of Part V of this Tariff is required for the initiation of Through or Out Service or Internal Point-to-

    Point Service.

22A In Service

    22A.1     Firm or Non-Firm In Service will be provided by the Transmission

              Providers through NEPOOL to Eligible Customers in conjunction with Regional Network Service, Internal Point-to-Point Service or

              Through or Out Service, pursuant to the applicable terms and conditions of this Section 22A and the other applicable

              provisions of the Tariff.  In Service shall be required with

              Through or Out Service only if it is provided with respect to a transaction which goes through the NEPOOL Control Area.  In

              Service will not be provided as a separate service under this

              Tariff; it may only be provided in


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 79

              conjunction with Regional Network Service, Internal Point-to-Point

              Service or Through or Out Service.

    22A.2     An Eligible Customer requesting Reserved Capacity for In Service shall request the Service in an Application pursuant to Part V,

              which in the case of Through or Out Service may be included in the Application for Through or Out Service.

    22A.3     A Transmission Customer which receives Reserved Capacity for In

              Service shall be obligated to pay for such Service as follows:

              (1)  A Transmission Customer which has Reserved Capacity for In

                   Service as part of or in conjunction with Through or Out

                   Service shall be obligated only to pay for the Through or

                   Out Service in accordance with Section 20.

              (2)  A Transmission Customer which has Reserved Capacity for In

                   Service as part of or in conjunction with Internal Point-to-

                   Point Service or Regional Network Service shall be obligated to pay the Pool PTF Rate per Kilowatt (as determined for

                   Firm and Non-Firm Service


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 80

                   for the period of the service in the manner specified in

                   Section 20 of this Tariff with respect to the rate for

                   Through or Out Service) of the Reserved Capacity, subject to reduction in accordance with paragraph (3) or (4) hereof.

              (3)  A Transmission Customer which has Reserved Capacity for In

                   Service as part of or in conjunction with Internal Point-to-

                   Point Service or Regional Network Service to serve its load shall be entitled to a credit against the payment required by paragraph (2) above for each hour in an amount equal to

                   (a) the Pool PTF Rate per Kilowatt per hour times (b) the

                   greater of (i) the amount of Energy received for the hour

                   from the resources covered by its Completed Applications for the In Service, or (ii) the Installed Capability credit

                   allowed for such resources.

              (4)  A Transmission Customer which has Reserved Capacity for In

                   Service as part of or in conjunction with Internal Point-to-

                   Point


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 81

                   Service to effect a sale to the power exchange of

                   Energy or Installed Capability imported pursuant to such

                   reservation in an Interchange Transaction shall be entitled to a credit against the payment required by paragraph (2)

                   above for each hour in an amount equal to (a) the Pool PTF

                   Rate per Kilowatt per hour times (b) the greater of (i) the amount of Energy delivered to the power exchange for the

                   hour from the resources covered by its Completed

                   Applications for the In Service, or (ii) the credit allowed for the Installed Capability delivered by it to the power

                   exchange.

                   Notwithstanding the foregoing, a Transmission Customer which has Reserved Capacity for In Service in conjunction with

                   Internal Point-to-Point Service or Regional Network Service,

                   shall not be obligated to pay the Pool PTF Rate for any hour for which all requests for Reserved Capacity for In Service have been satisfied of the same type (Firm or Non-Firm)


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 82

                   and the same duration, and this shall be so whether or not the rate would be required to be paid pursuant to paragraph

                   (3) or (4) above.

                   Three principal requirements apply to discounts for In

                   Service as follows (1) any offer of a discount made by the

                   Participants must be announced to all Eligible Customers

                   solely by posting on the OASIS, (2) any customer-initiated requests for discounts (including requests for use by one's wholesale merchant or an affiliate's use) must occur solely by posting on the OASIS, and (3) once a discount is

                   negotiated, details must be immediately posted on the OASIS.

                   For any discount agreed upon for service on a path, from

                   Point(s) of Receipt to Point(s) of Delivery, the

                   Participants must offer the same discounted transmission

                   service rate for the same time period to all Eligible

                   Customers on all unconstrained transmission paths that go to the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 83

                   same Point(s) of Delivery on the NEPOOL Transmission System.

    22A.4     The provisions of Section 22A.3 are intended as an interim measure to discourage hoarding of capacity for import

              transactions on the Ties.  The Participants agree to attempt to negotiate alternate provisions to discourage hoarding to become effective October 1, 1999 and to file the alternate provisions by

              August 1, 1999.  If the Participants fail to make such a filing by August 1, 1999, any Participant may make its own filing of proposed provisions to discourage hoarding.  If alternate

              provisions have not become effective by October 1, 1999, Section

              22A.3 shall remain in effect until superseded.


IV. SERVICE DURING THE TRANSITION PERIOD; CONGESTION COSTS; EXCEPTED
    TRANSACTIONS

    The five-year Transition Period, and additional arrangements to be in effect during the succeeding five-year period, will permit the phase-in on a negotiated basis of the Tariff rates.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 84

23  Transition Arrangements

    The transition arrangements include (i) the treatment provided for certain

    Excepted Transactions in Section 25, (ii) the provisions in Schedule 9 for the phase-in of the rates for Regional Network Service, and (iii) the rules provided in Sections 16.3 and 16.6 of the Agreement for the distribution and application of revenues received by NEPOOL on behalf of the

    Participants from the payment of the Tariff rates.


24  Congestion Costs

    If limitations in available transmission capacity over any interface within the NEPOOL Control Area in any hour require that the System Operator dispatch resources out-of-merit, the System Operator shall determine for the affected area or areas the aggregate of the Congestion Costs for all such out-of-merit resources for the hour.  The Congestion Costs for each hour in any month shall be paid as a transmission charge and included in the charge for Regional Network Service or Internal Point-to-Point Service

    or Through or Out Service, whichever is applicable, by those Participants and Non-Participants which are obligated to pay a Regional Network Service,

    Internal Point-to-Point Service or Through or Out


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 85

    Service charge for the month, in accordance with the following formula:



                        CH = CC {circle}  (HL{i} + RC{i})
                                           -------------
                                          (HL    +    RC)

                        in which

                   CH    =   the amount to be paid by a Participant or Non-
                             Participant for the hour;

                   CC   =    the Congestion Costs for the hour to be allocated
                             and paid pursuant to this Section 24;

                   HL{i} = the Network Load of the Participant or Non-Participant for the hour, if it is obligated to pay a Regional Network Service charge for the month;

                   HL   =    the aggregate of the Network Loads for the hour of
                             all Participants and Non-Participants which are obligated to pay a Regional Network Service charge for the month;

                   RC{i} = the Reserved Capacity, if any, for Internal Point-to-Point Service or Through or Out Service of the Participant or Non-Participant for the hour; and

                   RC   =    the aggregate Reserved Capacity, if any,  for
                             Internal Point-to-Point Service or Through or Out
                             Service of


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 86

                             all Participants and Non-Participants for the hour.

    Except as provided in the next sentence, this Section 24 shall terminate no later than December 31, 1999.  Notwithstanding the foregoing, if prior to

    January 1, 2000, Participants having in the aggregate the requisite number of Voting Shares have executed and filed with the Commission an amendment to the Agreement and/or the Tariff to modify subsection (b) of Section

    14.14 of the Agreement or to adopt some other modified or substitute provision dealing with the allocation of Congestion Costs in a constrained transmission area, but such amendment has not become effective, and/or the preparation of necessary implementing rules and computer software has not been completed prior to January 1, 2000, if the Management Committee so elects this Section 24 shall continue in effect until such amendment becomes effective and such rules and computer software have been completed.



    As used in this Section 24, the "Congestion Cost" of an out-of-merit resource for an hour means the product of (i) the difference between its

    Dispatch Price and the Energy Clearing


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 87

    Price for the hour, times (ii) the number of megawatt hours of out-of-merit generation produced by the resource for the hour.  The "Dispatch Price" of an out-of-merit resource for an hour is the price to provide energy from the resource, as determined pursuant to market operation rules approved by the

    NEPOOL Regional Market Operations Committee to incorporate the Bid Price for such energy and any loss adjustments, if and as appropriate under such market operation rules.  The "Energy Clearing Price" for an hour is the price determined for the hour in accordance with Section 14.8 of the

    Agreement.


25  Excepted Transactions

    Notwithstanding any other section of the Tariff, the power transfers and other uses of the NEPOOL Transmission System effected under the transmission agreements in effect on November 1, 1996 specified below

    ("Excepted Transactions") will continue to be effected under such agreements for the respective periods specified below rather than under this Tariff, but not thereafter, and such transfers and other uses will continue to be effected after such period, if still occurring, under this

    Tariff.  Participants receiving service under the agreements listed in

    Exhibit G-1 shall not be


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 88

    required to take Local Network Service for such

    transfers and other uses.  The period for which each Excepted Transaction will continue to be effected under such existing transmission agreements shall be:

    (1)  for the Transition Period, the following transfers pursuant to Section

         17 of the Agreement:

          (a)  the transfer to a Participant's system within the NEPOOL Control

               Area of its ownership interest in a Pool-Planned Unit which is off its system;

          (b)  the transfer to a Participant's system within the NEPOOL Control

               Area of its Unit Contract Entitlement, under a contract entered into by it on or before November 1, 1996, in a Pool-Planned Unit which is off its system; and

          (c)  the transfer to a Participant's system within the NEPOOL Control

               Area of its Entitlement in a purchase (including a purchase under the HQ Phase II Firm Energy Contract) from Hydro-Quebec under a contract entered into by it on or before November 1,

               1996, where the line over which the transfer is made into New

               England is the HQ Interconnection;


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 89

     (2)  for the Transition Period, the transfer to a Participant's system within the NEPOOL Control Area of its Unit Contract Entitlement in

          the Vermont Yankee Nuclear Power Corporation unit or the Pilgrim 1 unit; provided the transfer is pursuant to a transmission agreement in effect on November 1, 1996 and is to the entity which was receiving the service on November 1, 1996; and

     (3)  for the period from the effective date of the Tariff until the termination of the transmission agreement:

          (a)  transfers and other uses within the NEPOOL Control Area, as of

               November 1, 1996, of the NEPOOL Transmission System under the support or exchange agreements specified in Attachment G;

          (b)  transfers and other uses within the NEPOOL Control Area, as of

               November 1, 1996, of the NEPOOL Transmission System under the comprehensive network service agreements specified in Attachment

               G-1; and

          (c)  transfers and other uses within the NEPOOL Control Area, as of

               November 1, 1996, of the NEPOOL Transmission System under the other transmission


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 90

               agreements or tariff service agreements specified in Attachment

               G.

     The Management Committee is authorized to add additional agreements to

     Attachment G if they have been inadvertently omitted.  The transfers or other uses under any of the transmission agreements covering the transfers referred to in paragraphs (1), (2) and (3) above shall be in accordance with the terms of the transmission agreement as in effect on November 1,

     1996, or a modification of the terms which is expressly provided for in the agreement as in effect on November 1, 1996 and is accomplished without amendment of the agreement or by an amendment entered into after November

     1, 1996 that does not extend the term of the agreement or increase the amount of the service.  Further, notwithstanding the foregoing restriction on the amendment after November 1, 1996 of transmission agreements with respect to Excepted Transactions, the transmission arrangements for the

     Masspower and Altresco facilities may continue as Excepted Transactions in accordance with transmission agreement amendments or memoranda of understanding entered into as of December, 1996 which do not extend the term of the agreements.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 91


     For the purpose of determining priorities under this Tariff, Excepted

     Transactions shall have the same priority as Firm Point-To-Point

     Transmission Service transactions for resources in existence on the effective date of this Tariff which are effected as Regional Network

     Service or as Internal Point-to-Point Service or as Through or Out

     Service.



     When the transfers and other uses effected under the transmission agreements that are Excepted Transactions cease to be Excepted

     Transactions before the end of their term, the transactions shall be effected under this Tariff and under any applicable Local Network Service tariff, to the extent appropriate, but the transactions shall continue to have a priority not less than the priority that they would have had if

     Regional Network Service had been used for the transactions from the effective date of this Tariff.  New transactions entered into after

     November 1, 1996 under umbrella tariff agreements then in effect will not be Excepted Transactions.




NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 92

     Notwithstanding the foregoing or any other section of the Tariff, existing agreements which provide for the support of the costs of transmission facilities or for the interconnection of transmission facilities shall continue in effect until the termination of the agreement to provide for such support or for the rights and obligations of the parties with respect to the interconnection arrangements.  Attachment G-2 lists certain additional agreements covering transactions, the status of which is described in the Attachment.


V.   POINT-TO-POINT TRANSMISSION SERVICE; IN SERVICE

     Preamble

     Firm or Non-Firm Point-To-Point Transmission Service (including any In

     Service to be applied for in an Application pursuant to this Part V, which shall be deemed to be Point-to-Point Transmission for purposes of determining the application of this Part V to the Application for In

     Service) shall be reserved by all Transmission Customers, whether

     Participants or Non-Participants, for all new transfers to be effected as

     Internal Point-to-Point Service or as Through or Out Service, pursuant to the applicable terms and conditions


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 93

     of Part III and this Part V of the Tariff.  Point-To-Point Transmission

     Service is the service required for the receipt of capacity and/or energy at designated Point(s) of Receipt and the transmission of such capacity and/or energy to designated Point(s) of Delivery.


26   Scope of Application of Part V

     Except for the deposit and creditworthiness requirement of Section 31.3,

     which will apply only to Non-Participants, all of the requirements of this

     Part V shall be fully applicable to both Participants and Non-Participants requesting In Service, Internal Point-to-Point Service or Through or Out

     Service.  Alternative deposit and creditworthiness requirements are applicable to Participants under NEPOOL's Financial Assurance Policy.

     Reservations under the Tariff shall not be required for the use of

     Internal Point-to-Point Service for deliveries to the NEPOOL power exchange in Interchange Transactions from a Point of Receipt within the

     NEPOOL Control Area, but are required for the use of In Service for such deliveries from a Point of Receipt at the NEPOOL Control Area boundary.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 94

27   Nature of Firm Point-To-Point Transmission Service

     27.1 Term:  The minimum term of Firm Point-To-Point Transmission Service shall be one day and the maximum term shall be that specified in the

          Service Agreement.

     27.2 Reservation Priority:  Long-Term Firm Point-To-Point Transmission

          Service shall be available to Participants and Non-Participants on a first-come, first-served basis, I.E., in the chronological sequence in which each Transmission Customer's application for reserved service is received by the System Operator pursuant to Section 31.

          Reservations for Short-Term Firm Point-To-Point Transmission Service

          will be conditional based upon the length of the requested transaction.  If the NEPOOL Transmission System becomes

          oversubscribed, requests for longer term service may preempt requests for shorter term service up to the following deadlines:  one day before the commencement of daily service, one week before the commencement of weekly service, and one month before the commencement of monthly service.  Before the conditional reservation deadline, if available transmission capability is insufficient to satisfy all


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 95

          Applications, an Eligible Customer with a reservation for shorter term service has the right of first refusal to match any longer term reservation before losing its reservation priority.  A longer term competing request for Short-Term Firm Point-To-Point Transmission

          Service will be granted if the Eligible Customer with the right of first refusal does not agree to match the competing request within 24 hours (or earlier if necessary to comply with the scheduling deadlines provided in Section 27.8) from being notified by the System

          Operator of a longer-term competing request for Short-Term Firm

          Point-To-Point Transmission Service.  After the conditional reservation deadline, service will commence pursuant to the terms of

          Part III of this Tariff.  Firm Point-To-Point Transmission Service will always have a reservation priority over non-firm Point-To-Point

          Transmission Service under the Tariff.  All Long-Term Firm Point-To-

          Point Transmission Service will have reservation priority with Native

          Load Customers and Excepted Transactions.  Reservation priorities for existing firm service customers, including customers receiving


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 96

          receiving service with respect to Excepted Transactions, are provided in Section 3.2.

     27.3 Use of Firm Point-To-Point Transmission Service by the Participants

          That Own PTF:  A Transmission Provider that owns PTF will be subject to the rates, terms and conditions of this Tariff when making Third-

          Party Sales to be transmitted as Point-to-Point Transmission Service under (i) agreements executed after November 1, 1996 or (ii)

          agreements executed on or before November 1, 1996 to the extent that the Commission requires them to be unbundled, by the date specified by the Commission.  A Transmission Provider that owns PTF will maintain separate accounting, pursuant to Section 8, for any use of

          Firm Point-To-Point Transmission Service to make Third-Party Sales to the extent not paid for under this Tariff.

     27.4 Service Agreements:  A standard form Firm Point-To-Point

          Transmission Service Agreement (Attachment A) will be offered to an

          Eligible Customer when it submits a Completed Application for Long-

          Term or Short-Term Firm Point-To-Point Transmission Service to be

          transmitted


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 97

          pursuant to this Tariff.  Executed Service Agreements that contain the information required under this Tariff will be filed with the

          Commission in compliance with applicable Commission regulations.

     27.5 Transmission Customer Obligations for Facility Additions or

          Redispatch Costs:  In cases where it is determined that the NEPOOL

          Transmission System is not capable of providing new Firm Point-To-

          Point Transmission Service without (1) degrading or impairing the reliability of service to Native Load Customers, Network Customers,

          customers taking service for Excepted Transactions and other

          Transmission Customers taking Firm Point-To-Point Transmission

          Service, or (2) interfering with a Participant's ability to meet prior firm contractual commitments to others, the Transmission

          Providers will be obligated to arrange to expand or upgrade PTF for

          Long-Term Firm Service pursuant to the terms of Section 33.  The

          Transmission Customer must agree to compensate the Transmission

          Providers or any other entity designated to effect construction through the System Operator for any necessary transmission facility


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 98

          additions or upgrades pursuant to the terms of Section 39.  To the extent the System Operator can relieve any system constraint more economically by redispatching the Participants' resources, rather than through construction of additions or upgrades, it shall do so,

          provided that the Eligible Customer agrees to compensate the

          Participants pursuant to the terms of Section 39.  Any redispatch,

          addition or upgrade or Direct Assignment Facilities costs to be charged to the Transmission Customer on an incremental basis under this Tariff will be specified in the Service Agreement prior to initiating service.

     27.6 Curtailment of Firm Transmission Service:  In the event that a

          Curtailment on the NEPOOL Transmission System, or a portion thereof,

          is required to maintain reliable operation of the system, the

          Curtailment will be made on a non-discriminatory basis to the transaction(s) that effectively relieve the constraint.  If multiple transactions require Curtailment, to the extent practicable and consistent with Good Utility Practice, the System Operator will curtail service to Network


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 99

          Customers and Transmission Customers taking Firm Point To-Point

          Transmission Service on a basis comparable to the Curtailment of service to the Participants' Native Load Customers (i.e., in proportion to their respective Load Ratio Shares).  All Curtailments will be made on a non-discriminatory basis; however, Non-Firm

          Point-To-Point Transmission Service shall be subordinate to Firm

          Transmission Service.  When the System Operator determines that an electrical emergency exists on the NEPOOL Transmission System and implements emergency procedures to effect a Curtailment of Firm

          Transmission Service, the Transmission Customer shall make the required reductions upon the System Operator's request.  However,

          NEPOOL reserves the right to effect a Curtailment, in whole or in part, of any Firm Transmission Service provided under this Tariff when, in the System Operator's sole discretion, an emergency or other unforeseen condition impairs or degrades the reliability of the NEPOOL

          Transmission System.  The System Operator will notify all affected

          Transmission Customers in a timely manner of any scheduled


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 100

          Curtailments.  In the event the System Operator exercises its right to effect a Curtailment, in whole or part, of Firm Point-to-Point

          Transmission Service, no credit or other adjustment shall be provided as a result of the Curtailment with respect to the charge payable by the Customer.

     27.7 Classification of Firm Point-To-Point Transmission Service:

          (a)  A Transmission Customer taking Firm Point-To-Point Transmission

               Service may (1) change its Points of Receipt and Delivery to obtain service on a non-firm basis consistent with the terms of

               Section 36.1 or (2) request a modification of the Points of

               Receipt or Delivery on a firm basis pursuant to the terms of

               Section 36.2; provided that if any Transmission Provider or its designee constructed new facilities or upgraded facilities to accommodate the original firm service, such Transmission

               Provider or its designee shall continue to be compensated for its facility costs by the Transmission Customer.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 101

          (b)  A Transmission Customer may purchase transmission service to make sales from multiple generating units or contracts that are on the NEPOOL Transmission System.  For such a purchase of transmission service the Point of Receipt shall be deemed to be the NEPOOL power exchange, unless the multiple generating units are at the same generating plant, in which case the units'

               interconnection point with PTF will be treated as the Point of

               Receipt.

          (c)  Firm deliveries will be provided from the Point(s) of Receipt to the Point(s) of Delivery.  Each Point of Receipt at which firm transmission capacity is reserved for Long-Term Firm Point-to-

               Point Transmission Service by the Transmission Customer shall be set forth in the Service Agreement for such Service along with a corresponding capacity reservation associated with each Point of

               Receipt.  Points of Receipt and corresponding capacity

               reservations shall be as mutually agreed upon by the System

               Operator and the Transmission Customer


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 102

               for Short-Term Firm Point-to-Point Transmission Service and may

               be identified as the NEPOOL power exchange in circumstances where the System Operator does not require greater specificity.  Each

               Point of Delivery at which firm transmission capacity is reserved for Long-Term Firm Point-to-Point Transmission Service by the

               Transmission Customer shall be set forth in the Service Agreement for such Service along with a corresponding capacity reservation associated with Point of Delivery and may be identified as the

               NEPOOL power exchange.  Points of Delivery and corresponding capacity reservations shall be as mutually agreed upon by the

               System Operator and the Transmission Customer for Short-Term Firm

               Point-to-Point Transmission Service.  The greater of either (1)

               the sum of the capacity reservations at the Point(s) of Receipt,

               or (2) the sum of the capacity reservations at the Point(s) of

               Delivery shall be the Transmission Customer's Reserved Capacity.

               The Transmission Customer will be billed for its Reserved

               Capacity


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 103

               under the terms of Schedule 8 or Schedule 10, whichever is applicable.  The Transmission Customer's Use may not exceed its firm capacity reserved at each Point of Receipt and each Point of Delivery except as otherwise specified in Section 36.  In the event that the Use by a Transmission Customer (including

               Third-Party Sales by the Participants) exceeds that Transmission

               Customer's Reserved Capacity at any Point of Receipt or Point of

               Delivery in any hour, it shall pay 200% of the charge which is otherwise applicable for each Kilowatt of the excess.  In

               addition, the System Operator will record all instances in which a Transmission Customer's Use exceeds that Transmission

               Customer's firm Reserved Capacity, and if in any calendar year more than 10 such instances occur with respect to any single

               Transmission Customer, then the System Operator may require such

               Transmission Customer to apply for additional Firm Point-to-

               Point Transmission Service under the Tariff in an amount equal to the greatest amount of


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 104

               the excess of such Transmission Customer's Use over its firm

               Reserved Capacity for the remainder of that calendar year.

               Charges for such additional Firm Point-to-Point Transmission

               Service will relate back to the first day of the month following the month in which the System Operator notifies such Transmission

               Customer that it is subject to the provisions of this paragraph.

     27.8 Scheduling of Firm Point-To-Point Transmission Service:

          Unless other schedules are permitted pursuant to NEPOOL rules,

          schedules for the Transmission Customer's Firm Point-To-Point

          Transmission Service (including schedules for resources to be self scheduled) must be submitted to the System Operator no later than noon of the day prior to commencement of such service.  In the cases which are bid into the power exchange, the Energy bid price must be submitted to the System Operator by the noon deadline.  Hour-to-hour schedules of any capacity and energy that is to be delivered must be stated in increments of 1000 kW per hour.  Transmission Customers with multiple requests for Firm Point-To-Point


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 105

          Transmission Service at a Point of Receipt, each of which request is under 1000 kW per hour, may consolidate their service requests at a common Point of Receipt into units of 1000 kW per hour for scheduling and billing purposes.  Scheduling changes will be permitted up to thirty-five minutes before the start of the next clock hour, provided that the Delivering Party and Receiving Party also agree to the schedule modification.  The System Operator will furnish to the

          Delivering Party's system operator hour-to-hour schedules equal to those furnished by the Receiving Party (unless reduced for losses) and will deliver the  capacity and energy provided by such schedules.

          Should the Transmission Customer, Delivering Party or Receiving Party

          revise or terminate any schedule, such party shall immediately notify the System Operator, and the System Operator will have the right to adjust accordingly the schedule for capacity and energy to be received and to be delivered.


28   Nature of Non-Firm Point-To-Point Transmission Service

     28.1 Term: Non-Firm Point-To-Point Transmission Service will be available for periods ranging from one hour to one


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 106

          month.  However, a Purchaser of Non-Firm Point-To-Point Transmission

          Service will be entitled to reserve a sequential term of service (such as a sequential monthly term without having to wait for the initial term to expire before requesting another monthly term) so that the total time period for which the reservation applies is greater than one month, subject to the requirements of Section 32.3.

     28.2 Reservation Priority: Non-Firm Point-To-Point Transmission Service

          shall be available from transmission capability in excess of that needed for reliable service to Native Load Customers, Network

          Customers, customers for Excepted Transactions and other Transmission

          Customers taking Long-Term and Short-Term Firm Point-To-Point

          Transmission Service.  A higher priority will be assigned to reservations with a longer duration of service.  In the event the

          NEPOOL Transmission System is constrained, competing requests of equal duration will be prioritized based on the highest price offered by the Eligible Customer for the Transmission Service, or in the

          event the price for all


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 107

          Eligible Customers is the same, will be prioritized on a first-come,

          first-served basis i.e., in the chronological sequence in which each

          Customer has reserved service.  Eligible Customers that have already reserved shorter term service have the right of first refusal to match any longer term reservation before being preempted.  A longer term competing request for Non-Firm Point-To-Point Transmission Service will be granted if the Eligible Customer with the right of first refusal does not agree to match the competing request: (a) immediately for hourly Non-Firm Point-To-Point Transmission Service after notification by the System Operator; and (b) within 24 hours (or earlier if necessary to comply with the scheduling deadlines provided in Section 28.6) for Non-Firm Point-to-Point Transmission Service

          other than hourly transactions after notification by the System

          Operator.  Secondary transmission service for Network Customers pursuant to Section 40.4 will have a higher priority than any Non-Firm

          Point-To-Point Transmission Service.  Non-Firm Point-To-Point

          Transmission Service over secondary


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 108

          Point(s) of Receipt and Point(s) of Delivery will have the lowest reservation priority under this Tariff.

     28.3 Use of Non-Firm Point-To-Point Transmission Service by the

          Transmission Provider:  A Transmission Provider will be subject to the rates, terms and conditions of this Tariff when making Third-

          Party Sales to be transmitted as Non-Firm Point-to-Point Transmission

          Service under (i) agreements executed after November 1, 1996 or (ii)

          agreements executed on or before November 1, 1996 to the extent that the Commission requires them to be unbundled, by the date specified by the Commission.  A Transmission Provider will maintain separate accounting, pursuant to Section 8, for any use of Non-Firm Point-To-

          Point Transmission Service to make Third-Party Sales, to the extent not paid for under this Tariff.

     28.4 Service Agreements:  The System Operator shall offer a standard form Point-To-Point Transmission Service Agreement (Attachment A,

          modified to cover non-firm service) to an Eligible Customer when the

          Eligible Customer first submits a Completed Application for Non-Firm

          Point-To-Point Transmission Service pursuant to the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 109

          Tariff.  Executed Service Agreements that contain the information required under this Tariff shall be filed with the Commission in compliance with applicable Commission regulations.

     28.5 Classification of Non-Firm Point-To-Point Transmission Service:

          Non-Firm Point-To-Point Transmission Service shall be offered under applicable terms and conditions contained in Part III of this Tariff.

          The NEPOOL Participants undertake no obligation under this Tariff to plan the NEPOOL Transmission System in order to have sufficient capacity for Non-Firm Point-To-Point Transmission Service.  Parties

          requesting Non-Firm Point-To-Point Transmission Service for the

          transmission of firm power do so with the full realization that such service is subject to availability and to Curtailment or Interruption under the terms of this Tariff.  In the event that the Use by a

          Transmission Customer (including Third-Party Sales by a Participant)

          exceeds that Transmission Customer's non-firm Reserved Capacity at any Point of Receipt or Point of Delivery, it shall pay 200% of the charge which is otherwise applicable for


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 110

          each Kilowatt of the excess.  In addition, the System Operator will record all instances in which a Transmission Customer's Use exceeds that Transmission Customer's non-firm Reserved Capacity, and if in any calendar year more than 10 such instances occur with respect to any single Transmission Customer, then the System Operator may require such Transmission Customer to apply for additional Non-Firm

          Point-to-Point Transmission Service under the Tariff in an amount equal to the greatest amount of the excess of such Transmission

          Customer's Use over its non-firm Reserved Capacity for the remainder of that calendar year.  Charges for such additional Non-Firm

          Point-to-Point Transmission Service will relate back to the first day of the month following the month in which the System Operator notifies such Transmission Customer that it is subject to the provisions of this paragraph.

          (a)  Non-Firm Point-To-Point Transmission Service shall include transmission of energy on an hourly basis and transmission of scheduled short-term capacity and energy on a daily, weekly or monthly basis, but


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 111

               not to exceed one month's reservation for any one Application.

          (b)  Each Point of Receipt at which non-firm transmission capacity is reserved by the Transmission Customer shall be set forth in the

               Application along with a corresponding capacity reservation associated with each Point of Receipt.  The Point of Receipt or

               Point of Delivery may be identified as the NEPOOL power exchange in circumstances where the System Operator does not require greater specificity.

     28.6 Scheduling of Non-Firm Point-To-Point Transmission Service: Unless

          other schedules are permitted pursuant to NEPOOL rules, and except as otherwise provided below with respect to the scheduling of In

          Service, schedules for Non-Firm Point-To-Point Transmission Service must be submitted to the Transmission Provider no later than noon of the day prior to commencement of such service.  Schedules submitted after noon will be accommodated, if practicable.  Hour-to-hour schedules of energy that is to be delivered must be stated in increments of 1,000 kW


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 112

          per hour.  Transmission Customers within the NEPOOL Control Area with multiple requests for Transmission Service at a Point of Receipt, each of which is under 1,000 kW per hour, may consolidate their schedules at a common Point of Receipt into units of 1,000 kW per hour.

          Scheduling changes will be permitted up to thirty-five minutes before the start of the next clock hour provided that the Delivering Party and Receiving party also agree to the schedule modification.  The

          System Operator will furnish to the Delivering Party's system operator, hour-to-hour schedules equal to those furnished by the

          Receiving Party (unless reduced for losses) and shall deliver the capacity and energy provided by such schedules.  Should the

          Transmission Customer, Delivering Party or Receiving Party

          revise or terminate any schedule, such party shall immediately notify the System Operator, and the System Operator shall have the right to adjust accordingly the schedule for capacity and energy to be received and to be delivered.  In the event next-day capacity for In

          Service on the Ties is available at noon on any day, this shall be posted on


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 113

          OASIS and shall be available for reservation by Eligible

          Customers between noon and 6:00 p.m.  If not all requested reservations for the next-day In Service can be granted, the requests for the longest number of consecutive hours shall be given priority.

          If a Participant has available at the NEPOOL Control Area boundary a dispatchable resource for which no reservation has been made, and the

          Regional Market Operations Committee has determined that it is appropriate to adopt rules to provide for the service and has adopted such rules, the System Operator may schedule the resource for the next day in accordance with such rules on the basis of the bid price if Transmission capacity for In Service is available, notwithstanding the lack of a reservation.

     28.7 Curtailment or Interruption of Service: The System Operator

          reserves the right to effect a Curtailment, in whole or in part, of

          Non-Firm Point-To-Point Transmission Service provided under this

          Tariff for reliability reasons when an emergency or other unforeseen condition threatens to impair or degrade the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 114

          reliability of the NEPOOL Transmission System.  The System Operator

          reserves the right to effect an Interruption, in whole or in part, of

          Non-Firm Point-To-Point Transmission Service provided under this

          Tariff for economic reasons in order to accommodate (1) a request for

          Firm Transmission Service, (2) a request for Non-Firm Point-To-Point

          Transmission Service of greater duration, or (3) transmission service for Network Customers.  The System Operator also will discontinue or reduce service to the Transmission Customer to the extent that deliveries for transmission are discontinued or reduced at the

          Point(s) of Receipt.  Where required, Curtailments or Interruptions will be made on a non-discriminarty basis to the transaction(s) that effectively relieve the constraint; however, Non-Firm Point-To-Point

          Transmission Service shall be subordinate to Firm Transmission

          Service.  If multiple transactions require Curtailment or

          Interruption, to the extent practicable and consistent with Good

          Utility Practice, Curtailments or Interruptions will be made to transactions of the shortest term (e.g., hourly non-firm


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 115

          transactions will be Curtailed or Interrupted before daily non-firm transactions and daily non-firm transactions will be Curtailed or

          Interrupted before weekly non-firm transactions).  Transmission service for Network Customers will have a higher priority than any

          Non-Firm Point-To-Point Transmission Service under this Tariff.

          Non-Firm Point-To-Point Transmission Service furnished over secondary

          Point(s) of Receipt and Point(s) of Delivery will have a lower priority than any other Non-Firm Point-To-Point Transmission Service under this Tariff.  The System Operator will provide advance notice of

          Curtailment or Interruption where such notice can be provided consistent with Good Utility Practice.  In the event the System

          Operator exercises its right to effect a Curtailment, in whole or part, of Non-Firm Point-to-Point Transmission Service, no credit or other adjustment shall be provided as a result of the Curtailment with respect to the charge payable by the Customer.  In the event the

          System Operator exercises its right to effect an Interruption, in whole or part, of Non-Firm Point-to-Point Transmission Service, the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 116

          charge payable by the Customer shall be computed as if the term of service actually rendered were the term of service reserved; provided that an adjustment of the charge shall be made only when the

          Interruption is initiated by the System Operator, not when the

          Customer fails to deliver energy to NEPOOL.


29   Service Availability

     29.1 General Conditions:  Firm Point-To-Point Transmission Service over,

          on or across the NEPOOL Transmission System is available to any

          Transmission Customer that has met the applicable requirements of

          Section 31.

     29.2 Determination of Available Transmission Capability:

          A description of NEPOOL's specific methodology for assessing available transmission capability posted on the NEPOOL OASIS(Section

          5) is contained in Attachment C of this Tariff.  In the event sufficient transmission capability may not exist to accommodate a service request, a System Impact Study will be performed.

     29.3 Initiating Service in the Absence of an Executed Service Agreement:

          If the System Operator and the Transmission Customer requesting Firm

          Point-To-Point Transmission


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 117

          Service cannot agree on all the terms and conditions of the applicable

          Service Agreement, the System Operator will file with the Commission,

          within thirty days after the date the Transmission Customer provides written notification directing the System Operator to file, an unexecuted Service Agreement containing terms and conditions deemed appropriate by the System Operator for such requested transmission service.  The service will be commenced subject to the Transmission

          Customer agreeing to (i) pay whatever rate the Commission ultimately determines to be just and reasonable, and (ii) comply with the terms and conditions of this Tariff including providing appropriate security deposits in accordance with the terms of Section 31.3.

     29.4 Obligation to Provide Transmission Service that Requires Expansion or Modification of the Transmission System:  If it is determined that the service requested in a Completed Application for Long-Term Firm

          Point-To-Point Transmission Service cannot be provided because of insufficient capability on the NEPOOL Transmission System, one or more Transmission Providers or other


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 118

          entities will be designated to use due diligence to expand or modify the NEPOOL Transmission System to provide the requested Long-Term Firm

          Point-To-Point Transmission Service, provided that the Transmission

          Customer agrees to compensate the Transmission Providers or other entities that will be responsible for the construction of any new facilities or upgrades for the costs of such new facilities or upgrades pursuant to the terms of Section 39.  The System Operator and the designated Transmission Providers or other entities will conform to Good Utility Practice in determining the need for new transmission facilities or upgrades and in coordinating the design and construction of such facilities.  This obligation applies only to those facilities that the designated Transmission Providers or other entities have the right to expand or modify.

     29.5 Deferral of Service: Long-Term Firm Point-To-Point Transmission

          Service may be deferred until the designated Transmission Providers or other entities complete construction of new transmission facilities or upgrades needed to provide such service whenever it is


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 119

          determined that providing the requested service would, without such new facilities or upgrades, impair or degrade reliability to any existing Firm Transmission Service.

     29.6 Real Power Losses:  Real power losses are associated with all transmission service.  The Transmission Provider is not obligated to provide real power losses.  To the extent PTF losses are not specifically allocated through the market procedures provided for in

          Section 14 of the Agreement, point-to-point losses will be allocated on the basis of PTF average losses as established by the System

          Operator.  The System Operator shall post on the OASIS the PTF average losses, which are initially set at 1.13% but shall be adjusted by the System Operator from time to time.  The applicable real power loss factor shall be determined, after the Second

          Effective Date, on the basis of PTF average losses.  Average losses shall be determined initially on an estimated basis, pending the accumulation of the data needed to make the determination on an actual basis.


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                                             Original Sheet No. 120

     29.7 Load Shedding: To the extent that a system contingency exists on the NEPOOL Transmission System and the System Operator determines that it is necessary for the Participants and the Transmission

          Customer to shed load, the Parties shall shed load in accordance with the procedures under the Agreement and the rules adopted thereunder,

          or in accordance with other mutually agreed-to provisions.


30   Transmission Customer Responsibilities

     30.1 Conditions Required of Transmission Customers: Firm Point-To-Point

          Transmission Service will be provided only if the following conditions are satisfied by the Transmission Customer:

          a.   The Transmission Customer has pending a Completed Application for service;

          b.   In the case of a Non-Participant, the Transmission Customer meets the creditworthiness criteria set forth in Section 11;

          c.   The Transmission Customer will have arrangements in place for any other transmission service necessary to effect the delivery from the generating source


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 121

               to the Point of Receipt prior to the time service under the

               Tariff commences;

          d.   The Transmission Customer agrees to pay for any facilities or upgrades constructed or any redispatch costs chargeable to such

               Transmission Customer under this Tariff, whether or not the

               Transmission Customer takes service for the full term of its reservation; and

          e.   The Transmission Customer has executed a Service Agreement or has agreed to receive service pursuant to Section 29.3.

     30.2 Transmission Customer Responsibility for Third-Party Arrangements:

          Any scheduling arrangements that may be required by other electric systems shall be the responsibility of the Transmission Customer requesting service. (If Local Network Service will be required, the

          System Operator shall notify the Transmission Customer and the affected Participants.)  The Transmission Customer shall provide,

          unless waived by the System Operator, notification to the System

          Operator identifying such other electric systems and authorizing


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                                             Original Sheet No. 122

          them to schedule the capacity and energy to be transmitted pursuant to this Tariff on behalf of the Receiving Party at the Point of Delivery or the Delivering Party at the Point of Receipt.  The System Operator

          will undertake reasonable efforts to assist the Transmission Customer in making such arrangements, including without limitation, providing any information or data required by such other electric system pursuant to Good Utility Practice.


31   Procedures for Arranging Firm Point-To-Point Transmission Service

     31.1 Application:  A request for Firm Point-To-Point Transmission

          Service for periods of one year or longer must be made in an

          Application, delivered to ISO New England Inc., One Sullivan Road,

          Holyoke, MA 01040-2841 or such other address as may be specified from time to time.  The request should be delivered at least sixty days in advance of the calendar month in which service is requested to commence.  The System Operator will consider requests for such firm service on shorter notice when practicable.  Requests for firm service for


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                                             Original Sheet No. 123

          periods of less than one year will be subject to expedited procedures that will be negotiated between the System Operator and the party requesting service within the time constraints provided in Section

          27.8.  All Firm Point-To-Point Transmission Service requests should be submitted by transmitting the Completed Application to NEPOOL by mail or telefax.  Each of these methods will provide a time-stamped record for establishing the priority of the Application.

     31.2 Completed Application:  A Completed Application for Firm Point-To-

          Point Transmission Service shall provide all of the information included at 18 C.F.R. <section>2.20 of the Commission's regulations,

          including but not limited to the following:

          (i) The identity, address, telephone number and facsimile number of the entity requesting service;

          (ii) A statement that the entity requesting service is, or will be upon commencement of service, an Eligible Customer under this Tariff;

          (iii) The location of the Point(s) of Receipt and Point(s) of Delivery and the identities of the Delivering Parties and the Receiving Parties;


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                                             Original Sheet No. 124

          (iv) The location of the generating facility(ies) supplying the capacity and energy, and the location of the load ultimately served by the capacity and energy transmitted. The System Operator will treat this information as confidential in accordance with the NEPOOL information policy except to the extent that disclosure of this information is required by this Tariff, by regulatory or judicial order, or for reliability purposes pursuant to Good Utility Practice. The System Operator will treat this information consistent with the standards of conduct contained in 18 C.F.R. Part 37 of the Commission's regulations;

          (v) A description of the supply characteristics of the capacity and energy to be delivered;

          (vi) An estimate of the capacity and energy expected to be delivered to the Receiving Party;

          (vii) The Service Commencement Date and the term of the requested transmission service; and

          (viii) The transmission capacity requested for each Point of Receipt and each Point of Delivery on the NEPOOL Transmission System; customers may combine their requests for service in order to satisfy the minimum transmission capacity requirement.

          The System Operator will treat this information consistent with the standards of conduct contained in 18 C.F.R. Part 37 of the

          Commission's regulations.

    31.3  Deposit:  A Completed Application for Firm Point-To-Point

          Transmission Service by a Non-Participant shall


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                                             Original Sheet No. 125

          also include a deposit of either one month's charge for Reserved

          Capacity or the full charge for Reserved Capacity for service requests of less than one month.  If the Application is rejected by the System

          Operator because it does not meet the conditions for service as set forth herein, or in the case of requests for service arising in connection with losing bidders in a request for proposals (RFP), the deposit will be returned with Interest, less any reasonable

          Administrative Costs incurred by the System Operator or any affected

          Participants in connection with the review of the Application.  The deposit also will be returned with Interest less any reasonable

          Administrative Costs incurred by the System Operator or any affected

          Participants if the new facilities or upgrades needed to provide the service cannot be completed.  If an Application is withdrawn or the

          Eligible Customer decides not to enter into a Service Agreement for the Service, the deposit will be refunded in full, with Interest, less reasonable Administrative Costs incurred by the System Operator or any affected Participants


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 126

          to the extent such costs have not already been recovered from the

          Eligible Customer.  The System Operator will provide to the Eligible

          Customer a complete accounting of all costs deducted from the refunded deposit, which the Eligible Customer may contest if there is a dispute concerning the deducted costs.  Deposits associated with construction of new facilities or upgrades are subject to the provisions of Section

          33.  If a Service Agreement for Firm Point-To-Point Transmission

          Service is executed, the deposit, with interest, will be returned to the Transmission Customer upon expiration or termination of the

          Service Agreement.  Applicable Interest will be calculated from the day the deposit is credited to the System Operator's account.

    31.4 Notice of Deficient Application:  If an Application fails to meet the requirements of this Tariff, the System Operator will notify the entity requesting service within fifteen days of the System Operator's receipt of the Application of the reasons for such failure.  The

         System Operator will attempt to remedy minor deficiencies in the

         Application through informal


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 127

          communications with the Eligible Customer.  If such efforts are unsuccessful, the System Operator will return the Application, along with any deposit (less the reasonable Administrative Costs incurred by the System Operator or any affected Participants in connection with the Application), with Interest.  Upon receipt of a new or revised

          Application that fully complies with the requirements of this Tariff,

          the Eligible Customer will be assigned a new priority based upon the date of receipt by the System Operator of the new or revised

          Application.

    31.5 Response to a Completed Application:  Following receipt of a

         Completed Application for Firm Point-To-Point Transmission Service, a

         determination of available transmission capability will be made pursuant to Section 29.2.  The Eligible Customer will be notified as soon as practicable, but not later than thirty days after the date of receipt of a Completed Application, if required, that either (i)

         service will be provided without performing a System Impact Study, or

         (ii) such a study is needed to evaluate the impact of the Application



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 128


         pursuant to Section 33.1.  Responses by the System Operator must be made as soon as practicable to all completed applications and the timing of such responses must be made on a non-discriminatory basis.

    31.6 Execution of Service Agreement:  Whenever the System Operator

         determines that a System Impact Study is not required and that the requested service can be provided, it will notify the Eligible

         Customer as soon as practicable but no later than thirty days after receipt of the Completed Application, and will tender a Service

         Agreement to the Eligible Customer.  Failure of an Eligible Customer

         to execute and return the Service Agreement or request the filing of an unexecuted Service Agreement pursuant to Section 29.3, within fifteen days after it is tendered by the System Operator shall be deemed a withdrawal and termination of the Application and any deposit

         (less the reasonable Administrative Costs incurred by the System

         Operator and any affected Participants in connection with the

         Application) submitted will be refunded with Interest.  Nothing herein limits the right of an Eligible Customer to file


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                                             Original Sheet No. 129

         another Application after such withdrawal and termination.  Where a System Impact Study is required, the provisions of Section 33 will govern the execution of a Service Agreement.

    31.7 Extensions for Commencement of Service:  The Transmission Customer

         can obtain up to five one-year extensions for the commencement of service.  The Transmission Customer may postpone service by paying a non-refundable annual reservation fee equal to one-month's charge for

         Firm Point-To-Point Transmission Service for each year or fraction thereof.  If during any extension for the commencement of service an

         Eligible Customer submits a Completed Application for Firm Point-To-

         Point Transmission Service, and such request can be satisfied only by releasing all or part of the Transmission Customer's Reserved

         Capacity, the original Reserved Capacity will be released unless the following condition is satisfied: within thirty days, the original

         Transmission Customer agrees to pay the applicable rate for Firm

         Point-To-Point Transmission Service for its Reserved Capacity for the

         period that


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                                             Original Sheet No. 130

         its reservation overlaps the period covered by such Eligible Customer's

         Completed Application.  In the event the Transmission Customer elects to release the Reserved Capacity, the reservation fees or portions thereof previously paid will be forfeited.


32  Procedures for Arranging Non-Firm Point-To-Point Transmission Service

    32.1 Application:  Eligible Customers seeking Non-Firm Point-To-Point

         Transmission Service must submit a Completed Application to the System

         Operator.  Applications should be submitted by entering the information listed below on the NEPOOL OASIS.

    32.2 Completed Application: A Completed Application shall provide all of the information included in 18 C.F.R. <section>2.20 including but not limited to the following:

         (i) The identity, address, telephone number and facsimile number of the entity requesting service;

         (ii) A statement that the entity requesting service is, or will be upon commencement of service, an Eligible Customer under this Tariff;

         (iii)     The Point(s) of Receipt and the Point(s) of Delivery;


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                                             Original Sheet No. 131

         (iv) The maximum amount of capacity requested at each Point of Receipt and Point of Delivery; and


         (v) The proposed dates and hours for initiating and terminating transmission service hereunder.

         In addition to the information specified above, when required to properly evaluate system conditions, the System Operator also may ask the Transmission Customer to provide the following:

         (vi) The electrical location of the initial source of the power to be transmitted pursuant to the Transmission Customer's request for service; and

         (vii)     The electrical location of the ultimate load.

         The System Operator will treat this information in (vi) and (vii) as confidential at the request of the Transmission Customer except to the extent that disclosure of this information is required by this Tariff,

         by regulatory or judicial order, or for reliability purposes pursuant to Good Utility Practice.  The System Operator shall treat this information consistent with the standards of conduct contained in Part

         37 of the Commission's regulations.


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                                             Original Sheet No. 132

    32.3 Reservation of Non-Firm Point-To-Point Transmission Service:

         Requests for monthly service shall be submitted no earlier than sixty days before service is to commence; requests for weekly service shall be submitted no earlier than fourteen days before service is to commence; requests for daily service shall be submitted no earlier than five days before service is to commence; and requests for hourly service shall be submitted no earlier than 9:00 a.m. the second day before service is to commence.  Requests for service received later than noon of the day prior to the day service is scheduled to commence will be accommodated if practicable.

    32.4 Determination of Available Transmission Capability: Following

         receipt of a tendered schedule the System Operator will make a determination on a non-discriminatory basis of available transmission capability pursuant to Section 29.2.  Such determination shall be made as soon as reasonably practicable after receipt, but not later than the following time periods for the following terms of service (i)

         thirty-five minutes for hourly service, (ii) thirty-five minutes for


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 133

         daily service, (iii) four hours for weekly service, and (iv) two days for monthly service.


33  Additional Study Procedures For Firm Point-To-Point Transmission Service

    Requests

    33.1 Notice of Need for System Impact Study:  After receiving a request for Firm Point-To-Point Transmission Service, the System Operator will review the effect of the proposed service on the reliability requirements to meet existing and pending obligations of the

         Participants and Non-Participants, and the obligations of the particular Participants whose PTF facilities will be impacted by the proposed service and determine on a non-discriminatory basis whether a

         System Impact Study is needed. A description of the methodology for completing a System Impact Study is provided in Attachment D.  If the

         System Operator determines that a System Impact Study is necessary to accommodate the requested service, as soon as practicable thereafter the System Operator will so inform the Eligible Customer and any affected Participants if the System Impact Study is to be performed by the Participants.  If the likely


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                                             Original Sheet No. 134

         result of the study is that a Direct Assignment Facility will be required, the study shall be performed by the affected Participants,

         subject to review by the System Operator.  In such cases, the System

         Operator will within thirty days of receipt of a Completed Application,

         tender a System Impact Study agreement in the form of Exhibit I to this

         Tariff, or in any other form that is mutually agreed to, pursuant to which the Eligible Customer shall agree to reimburse the System

         Operator and any affected Participants for performing the required

         System Impact Study.  For a service request to remain a Completed

         Application, the Eligible Customer shall execute the System Impact

         Study agreement and return it to the System Operator within fifteen days.  If the Eligible Customer elects not to execute a System Impact

         Study agreement, its application shall be deemed withdrawn and its deposit (less the reasonable Administrative Costs incurred by the

         System Operator and any affected Participants in connection with the

         Application), will be returned with Interest.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 135

    33.2 System Impact Study Agreement and Cost Reimbursement:

         (i)   The System Impact Study agreement shall clearly specify the

               System Operator's estimate of the actual cost, and time for completion of the System Impact Study.  The  charge shall not exceed the actual cost of the study.  In performing the System

               Impact Study, the System Operator and any affected Participants will rely, to the extent reasonably practicable, on existing transmission planning studies.  The Eligible Customer shall not be assessed a charge for such existing studies; however, the

               Eligible Customer shall be responsible for charges associated with any modifications to existing planning studies that are reasonably necessary to evaluate the impact of the Eligible

               Customer's request for service on the NEPOOL Transmission

               System.

         (ii)  If in response to multiple Eligible Customers requesting service in relation to the same competitive solicitation, a single

               System Impact Study is sufficient for the System Operator to


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 136

               accommodate the requests for service, the costs of that study will be equitably prorated among the Eligible Customers.

         (iii) For System Impact Studies that the System Operator and any affected Participants conduct on behalf of the Transmission

               Providers, the Participants will record the cost of the System

               Impact Studies pursuant to Section 8.5.

    33.3 System Impact Study Procedures:  Upon receipt of an executed System

         Impact Study agreement, the System Operator and any affected

         Participants will use due diligence to complete the required System

         Impact Study within a sixty-day period.  The System Impact Study, if required, shall identify any system constraints and redispatch options and the need for additional Direct Assignment Facilities or facility additions or upgrades required to provide the requested service.  In the event that the required System Impact Study cannot be completed within such time period, the System Operator will so notify the

         Eligible Customer and provide an estimated completion date along with an explanation of


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                                             Original Sheet No. 137

         the reasons why additional time is required to complete the required study and an estimate of any increase in cost which will result from the delay.  A copy of the completed System Impact Study and related work papers shall be made available to the Eligible Customer.  The

         System Operator will use the same due diligence in completing the

         System Impact Study for an Eligible Customer that is a Non-Participant as it uses when completing studies for the Participants.  The System

         Operator will notify the Eligible Customer immediately upon completion of the System Impact Study if the NEPOOL Transmission System will be adequate to accommodate all or part of a request for service or that no costs are likely to be incurred for new transmission facilities or upgrades.  Within fifteen days of completion of the System Impact

         Study, the Eligible Customer must execute a Service Agreement or request the filing of an unexecuted Service Agreement pursuant to

         Section 29.3, or the Application shall be deemed terminated and withdrawn.


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                                             Original Sheet No. 138

    33.4 Facilities Study Procedures:  If a System Impact Study indicates that additions or upgrades to the NEPOOL Transmission System are needed to supply the Eligible Customer's service request, the affected

         Transmission Provider(s), within thirty days of the completion of the

         System Impact Study, will tender to the Eligible Customer a Facilities

         Study agreement in the form of Exhibit J to this Tariff, or in any other form that is mutually agreed to, pursuant to which the Eligible

         Customer shall agree to reimburse the System Operator and any affected

         Transmission Providers or other entity designated by the affected

         Transmission Provider(s) for performing any required Facilities Study.

         For a service request to remain a Completed Application, the Eligible

         Customer shall execute the Facilities Study agreement and return it to the System Operator within fifteen days.  If the Eligible Customer elects not to execute the Facilities Study agreement, its application shall be deemed withdrawn and its deposit (less the reasonable

         Administrative Costs incurred by the System Operator and any affected

         Participants in connection with the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 139

         Application) will be returned with Interest.  Upon receipt of an executed Facilities Study agreement, the affected Transmission

         Provider(s) or other designated entity will use due diligence to cause the required Facilities Study to be completed within a sixty-day period.  If a Facilities Study cannot be completed in the allotted time period, the affected Transmission Provider(s) will notify the

         Transmission Customer and provide an estimate of the time needed to reach a final determination and any resulting increase in the cost,

         along with an explanation of the reasons that additional time is required to complete the study.  When completed, the Facilities Study shall include a good faith estimate of (i) the cost of Direct

         Assignment Facilities to be charged to the Transmission Customer, or

         (ii) the Transmission Customer's appropriate share of the cost of any required additions or upgrades, and (iii) the time required to complete such construction and initiate the requested service.  The Transmission

         Customer shall provide a letter of credit or other reasonable form of security acceptable to the Transmission Providers or


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 140

         other entities that will be responsible for the construction of the new facilities or upgrades equivalent to the costs of the new facilities or upgrades and consistent with relevant commercial practices, as established by the Uniform Commercial Code.  The Transmission Customer

         shall have thirty days to execute a Service Agreement, if required, or request the filing of an unexecuted Service Agreement with the

         Commission and provide the required letter of credit or other form of security or the request will no longer be a Completed Application and shall be deemed terminated and withdrawn.

    33.5 Facilities Study Modifications:  Any change in design arising from inability to site or construct proposed facilities will require development of a revised good faith estimate.  New good faith estimates also will be required in the event of new statutory or regulatory requirements that are effective before the completion of construction or other circumstances beyond the control of the

         Transmission Providers or other entities that are responsible for the construction of the new facilities


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 141

         or upgrades and that significantly affect the final cost of the new facilities or upgrades to be charged to the Transmission Customer pursuant to the provisions of this Tariff.

    33.6 Due Diligence in Completing New Facilities: The System Operator will use due diligence to designate Transmission Providers or other entities to add necessary facilities or upgrade the NEPOOL

         Transmission System within a reasonable time.  A Transmission Provider or other entity will have no obligation to upgrade its existing or planned transmission system in order to provide the requested Firm

         Point-To-Point Transmission Service if doing so would impair system reliability or otherwise impair or degrade existing firm service.

    33.7 Partial Interim Service:  If the System Operator determines that there will not be adequate transmission capability to satisfy the full amount of a Completed Application for Long-Term Firm Point-To-Point

         Transmission Service, the portion of the requested Service that can be accommodated without addition of any


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 142

         facilities or upgrades and through redispatch will be offered and provided.  However, there shall be no obligation to provide the incremental amount of requested Long-Term Firm Point-To-Point

         Transmission Service that requires the addition of facilities or upgrades to the NEPOOL Transmission System until such facilities or upgrades have been placed in service.

    33.8 Expedited Procedures for New Facilities:  In lieu of the procedures set forth above, the Eligible Customer shall have the option to expedite the process by requesting the System Operator to tender at one time, together with the results of required studies, an "Expedited

         Service Agreement" pursuant to which the Eligible Customer would agree to pay for all costs incurred pursuant to the terms of this Tariff.

         In order to exercise this option, the Eligible Customer shall request in writing an Expedited Service Agreement covering all of the above-

         specified items within thirty days of receiving the results of the

         System Impact Study identifying the need for facility additions or upgrades and costs to be incurred in providing the requested service.

         While the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 143

         System Operator, on behalf of the Transmission Providers or other entities that will be responsible for constructing the new facilities or upgrades, agrees to provide the Eligible Customer with its best estimate of the new facility costs and other charges that may be incurred, such estimate shall not be binding and the Eligible

         Customer shall agree in writing to pay for all costs incurred pursuant to the provisions of this Tariff.  The Eligible Customer shall execute and return such an Expedited Service Agreement within fifteen days of its receipt or the Eligible Customer's request for service will cease to be a Completed Application and will be deemed terminated and withdrawn.


34  Procedures if New Transmission Facilities for Firm Point-To-Point

    Transmission Service Cannot be Completed

    34.1 Delays in Construction of New Facilities:  If any event occurs that will materially affect the time for completion of new facilities for

         Firm Point-To-Point Service, or the ability to complete such facilities, the System Operator will promptly notify the Transmission

         Customer.  In such circumstances, the System Operator


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 144

         will within thirty days of notifying the Transmission Customer of such delays, convene a technical meeting with the Transmission Customer and any affected Transmission Providers or other entities responsible for construction to evaluate the alternatives available to the

         Transmission Customer.  The System Operator and the affected

         Transmission Providers or other entities will make available to the

         Transmission Customer studies and work papers related to the delay,

         including all information that is in the possession of the System

         Operator or the Transmission Providers or other entities that are responsible for the construction of the new facilities or upgrades that is reasonably needed by the Transmission Customer to evaluate any alternatives.

    34.2 Alternatives to the Original Facility Additions:  When the review process of Section 34.1 determines that one or more alternatives exist to the originally planned construction project, the System Operator will present such alternatives for consideration by the Transmission

         Customer.  If, upon review of any alternatives, the Transmission

         Customer desires to proceed with its


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 145

         Completed Application subject to construction of the alternative facilities, it may request the System Operator to submit a revised

         Service Agreement.  If the alternative approach solely involves

         Non-Firm Point-To-Point Transmission Service, the System Operator will promptly tender a Service Agreement for Non-Firm Point-To-Point

         Transmission Service providing for such service.  In the event the

         System Operator and the affected Participants or other entities responsible for construction conclude that no reasonable alternative exists and the Transmission Customer disagrees, the Transmission

         Customer may seek relief under the dispute resolution procedures pursuant to Section 12 or it may refer the dispute to the Commission for resolution.

    34.3 Refund Obligation for Unfinished Facility Additions:

         If the System Operator, the affected Transmission Providers or other entities responsible for construction and the Transmission Customer mutually agree that no other reasonable alternatives exist and the requested service cannot be provided out of existing capability under the conditions of this Tariff, the obligation to


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                                             Original Sheet No. 146

         provide the requested Firm Point-To-Point Transmission Service shall terminate and any deposit made by the Transmission Customer shall be returned, with Interest.  The Transmission Customer shall be responsible for all costs prudently incurred by the System Operator and by the Transmission Providers or other entities that have been responsible for the construction of the new facilities or upgrades through the date that any required regulatory approval is denied or construction is suspended and for cost of removal, if necessary, of facilities constructed prior to suspension.


35  Provisions Relating to Transmission Construction and Services on the

    Systems of Other Utilities

    35.1 Responsibility for Third-Party System Additions:  Neither the System

         Operator nor any Participant will be responsible for making arrangements for any necessary engineering, permitting, and construction of transmission or distribution facilities on the system(s) of any other entity or for obtaining any regulatory approval for such facilities.  The System Operator will undertake reasonable efforts to assist the Transmission


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         Customer in obtaining such arrangements, including without limitation,

         providing any information or data required by such other electric system pursuant to Good Utility Practice.

    35.2 Coordination of Third-Party System Additions:  In circumstances where the need for transmission facilities or upgrades is identified pursuant to the provisions of this Tariff, and if such upgrades further require the addition of transmission facilities on third-party systems, the System Operator and the Transmission Providers or other entities that are responsible for the construction of any new facilities or upgrades on the NEPOOL Transmission System will have the right to coordinate construction on the NEPOOL Transmission System with the construction required by the third parties.  The System

         Operator and the Transmission Providers or other entities that are responsible for the construction of any new facilities or upgrades on the NEPOOL Transmission System may, after consultation with the

         Transmission Customer and representatives of such other systems, defer construction of new transmission


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         facilities or upgrades  on the NEPOOL Transmission System if the new transmission facilities on another system cannot be completed in a timely manner.  The System Operator will notify the Transmission

         Customer in writing of the basis for any decision to defer construction and the specific problems that must be resolved before the construction of new facilities will be initiated or resumed.  Within sixty days of receiving written notification by the System Operator of a decision to defer construction pursuant to this section, the Transmission Customer may challenge the decision in accordance with the dispute resolution procedures contained in Section 12 or it may refer the dispute to the

         Commission for resolution.


36  Changes in Service Specifications

    36.1 Modifications on a Non-Firm Basis:  The Transmission Customer taking

         Firm Point-To-Point Transmission Service may submit a request to the

         System Operator for transmission service on a non-firm basis over

         Point(s) of Receipt and Point(s) of Delivery other than those specified in the Service Agreement ("Secondary Receipt


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                                             Original Sheet No. 149

         and Delivery Points"), in amounts not to exceed the Transmission

         Customer's firm capacity reservation, without incurring an additional

         Non-Firm Point-to-Point Transmission Service charge or executing a new

         Service Agreement, subject to the following conditions:

         (a)  service provided over Secondary Receipt and Delivery Points will be non-firm only, on an as-available basis, and will not displace any firm or non-firm service reserved or scheduled by

              Participants or Non-Participants under this Tariff or by the

              Participants on behalf of their Native Load Customers or Excepted

              Transactions;

         (b)  the sum of all Firm Point-To-Point Transmission Service and

              Non-Firm Point-To-Point Transmission Service provided to the

              Transmission Customer at any time pursuant to this section shall not exceed the Reserved Capacity specified in the relevant

              Service Agreement under which such services are provided;

         (c)  the Transmission Customer shall retain its right to schedule Firm

              Point-To-Point Transmission Service


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                                             Original Sheet No. 150

              at the Point(s) of Receipt and Point(s) of Delivery specified in the relevant Service Agreement in the amount of the Transmission

              Customer's original capacity reservation; and

         (d)  service over Secondary Receipt and Delivery Points on a non-firm basis shall not require the filing of an Application for Non-Firm

              Point-to-Point Transmission Service under the Tariff.  However,

              all other requirements of this Tariff (except as to transmission rates) shall apply to transmission service on a non-firm basis over Secondary Receipt and Delivery Points.

    36.2 Modification on a Firm Basis:  Any request by a Transmission

         Customer to modify Point(s) of Receipt and Point(s) of Delivery on a firm basis shall be treated as a new request for service in accordance with Section 31, except that such Transmission Customer shall not be obligated to pay any additional deposit if the capacity reservation does not exceed the amount reserved in the existing Service Agreement.

         While such new request is pending, the Transmission Customer shall retain its


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         priority for service at the firm Receipt Point(s) and Delivery Point(s)

         specified in the Transmission Customer's Service Agreement.


37  Sale, Assignment or Transfer of Transmission Service

    37.1 Procedures for Sale, Assignment or Transfer of Service:

         Subject to Commission action on any necessary filings, a Transmission

         Customer may sell, assign, or transfer all or a portion of its rights under its Service Agreement, but only to another Eligible Customer

         (the "Assignee").  The Transmission Customer that sells, assigns or transfers its rights under its Service Agreement is hereafter referred to as the "Reseller."  Compensation to the Reseller shall not exceed the higher of (i) the original rate paid by the Reseller,(ii) the maximum applicable rate on file under this Tariff at the time of the assignment, or (iii) the Reseller's opportunity cost capped at the

         Participants' cost of expansion.  If the Assignee does not request any change in the Point(s) of Receipt or the Point(s) of Delivery, or a

         change in any other term or condition set forth in the original

         Service Agreement, the Assignee shall receive the same


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         services as did the Reseller and the priority of service for the

         Assignee shall be the same as that of the Reseller.  A Reseller shall notify the System Operator as soon as possible after any sale,

         assignment or transfer of service occurs, but in any event,

         notification must be provided prior to any provision of service to the

         Assignee.  The Assignee shall be subject to all terms and conditions of this Tariff.  If the Assignee requests a change in service, the reservation priority of service will be determined by the System

         Operator pursuant to Section 27.2.

    37.2 Limitations on Assignment or Transfer of Service:  If the Assignee

         requests a change in the Point(s) of Receipt or Point(s) of Delivery,

         or a change in any other specifications set forth in the original

         Service Agreement, the System Operator will consent to such change subject to the provisions of this Tariff, provided that the change will not impair the operation and reliability of the Participants'

         generation, transmission, or distribution systems.  The Assignee shall compensate the System Operator and any affected


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         Participants for performing any System Impact Study needed to evaluate the capability of the NEPOOL Transmission System to accommodate the proposed change and any additional costs resulting from such change.

         The Reseller shall remain liable for the performance of all obligations under the Service Agreement, except as specifically agreed to by the

         System Operator, the Reseller and the Assignee through an amendment to the Service Agreement.

    37.3 Information on Assignment or Transfer of Service:  In accordance with Section 5, Transmission Customers may use the NEPOOL OASIS to

         post information regarding transmission capacity available for resale.


38  Metering and Power Factor Correction at Receipt and Delivery Points(s)

    38.1 Transmission Customer Obligations:  Unless the System Operator

         otherwise agrees, the Transmission Customer shall be responsible for installing and maintaining compatible metering and communications equipment to accurately account for the capacity and energy being transmitted under this Tariff and to communicate the


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         information to the System Operator.  Unless otherwise agreed, such equipment shall remain the property of the Transmission Provider.

    38.2 NEPOOL Access to Metering Data:  The System Operator will have access to such metering data as may reasonably be required to facilitate measurements and billing under the Service Agreement.

    38.3 Power Factor:  Unless otherwise agreed, the Transmission Customer is required to maintain a power factor within the same range as the

         Participants maintain pursuant to Good Utility Practice and applicable

         NEPOOL requirements.  The power factor requirements are specified in the Service Agreement, where applicable.


39  Compensation for New Facilities and Redispatch Costs

    Whenever a System Impact Study performed in connection with the provision of Firm Point-To-Point Transmission Service identifies the need for new facilities or upgrades, the Transmission Customer shall be responsible for such costs to the extent they are consistent with Commission policy and

    Schedule 11.  Whenever a System Impact Study identifies capacity constraints that may be relieved more economically


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                                             Original Sheet No. 155

    by redispatching the Participants' resources than by building new facilities or upgrading existing facilities to eliminate such constraints, the

    Transmission Customer shall be responsible for the redispatch costs to the extent consistent with applicable Commission policy.


VI. REGIONAL NETWORK SERVICE (NETWORK INTEGRATION TRANSMISSION SERVICE)

    The Participants will provide NEPOOL Regional Network Service (Network

    Integration Transmission Service), as described in Part II of this Tariff to Participants and Non-Participants pursuant to the applicable terms and conditions contained in this Tariff.  Part II of this Tariff specifies certain terms and conditions which are generally applicable to the receipt of Regional Network Service by both Participants and Non-Participants.

    This Part VI specifies additional provisions with respect to the provision of Regional Network Service.


40  Nature of Regional Network Service

    40.1 Scope of Service: Regional Network Service (Network Integration

         Transmission Service) is the transmission service described in Section

         14 that allows Network Customers to efficiently and economically utilize their


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                                             Original Sheet No. 156

         resources and Interchange Transactions to serve their Network Load located in the NEPOOL Control Area and any additional load that may be designated pursuant to Section 43.3 of this Tariff.  The Network

         Customer taking Regional Network Service must obtain or provide

         Ancillary Services pursuant to Section 4.

    40.2 Transmission Provider Responsibilities: The NEPOOL Participants will plan, construct, operate and maintain the NEPOOL Transmission System in accordance with Good Utility Practice in order to provide the

         Network Customer with Regional Network Service over the NEPOOL

         Transmission System.  Subject to Section 48, each Participant which is individually a Transmission Provider, on behalf of its Native Load

         Customers, shall be required to designate resources and loads in the same manner as any Network Customer under Part VI of this Tariff.

         This information must be consistent with the information used by the

         Transmission Provider to calculate available transmission capacity.

         The Participants shall include the Network Customer's Network Load in

         NEPOOL Transmission System planning and


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                                             Original Sheet No. 157

         shall, consistent with Good Utility Practice, endeavor to construct and place into service sufficient transmission capacity to deliver Network

         Resources to serve the Network Customer's Network Load on a basis comparable to the Participants' delivery of their own generating and purchased resources to their Native Load Customers.

    40.3 Network Integration Transmission Service:  The Participants that are individually Transmission Providers will provide firm transmission service over the NEPOOL Transmission System to the Network Customer for the delivery of energy and/or capacity from its resources to service its Network Loads on a basis that is comparable to the

         Participants' use of the NEPOOL Transmission System to reliably serve their Native Load Customers.

    40.4 Secondary Service: The Network Customer may use the NEPOOL

         Transmission System to receive or deliver energy and/or capacity in connection with Interchange Transactions.  Such energy and capacity shall be transmitted, on an as-available basis, at no additional


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                                             Original Sheet No. 158

         charge as part of Regional Network Service.  Deliveries from resources other than Network Resources will have a higher priority than any Non-

         Firm Point-To-Point Transmission Service under this Tariff.

    40.5 Real Power Losses: Real Power Losses are associated with all transmission service.  The Transmission Provider is not obligated to provide Real Power Losses.  To the extent PTF losses are not specifically allocated through the market procedures provided for in

         Section 14 of the Agreement, total remaining PTF losses, minus point-

         to-point losses, shall be allocated on the basis of average losses as established by the System Operator.  The System Operator shall post on the OASIS the PTF average losses, which are initially set at 1.13%,

         but shall be adjusted by the System Operator from time to time.  The applicable real power loss factor shall be determined, after the

         Second Effective Date, on the basis of PTF average losses.  Average losses will be determined initially on an estimated basis, pending the accumulation of the data needed to make the determinations on an actual basis.


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                                             Original Sheet No. 159

    40.6 Restrictions on Use of Service: The Network Customer is entitled to use Regional Network Service for any of the uses specified in Part II of this Tariff.


41  Initiating Service

    41.1 Condition Precedent for Receiving Service: Subject to the terms and conditions of Parts II and VI of this Tariff, the Participants will provide Regional Network Service to any Eligible Customer, provided that, except as otherwise provided in Section 48, (i) the Eligible

         Customer completes an Application for service as provided under Part

         VI of this Tariff, (ii) the Eligible Customer and the System Operator

         complete the technical arrangements set forth in Sections 41.3 and

         41.4, (iii) the Eligible Customer executes a Service Agreement in the form of Attachment B for service under Part VI of this Tariff or requests in writing that the Transmission Provider file a proposed unexecuted Service Agreement with the Commission, and (iv) the

         Eligible Customer executes a Network Operating Agreement in the form of Exhibit H to this Tariff, or in any other form that is mutually agreed to, with the Transmission Provider.


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                                             Original Sheet No. 160

    41.2 Application Procedures: Except as otherwise provided in Section 48,

         an Eligible Customer requesting Network Integration Transmission

         Service under this Tariff must submit an Application, with a deposit approximating the charge for one month of service, to the System

         Operator as far as possible in advance of the month in which service is to commence.  Completed Applications for Network Integration

         Transmission Service will be assigned a priority according to the date and time the Application is received, with the earliest Application receiving the highest priority.  Applications should be submitted by entering the information listed below on the NEPOOL OASIS to the extent feasible.  A Completed Application shall provide all of the information included in 18 CFR <section>2.20 including but not limited to the following:

           (i) The identity, address, telephone number and facsimile number of the party requesting service;

          (ii) A statement that the party requesting service is, or will be upon commencement of service, an Eligible Customer under this Tariff;


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         (iii)     A description of the Network Load at each delivery point.
                   This description should separately identify and provide the Eligible Customer's best estimate of the total loads to be served at each transmission voltage level, and the loads to be served from each Transmission Provider substation at the same transmission voltage level. The description should include a ten year forecast of summer and winter load resource requirements beginning with the first year after the service is scheduled to commence;

         (iv) The amount and location of any interruptible loads included in the Network Load. This shall include the summer and winter capacity requirements for each interruptible load (had such load not been interruptible), that portion of the load subject to Interruption, the conditions under which an Interruption can be implemented and any limitations on the amount and frequency of Interruptions. An Eligible Customer should identify the amount of interruptible customer load (if any) included in the ten year load forecast provided in response to (iii) above;

           (v) A description of Network Resources (current and ten-year projection), which shall include, for each Network Resource, if not otherwise available to the System Operator:

                   - Unit size and amount of capacity from that unit to be designated as Network Resource
                   - VAR capability (both leading and lagging) of all generators
                   -    Operating restrictions
                        - Any periods of restricted operations throughout the year
                        -    Maintenance schedules


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                        -    Minimum loading level of unit
                        -    Normal operating level of unit
                        - Any must-run unit designations required for system reliability or contract reasons
                   - Approximate variable dispatch price ($/MWH) for redispatch computations
                   - Arrangements governing sale and delivery of power to third parties from generating facilities located in the NEPOOL Control Area, where only a portion of unit output is designated as a Network Resource
                   - Description of external purchased power designated as a Network Resource including source of supply, Control Area location, transmission arrangements and delivery point(s) to the Transmission Provider's Transmission System;

         (vi)      Description of Eligible Customer's transmission system:
                   - Load flow and stability data, such as real and reactive parts of the load, lines, transformers, reactive devices and load type, including normal and emergency ratings of all transmission equipment in a load flow format compatible with that used by the Participants
                   -    Operating restrictions needed for reliability
                   -    Operating guides employed by system operators
                   - Contractual restrictions or committed uses of the Eligible Customer's transmission system, other than the Eligible Customer's Network Loads and Resources
                   -    Location of Network Resources described in subsection
                        (v) above
                   -    ten-year projection of system expansions or upgrades


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                   -    Transmission System maps that include any proposed
                        expansions or upgrades
                   - Thermal ratings of Eligible Customer's Control Area ties with other Control Areas; and

         (vii) Service Commencement Date and the term of the requested Network Integration Transmission Service. The minimum term for Network Integration Transmission Service is one year.


         Unless the Eligible Customer and the System Operator agree to a different time frame, the System Operator must acknowledge the request within ten days of receipt.  The acknowledgment must include a date by which a response, including a Service Agreement, will be sent to the

         Eligible Customer.  If an Application fails to meet the requirements of this section, the System Operator shall notify the Eligible

         Customer requesting service within fifteen days of receipt and specify the reasons for such failure.  Wherever possible, the System Operator will attempt to remedy deficiencies in the Application through informal communications with the Eligible Customer.  If such efforts are unsuccessful, the System Operator shall return the Application without prejudice to the Eligible Customer, who may thereafter


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         file a new or revised Application that fully complies with the requirements of this section.  The Eligible Customer will be assigned a new priority consistent with the date of the new or revised

         Application.  The System Operator shall treat this information consistent with the standards of conduct contained in Part 37 of the

         Commission's regulations.

    41.3 Technical Arrangements to be Completed Prior to Commencement of

         Service: Except as otherwise provided in Section 48, Regional Network

         Service shall not commence until the Participants and the Network

         Customer, or a third party, have completed installation of all equipment specified under a Network Operating Agreement consistent with Good Utility Practice and any additional requirements reasonably and consistently imposed to ensure the reliable operation of the

         NEPOOL Transmission System.  The Participants shall exercise reasonable efforts, in coordination with the Network Customer, to complete such arrangements as soon as practicable taking into consideration the Service Commencement Date.



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    41.4 Network Customer Facilities: The provision of Regional Network

         Service shall be conditioned upon the Network Customer's constructing,

         maintaining and operating the facilities on its side of each delivery point or interconnection necessary to reliably deliver capacity and energy from the NEPOOL Transmission System to the Network Customer.

         The Network Customer shall be solely responsible for constructing or installing and operating and maintaining all facilities on the Network

         Customer's side of each such delivery point or interconnection.

    41.5 Filing of Service Agreement: The System Operator will file Service

         Agreements with the Commission in compliance with applicable

         Commission regulations.


42  Network Resources

    42.1 Designation of Network Resources:  The designation of generation resources as Network Resources shall be effected automatically in accordance with the definition thereof for Participant Network

         Customers.  A Network Customer shall designate to the System Operator those Network Resources which are owned, purchased or leased by it.

         The Network Resources so designated may not



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         include resources, or any portion thereof, that are committed for sale to non-designated third party load or otherwise cannot be called upon to meet the Network Customer's Network Load on a non-interruptible basis, or to the extent that the resource is being delivered directly to a load being served with Internal Point-to-Point Service.  Any owned, purchased or leased resources that were serving the Network

         Customer's loads under firm agreements entered into on or before the

         Compliance Effective Date shall be deemed to continue to be so owned,

         purchased or leased by it until the Network Customer informs the System

         Operator of a change.  Nothing in this Section is intended to relieve any customer of its obligation to pay the charge for Internal Point-

         to-Point Service deliveries of Network Resources to it.

    42.2 Designation of New Network Resources:  The Network Customer shall identify the Network Resources which are owned, purchased or leased by it to the System Operator with as much advance notice as practicable.

         A designation of a Network Resource as owned, purchased or


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                                             Original Sheet No. 167

         leased by the Customer must be made by a notice to the System Operator.

         Each such designation shall be effective as of the beginning of a month, shall remain in effect for at least one full month, and shall only be terminated at the end of a month.

    42.3 Termination of Network Resources:  The Network Customer may

         terminate the designation of all or part of a Network Resource as owned, purchased or leased by it at any time but should provide notification to the System Operator as soon as reasonably practicable.

    42.4 Network Customer Redispatch Obligation:  As a condition to receiving

         Network Integration Transmission Service, the Network Customer agrees to redispatch its Network Resources as requested by the System

         Operator pursuant to Section 45.2.  To the extent practical, the redispatch of resources pursuant to this section shall be on a least cost, non-discriminatory basis between all Network Customers, and the

         Participants.

    42.5 Transmission Arrangements for Network Resources Not Physically

         Interconnected With The NEPOOL Transmission System:  The Network

         Customer shall be responsible for


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         any arrangements necessary to deliver capacity and energy from a

         Network Resource not physically interconnected with the NEPOOL

         Transmission System.  The System Operator will undertake reasonable efforts to assist the Network Customer in obtaining such arrangements,

         including without limitation, providing any information or data required by such other entity pursuant to Good Utility Practice.

    42.6 Limitation on Designation of Resources:  The Network Customer must demonstrate that it owns, leases or has committed to purchase an

         Entitlement in a generation resource pursuant to an executed contract in order to designate the generating resource to serve its Network

         Load.  Alternatively, the Network Customer may establish that execution of a contract is contingent upon the availability of transmission service under Part II of this Tariff.  An Entitlement in a generating unit within the NEPOOL Control Area which is placed in service after the Compliance Effective Date (other than a unit which has lost its capacity value when its capacity value is restored or a deactivated unit which may be reactivated


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                                             Original Sheet No. 169

         without satisfying the requirements of Section 49 of the Tariff in accordance with the provisions thereof) may not be designated to serve a Network Customer's load unless, and only to the extent that, it has been determined to be integrated into the NEPOOL Transmission System in accordance with Section 49 of this Tariff.

    42.7 Use of Interface Capacity by the Network Customer:  There is no

         limitation upon a Network Customer's use of the NEPOOL Transmission

         System at any particular interface to integrate the Network Customer's resources (or substitute purchases in Interchange Transactions) with its Network Loads.  However, a Network Customer's use of the NEPOOL

         total interface capacity with other transmission systems to serve its

         Network Load may not exceed the Network Customer's load.


43  Designation of Network Load

    43.1 Network Load:  Except as otherwise provided in Section 48, the

         Network Customer must designate the individual Network Loads on whose behalf the Participants will provide through NEPOOL Network

         Integration Transmission


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         Service.  The Network Loads shall be specified in the Service

         Agreement.

    43.2 New Network Loads Connected With the NEPOOL Transmission System:

         The Network Customer shall provide the System Operator with as much advance notice as reasonably practicable of the designation of new

         Network Load that will be added to the NEPOOL Transmission System.  A designation of new Network Load must be made through a modification of service pursuant to a new Application.  The Participants will use due diligence to install or cause to be installed any transmission facilities required to interconnect a new Network Load designated by the Network Customer.  The costs of new facilities required to interconnect a new Network Load shall be determined in accordance with the procedures provided in Section 44.4 and shall be charged to the Network Customer in accordance with Commission policy and

         Schedule 11.

    43.3 Network Load Not Physically Interconnected with the NEPOOL

         Transmission System:  This section applies to both initial designation pursuant to Section 43.1 and


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         the subsequent addition of new Network Load not physically interconnected with the NEPOOL Transmission System.  To the extent that the Network Customer desires to obtain transmission service for a load outside the NEPOOL Control Area, the Network

         Customer shall have the option of (1) electing to include the entire load as Network Load for all purposes under Part VI of this

         Tariff and designating resources to serve such additional Network

         Load, or (2) excluding that entire load from its Network Load.  To the extent that the Network Customer gives notice of its intent to add a new Network Load as part of its Network Load pursuant to this section the request must be made through a modification of service pursuant to a new Application, and shall be available only so long as a scheduling and interconnection agreement acceptable to the System Operator shall be required to be in effect with the Control Area in which the load is located.  Charges for such portion of the service shall be based on the Through or Out Service rate applied to the amount


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         reserved for the Network Load which is not physically interconnected with the NEPOOL Transmission System.

    43.4 New Interconnection Points:  To the extent the Network Customer desires to add a new Delivery Point or interconnection point between the NEPOOL Transmission System and a Network Load, the Network

         Customer shall provide the System Operator with as much advance notice as reasonably practicable.

    43.5 Changes in Service Requests:  Under no circumstances shall the

         Network Customer's decision to cancel or delay a requested change in

         Network Integration Transmission Service (the addition of a new

         Network Resource, if any, or designation of a new Network Load) in any way relieve the Network Customer of its obligation to pay the costs of transmission facilities constructed by the Participants and charged to the Network Customer as reflected in the Service Agreement or other appropriate agreement.  However, the System Operator must treat any requested change in Network Integration Transmission Service in a non-

         discriminatory manner.


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    43.6 Annual Load and Resource Information Updates: The Network Customer

         shall provide the System Operator with annual updates of Network Load and Network Resource forecasts consistent with those included in its

         Application under Part VI of this Tariff.  The Network Customer also shall provide the System Operator with timely written notice of material changes in any other information provided in its Application relating to the Network Customer's Network Load, Network Resources,

         its transmission system or other aspects of its facilities or operations affecting the Participants' ability to provide reliable service.


44  Additional Study Procedures For Network Integration Transmission Service

    Requests

    44.1 Notice of Need for System Impact Study: After receiving a request for service, the System Operator shall review the effect of the requested service on the reliability requirements to meet existing and pending obligations of the Participant(s) and on the obligations of the particular Participant(s) whose PTF facilities will be impacted by the proposed service and shall determine on


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         a non-discriminatory basis whether a System Impact Study is needed.

         A description of the methodology for completing a System Impact

         Study is provided in Attachment D.  If the System Operator determines that a System Impact Study is necessary to accommodate the requested service, it shall as soon as practicable inform the Eligible Customer and any affected Participant(s) if

         the System Impact Study is to be performed by the Participant(s).

         If the likely result of the study is that a Direct Assignment

         Facility will be required, the study shall be performed by the affected Participant(s), subject to review by the System Operator.

         In such cases, the System Operator shall within thirty days of receipt of a Completed Application, tender a System Impact Study agreement in the form of Attachment I to this Tariff, or in any other form that is mutually agreed to, pursuant to which the Eligible Customer shall agree to reimburse the System Operator and any affected Participant for performing the required System Impact Study.  For a service request to remain a Completed Application, the Eligible Customer


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         shall execute a System Impact Study agreement and return it to the

         System Operator within fifteen days.  If the Eligible Customer elects not to execute a System Impact Study agreement, its Application shall be deemed withdrawn and its deposit (less the reasonable Administrative

         Costs incurred by the System Operator and any affected Participant(s))

         shall be returned with Interest.

    44.2 System Impact Study Agreement and Cost Reimbursement:

         (i)  The System Impact Study agreement, whether in the form detailed in Attachment I or in any other form that is mutually agreed to,

              will clearly specify the System Operator's actual estimate of the actual cost, and time for completion of the System Impact Study.

              The actual charge shall not exceed the actual cost of the study.

              In performing the System Impact Study, the System Operator and the affected Participants shall rely, to the extent reasonably practicable, on existing transmission planning studies.  The

              Eligible Customer will not be assessed a charge for such existing studies;


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                                             Original Sheet No. 176

              however, the Eligible Customer will be responsible for

              charges associated with any modifications to existing planning studies that are reasonably necessary to evaluate the impact of the Eligible Customer's request for service on the NEPOOL

              Transmission System.

         (ii) If in response to multiple Eligible Customers requesting service in relation to the same competitive solicitation, a single System

              Impact Study is sufficient for the System Operator and the affected Participants to accommodate the service requests, the costs of that study shall be prorated among the Eligible

              Customers.

       (iii)  For System Impact Studies that the System Operator and any affected Participants conduct on behalf of a Participant which is a Transmission Provider, the Participant will record the cost of the System Impact Studies pursuant to Section 8.5.

    44.3 System Impact Study Procedures: Upon receipt of an executed System

         Impact Study agreement, the System Operator and any affected

         Participants will use due


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         diligence to complete the required System Impact Study within a 60-day period.  The System Impact Study, if required, shall identify any system constraints, redispatch options, or the need for additional Direct Assignment Facilities or other facility additions or upgrades to provide the requested service.  In the event that the System Operator and any affected Participants are unable to complete the required System Impact Study within such time period, the System Operator shall so notify the Eligible Customer and provide an estimated completion date along with an explanation of the reasons why additional time is required to complete the required studies and an estimate of any increase in cost which will result from the delay.  A copy of the completed System Impact Study and related work papers shall be made available to the Eligible Customer.  The

         System Operator will use the same due diligence in completing the

         System Impact Study for an Eligible Customer as it uses when completing studies for the Participants.  The System Operator shall notify the Eligible Customer immediately upon completion of the System

         Impact Study


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         if the NEPOOL Transmission System will be adequate to accommodate all or part of a request for service or that no costs are likely to be incurred for new transmission facilities or upgrades.  In order for a request to remain a Completed Application, within fifteen days of completion of the System Impact Study the Eligible Customer must execute a Service Agreement or request the filing of an unexecuted Service Agreement, or the Application shall be deemed terminated and withdrawn.

    44.4 Facilities Study Procedures:  If a System Impact Study indicates that additions or upgrades to the NEPOOL Transmission System are needed to supply the Eligible Customer's service request, the affected

         Transmission Provider(s), within thirty days of the completion of the

         System Impact Study, shall tender to the Eligible Customer a

         Facilities Study agreement in the form of Exhibit J to this Tariff, or in any other form that is mutually agreed to, pursuant to which the

         Eligible Customer shall agree to reimburse the affected Transmission

         Provider(s) for performing the required Facilities Study.  For a service request to remain a


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                                             Original Sheet No. 179

         Completed Application, the Eligible Customer shall execute the

         Facilities Study agreement and return it to the System Operator within fifteen days.  If the Eligible Customer elects not to execute a Facilities Study agreement, its Application shall be deemed withdrawn and its deposit (less the reasonable Administrative

         Costs incurred by the System Operator and any affected

         Transmission Provider(s)) shall be returned with Interest.  Upon receipt of an executed Facilities Study agreement, the affected

         Transmission Provider(s) will use due diligence to complete the required Facilities Study within a sixty-day period.  If the affected

         Transmission Provider(s) are unable to complete the Facilities Study in the allotted time period, the affected Transmission Provider(s)

         shall notify the Eligible Customer and provide an estimate of the time needed to reach a final determination and any resulting increase in the cost, along with an explanation of the reasons that additional time is required to complete the study.  When completed, the

         Facilities Study will include a good faith estimate of (i) the cost of

         Direct


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         Assignment Facilities to be charged to the Eligible Customer,

         (ii) the Eligible Customer's appropriate share of the cost of any required Network Upgrades, and (iii) the time required to complete such construction and initiate the requested service.  The Eligible

         Customer shall provide a letter of credit or other reasonable form of security acceptable to the affected Transmission Provider(s) or other entities that will be responsible for the construction of the new facilities or upgrades equivalent to the costs of new facilities or upgrades consistent with commercial practices as established by the

         Uniform Commercial Code.  The Eligible Customer shall have thirty days to execute a Service Agreement or request the filing of an unexecuted

         Service Agreement and provide the required letter of credit or other form of security or the request no longer will be a Completed

         Application and shall be deemed terminated and withdrawn.


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                                             Original Sheet No. 181

45  Load Shedding and Curtailments

    45.1 Procedures:  Prior to the Service Commencement Date, the System

         Operator and the Network Customer shall establish Load Shedding and

         Curtailment procedures pursuant to the Network Operating Agreement with the objective of responding to contingencies on the NEPOOL

         Transmission System.  The parties will implement such programs during any period when the System Operator determines that a system contingency exists and such procedures are necessary to alleviate such contingency.  The System Operator will notify all affected Network

         Customers in a timely manner of any scheduled Curtailment.

    45.2 Transmission Constraints:  During any period when the System

         Operator determines that a transmission constraint exists on the

         NEPOOL Transmission System, and such constraint may impair the reliability of the NEPOOL Transmission System, the System Operator

         will take whatever actions, consistent with Good Utility Practice,

         that are reasonably necessary to maintain the reliability of the system.  To the extent the System Operator determines that the reliability of the System


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                                             Original Sheet No. 182

         can be maintained by redispatching resources, the System Operator will initiate procedures pursuant to a Network Operating Agreement to redispatch all the Network Customer's resources and the

         Participants' own resources on a least-cost basis without regard to the ownership of such resources.  Any redispatch under this section may not unduly discriminate between the Participants' use of the NEPOOL Transmission System on behalf of their Native Load

         Customers and any Network Customer's use of the Transmission System

         to serve its designated Network Load.

    45.3 Cost Responsibility for Relieving Transmission Constraints: To the

         extent not otherwise covered under the Network Operating Agreement,

         whenever the System Operator implements least-cost redispatch procedures in response to a transmission constraint, the customers taking Internal Point-to-Point Service, Through or Out Service and/or

         In Service and Network Customers will each bear a proportionate share of the total redispatch cost.


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                                             Original Sheet No. 183

    45.4 Curtailments of Scheduled Deliveries:  If a transmission constraint on the NEPOOL Transmission System cannot be relieved through the implementation of least-cost redispatch procedures and the System

         Operator determines that it is necessary to effect a Curtailment of scheduled deliveries, such schedule shall be curtailed in accordance with the Network Operating Agreement.

    45.5 Allocation of Curtailments:  The System Operator shall on a non-

         discriminatory basis, effect a Curtailment of the transaction(s) that effectively relieve the constraint.  However, to the extent practicable and consistent with Good Utility Practice, any Curtailment will be shared by the customers taking Internal Point-to-Point

         Service, Through or Out Service and/or In Service and Network

         Customers in proportion to their respective Load Ratio Shares.  The

         System Operator shall not direct the Network Customer to effect a

         Curtailment of schedules to an extent greater than the System Operator would effect a Curtailment of the Participants' schedules under similar circumstances.


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                                             Original Sheet No. 184

    45.6 Load Shedding: To the extent that a system contingency exists on the

         NEPOOL Transmission System and the System Operator determines that it is necessary for the customers taking Internal Point-to-Point Service,

         Through or Out Service and/or In Service and Network Customers to shed load, the Parties shall shed load in accordance with previously established procedures under the Network Operating Agreement, or in accordance with other mutually agreed-to provisions.

    45.7 System Reliability:  Notwithstanding any other provisions of this

         Tariff, the System Operator reserves the right, consistent with Good

         Utility Practice and on a not unduly discriminatory basis, to effect a

         Curtailment of Network Integration Transmission Service without liability on the part of the System Operator or the Participants for the purpose of making necessary adjustments to, changes in, or repairs on the Participants' lines, substations and facilities, and in cases where the continuance of Network Integration Transmission Service would endanger persons or property.  In the event of any adverse condition(s) or


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                                             Original Sheet No. 185

         disturbance(s) on the NEPOOL Transmission System or on  any other system(s) directly or indirectly interconnected with the NEPOOL

         Transmission System, the System Operator, consistent with Good

         Utility Practice, also may effect a Curtailment of Network Integration

         Transmission Service in order to (i) limit the extent or damage of the adverse condition(s) or disturbance(s), (ii) prevent damage to generating or transmission facilities, or (iii) expedite restoration of service.  The System Operator will give the Network Customer as much advance notice as is practicable in the event of such

         Curtailment.  Any Curtailment of Network Integration Transmission

         Service will be not unduly discriminatory relative to the

         Participants' use of the Transmission System on behalf of their Native

         Load Customers.  The Network Operating Agreement shall specify the rate treatment and all related terms and conditions applicable in the event that the Network Customer fails to respond to established Load

         Shedding and Curtailment procedures.


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                                             Original Sheet No. 186


46  Rates and Charges

    The Network Customer shall pay Transmission Providers for any Direct

    Assignment Facilities and its share of the cost of any required Network

    Upgrades and applicable study costs consistent with Commission policy and

    Schedule 11, along with the payment to the System Operator of the charges for Ancillary Services and the charge for Regional Network Service provided under this Tariff.

    46.1 Determination of Network Customer's Monthly Network Load:  The

         Network Customer's "Monthly Network Load" is its hourly Network Load

         (including its designated Network Load not physically interconnected with the Transmission Provider under Section 43.3) coincident with the coincident aggregate Network Load of the Participants and other

         Network Customers served in each Local Network in the hour in which the coincident Network Load is at its maximum for the month ("Monthly

         Peak").


47  Operating Arrangements

    47.1 Operation under The Network Operating Agreement: The Network

         Customer shall plan, construct, operate and


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                                             Original Sheet No. 187

         maintain its facilities in accordance with Good Utility Practice and in conformance with the Network Operating Agreement which shall be in the form of Exhibit H to this Tariff, or in any other form that is mutually agreed to.

    47.2 Network Operating Agreement: The terms and conditions under which the Network Customer shall operate its facilities and the technical and operational matters associated with the implementation of Part VI of the Tariff shall be specified in the Network Operating Agreement.

         The Network Operating Agreement shall provide for the Parties to (i)

         operate and maintain equipment necessary for integrating the Network

         Customer within the NEPOOL Transmission System (including, but not limited to, remote terminal units, metering, communications equipment and relaying equipment), (ii) transfer data between the System

         Operator and the Network Customer (including, but not limited to, heat rates and operational characteristics of Network Resources,

         generation schedules for units outside the NEPOOL Transmission System,

         interchange schedules, unit


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                                             Original Sheet No. 188

         outputs for redispatch required under Section 45, voltage schedules,

         loss factors and other real time data), (iii) use software programs required for data links and constraint dispatching, (iv) exchange data on forecasted loads and resources necessary for long-term planning, and memorandum address any other technical and operational considerations required for implementation of Part VI of this Tariff, including scheduling protocols.  The Network Operating Agreement will recognize that the Network Customer shall either (i) operate as a Control Area under applicable guidelines of the North American Electric Reliability

         Council (NERC) and the Northeast Power Coordinating Council (NPCC),

         (ii) satisfy its Control Area requirements, including all necessary

         Ancillary Services, by contracting with the System Operator and the

         Participants, or (iii) satisfy its Control Area requirements, including all necessary Ancillary Services, by contracting with another entity,

         consistent with Good Utility Practice, which satisfies NERC and NPCC requirements.  The System Operator shall not unreasonably refuse to accept


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                                             Original Sheet No. 189

         contractual arrangements with another entity for Ancillary Services.

    47.3 Network Operating Committee:  A Network Operating Committee

         (Committee) shall be established to coordinate operating criteria for the Parties' respective responsibilities under the Network Operating

         Agreement, where the Network Customer is not a Participant.  Each

         Network Customer shall be entitled to have at least one representative on the Committee.  The Committee shall meet from time to time as need requires, but no less than once each calendar year.


48  Scope of Application of Part VI to Participants

    (a)  All Participants which are receiving Regional Network Service on the

         Compliance Effective Date shall be deemed to have requested to continue Regional Network Service and to have identified as their

         Network Resources and Network Load all of their resources and load as of the Compliance Effective Date, unless they elect in accordance with

         Section 3.3 of this Tariff to receive Internal Point-to-Point Service at one or more Points of Delivery from one or more Point(s) of

         Receipt.


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                                             Original Sheet No. 190


    (b)  In view of the operational, informational and financial obligations imposed on Participants by the Agreement, the NEPOOL Financial

         Assurance Policy and NEPOOL rules, the following requirements of Part

         VI of this Tariff shall not be applicable to Participants:

         (1)  the Application requirement specified in Sections 41.1(i) and 42 of this Tariff;

         (2)  the deposit requirement specified in Section 41.2 of this Tariff;

         (3)  the requirement that a Network Customer execute a Service

              Agreement, as specified in Section 41.1 (iii) of this Tariff;

              provided that a Service Agreement shall be required (i) for any

              Participant initially taking Regional Network Service after the

              Compliance Effective Date, (ii) if a Participant serves load not physically interconnected with the NEPOOL Transmission System pursuant to Section 43.3 of this Tariff or (iii) if a new

              facility or upgrade is to be constructed pursuant to Section 44.4 of this Tariff;


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                                             Original Sheet No. 191

         (4)  the requirement that a Network Customer execute a Network

              Operating Agreement, as specified in Section 41.1(iv) of this

              Tariff; provided that a Network Operating Agreement shall be required if a Participant serves load not physically

              interconnected with the NEPOOL Transmission System pursuant to

              Section 43.3 of this Tariff; and

         (5)  the requirement that a Network Customer provide an annual update of Network Load and Network Resource forecasts, as specified in

              Section 43.6 of the Tariff.

    Notwithstanding the foregoing, if the System Operator determines at any time that it requires information from a Participant which would be contained in an Application submitted pursuant to Section 41.2 or an annual update of Network Load and Network Resource forecasts provided pursuant to

    Section 43.6, it has the right to require that the Customer provide the information.



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                                             Original Sheet No. 192

VII.INTERCONNECTIONS

49  Interconnection Requirements

    Any Participant or Non-Participant which proposes to site a new generating unit at a site owned by it, or which it has the right to acquire, or to materially change and increase the capacity of an existing generating unit,

    located in the NEPOOL Control Area, shall be obligated to:

    (a)  satisfy any applicable requirements under the local tariff of the

         Transmission Provider in whose Local Network the generator would be located or to which the interconnection would be connected, including the filing with the Commission of an interconnection agreement, which interconnection agreement may be filed by the Transmission Provider unsigned either on its own or at the request of the Generator Owner;

    (b)  submit to the System Operator an interconnection application complying with requirements specified by the System Operator, and enter into an agreement with the System Operator and, if necessary, one or more affected Transmission Providers to provide for the conduct of a


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                                             Original Sheet No. 193

         System Impact Study and, if required, enter into an agreement with one or more Transmission Providers to provide for the conduct of a

         Facilities Study, to determine what additions or upgrades to the NEPOOL

         Transmission System and to the Non-PTF System are required in order to permit the full integration of its generating unit into the NEPOOL system.  The System Impact Study and Facilities Study shall be conducted in accordance with the procedures, and subject to the obligations, specified in Section 33 of this Tariff; and

    (c)  submit its proposal for review in accordance with Section 18.4 of the

         Agreement and to take any action required pursuant to Section 18.5 of the Agreement as a result of such review in order that its generating unit will be fully integrated into the NEPOOL Transmission System on a basis which permits the firm delivery of the output of the unit;

         provided that the Participant or Non-Participant may proceed with the siting of a new or materially changed generating unit under circumstances which do not permit full integration of the unit temporarily or permanently if it agrees in writing that


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                                             Original Sheet No. 194

         the output of the unit will be limited to below its full capacity, to the levels which can be delivered on a firm basis as identified in accordance with Sections 18.4 and 18.5 of the Agreement except in emergency conditions, as such conditions are determined by the System

         Operator; and upon the satisfaction of the obligations described in

         (a), (b) and (c) above the Generator Owner shall have the right to be interconnected to the NEPOOL Transmission System.  (If required, any preliminary feasibility study shall be performed under a separate agreement.)

    If the studies conducted pursuant to this Section indicate that new PTF facilities or a facility modification or other PTF upgrades are necessary in connection with a new or materially changed generating unit, or otherwise in order to ensure adequate, economic and reliable operation of the bulk power supply systems of the Participants for regional purposes,

    whether or not a particular customer is benefited, upon approval of the studies by the Regional Transmission Planning Committee, subject to review by the System Operator, one or more Transmission Providers or their designees shall be designated by the Regional Transmission Planning


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                                             Original Sheet No. 195



    Committee, subject to review by the System Operator, to design and effect the construction or modification.

    Upon the designation of a Transmission Provider or its designee to design and effect a PTF addition or upgrade and the fixing of the cost responsibilities of the Participants and Non-Participants and agreement as to the security and other provisions of said arrangement, the Transmission

    Provider or its designee designated to perform the construction shall, (i)

    in accordance with the terms of the arrangements described in this paragraph and subject to Sections 18.4 and 18.5 of the Agreement, use its best efforts to design and effect the proposed construction or modification and (ii) enter into an interconnection agreement with the Generator Owner as described in paragraph (a) of this Section 49.

    Any facilities required in connection with a new generating unit or the material change of an existing generating unit which constitute a Direct

    Assignment Facility shall be fully paid for by the Participant or Non-

    Participant proposing the new generating unit or material change under an interconnection agreement with the Transmission Provider.


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                                             Original Sheet No. 196

    Subject to the foregoing, a Participant or Non-Participant proposing a new or materially changed generating unit, shall be obligated to pay, under an interconnection agreement with the Transmission Provider, a share of the full costs of any new PTF facilities or facility modification or other PTF upgrade which is required and to provide security for its obligations in accordance with Schedule 11 to this Tariff.

    For purposes of determining whether a generating unit is placed in service after the Compliance Effective Date for purposes of Section 42.6 of this

    Tariff or is obligated to satisfy the requirements of this Section, on

    January 1, 1999 and thereafter, any unit in active or deactivated status,

    as classified in the April 1998 NEPOOL Capacity, Energy, Loads and

    Transmission Report and any other generating unit in active status on that date may receive deactivated status, subject to criteria developed by the appropriate NEPOOL committee.  If so designated, the deactivated unit may retain this status for a period not to exceed three (3) years from the date the unit receives deactivated status and shall not be obligated to comply with this Section if it is reactivated during such period, but if not reactivated during such period


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                                             Original Sheet No. 197

    shall be deemed retired at the end of such period for purposes of this

    Section.  Notwithstanding the foregoing, if a proposal is submitted and approved under Section 18.4 of the Agreement during the three-year period to

    1) reactivate, 2) materially modify and reactivate or 3) replace the deactivated unit, the unit may be reactivated without material modification without compliance with this Section.  The cost of any PTF upgrade required by 2) or 3) above shall be shared in accordance with Schedule 11 of this

    Tariff.  Notwithstanding the foregoing, any unit in deactivated status prior to January 1, 1999 shall be entitled to retain such status through December

    31, 2001 whether or not a submission is made under Section 18.4 during such period.


50  Rights of Generator Owners

    Upon compliance with the applicable requirements of the Tariff, (i) any generating unit located in the NEPOOL Control Area which is in service on the Compliance Effective Date (including a unit that has lost its capacity value when its capacity value is restored or a deactivated unit which may be reactivated without satisfying the requirements of Section 49 of this

    Tariff in accordance with the provisions thereof);


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                                             Original Sheet No. 198

    (ii) any generating unit located in the NEPOOL Control Area which is placed in service after the Compliance Effective Date after complying with Section

    49 and Schedule 11 of the Tariff; and (iii) any resource outside the NEPOOL

    Control Area that is the subject of a Firm Transmission Service transaction shall with respect to NEPOOL internal services have rights equal to all other firmly integrated resources, and shall not at any later time (other than in connection with service over the Ties not specifically referred to in the Section 18.4 approval) be required to pay for any additional Network or other upgrades or costs required in order to further reinforce the transmission system; provided that any generating unit placed in service after the Compliance Effective Date, the output of which is limited in accordance with Section 18.4 of the Agreement to below its full capacity shall have such rights only up to the permitted output level(s); provided further that there will be no adverse distinctions in the planning process or with respect to transmission facility construction between Firm

    Transmission Service Customers, any generators referred to in (i) or (ii)

    above, and any resources referred to in (iii)


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                                             Original Sheet No. 199

    above.  It is further provided that, in accordance with Section 18.4 of the

    Agreement, no generator referred to in (i) or (ii) above shall have its established operating limits reduced, except for emergency situations, as a result of any new request for NEPOOL interconnection or subsequent Section

    18.4 approvals.


51  New Interconnection to Other Control Area

    The allocation of PTF upgrade costs associated with interconnections to other Control Areas placed in service or modified after the Compliance

    Effective Date ("New Interconnections") is not presently addressed in this

    Tariff.  The Participants intend to address in a filing with the Commission prior to the Compliance Effective Date arrangements for the allocation and payment of such PTF upgrade costs as follows:

    (i)  costs of PTF upgrades for New Interconnections to accommodate a reservation for In Service shall be allocated and paid in a manner that is consistent with the cost allocation mechanism set forth in

         Schedule 11 to this Tariff; and


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                                             Original Sheet No. 200


    (ii) costs of PTF upgrades for New Interconnections to accommodate a reservation for Through or Out Service shall be allocated and paid in a manner that is consistent with Section 20 of this Tariff.

    It is expected that the rights associated with these reservations will be equal to the rights for similar reservations for service on existing Ties that are in service on the Compliance Effective Date.



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                                             Original Sheet No. 201


                                 SCHEDULE 1

               Scheduling, System Control and Dispatch Service


    Scheduling, System Control and Dispatch Service is the service required to schedule at the pool level the movement of power through, out of, within, or into the NEPOOL Control Area.  It is anticipated that local level service would be provided under the Local Network Service tariffs of the individual

Transmission Providers.  For transmission service under this Tariff, this

Ancillary Service can be provided only by the System Operator and the

Transmission Customer must purchase this service from the System Operator.

Charges for Scheduling, System Control and Dispatch Service are to be based on the expenses incurred by the System Operator, the satellite dispatch centers and the Participants to provide these services.  A surcharge for these services will be added to the Internal Point-to-Point Service rate, to the Through or

Out Service rate and to the Regional Network Service rate.

    The System Operator expenses will be based on the functions required to provide these services and include, but are not limited to:


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                                             Original Sheet No. 202

    o       Processing and implementation of requests for service, including support of the NEPOOL OASIS node;

    o       Coordination of transmission system operation and implementation of necessary control actions by the System Operator and support for these functions;

    o       Billing associated with transmission services provided under this

            Tariff;

    o       Transmission system planning which supports this service;

    o       Administrative costs associated with the aforementioned functions.

    The satellite dispatch center expenses and the Participant expenses will in each case be an allocated portion of dispatch center expense for the PTF dispatch functions performed.

    This amended Schedule 1 shall be effective as of September 1, 1997 and the initial surcharge herein under shall be effective from September 1, 1997 to

June 1, 1998.  The surcharge shall be redetermined annually as of June 1 in each year and shall be in effect for the succeeding twelve months. The rate surcharge per kilowatt for each month is one-twelfth of the amount derived by dividing the total annual expenses for providing the service by the sum of the average of the coincident Monthly Peaks (as defined in Section 46.1) of all

Local Networks for the prior calendar year.


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                                             Original Sheet No. 203

    The rate surcharge for each Participant or Non-Participant which pays the

Regional Network Service rate for a month shall be based on the number of kilowatts of its Monthly Network Load (as defined in Section 46.1) for the month.  The rate surcharge for each Participant or Non-Participant which is obligated to pay the Internal Point-to-Point Service rate or the Through or Out

Service rate for the month shall be based on the highest amount of its Reserved

Capacity for each transaction scheduled as Internal Point-to-Point Service and/or Through or Out Service for the month.

    The revenues received by the System Operator for NEPOOL for providing

Scheduling, System Control and Dispatch Service shall be allocated each month among the System Operator and the Participants whose satellite or other costs are reflected in the computation of the surcharge for the service in proportion to the costs for each which are reflected in the computation of the surcharge.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 204



                               SCHEDULE 2

               Reactive Supply and Voltage Control from
                      Generation Sources Service



    In order to maintain transmission voltages on the NEPOOL Transmission

System within acceptable limits, generation facilities are operated to produce

(or absorb) reactive power.  Thus, Reactive Supply and Voltage Control from

Generation Sources Service must be provided for each transaction on the NEPOOL

Transmission System.  The amount of Reactive Supply and Voltage Control from

Generation Sources Service that must be supplied with respect to a Transmission

Customer's transaction will be determined based on the reactive power support necessary to maintain transmission voltages within limits that are generally accepted in the region and consistently adhered to by the Participants.

    Reactive Supply and Voltage Control from Generation Sources Service is to be provided through the Participants and the System Operator and the

Transmission Customer must purchase this service from the Participants through the System Operator.  The charge for each hour for such service shall be paid by each Participant or


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 205

Non-Participant which receives either Regional Network Service or Internal

Point-to-Point Service or Through or Out Service and shall be determined in accordance with the following formula:



              CH    =    (CC + LOC + SCL)   (HL{1} + RC{1})
                                             -------------
                                            (HL    +    RC)

                         in which



              CH    =    the amount to be paid by the Participant or Non-

                         Participant for the hour;



              CC    =    the capacity costs for the hour, which shall be stated

                         in an informational filing with the Commission;



              LOC   =    the lost opportunity costs for the hour to be paid to

                         Participants who provide VAR support in accordance

                         with Section 14.5(a) of the Agreement commencing on

                         the Second Effective Date;


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 206



              SCL  =     the cost of energy used in the hour by generating

                         facilities, synchronous condensers or static

                         controlled VAR regulators in order to provide VAR

                         support to the transmission system;



              HL{1} =    the Network Load of the Participant or Non-Participant

                         for the hour;



              HL   =     the aggregate of the Network Loads of all Participants

                         and Non-Participants for the hour;



              RC{1} =    the Reserved Capacity for Internal Point-to-Point

                         Service and/or Through or Out Service of the

                         Participant or Non-Participant for the hour; and



              RC   =     the aggregate Reserved Capacity for Internal Point-to-

                         Point Service and/or Through or Out Service of all


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 207

                         Participants and Non-Participants for the hour.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 208


                                  SCHEDULE 3



                   Regulation and Frequency Response Service

                         (Automatic Generator Control)


    Regulation and Frequency Response Service (Automatic Generator Control) is

necessary to provide for continuous balancing of resources (generation and interchange) with Load, and for maintaining scheduled interconnection frequency at sixty cycles per second (60 Hz).  Regulation and Frequency Response Service

(Automatic Generation Control) is accomplished by committing on-line generation whose output is raised or lowered (predominantly through the use of automatic generating control equipment) as necessary to follow the moment-by-moment changes in load.  The obligation to maintain this balance between resources and load lies with the System Operator and this service will be available to all

Participants and other entities that serve load within the NEPOOL Control Area which enter into separate agreements with NEPOOL through Interchange

Transactions pursuant to the Agreement which result from NEPOOL central dispatch.  The


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 209

Transmission Customer must either take this service from the System Operator or through the Interchange or make alternative comparable arrangements to satisfy its Regulation and Frequency Response Service (Automatic Generator Control or


AGC) obligation.

    As of December 1, 1996, charges for this Service are determined under the

Prior Agreement as follows:

    Payments and reimbursements under the current AGC Billing System fall into two categories.  First, those Participants who have either not made the appropriate installation arrangements, or who have responsibility for units that have not met the minimum AGC availability criterion, are required to pay into a Fixed Cost fund.  The dollars collected in the fund are paid to lead Participants having AGC capability in accordance with a formula which provides for distribution of the Fixed Cost Fund.  The billing for fixed costs is done on a calendar year basis, by April 1 of the following year.

    Second, the AGC Billing system compensates the lead Participants for the loss of efficiency and increased maintenance costs that are experienced as a result of AGC operation of their units.  An amount representing an estimate of the total increased hourly operating costs is collected


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 210

    from all Participants pro rata to their hourly load.  These collected funds are distributed to the lead Participants who incurred the costs.  Billing for hourly costs is done on a monthly basis.


    As of the Second Effective Date, charges for this Service will be determined on the basis of Bid Prices submitted by the Participants in accordance with Section 14 of the Agreement.

    The transmission service required with respect to Regulation and Frequency

Response Service (Automatic Generator Control) will be paid for as part of

Regional Network Service or Internal Point-to-Point Service by all Participants

and other entities serving load in the NEPOOL Control Area.  The charge for

Regional Network Service is specified in Schedule 9.  The charge for Internal

Point-to-Point Service is specified in Schedule 10.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 211


                                SCHEDULE 4

                         Energy Imbalance Service


    Energy Imbalance Service is the service provided when a difference occurs between the scheduled and the actual delivery of energy to a load located within the NEPOOL Control Area during a single hour.  This service will be available to all Participants and other entities that serve load within the

NEPOOL Control Area which enter into separate agreements with NEPOOL through

Interchange Transactions resulting from NEPOOL central dispatch at prices which will be determined in accordance with Section 12 of the Prior Agreement until the Second Effective Date, and which will be determined in accordance with

Section 14 of the Agreement thereafter.  The Transmission Customer may either supply its load from its own resources or through bilateral transactions or obtain the service through Interchange Transactions.  The transmission service required with respect to Interchange Transactions will be furnished as part of

Regional Network Service or Internal Point-to-Point Service to all Participants

and other entities serving load in the NEPOOL Control Area.  The charges for

Regional Network


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 212

Service or Internal Point-to-Point Service are specified in Schedules 9 and 10.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 213



                              SCHEDULE 5

         Operating Reserve - 10-Minute Spinning Reserve Service


    10-Minute Spinning Reserve Service is a service needed to serve load immediately in the event of a system contingency.  This service will be available to all Participants and other entities that serve load within the

NEPOOL Control Area which enter into separate agreements with NEPOOL through

Interchange Transactions resulting from NEPOOL central dispatch.  The

Transmission Customer may either supply this service with its own resources or through bilateral transactions or obtain the service through Interchange

Transactions on terms determined until the Second Effective Date in accordance with Section 12 of the Prior NEPOOL Agreement, and on terms determined thereafter in accordance with Sections 14.4, 14.5 and 14.9 of the Agreement.

    Under the Prior Agreement arrangements which will remain in effect until the Second Effective Date, operating reserve is provided through central dispatch and the after-the-fact own load energy billing arrangements.  Prior

NEPOOL Agreement, <section><section>12.5 - 12.8.  Participants that are deemed to carry operating reserve in any hour are entitled to share in distributions each month from


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 214

the Pool Savings Fund.  Prior NEPOOL Agreement

<section><section>14.1(e)(viii)(B) and 14.8(d).  These arrangements are equally applicable to 10-Minute Spinning Reserve Service, 10-Minute Non-Spinning

Reserve Service and 30-Minute Reserve Service.  Prior NEPOOL Agreement,

<section><section>12.5, 14.1(e)(viii)(B) and 14.8(d).

    Under Sections 14.4, 14.5 and 14.9 of the Agreement, as it will be in effect after the Second Effective Date, the price to be paid for 10-Minute Non-

Spinning Reserve Service or 30-Minute Operating Reserve Service received in any hour will be the Operating Reserve Clearing Price for the hour for that category of reserve service, as determined on the basis of bid prices to provide the service.  Agreement, <section>14.9(a) and (b).  After the Third

Effective Date, the price to be paid for 10-Minute Spinning Reserve Service will be determined on the same basis.  Agreement, <section>14.9(a) and (c).

During the period from the Second Effective Date until the Third Effective

Date, the price for 10-Minute Spinning Reserve Service will be equal to the

"Lost Opportunity Clearing Price" for the hour and the lost opportunity costs,

if any, for the generating units which supply the service, as determined in accordance with Section 14.9 of the Agreement.  Agreement, <section>14.9(c) and

(d).


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 215

    The Transmission Service required with respect to Interchange Transactions will be furnished as part of Regional Network Service or Internal Point-to-

Point Service to all Participants and other entities serving load in the NEPOOL

Control Area.  The charge for Regional Network Service is determined in accordance with Section 16 of the Tariff and Schedule 9.  The charge for

Internal Point-to-Point Service is determined in accordance with Section 21 of the Tariff and Schedule 10.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 216


                                SCHEDULE 6

         Operating Reserve - 10-Minute Non-Spinning Reserve Service


    10-Minute Non-Spinning Reserve Service is a service needed to serve load in the event of a system contingency.  This service will be available to all

Participants and other entities that serve load within the NEPOOL Control Area which enter into separate agreements with NEPOOL through Interchange

Transactions resulting from NEPOOL central dispatch.  The Transmission Customer may either supply this service with its own resources or through bilateral transactions or obtain the service through Interchange Transactions on terms determined until the Second Effective Date in accordance with Section 12 of the

Prior NEPOOL Agreement, and on terms determined thereafter in accordance with

Sections 14.4, 14.5 and 14.9 of the Agreement.

    Under the Prior NEPOOL Agreement arrangements which will remain in effect until the Second Effective Date, operating reserve is provided through central dispatch and the after-the-fact own load energy billing arrangements.  Prior

NEPOOL Agreement, <section><section>12.5 - 12.8.  Participants that are deemed to carry operating reserve in any hour are entitled to share in


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 217

distributions each month from the Pool Savings Fund.  Prior NEPOOL Agreement

<section><section>14.1(e)(viii)(B) and 14.8(d).  These arrangements are equally applicable to 10-Minute Spinning Reserve Service, 10-Minute Non-Spinning

Reserve Service and 30-Minute Reserve Service.  Prior NEPOOL Agreement,

<section><section>12.5, 14.1(e)(viii)(B) and 14.8(d).

    Under Sections 14.4, 14.5 and 14.9 of the Agreement, as it will be in effect after the Second Effective Date, the price to be paid for 10-Minute Non-

Spinning Reserve Service or 30-Minute Operating Reserve Service received in any hour will be the Operating Reserve Clearing Price for the hour for that category of reserve service, as determined on the basis of bid prices to provide the service.  Agreement, <section>14.9(a) and (b).  After the Third

Effective Date, the price to be paid for 10-Minute Spinning Reserve Service will be determined on the same basis.  Agreement, <section>14.9(a) and (c).

During the period from the Second Effective Date until the Third Effective

Date, the price for 10-Minute Spinning Reserve Service will be equal to the

"Lost Opportunity Clearing Price" for the hour and the lost opportunity costs,

if any, for the generating units which supply the service, as determined in accordance with Section 14.9 of the Agreement.  Agreement, <section>14.9(c) and

(d).


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 218



    The Transmission Service required with respect to Interchange Transactions will be furnished as part of Regional Network Service or Internal Point-to-

Point Service to all Participants and other entities serving load in the NEPOOL

Control Area.  The charge for Regional Network Service is determined in accordance with Section 16 of the Tariff and Schedule 9.  The charge for

Internal Point-to-Point Service is determined in accordance with Section 21 of the Tariff and Schedule 10.




NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 219


                                SCHEDULE 7

               Operating Reserve - 30-Minute Reserve Service


    30-Minute Reserve Service is a service needed to serve load in the event of a system contingency.  This service will be available to all Participants and other entities that serve load within the NEPOOL Control Area which enter into separate agreements with NEPOOL through Interchange Transactions resulting from

NEPOOL central dispatch.  The Transmission Customer may either supply this service with its own resources or through bilateral transactions or obtain the service through Interchange Transactions on terms determined until the Second

Effective Date in accordance with Section 12 of the Prior NEPOOL Agreement, and on terms determined thereafter in accordance with Sections 14.4, 14.5 and 14.9 of the Agreement.

    Under the Prior NEPOOL Agreement arrangements which will remain in effect until the Second Effective Date, operating reserve is provided through central dispatch and the after-the-fact own load energy billing arrangements.  Prior

NEPOOL Agreement, <section><section>12.5 - 12.8.  Participants that are deemed to carry operating reserve in any hour are entitled to share in


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 220

distributions each month from the Pool Savings Fund.  Prior NEPOOL Agreement

<section><section>14.1(e)(viii)(B) and 14.8(d).  These arrangements are equally applicable to 10-Minute Spinning Reserve Service, 10-Minute Non-Spinning

Reserve Service and 30-Minute Reserve Service.  Prior NEPOOL Agreement,

<section><section>12.5, 14.1(e)(viii)(B) and 14.8(d).

    Under Sections 14.4, 14.5 and 14.9 of the Agreement, as it will be in effect after the Second Effective Date, the price to be paid for 10-Minute Non-

Spinning Reserve Service or 30-Minute Operating Reserve Service received in any hour will be the Operating Reserve Clearing Price for the hour for that category of reserve service, as determined on the basis of bid prices to provide the service.  Agreement, <section>14.9(a) and (b).  After the Third

Effective Date, the price to be paid for 10-Minute Spinning Reserve Service will be determined on the same basis.  Agreement, <section>14.9(a) and (c).

During the period from the Second Effective Date until the Third Effective

Date, the price for 10-Minute Spinning Reserve Service will be equal to the

"Lost Opportunity Clearing Price" for the hour and the lost opportunity costs,

if any, for the generating units which supply the service, as determined in accordance with Section 14.9 of the Agreement.  Agreement, <section>14.9(c) and

(d).


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 221

    The Transmission Service required with respect to Interchange Transactions will be furnished as part of Regional Network Service or Internal Point-to-

Point Service to all Participants and other entities serving Load in the NEPOOL

Control Area.  The charge for Regional Network Service is determined in accordance with Section 16 of the Tariff and Schedule 9.  The charge for

Internal Point-to-Point Service is determined in accordance with Section 21 of the Tariff and Schedule 10.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 222


                                 SCHEDULE 8

                          Through or Out Service -
                             The Pool PTF Rate


(1) A Transmission Customer shall pay to NEPOOL for firm or non-firm Through or

Out Service reserved for it in accordance with Section 19 of the Tariff the highest of (a) the Pool PTF Rate or (b)a rate which is derived from the annual incremental cost, not otherwise borne by the Transmission Customer or a

Generator Owner, of any new facilities or upgrades that would not be required but for the need to provide the requested service or (c) a rate which is equal to NEPOOL's opportunity cost (if and when available) capped at the cost of expansion, as determined for the period of service in accordance with Section

20 of this Tariff.  If at any time NEPOOL proposes to charge a rate based on opportunity cost, it shall first file with the Commission procedures for computing opportunity cost pricing for all Transmission Customers.  The

Transmission Customer shall also be obligated to pay any applicable ancillary service charges and any congestion or other uplift charge required to be paid pursuant to Section 24 of this Tariff.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 223

(2) The Pool PTF Rate in effect at any time shall be determined annually on the basis of the information for the most recent calendar year contained in Form 1 filings (or similar information on the books of Transmission Providers that are not required to submit a Form 1 filing) and shall be changed annually effective as of June 1 in each year.  The Pool PTF rate shall be equal to (i) the sum for all Participants of Annual Transmission Revenue Requirements determined in accordance with Attachment F DIVIDED BY (ii) the sum of the coincident Monthly

Peaks (as defined in Section 46.1) of all Local Networks, excluding from the

Monthly Peak for each Local Network as applicable the loads at each applicable

Point of Delivery of each Participant or Non-Participant which has elected to take Internal Point-to-Point Service in lieu of Regional Network Service at one or more Points of Delivery; PLUS the Long-Term Firm Reserved Capacity amount for each such Participant or Non-Participant which has elected to take Firm

Internal Point-to-Point Service in lieu of Regional Network Service at one or more Points of Delivery PLUS the Long-Term Reserved Capacity amount for each

Participant or Non-Participant for Firm Through or Out Service.  Revenues

associated with Short-Term Point-to-Point reservations will be credited to the sum of


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 224

all Participants' Annual Transmission Revenue Requirements referred to in (i) above.

(3) Discounts: Three principal requirements apply to discounts for Through or

Out Service as follows (1) any offer of a discount made by the Participants must be announced to all Eligible Customers solely by posting on the OASIS, (2)

any customer-initiated requests for discounts (including requests for use by one's wholesale merchant or an affiliate's use) must occur solely by posting on the OASIS, and (3) once a discount is negotiated, details must be immediately posted on the OASIS.  For any discount agreed upon for service on a path, from

Point(s) of Receipt to Point(s) of Delivery, the Participants must offer the same discounted transmission service rate for the same time period to all

Eligible Customers on all unconstrained transmission paths that go to the same

Point(s) of Delivery on the NEPOOL Transmission System.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 225


                               SCHEDULE 9

                       Regional Network Service


(1) A Transmission Customer which serves a Network Load in the NEPOOL Control

Area shall pay to NEPOOL each month for Regional Network Service the amount determined in accordance with the following formula:

    A =  1/12 (R {.} L)

    in which

    A =  the amount to be paid

    R =  the Participant RNS Rate per Kilowatt for the current Year for the

         Participant which owns the Local Network from which the Customer's load is served

    L =  the Customer's Monthly Network Load for the month

It shall also be obligated to pay any applicable congestion or other uplift charge required to be paid pursuant to Section 24 of this Tariff.

    Each Participant RNS Rate is to be determined in accordance with the remaining provisions of this Schedule 9.  The Participants intend that the rate will be determined by looking separately at the costs associated with facilities which are in


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 226

service at December 31, 1996, and the costs associated with new facilities which are placed in service after December 31, 1996.  Costs of new facilities are to be shared regionally on a per Kilowatt basis in determining the rates of each of the Participants with a Local Network, unless otherwise allocated to a particular entity pursuant to this Tariff.

    Costs of existing facilities are to be determined separately for each

Participant and reflected in the rate for service to Transmission Customers serving load in the Participant's Local Network.  This is initially subject to a band width which limits the variation of the Participant per Kilowatt cost from the average per Kilowatt cost for all Participants to not less than 70%,

or more than 130%, of the average cost.



(2) The Pool RNS Rate per Kilowatt is $1 in Year One, $4 in Year Two, $7 in

Year Three, $10 in Year Four and $13 in Year Five and the period from the end of Year Five to the next succeeding June 1, and is equal to the Pool PTF Rate for each Year thereafter.



(3) The Participant RNS Rate for a Participant for a Year shall be a percentage of the Pool RNS Rate for the year and shall be


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 227

equal to the Pool RNS Rate after the end of the transitional period described in paragraph (4) of this Schedule.  The percentage for each Participant for each

Year shall equal the percentage which the sum of (i) the Participant's pre-1997

Participant RNS Rate and (ii) the post-1996 Pool PTF Rate represents of (iii)

the Pool PTF Rate for the Year.



(4) The pre-1997 Participant RNS Rate for each Participant shall be determined by comparing its individual pre-1997 PTF Rate, for the most recent calendar year for which information is available from Form 1 filings or otherwise to the pre-1997 Pool PTF Rate for the same calendar year.  If the Participant's individual pre-1997 PTF Rate for a Year is less than the pre-1997 Pool PTF

Rate, its pre-1997 Participant RNS Rate for the Year shall be the rate determined by reducing the pre-1997 Pool PTF Rate by the percentage which the

Participant's pre-1997 PTF Rate is less than the pre-1997 Pool PTF Rate;

provided that in no event shall its pre-1997 Participant RNS Rate be less than

70% of the pre-1997 Pool PTF Rate, until the end of Year Five, and thereafter shall be no less than 50% of the pre-1997 Pool PTF Rate for Year Six through

Year Ten, and shall be equal to the pre-1997 Pool PTF Rate


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 228

for Year Eleven and thereafter.  If the Participant's individual pre-1997 PTF

Rate is greater than the pre-1997 Pool PTF Rate, its pre-1997 Participant RNS

Rate shall be the rate determined by increasing the pre-1997 Pool PTF Rate by the percentage which its pre-1997 Participant PTF Rate is greater than the pre-1997 Pool PTF Rate; provided that in no event shall its pre-1997 Participant

RNS Rate be greater than 130% of the pre-1997 Pool PTF Rate until the end of

Year Five, and thereafter shall be no greater than 127% of the pre-1997 Pool PTF

Rate for Year Six, 123% of the pre-1997 Pool PTF Rate for Year Seven, 118% of

the pre-1997 Pool PTF Rate for Year Eight, 112% of the pre-1997 Pool PTF Rate

for Year Nine, 105% of the pre-1997 Pool PTF Rate for Year Ten, and shall be equal to the pre-1997 Pool PTF Rate for Year Eleven and thereafter.  If for any

Year the revenues to be received from the payment by Participants or other

Transmission Customers of their respective applicable Participant RNS Rates will average more or less than the Pool PTF Rate per Kilowatt for the Year, each

Participant RNS Rate will be increased or decreased, as appropriate, so that the revenues to be received per Kilowatt per Year will equal the Pool PTF Rate per

Kilowatt for the Year.




NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 229

(5) The individual pre-1997 PTF Rate of a Participant which owns a Local

Network for a year is the amount derived annually by dividing its Annual

Transmission Revenue Requirements for the most recent calendar year for which information is available from Form 1 filings (or similar information on the books of Transmission Providers that are not required to submit a Form 1 filing) with respect to PTF placed in service before January 1, 1997, as determined in accordance with Attachment F to this Tariff, by the average for the twelve months of the calendar year on which the rate is based of the sum of the coincident Monthly Peaks for the Local Network, as adjusted each month for losses, excluding from the Monthly Peak the load at each applicable Point of

Delivery of each Participant or Non-Participant which has elected to take

Internal Point-to-Point Service in lieu of Regional Network Service at one or more Points of Delivery; PLUS the Long-Term Firm Reserved Capacity amount for each such Participant or Non-Participant which has elected to take Firm

Internal Point-to-Point Service in lieu of Regional Network Service at one or more Points of Delivery.



(6) The pre-1997 Pool PTF Rate shall be determined in accordance with the following formula:


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 230

    R =  ATRR
         ----
         ARNL

and the post-1996 Pool PTF Rate shall be determined in accordance with the following formula:

    R' = ATRR'
         ----
         ARNL

in which

    R =  the pre-1997 Pool PTF Rate

    R' = the post-1996 Pool PTF Rate

    ATRR = the aggregate of the Annual Transmission Revenue Requirements of the Participants with respect to PTF placed in service before January 1, 1997, as determined in accordance with Attachment F to this Tariff.

    ATRR' = the aggregate of the Annual Transmission Revenue Requirements of the Participants with respect to PTF placed in service on or after January 1, 1997, including upgrades, modifications or additions to PTF placed in service before January 1, 1997, as determined in accordance with Attachment F to this Tariff.

    ARNL = the average for the twelve months of the calendar year on which the rate is based of the sum of the coincident Monthly Peaks for all Local Networks, as adjusted each month for NEPOOL losses, excluding from the Monthly Peak for each Local Network as applicable the load at each applicable Point of Delivery of each Participant or Non-Participant which has elected to take Internal Point-to-Point Service in lieu of Regional Network Service at one or more Points of Delivery; PLUS the Long-Term Firm Reserved Capacity amount for each such Participant


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 231

              or Non-Participant which has elected to take Firm Internal Point-to-Point Service in lieu of Regional Network Service at one or more Points of Delivery PLUS the Long-Term Reserved Capacity amount for each Participant or Non-Participant for Firm Through or Out Service.


(7) As used in this Schedule, "Monthly Peak" and "Monthly Network Load" each has the meaning specified in Section 46.1 of this Tariff.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 232


                             SCHEDULE 10

                   Internal Point-to-Point Service

    (1)  A Transmission Customer shall pay to NEPOOL for firm or non-firm

Internal Point-to-Point Service reserved for it in accordance with Section 19 of the Tariff a charge per Kilowatt, as determined for the period of the service in accordance with Section 21 of this Tariff, equal to the Internal

Point-to-Point Service Rate; provided if either or both (i) a rate which is derived from the annual incremental cost not otherwise borne by the

Transmission Customer or a Generator Owner, of any new facilities or upgrades that would not be required but for the need to provide the requested service or

(ii) a rate which is equal to NEPOOL's opportunity cost (if and when available)

capped at the cost of expansion, is greater than the Pool PTF Rate the charge shall be the higher of such amounts; provided further that no such charge shall be payable with respect to the use of Internal Point-to-Point Service to effect a delivery to the NEPOOL power exchange in an Interchange Transaction.  If at any time NEPOOL proposes to charge a rate based on opportunity cost, it shall first file with the Commission procedures for computing opportunity cost pricing for all Transmission Customers.  The Customer shall also be


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 233

obligated to pay any applicable ancillary service charge and any applicable congestion or other uplift charge required to be paid pursuant to Section 24 of this Tariff.

    (2)  Discounts: Three principal requirements apply to discounts for

Internal Point-to-Point Service as follows (1) any offer of a discount made by the Participants must be announced to all Eligible Customers solely by posting on the OASIS, (2) any customer-initiated requests for discounts (including requests for use by one's wholesale merchant or an affiliate's use) must occur solely by posting on the OASIS, and (3) once a discount is negotiated, details must be immediately posted on the OASIS.  For any discount agreed upon for service on a path, from Point(s) of Receipt to Point(s) of Delivery, the

Participants must offer the same discounted transmission service rate for the same time period to all Eligible Customers on all unconstrained transmission paths that go to the same Point(s) of Delivery on the NEPOOL Transmission

System.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 234


                               SCHEDULE 11

                    Additions to or Upgrades of PTF

    If any of the studies referred to in Sections 33, 44 or 49 of the Tariff indicates that PTF upgrades are necessary to provide the requested service, or in connection with a new or materially changed generating unit, responsibility for the costs of the PTF upgrades shall, where necessary, be determined by the

Regional Transmission Planning Committee before construction is commenced,

subject to the following limitations:

(i) If the construction of a PTF or upgrade is required in connection with a new generating unit or materially changed generating unit, one-half of the

    Shared Amount(as defined below) of the capital cost of the PTF upgrade shall be included in Annual Transmission Revenue Requirements under

    Attachment F, and the Generator Owner shall be obligated to pay the other half of the Shared Amount of the capital cost of the PTF upgrade and all of the capital cost in excess of the Shared Amount, and any applicable tax

    gross-up amounts.   Following completion of the construction or

    modification, the Generator Owner shall be obligated to pay its pro rata share of all of the annual costs (including cost of capital,


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 235

    federal and state income taxes, O&M and A&G expenses, annual property taxes and other related costs) which are allocable to the PTF upgrade, pursuant to the interconnection agreements with the individual Transmission Providers or their designees which are responsible for the construction or modification,

    which agreements may be filed with the Commission by a Transmission

    Provider unsigned either on its own or at the request of the Generator

    Owner.

(ii)In determining the cost responsibilities for a particular PTF upgrade,

    the Regional Transmission Planning Committee, subject to review by the

    System Operator, may determine that all or a portion of the proposed facilities exceed regional system, regulatory or other public requirements.  In such a case, the Regional Transmission Planning

    Committee, subject to review by the System Operator, shall determine the amount of the excess costs of the PTF upgrade which shall be borne by the entity which is responsible for requiring such excess costs,

    and the excess costs shall not be included in the calculation of the

    Shared Amount, if any, of the costs of the PTF upgrade and shall be borne directly by the responsible entity.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 236


The Shared Amount of the capital cost of the PTF upgrade required in connection with the installation or modification of a generating facility (excluding any costs which are determined to be excess costs in accordance with paragraph (ii)

above) shall be initially determined as of the time that the System Impact

Study agreement is executed by all parties and the Generator Owner has paid the cost of the study, (such initial determination to be based on the estimated cost of the PTF upgrade, subject to later adjustment as set forth below)

subject to truing up the KW element of the following formula upon completion of the PTF upgrade, and shall be the lesser of (a) the full actual capital cost of the PTF upgrades (excluding any costs which are determined to be excess costs in accordance with paragraph (ii) above) or (b) the amount determined in accordance with the following formula:


                   P = KW (R)(.50)
                       -----------
                           C


    in which:



         P    is the maximum amount to be shared;


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 237


         KW   in the case of a generating unit, is the actual demonstrated net capability of the new generating unit or increase in the capacity of an existing generating unit corrected to 50<circle>F, in kilowatts.  If winter operating conditions are shown in the

              System Impact Study and/or application under Section 18.4 of the

              Agreement to require additional transmission reinforcements beyond those reinforcements required for summer operating

              conditions, the net capability of the unit will be corrected to an ambient air temperature of 0<circle>F;



         R    is the Pool PTF Rate, as in effect on the Compliance Effective

              Date; and



         C    is the weighted average carrying charge factor of all the

              Transmission Providers which own PTF, determined, as of the

              Compliance Effective Date, in accordance with Attachment F to the

              Tariff, i.e., the sum for all Transmission Providers of the

              amounts in Attachment F, Section I.A through I.H,


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 238

              divided by the sum of PTF Transmission Plant for all Transmission

              Providers as defined in Attachment F, Section I.A.1.a.



If the Regional Transmission Planning Committee (RTPC) and the System Operator

at the time of the review of a generation project under Section 18.4 of the

Agreement find that the proposed generation project would result in deferral for two years or more or cancellation of transmission upgrade investments that would have been required (subject to criteria proposed by the System Operator and approved by the RTPC and the Executive Committee with respect to the siting of generation in the most advantageous location and is only exercised when there is a significant net benefit to load) BUT FOR the proposed generation project in an amount that equals or exceeds 75% of the capital equivalent of the Pool PTF Rate, then the Executive Committee shall have the authority to vote to permit a deviation from the cost allocation formula in this Schedule 11 that would allow the cap on the Shared Amount to increase to as much as 100% of the capital equivalent of the Pool PTF Rate.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 239


All payments required hereunder shall be determined initially on an estimated basis, and then adjusted after the appropriate portion of the construction or modification costs has been reflected in Tariff rates in the first adjustment of Tariff rates after the PTF upgrade has been placed in commercial operation.



If a proposal for a new generating unit or a material change to a generating unit requires the construction of a PTF upgrade to interconnect and/or accommodate the generator, the Generator Owner requesting such interconnection may, at the request of the Transmission Provider or its designee responsible for effecting such construction, be obligated to pay to the Transmission

Provider or its designee constructing the PTF upgrade an amount equal to its share of the estimated cost of the construction at one time or in monthly or other periodic installments, including, without limitation, all costs associated with acquiring land, rights of way easements, purchasing equipment and materials, installing, constructing, interconnecting, and testing the facilities; O&M and engineering costs; all related overheads; and any and all associated taxes and government fees.  In addition to, or in lieu of said payment, the affected Transmission Provider or


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 240

its designee may require the Generator Owner to provide, as security for its obligation to pay any unfunded balance of the construction costs, and its obligation to pay the entire construction cost if the new PTF or upgrades are partly or completely constructed and the Generator Owner then goes out of business or abandons its project, a letter of credit or other reasonable form of security acceptable to the Transmission Provider or its designee that will be responsible for the construction equivalent to the cost of the new facilities or upgrades and consistent with relevant commercial practices, as established by the Uniform Commercial Code.  As soon as reasonably practical, but in any event within 180 days after completion of the construction, or as otherwise mutually agreed, the Transmission Provider or its designee responsible for the construction will determine the difference, if any, between the estimated cost already paid by the Generator Owner to the Transmission Provider or its designee responsible for the construction and its share of the actual cost of the construction, and will either receive from the Generator Owner, with Interest

(if the sum paid is insufficient) or pay to the Generator Owner, with Interest,

(if the sum paid is surplus) the difference;


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 241

provided that if, at the time such determination is made, items of construction remain to be completed and/or some construction costs have not been invoiced and paid, the Transmission Provider or its designee responsible for the construction shall continue to be entitled to recover from the Generator Owner the Generator

Owner's share of the costs of such remaining items and may retain a reserve to cover such items.  Furthermore, the Transmission Provider shall release any letter of credit or other security instrument received by the Transmission

Provider, up to the amount allowed to be recovered through the Transmission

Provider's Annual Transmission Revenue Requirement, no later than 60 days after the later of the reflection of such costs in the Pool rates and the commercial operation of the generation addition or modification.  To the extent PTF upgrades, or any portion thereof, are completed in a calendar year, Transmission

Providers will use their best efforts to reflect such facilities in their Annual

Transmission Revenue Requirements calculated on the basis of that year.  That portion of the construction costs paid by the Generator Owner may, by mutual agreement of the Transmission Provider and the Generator Owner, either be retained by the Transmission Provider, or be refunded to the Generator Owner upon the Generator Owner executing


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 242

a contract with the Transmission Provider obligating the Generator Owner to pay the Transmission Provider the ongoing transmission revenue requirement associated with its share of the PTF construction, including cost of capital,

federal and state income taxes, O&M and A&G costs, annual property taxes and all other related costs, and providing the Transmission Provider with an irrevocable letter of credit or other form of security acceptable to the Transmission

Provider.  In the event the Generator Owner's portion of the construction costs is retained by the Transmission Provider or its designee in accordance with the preceding sentence, the Generator Owner be obligated (i) to pay the federal and state income taxes required to be paid by the Transmission Provider with respect to the retained amount, and (ii) to pay annually its percentage of the O&M and

A&G costs, annual property taxes and all other related costs in accordance with the interconnection agreement; provided that in no event shall the Generator

Owner be obligated to pay any cost more than once.  If the Generator Owner for whatever reason goes out of business, or otherwise abandons its generation project, and the PTF upgrade has already been partially or completely constructed, the Generator Owner shall be responsible for all of the unrecovered ongoing


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 243

costs of the PTF upgrade that would not have been incurred but for the proposed generation project.  Nothing contained herein shall prevent the Transmission

Provider or its designee responsible for the construction and the Generator

Owner from negotiating other methods for providing financial security associated with the cost of a PTF upgrade to existing PTF deemed acceptable to the

Transmission Provider or other entity.



In any case other than the construction or modification of a PTF upgrade with respect to a new or modified generating unit, a Transmission Customer shall also be obligated to pay such costs and to provide such security for its obligation as may be agreed to under an interconnection or other applicable agreement with the Transmission Provider or its designee which will effect the construction or modification.



Subject to the foregoing, the interconnection and support agreements for a PTF upgrade may specify the basis for continued support of such upgrade in the event of a termination of NEPOOL, the cancellation of the project due to a failure to obtain regulatory approvals or permits or required rights of way or other


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 244

property, or action to terminate the project before its completion for whatever reason and any other matters.



Interest payable hereunder shall be calculated in accordance with Section 8.3 of the Tariff.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 245





                             ATTACHMENT A



                   Form of Service Agreement for

                     Through or Out Service or

                  Internal Point-To-Point Service




1.0 This Service Agreement, dated as of ____________, is entered into, by and between the NEPOOL Participants acting through ____________________ (the

    "System Operator") and _____________("Transmission Customer").



2.0 The Transmission Customer has been determined by the System Operator to have a Completed Application for Firm [Non-Firm] Transmission Service under this Tariff.



3.0 If required, the Transmission Customer has provided to the System Operator an Application deposit in accordance with the provisions of this Tariff.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 246


4.0 Service under this Service Agreement shall commence on the later of (1) the requested service commencement date, or (2) the date on which construction or any Direct Assignment Facilities and/or facility additions or upgrades are completed, or (3) such other date as it is permitted to become effective by the Commission.  Service under this Service Agreement shall terminate on such date as is mutually agreed upon by the parties. [The

    Service Agreement may be a blanket agreement for non-firm service.]



5.0 The Participants agree to provide, and the Transmission Customer agrees to take and pay for, Transmission Service in accordance with the provisions of the Tariff and this Service Agreement.



6.0 Any notice or request made to or by either party regarding this Service

    Agreement shall be made to the representative of the other party as indicated below.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 247


    NEPOOL PARTICIPANTS:



         New England Power Pool

         One Sullivan Road

         Holyoke, MA 01040-2841





    TRANSMISSION CUSTOMER:



         ____________________________

         ____________________________

         ____________________________



7.0 The Tariff is incorporated in this Service Agreement and made a part hereof.



IN WITNESS WHEREOF, the Parties have caused this Service Agreement to be executed by their respective authorized officials.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 248



NEPOOL Participants:

By [System Operator]



By:___________________   __________    _____________

   Name                  Title         Date



    TRANSMISSION CUSTOMER:



By:___________________   __________    _____________

   Name                  Title         Date



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 249



                  SPECIFICATIONS FOR THROUGH OR OUT SERVICE

                     OR INTERNAL POINT-TO-POINT SERVICE



1.0 Term of Transaction: ________________________________



    Start Date: _________________________________________



    Termination Date: ___________________________________



2.0 Description of capacity and energy to be transmitted by Participants including the electric Control Area in which the transaction originates.



    ______________________________________________________



3.0 Point(s) of Receipt:__________________________________



    Delivering party:_____________________________________



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 250


4.0 Point(s) of Delivery:_________________________________



    Receiving party:______________________________________



5.0 Maximum amount of capacity and energy to be transmitted (Reserved

    Capacity):___________________________________



6.0 Designation of party(ies) or other entity(ies) subject to reciprocal service obligation:____________________________________

    _______________________________________________________

    _______________________________________________________

    _______________________________________________________



7.0 Name(s) of any intervening systems providing transmission service:__________________________________________________

    __________________________________________________________



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 251


8.0 Service under this Service Agreement may be subject to some combination of the charges detailed below.  (The appropriate charges for individual transactions will be determined in accordance with the terms and conditions of this Tariff.)



    8.1  Transmission Charge:______________________________

         __________________________________________________



    8.2  System Impact Study and/or Facilities Study Charge(s):

         __________________________________________________

         __________________________________________________



    8.3  direct assignment expansion charge [Need to define or reference upgrade costs]:

         __________________________________________________

         __________________________________________________



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 252


                             ATTACHMENT B


                   Form Of Service Agreement For

                     Regional Network Service



1.0 This Service Agreement, dated as of ______________, is entered into, by and between the NEPOOL Participants acting through ___________________________

    (the "System Operator"), and ____________ ("Transmission Customer").



2.0 The Transmission Customer has been determined by the System Operator to be a Transmission Customer under the Tariff and has requested Regional Network

    Service under the Tariff.



3.0 Regional Network Service (including, if requested, Network Integration

    Transmission Service) under this Agreement shall be provided by the NEPOOL

    Participants upon request by an authorized representative of the

    Transmission Customer.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 253



4.0 The Transmission Customer agrees to supply information the System Operator deems reasonably necessary in accordance with Good Utility Practice in order for it to provide the requested service.



5.0 The Participants agree to provide and the Transmission Customer agrees to take and pay for Regional Network Service in accordance with the provisions of the Tariff and this Service Agreement.



6.0 Any notice or request made to or by either party regarding this Service

    Agreement shall be made to the representative of the other party as indicated below.



    NEPOOL PARTICIPANTS:



      NEW ENGLAND POWER POOL
      ---------------------------


      ONE SULLIVAN ROAD
      ---------------------------


      HOLYOKE, MA 01040-2841
      ---------------------------


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 254



    TRANSMISSION CUSTOMER:


    _____________________________

    _____________________________

    _____________________________



7.0 The Tariff is incorporated herein and made a part hereof.




IN WITNESS WHEREOF, the Parties have caused this Service Agreement to be executed by their respective authorized officials.



TRANSMISSION CUSTOMER:



By:______________________    ______________      ___________

   Name                      Title               Date


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 255



NEPOOL PARTICIPANTS:

By: [System Operator]



By:______________________    ______________      ___________

   Name                      Title               Date



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 256


                           ATTACHMENT C


      Methodology To Assess Available Transmission Capability



Available Transmission Capability (ATC) will be assessed based on industry-

accepted standards; currently, ATC will be established by reducing the determined Total Transfer Capability (TTC) by the Transmission Reliability

Margin (TRM) and by transmission commitments.



Total Transfer Capability (TTC) is the determined amount of electric power that can be reliably transferred over the network consistent with the following:



o       Good utility practice



o       NERC standards, guides, and procedures;



o       NPCC criteria and guidelines;


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 257



o       New England criteria, rules, procedures, and reliability standards;



o       Applicable guides, standards, and criteria of the affected Transmission

        Owner(s), whether Participant or Non-Participant;



o       Other applicable guidelines and standards which may need to be established from time to time.



As such, TTC will be determined at a level which maintains all of the following:



o       All equipment within its applicable capabilities;

o       Voltages and reactive reserves within acceptable levels;

o       Stability maintained with adequate levels of damping;

o       Frequency (Hz) within acceptable levels.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 258



TTC will be evaluated using appropriate and suitable tools, data, and information, considering the physical impacts of electric power transfers on the interconnected transmission network.  It will reflect anticipated system conditions and equipment status to the degree practicable.



The Transmission Reliability Margin (TRM) will be established at a level which incorporates the uncertainties and continued variability of system conditions and the practical limitations of system control.



Transmission commitments include existing and pending requests for transmission service and obligations of other existing contracts under which transmission service is provided.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 259


                           ATTACHMENT D


         Methodology for Completing a System Impact Study



The system impact study will be performed to evaluate the impact of the requested service on the reliability and operating characteristics of the bulk power system, consistent with:



o       Good utility practice


o       NERC standards, guides, and procedures;


o       NPCC criteria and guidelines;


o       New England criteria, rules, procedures, and reliability standards;


o       Applicable guides, standards, and criteria of the impacted Transmission

        Owner(s), whether Participant or Non-Participant;


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 260


o       Other applicable guidelines and standards which may need to be established from time to time.



As such, the study will examine the impact on the New England regional bulk power system and its component systems and neighboring and external systems.

Consistent with the aforementioned, the ability to operate the system subject to the following will be considered:



o       All equipment within its applicable capabilities;


o       Voltages and reactive reserves within acceptable levels;


o       Stability maintained with adequate levels of damping;


o       Frequency (Hz) within acceptable levels.


The study will consider the reliability requirements to meet existing and pending obligations of the Participants and the obligations of the impacted

Transmission Owner(s).



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 261


The study will be performed using appropriate and suitable analysis tools and modeling data consistent with the nature and duration of the requested service.

It is expected that the Eligible Customer will provide the information as prescribed in Exhibit 1 of Attachment I, and such other information as may be reasonably required and associated with the requested service and necessary for its study.  It is also recognized that it may be determined that additional or specialized analysis tools or computer software are necessary for the study.

The responsibility for the provision of these items will be subject to the

System Impact Study Agreement.



The study will identify if the requested service or a portion of it can be provided without adverse impact on the reliability and operating characteristics of the system.  The study will also identify if it appears that modification of the system is necessary to provide the service.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 262


                             ATTACHMENT E

                            Local Networks



    The Local Networks, as of the effective date of this Tariff, are those of the following:



    1.   Bangor Hydro-Electric Company


    2.   Boston Edison Company


    3.   Central Maine Power Company


    4.   the Commonwealth Energy System companies

    5.   the Eastern Utility Associates companies


    6.   the New England Electric System companies


    7.   the Northeast Utilities companies


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 263


    8.   The United Illuminating Company


    9.   Vermont Electric Power Company and the entities which are grouped with it as a single Participant.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 264


                                 ATTACHMENT F


                   Annual Transmission Revenue Requirements



    The Transmission Revenue Requirements for each Participant will reflect the

Participants' costs for Pool Transmission Facilities (PTF).  The Transmission

Revenue Requirements will be an annual calculation based on the previous calendar year's data as shown, in the case of Transmission Providers which are subject to the Commission's jurisdiction, in the Participants' FERC Form 1 report for that year, and shall be based on actual data in lieu of allocated data if specifically identified in the Form 1 report, as set forth below:



I.  The Transmission Revenue Requirement shall equal the sum of the

    Transmission Provider's (A) Return and Associated Income Taxes, (B)

    Transmission Depreciation Expense, (C) Transmission Related Amortization of

    Loss on Reacquired Debt, (D) Transmission Related Amortization of

    Investment Tax Credits, (E) Transmission Related Municipal Tax Expense, (F)


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 265


    Transmission Operation and Maintenance Expense, (G) Transmission Related

    Administrative and General Expense, (H) Transmission Related Integrated

    Facilities Credit, minus (I) Transmission Support Revenue, plus (J)

    Transmission Support Expense, plus (K) Transmission Related Expense from

    Generators, plus (L) Transmission Related Taxes and Fees Charge.



    A.   RETURN AND ASSOCIATED INCOME TAXES shall equal the product of the

         Transmission Investment Base and the Cost of Capital Rate.



         1.   TRANSMISSION INVESTMENT BASE


              The Transmission Investment Base will be (a) PTF Transmission

              Plant, plus (b) Transmission Related General Plant, plus (c)

              Transmission Plant Held for Future Use, less (d) Transmission

              Related Depreciation Reserve, less (e) Transmission Related

              Accumulated Deferred Taxes, plus (f) Transmission Related Loss on

              Reacquired Debt, plus (g) Other


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 266

              Regulatory Assets, plus (h) Transmission Prepayments, plus (i)

              Transmission Materials and Supplies, plus (j) Transmission Related

              Cash Working Capital.



              (a)  PTF TRANSMISSION PLANT will equal the balance of the

                   Transmission Provider's PTF Investment in Transmission

                   Plant, excluding (i) the Transmission Provider's capital

                   leases in the Hydro-Quebec DC facilities (HQ leases), and

                   (ii) the portion of any facilities, the cost of which is

                   directly assigned under the Tariff to a Transmission

                   Customer or a Generator Owner or Interconnection Requester.



              (b)  TRANSMISSION RELATED GENERAL PLANT shall equal the

                   Transmission Provider's balance of investment in General

                   Plant multiplied by the ratio of Transmission related direct

                   Wages and Salaries including those of the affiliated

                   Companies to the Transmission Provider's total


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 267

                   direct Wages and Salaries including those of the affiliated

                   Companies and excluding Administrative and General Wages and

                   Salaries (Transmission Wages and Salaries Allocation Factor),

                   multiplied by the ratio of PTF Transmission Plant to Total

                   Investment in Transmission Plant excluding HQ leases (PTF

                   Transmission Plant Allocation Factor).



              (c)  TRANSMISSION PLANT HELD FOR FUTURE USE shall equal the balance of Transmission investment in FERC Account 105

                   multiplied by the PTF Transmission Plant Allocation Factor.



              (d)  TRANSMISSION RELATED DEPRECIATION RESERVE shall equal the balance of Total Transmission Depreciation Reserve, plus the monthly balance of Transmission Related General Plant

                   Depreciation Reserve.  Transmission Related General Plant

                   Depreciation


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 268

                   Reserve shall equal the product of General Plant Depreciation

                   Reserve and the Transmission Wages and Salaries Allocation

                   Factor described in Section (I)(A)(1)(b) above.  This sum

                   shall be multiplied by the PTF Transmission Plant Allocation

                   Factor, described in Section (I)(A)(1)(b) above.



              (e)  TRANSMISSION RELATED ACCUMULATED DEFERRED TAXES shall equal the Transmission Provider's balance of Total Accumulated

                   Deferred Income Taxes, multiplied by the ratio of Total

                   Investment in Transmission Plant excluding HQ leases to

                   Total Plant in service excluding General Plant and HQ Leases

                   (Plant Allocation Factor), further multiplied by the PTF

                   Transmission Plant Allocation Factor described in Section

                   (I)(A)(1)(b) above.



              (f)  TRANSMISSION RELATED LOSS ON REACQUIRED DEBT shall equal the

                   Transmission Provider's balance of Total Loss on Reacquired

                   Debt


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 269

                   multiplied by the Plant Allocation Factor as described in

                   Section (I)(A)(1)(e) above, further multiplied by the PTF

                   Transmission Plant Allocation Factor described in Section

                   (I)(A)(1)(b) above.



              (g)  OTHER REGULATORY ASSETS shall equal the Transmission

                   Provider's balance of any deferred rate recovery FAS 106

                   expenses multiplied by the Transmission Wages and Salaries

                   Allocation Factor described in Section (I)(A)(1)(b), plus

                   the Transmission Provider's year end balance of FAS 109

                   multiplied by the Plant Allocation Factor described in

                   Section (I)(A)(1)(e) above.  This sum shall be multiplied by the PTF Transmission Plant Allocation Factor, described in

                   Section (I)(A)(1)(b) above.



              (h)  TRANSMISSION PREPAYMENTS shall equal the Transmission

                   Provider's balance of prepayments


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 270

                   multiplied by the Wages and Salaries allocator described in

                   Section (I)(A)(1)(b) and further multiplied by the PTF

                   Transmission Plant Allocation Factor described in Section

                   (I)(A)(1)(b) above.



              (i)  TRANSMISSION MATERIALS AND SUPPLIES shall equal the

                   Transmission Provider's balance of Transmission Plant

                   Materials and Supplies, multiplied by the PTF Transmission

                   Plant Allocation Factor described in Section I(A)(1)(b)

                   above.



              (j)  TRANSMISSION RELATED CASH WORKING CAPITAL shall be a 12.5%

                   allowance (45 days/360 days) of Transmission Operation and

                   Maintenance Expense and Transmission Related Administrative

                   and General Expense.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 271


         2.   COST OF CAPITAL RATE


              The Cost of Capital Rate will equal (a) the Transmission

              Provider's Weighted Cost of Capital, plus (b) Federal Income Tax plus (c) State Income Tax.



              (a)  THE WEIGHTED COST OF CAPITAL will be calculated based upon the capital structure at the end of each year and will equal the sum of:



                   (i)   the LONG-TERM DEBT COMPONENT, which equals the product

                         of the actual weighted average embedded cost to

                         maturity of the Transmission Provider's long-term debt

                         then outstanding and the ratio that long-term debt is

                         to the Transmission Provider's total capital.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 272


                   (ii)  the PREFERRED STOCK COMPONENT, which equals the

                         product of the actual weighted average embedded cost

                         to maturity of the Transmission Provider's preferred

                         stock then outstanding and the ratio that preferred

                         stock is to the Transmission Provider's total capital.



                  (iii)  the RETURN ON EQUITY COMPONENT, which equals the

                         product of the Transmission Provider's Return on

                         Equity as set in the Provider's LNS open access tariff

                         rate and the ratio that common equity is to the

                         Transmission Provider's total capital.



              (b)  FEDERAL INCOME TAX shall equal



                         A X FT
                         ------
                         1 - FT



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 273


                   Where FT is the Federal Income Tax Rate and A is the sum of

                   the preferred stock component and the return on equity

                   component, as determined in Section (I)(A)(2)(a)(ii) and

                   Section (I)(A)(2)(a)(iii) above.



              (c)  STATE INCOME TAX shall equal



                   (A + FEDERAL INCOME TAX) x ST
                   -----------------------------
                              1 - ST



                   where ST is the State Income Tax Rate, A is the sum of the preferred stock component and the return on equity component determined in Section (I)(A)(2)(a)(ii) and Section

                   (I)(A)(2)(a)(iii) above, and Federal Income Tax is the rate determined in Section (I)(A)(2)(b) above.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 274


    B.   TRANSMISSION DEPRECIATION EXPENSE shall equal the PTF Transmission

         Plant Allocation Factor described in Section (I)(A)(1)(b) above,

         multiplied by the sum of Depreciation Expense for Transmission Plant,

         plus an allocation of General Plant Depreciation Expense calculated by multiplying General Plant Depreciation Expense by the Wages and

         Salaries Allocation Factor, described in Section (I)(A)(1)(b) above.



    C.   TRANSMISSION RELATED AMORTIZATION OF LOSS ON REACQUIRED DEBT shall equal the Transmission Provider's Amortization of Loss on Reacquired

         Debt multiplied by the Plant Allocation Factor as described in Section

         (I)(A)(1)(e) above, and further multiplied by the PTF Transmission

         Plant Allocation Factor described in Section (I)(A)(1)(b) above.



    D.   TRANSMISSION RELATED AMORTIZATION OF INVESTMENT TAX CREDITS shall equal the Transmission Provider's Amortization of Investment Tax

         Credits multiplied by the Plant Allocation Factor described in Section


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 275



         (I)(A)(1)(e) above, and further multiplied by the PTF Transmission

         Plant Allocation Factor described in Section (I)(A)(1)(b) above.



    E.   TRANSMISSION RELATED MUNICIPAL TAX EXPENSE shall equal the

         Transmission Provider's total municipal tax expense multiplied by the

         Plant Allocation Factor described in Section (I)(A)(1)(e) above, and further multiplied by the PTF Transmission Plant Allocation Factor described in Section (I)(A)(1)(b) above.



    F.   TRANSMISSION OPERATION AND MAINTENANCE EXPENSE shall equal all expenses charged to FERC Account Numbers 560 through 573, excluding those expenses in Account Numbers 561 and 565, and any expenses included in Transmission Support Expense as described in section (J)

         which are included in Account Numbers 560-573, multiplied by the PTF

         Transmission Plant Allocation Factor described in Section (I)(A)(1)(b)

         above.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 276



    G.   TRANSMISSION RELATED ADMINISTRATIVE AND GENERAL EXPENSES shall equal the Transmission Provider's Administrative and General Expenses, plus

         Payroll Taxes, multiplied by the Wages and Salaries Allocation Factor described in Section (I)(A)(1)(b) above, further multiplied by the PTF

         Transmission Plant Allocation Factor described in Section (I)(A)(1)(b)

         above.



    H.   TRANSMISSION RELATED INTEGRATED FACILITIES CREDIT shall equal the

         Transmission Provider's transmission payments to affiliates for use of the integrated transmission facilities of those affiliates.



    I.   TRANSMISSION SUPPORT REVENUE shall equal Transmission Provider's revenue received for PTF transmission support but excluding support payments to Transmission Providers or their designees pursuant to

         Schedule 11 of the Tariff.



    J.   TRANSMISSION SUPPORT EXPENSE shall equal the expense paid by

         Transmission Providers or Network Customers for


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 277

         PTF transmission support other than expenses for payments made for transmission facilities or facility upgrades placed in service on or after January 1, 1997 where the support obligation is required to be borne by particular Participants or other entities in accordance with the Tariff.



    K.   TRANSMISSION RELATED EXPENSE FROM GENERATORS as may be determined by the Management Committee.



    L.   TRANSMISSION RELATED TAXES AND FEES CHARGE shall include any fee or assessment imposed by any governmental authority on service provided under this Tariff which is not specifically identified under any other

         Section of this Attachment.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 278


           ATTACHMENT G: LIST OF EXCEPTED TRANSACTION AGREEMENTS



Attachment G is a listing of transmission agreements pertaining to certain point-to-point wheeling transactions across or out of a Local Network. In accordance with Section 25 of the Tariff, these agreements will continue to be in effect at the rates and terms thereunder rather than under the Tariff.



Item                                                                     Effective  End       Amount            Comments
 #   Provider  Receiver    Description, Purpose or Service                 Date     Date      (MW's)         FERC Docket #'s
----------------------------------------------------------------------------------------------------------------------------------

1    CMP       Unitil      PTP firm wheeling of BHE QF's                  1/1/87    2/28/03   25       25.0MW since 11/1/91,
                                                                                                       dropping to 24.27 MW's on
                                                                                                       7/97, decreasing further
                                                                                                       later. 2 yr notification

2    BECO      Cambridge   Firm agreement to transfer energy/capacity     7/1/68    11/1/01   varies
                           from Canal 1 to Cambridge Electric Light
                           across BECO system

3    NEP       BECO        Long term wheeling of L'Energia{1}             7/9/96    3/13/13   65.048    See note #1

4    NEP       Braintree   Long term wheeling of system power{1}          7/9/96    10/31/04  2         See note #1, option to
                                                                                                        extend

5    NEP       CES         Long term non-firm wheeling of power           7/9/96    life      20        See note #1
                           from Boott Hydro{1}

6    NEP       CES         Long term non-firm wheeling of power           7/9/96    10/1/04   1.5       See note #1
                           from Collins Dam{1}

7    NEP       Hingham     Long term wheeling of power from               7/9/96    12/31/27  1.446     See note #1
                           Manchester street{1}

8    NEP       Hingham     Long term wheeling of power from Bear          7/9/96    11/1/05   5.02      See note #1
                           Swamp{1}

9    NEP       Hull        Long term wheeling of power from Refuse        7/9/96    10/31/05  .341      See note #1
                           Fuels{1}

10   NEP       Montaup     Long term wheeling of McNeil                   7/9/96    life      8         See note #1
                           Burlington{1}

11   NEP       Taunton     Long term wheeling of system power{1}          7/9/96    10/31/05  10        See note #1

12   NEP       Unitil      Long term wheeling power from Ocean            7/9/96    10/31/10  22.5      See note #1, amount
                           State I & II {1}                                                             changes over contract/
                                                                                                        seasons

NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 279


13   NEP       Unitil      Long term wheeling of power from Salem         7/9/96    10/31/05  9.8       See note #1, amount
                           Harbor {1}                                                                   changes over contract/
                                                                                                        seasons

14   NEP       Unitil      Long term wheeling power from Maine            7/9/96    10/31/05  2
                           Yankee

15   NU        NUSCO       Firm PTP Trans. Wheeling Service               9/1/94    2003      40        Madison Electric Works -
                                                                                                        ER94-1160-000

16   NU        Holyoke     Firm PTP Trans. Wheeling Service               7/1/95    2003      4         NYPA Power - ER95-1354-
                                                                                                        0000

17   NU        CES         Firm PTP Trans. Wheeling Service               5/1/85    2013      2         Swift River - Chicopee 1&2
                                                                                                        ER-86-85-000/ER86-79-000

18   NU        Groton      Firm PTP Trans. Wheeling Service               11/1/89   1999      1         Glendale Hydro - ER92-66-
                                                                                                        000

19   NU        UI/Unitil   Firm PTP Trans. Wheeling Service BHS3 to       5/1/90    2010      15        TSA Corridor - ER92-65-000
                           Unitil

20   NU        Groton      Firm PTP Trans. Wheeling Service               4/1/92    2010      1         Littleville Power Co-Texon
                                                                                                        Hydro
                                                                                                        ER92-458-000/ER92-66-000/
                                                                                                        ER93-219-000

21   NU        Fitchburg   Firm PTP Trans. Wheeling Service               1/1/95    2012      3         Harris Hydro - ER94-559-
                                                                                                        000/ER95-357-000

22   NU        MASS        Firm PTP Trans. Wheeling Service{4}            7/31/93   2014      200       ER94-902-000/ER93-219-000
               POWER                                                                                    See note #6

23   NU        LILCO       Firm PTP Trans. Wheeling Service               5/1/94    1997      88        Fitzpatrich - ER94-1201-
                                                                                                        000

24   NU        Altresco    Firm PTP Trans. Wheeling Service{4}            1/1/95    2010      160       ER95-306-000, See note #6
               Pittsfield

25   NU        MMWEC       Firm PTP Trans. Wheeling Service               11/1/95   2003      27        NYPA Power - ER96-201-000

26   NU        Pascoag     Firm PTP Trans. Wheeling Service               11/1/95   2003      3         NYPA Power - ER96-201-000
27   NU        Pontook     Firm PTP Trans. Wheeling Service               7/26/85   2001      11        Pontook

28   NU        Suncook     Firm PTP Trans. Wheeling Service               4/8/96    2021      3         Suncook - ER96-1277-000

29   NU        NUSCO       Firm PTP Trans. Wheeling Service{2}            10/1/96   2006      100/200   See Note #2, Suffolk
                                                                                                        County, NY - ER96-2338-000

30   NU        NUSCO       Firm PTP Trans. Wheeling Service               12/1/81   2019      variable  MMWEC: Stonybrook
                                                                                                        ER83-358-000/ER93-219-000

31   NU        NUSCO       Firm PTP Trans. Wheeling Service               6/1/94    2005      10        Unitil: Norwalk 1&2 -
                                                                                                        ER94-1088-0000

32   NU        NUSCO       Firm PTP Trans. Wheeling Service               11/1/94   2004      15        Fitchburg Gas & Electric -
                                                                                                        ER93-417-001

33   NU        NUSCO       Firm PTP Trans. Wheeling Service               11/1/94   2005      13        Reading Municipal Light -
                                                                                                        ER94-1591-000

34   NU        NUSCO       Firm PTP Trans. Wheeling Service               11/1/93   1998      5         Middleton Municipal Light-
                                                                                                        ER93-901-000

35   NU        NUSCO       Firm PTP Trans. Wheeling Service               11/1/93   1998      2         Georgetown Municipal
                                                                                                        Light - ER93-884-000

36   NU        NUSCO       Firm PTP Trans. Wheeling Service               11/1/93   2004      1         Princeton Municipal Light:
                                                                                                        Holyoke Hydro
                                                                                                        ER93-915-000
37   NU        NUSCO       Firm PTP Trans. Wheeling Service               11/1/93   1998      1         VT Public Power Supply -
                                                                                                        ER93-913-000


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 280

38   NU        NUSCO       Firm PTP Trans. Wheeling Service               5/1/94    1999      25        Citizens Utility Co.
                                                                                                        ER94-1211-000/EC90-10-007

39   NU        NUSCO       Firm PTP Trans. Wheeling Service               11/1/94   1998      5         Holyoke Gas & Electric -
                                                                                                        ER94-1592-000

40   NU        NUSCO       Firm PTP Trans. Wheeling Service               11/1/94   2004      20        Danver Electric Dept. -
                                                                                                        ER94-1207-000

41   NU        NUSCO       Firm PTP Trans. Wheeling Service               11/1/94   2004      20        Littleton Electric Light/
                                                                                                        Water
                                                                                                        ER94-1207-000

42   NU        NUSCO       Firm PTP Trans. Wheeling Service               11/1/94   2004      10        Mansfield Municipal
                                                                                                        Electric
                                                                                                        ER94-1207-000

43   NU        NUSCO       Firm PTP Trans. Wheeling Service               5/1/95    2004      1         Sterling Municipal
                                                                                                        Electric
                                                                                                        ER95-584-000

44   NU        NUSCO       Firm PTP Trans. Wheeling Service               6/1/95    2002      3         Princeton Municipal
                                                                                                        Electric
                                                                                                        ER95-1137-000

45   NU        NUSCO       Firm PTP Trans. Wheeling Service               8/1/95    1999      2         VT Marble Power Div. -
                                                                                                        ER95-1461-000

46   NU        NUSCO       Firm PTP Trans. Wheeling Service               11/1/95   2002      6         Rowley Municipal Lighting
                                                                                                        ER96-160-000

47   NU        Littleton   Non-Firm PTP Trans. Wheeling Service           10/30/91  n/a       1         Marlboro Hydro Corp/
                                                                                                        Minnewawa

48   NU        NEP         Non-Firm PTP Trans. Wheeling Service           12/6/91   n/a       3         Waste Mgmt of NH/Turnkey

49   NU        NEP         Non-Firm PTP Trans. Wheeling Service           11/1/93   1998      40        ER93-914-000/ER95-41-000

50   NU        CMEEC       Non-Firm PTP Trans. Wheeling Service           6/15/93             variable  Liquid Carbonic Ind
                                                                                                        Medical Corp
                                                                                                        ER93-663-000

51   NU        Wallingford Non-Firm PTP Trans. Wheeling Service           7/27/92             variable  Ct Steel - ER92-730-000

52   NU        CMP         Non-Firm PTP Trans. Wheeling Service           11/1/95   1999      50        ER94-48-000
                                                                                                        ER95-1635-000/ER95-1557-
                                                                                                        000

53   NU        CMP         Non-Firm PTP Trans. Wheeling Service           11/1/95   1999      150       ER94-48-000/ER95-1635-000

54   NU        BECO        Non-Firm PTP Trans. Wheeling Service           11/1/95   1997      100       ER94-48-000
                                                                                                        ER95-1851-000/ER96-3144-
                                                                                                        000

55   NU        NHEC        Firm Trans. Wheeling Services                  3/31/81   n/a       6         Maine Yankee Through PSNH


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 281

56   Montaup   MASS        Firm wheeling of Mass power                    7/31/93   12/31/13  29.3/25   ER93-624-000,
                                                                                                        ER97-2574-000
               POWER                                                      7/30/08   117/100

57   Montaup   Pittsfield  Firm wheeling of Pittsfield Generating         9/1/93    12/31/01  29.5 W    ER93-623-000,
                           Company (Altresco)                                                 26 S      ER97-2574-000


58   Montaup   North       Non-firm wheeling of Cleary 9cc to North       11/1/84   LOU       10        ER93-396-000
               Attleboro   Attleboro

59   Montaup   Hudson      Non-firm wheeling of Cleary 9cc to Hudson      11/1/86   LOU       5         ER87-362-000
                           Light & Power

60   Montaup   MMWEC       Firm wheeling of NYPA power to Braintree,      7/1/85    6/30/01   3.03/2.09 amounts in order of co.'s
                           Hingham, Hull, Wellesley, Reading, Belmont,                        1.11/2.33 listed & through 6/30/97,
                           Concord                                                            5.84/2.32 can be extended monthly
                                                                                              1.69      6/30/01 thru 10/31/03
                                                                                                        ER87-362-000

61   Montaup   Braintree   Non-firm wheeling of Cleary 9cc to Braintree   11/1/84(1)LOU       10        ER85-390-000/ER87-126-000
                                                                          11/1/86(2)

62   Montaup   Hingham     Non-firm wheeling of Cleary 9cc to Hingham     11/1/88   LOU       3         ER93-137-000/ER87-126-000

63   Montaup   CES         Non-firm backup wheeling agreement             7/31/93   8/31/01

64   Montaup   Pascoag     Firm transmission service                      11/1/81   11/1/97   5,        Contract Demand service
                                                                                                        agreement
               Fire                                                                 10/31/98,
                                                                                    9         5.3,      ER82-61-000
               District                                                             9,00      4.97,2.97

65   Montaup   Middle-     Firm transmission service                      5/1/83    11/1/97   8         Contract Demand service
               borough                                                              10/31/99  6         agreement
                                                                                                        ER83-485-000

66   UI        NU          Unit firm exchange of capacity, NU gas turbine 5/1/93    12/31/99  2.4:1     can be extended & requires
                           for UI base fossil                                                           notice of termination
                           Only BHS3 share - 25 MW's                                          120to50

67   PASNY     UI          Firm Niagara & St. Lawrence Hydro power        3/1/90    6/30/01
                           project contract


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 282

68   BECO      Altresco    Firm wheeling power contract                   9/1/93    12/31/11  29        ER93-786-000,ER97-2500-000

69   BECO      MMWEC       Wheeling contract from PASNY for Braintree               10/31/03  18
                           Hingham, Hull, Reading, Belmont, Concord                           total
                           Wellesley

70   CVPS      Unitil      Firm power & wheeling of Vermont Yankee        1991      2001      25        with CVPS termination
                           Bundled T & G                                                                right at 11/98

71   MPSNBP    CMP         Firm delivery of Beaver-Ashland NELP #2        1/1/93    12/31/16  34        See Note #3
     MEPCO                 output from MPS to CMP{3}

72   MPS/      CMP         Firm transmission of capacity/energy from      10/26/94  4/30/2000 26        amount varies with Houlton
                           Avec in excess of Houlton Water Req. for                                     load, See Note #3
                           CMP native load{3}

73   CMP       HWC         Firm power sales agreement for requirements    1/1/96    12/31/05  11-15     See Note #3 & #4
                           from CMP to Houlton Water Co.{3}



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 283



                     ATTACHMENT G-1: LIST OF EXCEPTED AGREEMENTS



Attachment G-1 is a listing of comprehensive network service agreements. In accordance with Section 25 of the Tariff, these agreements are to continue in effect and transmission service for the transactions covered by such agreements will continue to be provided at the rates and terms in effect thereunder rather than under the Tariff. Further, service for the transactions covered by such agreements shall continue to be excepted for their respective terms from the requirement to pay a Local Network Service charge.




Item    Parties to the        Description, Purpose             Effective     End       Amount             Comments
 #        Agreement                or Service                    Date        Date      (MW's)          FERC Docket #'s
----------------------------------------------------------------------------------------------------------------------------------

1       WMECO/NEP         Service to French King/Shelburne     3/15/94   2 yr notice  varies    Transmission Service Agreement

2       WMECO/NEP         Service to SBNGB                     2/23/93   2 yr notice  varies    Transmission Service Agreement

3       Cambridge/BECO    Support Agreements                   1/1/75    open         n/a       Rights in perpetuity

4       UI/NU             Six UI Substations Agreement         8/24/93   10/31/98     varies

5       CMP/MEW/NU        Firm Transmission of Capacity/Energy 5/16/94   12/31/03     varies    1yr Notification, Can be
                          to serve Madison                                                       extended to 12/31/08

6       CMEEC/NU          Comprehensive Transmission Service   11/29/90  1/1/09       n/a       ER91-209-000, ER93-297-000
                          Agreement

7       Chicopee/NU       Comprehensive Transmission Service   11/1/95   10/31/09     n/a       ER85-689-000, ER93-219-000
                          Agreement

8       South Hadley/NU   Comprehensive Transmission Service   11/1/95   7/1/10       n/a       EC90-10-000, ER85-689-000,
                          Agreement                                                             ER720-000

9       Westfield/NU      Comprehensive Transmission Service   1/1/95    7/1/10       n/a       EC90-10-000
                          Agreement


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 284

10      Unitil/NU         Comprehensive Transmission Service   11/1/92   n/a          n/a       EL92-42-000
                          Agreement

11      CMP/NU            Firm Border Line Agreement for Bolt  12/15/81  open         35-40     Amount varies, 2yr Notification
                          Hill Substation

12      All VT Utilities  Velco 1991 Transmission Agreement    1991                   n/a       Transmission Service Agreement

13      CMP/Fox Island    Firm Transmission Assoc. with        1/1/94    12/31/98     varies    Can be extended to 12/31/03
                          Bundled Requirements Contract

14      CMP/Kennebunk     Firm Transmission Assoc. with        1/1/94    12/31/98     varies    Can be extended to 12/31/03
                          Bundled Requirements Contract

15      GMP/CVPS          Firm Network support with outflow-   10/19/93  10/19/08     varies    Transmission Interconnection
                          Interconnection agreement                                             Agreement



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 285




                     ATTACHMENT G-2: LIST OF CERTAIN ARRANGEMENTS
                                  OVER EXTERNAL TIES



Attachment G-2 is a listing of agreements which relates to the use of the tie lines to New York.









Item                                                                  Effective     End       Amount           Comments
 #     Provider       Receiver      Description, Purpose of Service     Date        Date      (MW's)        FERC Docket #'s
----------------------------------------------------------------------------------------------------------------------------------

1      VT Electric    VT Public     To import NYPA power              03/01/90      10/2003   14 MW
       Power Co.      Systems

2      VT Electric    VT Public     To import power from New York     02/16/95      10/2003   5 MW S
       Power Co.      Power Supply  State Electric & Gas Company                              7 MW W
                      Authority     (NYSE&G)
                      (VPPSA)

3      VT Electric    VPPSA         To import power from Niagara      11/01/93      10/98     9 MW
       Power Co.                    Mohawk

4      VT Electric    City of       To import power from NYSE&G -     05/01/98      12/2009   10 MW
       Power Co.      Burlington    signed 04/01/96





NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 286



Notes to Attachments G, G-1 and G-2



1.   NEP's long-term Point-to-Point transmission services will be grandfathered at a fixed rate of $17.00/kW-yr. Distribution, transformation, and metering surcharges when applicable, will be subject to NEP's applicable point-to-point tariffs.



2.   See FERC Contract for specific details of agreement.  In general, 100MW's until transmission upgrades are complete.  This item is still under review and is subject to further review dependent upon outcome of Congestion

     Pricing.



3.   Excepted status applies to transmission by CMP.  Transmission by others

     (MEPCO, NBP, MPS) remains under the rates, terms and conditions of applicable agreements.



4.   This Transmission Service Agreement is governed in part by a memorandum of understanding, filed 6/13/97 in Docket nos. EC90-10-007, ER93-294-000,

     ER95-1686-000, ER96-496-000, OA97-237-000, and ER97-1079-000.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 287


                           ATTACHMENT H


                             Form of

                   Network Operating Agreement



1.0 Preamble



    This Network Operating Agreement is entered into by and between the NEPOOL

    Participants (the "Transmission Provider") acting through __________ (the

    "System Operator") and ____________ (the "Transmission Customer") as an

    implementing agreement for the NEPOOL Open Access Transmission Tariff and is subject to and in accordance with the NEPOOL Open Access Transmission

    Tariff.  All definitions and other terms and conditions of the NEPOOL Open

    Access Transmission Tariff are incorporated herein by reference.  The

    Transmission Provider may designate a satellite dispatch center and/or one or more Participants to act for it under this Agreement.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 288



2.0 General Terms and Conditions



    The Transmission Provider agrees to provide transmission service to the

    Transmission Customer's equipment or facilities, etc., subject to the

    Transmission Customer operating its facilities in accordance with applicable NEPOOL and NPCC criteria, rules, standards, procedures, or guidelines as they may be adopted and/or amended from time to time.  In addition to the provisions defined in those documents, service to the

    Transmission Customer's equipment or facilities, etc. is provided subject to the following specified terms and conditions.



    2.1  Electrical Supply: The electrical supply to the Point(s) of Delivery shall be in the form of three-phase sixty-hertz alternating current at a voltage class determined by mutual agreement of the parties.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 289


    2.2  Coordination of Operations: The Transmission Provider shall consult the Transmission Customer and/or its Designated Agent regarding timing of scheduled maintenance of the Transmission System and the

         Transmission Provider shall schedule any shutdown or withdrawal of facilities to coincide with the Transmission Customer's equipment or facilities, etc. scheduled outages of the Transmission Customer's resources, to the extent practicable.  In the event the Transmission

         Provider is unable to schedule the shutdown of its facilities to coincide with Transmission Customer's schedule, the Transmission

         Provider shall notify the Transmission Customer and/or its Designated

         Agent, in advance if feasible, of reasons for the shutdown, the time scheduled for it to take place, and its expected duration.  The

         Transmission Provider shall use due diligence to resume delivery of electric power as quickly as possible.



    2.3  Reporting Obligations: The Transmission Customer shall be responsible for all information required by NPCC or


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 290

         NEPOOL.  The Transmission  Customer shall respond promptly and completely to the Transmission Provider's reasonable requests for information, including but not limited to, data necessary for operations, maintenance, regulatory requirements and analysis.  In particular, that information may include:



         For Network Loads:


         -    10-year coincident, seasonal (summer, winter) Annual Peak Load forecast, aggregated by geographic distribution area

         -    Load Power Factor performance by geographic distribution area

         -    Underfrequency load shedding capability aggregated by geographic distribution area



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 291

         -    Block load shedding capability aggregated by geographic

              distribution area

         -    Disturbance/interruption reports

         -    Protection system setting conformance

         -    Protection system testing and maintenance conformance

         -    Planned changes to protection systems

         -    Metering testing and maintenance conformance

         -    Planned changes in transformation capability

         -    Conformance to harmonic and voltage fluctuation limits

         -    Dead station tripping conformance

         -    Voltage reduction capability conformance



         For Network Resources and interconnected generators:


         -    10-year forecast of generation capacity retirements and

              additions, if applicable

         -    Generator reactive capability verification

         -    Generator underfrequency relaying conformance


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 292

         -    Protection system testing and maintenance conformance

         -    Planned changes to protection system

         -    Planned changes to generation parameters

         -    Metering testing and maintenance conformance



         Failure by the Transmission Customer to do so may constitute default.

         Delinquency in responding by the Transmission Customer will result in a fine as described in 5.0 below.



         The Transmission Customer shall supply accurate and reliable information to the system operators regarding metered values for MW,

         MVAR, volt, amp, frequency, breaker status indication, and all other information deemed necessary by the Transmission Provider for reliable operation.  Information shall be gathered for electronic communication using one or more of the following: supervisory control and data acquisition (SCADA), remote terminal unit (RTU) equipment, and remote access pulse recorders (RAPR).  All equipment


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 293

         used for metering,  SCADA, RTU, RAPR, and communications must be approved by the Transmission Provider.



    2.4  Operational Obligations: The Transmission Customer shall request permission from the system operators prior to opening and/or closing circuit breakers per applicable switching and operating procedures.

         The Transmission Customer shall carry out all switching orders from the Transmission Provider, the System Operator or the Transmission

         Provider's designee in a timely manner.



         The Transmission Customer shall balance the load at the Point(s) of

         Delivery such that the difference in the individual phase currents are acceptable to the Transmission Provider.



         The Transmission Customer's equipment shall conform with harmonic distortion and voltage fluctuation standards of the Transmission

         Provider.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 294


         The Transmission Customer's equipment must comply with all environmental requirements to the extent they impact the operation of the Transmission Provider's system.



         The Transmission Customer shall operate all of its equipment and facilities connected to the Transmission Provider's system in a safe and efficient manner and in accordance with manufacturers'

         recommendations, Good Utility Practice, applicable regulations, and requirements of the Transmission Provider, the System Operator, and

         NPCC.



    2.5  Notice of Transmission Service Interruptions: If at any time, in the reasonable exercise of the system operator's judgement, operation of the Transmission Customer's equipment adversely affects the quality of service or interferes with the safe and reliable operation of the system, the Transmission Provider may discontinue transmission service until the condition has been corrected.  Unless the system operators



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 295


         perceive that an emergency exists or the risk of one is imminent, the system operators shall give the Transmission Customer and/or its

         Designated Agent reasonable notice of its intention to discontinue transmission service and, where practical, allow suitable time for the

         Transmission Customer to remove the interfering condition.  The

         Transmission Provider's judgement with regard to the discontinuance of service under this paragraph shall be made in accordance with Good

         Utility Practice.  In the case of such discontinuance, the

         Transmission Provider shall immediately confer with the Transmission

         Customer regarding the conditions causing such discontinuance and its recommendation concerning timely correction thereof.  Failure by a

         Customer to shed load would be subject to an additional charge of

         10<cent>/kWh for every kWh the Customer failed to shed.



    2.6  Access and Control: Properly accredited representatives of the

         Transmission Provider shall at all reasonable times have access to the

         Transmission


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 296

         Customer's facilities to make reasonable inspections and obtain information required in connection with this Tariff.  Such representatives shall make themselves known to the Transmission

         Customer's personnel, state the object of their visit, and conduct themselves in a manner that will not interfere with the construction or operation of the Transmission Customer's facilities.  The

         Transmission Provider or its designee will have control such that it may open or close the circuit breaker or disconnect and place safety grounds at the Point(s) of Delivery, or at the station, if the

         Point(s) of Delivery is remote from the station.



    2.7  Point(s) of Delivery: Network Integration Transmission Service will be delivered by the Transmission Provider at the Point(s) of Delivery as

         specified in the customer's Service Agreement, and as amended from time to time.  Each Point of Delivery shall have a unique identifier,

         meter location, meter number, metered voltage, terms on meter compensation and, the actual,


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 297

         or if not currently in service, the projected in-service year.



    2.8  Maintenance of Equipment: The Transmission Customer shall maintain all of its equipment and facilities connected to the Transmission

         Provider's system in a safe and efficient manner and in accordance with manufacturers' recommendations, Good Utility Practice, applicable regulations, and requirements of NEPOOL, and NPCC.



         The Transmission Provider may request that the Transmission Customer test, calibrate, verify or validate the data link, metering, data acquisition, transmission, protective, or other equipment or software consistent with the Transmission Customer's routine obligation to maintain its equipment and facilities or for the purposes of trouble shooting problems on the network facilities.  The Transmission

         Customer will be responsible for the cost to test,


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 298

         calibrate, verify or validate the equipment or software.



         The Transmission Provider shall have the right to inspect the tests,

         calibrations, verifications and validations of the data link,

         metering, data acquisition, transmission, protective, or other equipment or other software connected to the Transmission Provider's system.



         The Transmission Customer, at the Transmission Provider's request,

         shall supply the Transmission Provider with a copy of the

         installation, test, and calibration records of the data link,

         metering, data acquisition, transmission, protective or other equipment or software connected to the Transmission Provider's system.



         The Transmission Provider shall have the right, at the Transmission

         Customer's expense, to monitor the factory acceptance test, the field acceptance test,


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 299

         and the installation of any metering, data acquisition, transmission,

         protective or other equipment or software connected to the Transmission

         Provider's system.



    2.9  Emergency System Operations: The Transmission Customer's equipment and facilities, etc. shall be subject to all applicable emergency operation standards required of and by the Transmission Provider to operate in an interconnected transmission network.



         The Transmission Provider reserves the right to have the system operators take whatever actions or inactions they deem necessary during emergency operating conditions to:  (i) preserve the integrity of the Transmission System, (ii) limit or prevent damage, (iii)

         expedite restoration of service, or (iv) preserve public safety.



    2.10 Cost Responsibility: The Transmission Customer shall be responsible for all costs incurred by the


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 300

         Transmission Provider relative to the Transmission Customer's facilities.  Some costs may be allocated to several Transmission

         Customers.  If the method for allocating costs is not clearly defined,

         then the method for allocation will be at the Transmission Provider's discretion.



3.0 Service For a Network Resource



    The following Terms and Conditions are specific to Service for a generator

    Network Resource.



    3.1  Voltage or Reactive Control Requirements: Unless directed otherwise,

         the Transmission Customer will operate its existing interconnected generation facility(ies) with an automatic voltage regulator(s).  The voltage regulator will control voltage at the Point(s) of Receipt consistent with the range of voltage scheduled by the System Operator.




NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 301

         At the discretion of the Transmission Provider, the Transmission

         Customer may be directed to deactivate the automatic voltage regulator and to supply reactive power per a schedule provided by the

         Transmission Provider.



         If the Transmission Customer has not installed capacity sufficient to operate its generation facility consistent with recommendations of the

         Transmission Provider resulting from the System Impact and Facilities

         Studies or fails to operate at such capacity, the Transmission

         Provider may install, at the Transmission Customer's expense, reactive compensation equipment necessary to ensure the proper voltage or reactive supply at the Point(s) of Receipt.



    3.2  Station Service: When the Transmission Customer's generation facility is producing electricity, the Customer must supply its own station service power.  If and when the Transmission Customer's generation facility is not producing electricity, the Customer


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 302

         must obtain station service capacity and energy from another supplier or another of its resources.



    3.3  Protection Requirements: Protection requirements are defined in NEPOOL and NPCC documents as may be adopted or amended from time to time.



    3.4  Operational Obligations The Transmission Provider may require the generator to be equipped for Automatic Generation Control (AGC).  The

         Transmission Customer will be responsible for all costs associated with installing and maintaining an AGC system on the generator(s).



         The Transmission Provider retains the right to require reduced generation at times when system conditions present transmission restrictions or otherwise adversely affect the Transmission Provider's other customers.  The Transmission Provider will use due diligence to resolve the problems to allow the generator to return to the operating level prior to


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 303

         the Transmission Provider's notice to reduce generation.



         All operations (including start-up, shutdown and determination of hourly generation) will be coordinated by the Transmission Provider.



    3.5  Coordination of Operations: The Transmission Customer shall furnish the Transmission Provider with generator annual maintenance schedules,

         advise the Transmission Provider if its Network Resource is capable of participation in system restoration and/or if it has black start capability.



         The Transmission Provider reserves the right to specify turbine and/or generator control (e.g., droop) settings as determined by the System

         Impact or Facilities Study or subsequent studies.  The Transmission

         Customer agrees to comply with such specifications by the Transmission

         Provider at the Transmission Customer's expense.




NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 304

         If the generator is not dispatchable by the Transmission Provider, the

         Transmission Customer shall notify the Transmission Provider at least

         48 hours in advance of its intent to take its resource temporarily off-line and its intent to resume generation.  In circumstances such as forced outages, the Transmission Customer shall notify the

         Transmission Provider as promptly as possible of the Network

         Resource's temporary interruption of generation and/or transmission.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 305


4.0 Service for Delivery to Load



    The following Terms and Conditions are specific to Service for Delivery to

    Load.



    4.1  Power Factor Requirement: The Transmission Customer agrees to maintain an overall Load Power Factor and reactive power supply within predefined sub-areas as measured at the Point(s) of Delivery within ranges specified by the Transmission Provider or NEPOOL criteria,

         rules and standards which identify the power factor levels that must be maintained throughout the applicable sub-area for each anticipated level of total NEPOOL load.  The Transmission Customer agrees to maintain Load Power Factor and reactive power requirements within the range specified by the Transmission Provider for the sub-area based on total NEPOOL load during that hour.  NEPOOL may revise the power factor limits required from time to time.  If the Transmission

         Customer lacks the capability to


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 306

         maintain the Load Power Factor within the ranges specified, the

         Transmission Provider may:



         a)   install, at the Transmission Customer's expense, reactive

              compensation equipment necessary to ensure proper load power factor at the Point(s) of Delivery;



         b)   charge the Transmission Customer per the Tariff.



    4.2  Protection Requirements: The Transmission Customer's relay and protection systems must comply with all applicable NEPOOL and NPCC criteria, rules, procedures, guidelines, standards or requirements as may be adopted or amended from time to time.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 307


    4.3  Operational Obligations: The Transmission Customer shall be responsible for operating and maintaining security of its electric system in a manner that avoids adverse impact to the Transmission

         Provider's or others' interconnected systems and complies with all applicable NEPOOL, and NPCC operating criteria, rules, procedures,

         guidelines and interconnection standards as may be amended or adopted from time to time.  These actions include, but are not limited to:



         -    Voltage Reduction Load Shedding

         -    Underfrequency Load Shedding

         -    Block Load Shedding

         -    Dead Station Tripping

         -    Transferring Load Between Point(s) of Delivery

         -    Implementing Voluntary Load Reductions Including Interruptible

              Customers

         -    Starting Stand-by Generation

         -    Permitting Transmission Provider Controlled Service Restoration

              Following Supply Delivery Contingencies on Transmission Provider

              Facilities


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 308



5.0 Default



    If the Transmission Customer's equipment fails to perform consistent with the Terms and Conditions of this agreement, then the Transmission Customer will be deemed to be in default and service may be suspended immediately and subject to a termination through a FERC filing.  If the Transmission

    Customer fails to provide the information required in Section 2.3 in a timely manner, the Transmission Provider shall be permitted to assess a penalty of $100 per day until such information is provided in its entirety to the Transmission Provider.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 309


The Parties whose authorizing signatures appear below warrant that they will abide by the foregoing terms and conditions.



____________________          _______________________



NEPOOL Participants           (Transmission Customers)

By (System Operator)





____________________          ____________________



By:                    By:



____________________          ____________________


           ____________________________

Title:                        Title:



____________________          ____________________



Date:                         Date:


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 310



                       ATTACHMENT I


                         Form of

             System Impact Study Agreement





    This Agreement dated __________, is entered into by             (the

"Transmission Customer") and the NEPOOL Participants (the "Transmission

Provider") acting through             (the "System Operator"), for the purpose

of setting forth the terms, conditions and costs for conducting a System Impact

Study relative to           ,in accordance with the NEPOOL Open Access

Transmission Tariff ("Tariff").  All definitions and other terms and conditions of that Tariff are incorporated herein by reference.  The Transmission Provider may designate one or more Participants or the System Operator to act for it under this Agreement.



1.  The Transmission Customer agrees to provide, in a timely and complete manner, the information and technical data


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 311

    specified in Exhibit 1 to this Agreement and reasonably necessary for the

    Transmission Provider to conduct the System Impact study.  The Transmission

    Customer understands that it must provide all such information and data prior to the Transmission Provider's commencement of the Study.  Such information and technical data is specified in Exhibit 1 to this Agreement.



2.  All work pertaining to the System Impact Study that is the subject of this

    Agreement will be approved and coordinated only through designated and authorized representatives of the Transmission Provider and the

    Transmission Customer.  Each party shall inform the other in writing of its designated and authorized representative.



3.  The Transmission Provider will advise the Transmission Customer of any additional information as it may in its sole reasonable discretion deem necessary to complete the study.  Any such additional information shall be obtained only if required by Good Utility Practice and shall be


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 312

    subject to the Transmission Customer's consent to proceed, such consent not to be unreasonably withheld.



4.  The Transmission Provider contemplates that it will require _________ to complete the System Impact Study.  Upon completion of the Study by the

    Transmission Provider, the Transmission Provider will provide a report to the Transmission Customer based on the information provided and developed as a result of this effort.  If, upon review of the Study results, the

    Transmission Customer decides to pursue           , the Transmission

    Provider will, at the Transmission Customer's direction, tender a

    Facilities Study Agreement within thirty (30) days.  The System Impact and

    Facilities Studies, together with any additional studies contemplated in

    Paragraph 3, shall form the basis for the Transmission Customer's proposed use of the Transmission Provider's transmission system and shall be furthermore utilized in obtaining necessary third-party approvals of any interconnection facilities and requested transmission services.  The

    Transmission Customer understands and acknowledges that any use of study results


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 313

    by the Transmission Customer or its agents, whether in preliminary or final form, prior to NEPOOL l8.4 approval, is completely at the

    Transmission Customer's risk and that the Transmission Provider will not guarantee or warrant the completeness, validity or utility of study results prior to NEPOOL 18.4 approval.



5.  The estimated costs contained within this Agreement are the Transmission

    Provider's good faith estimate of its costs to perform the System Impact

    Study contemplated by this Agreement.  The Transmission Provider's estimates do not include any estimates for wheeling charges that may be associated with the transmission of facility output to third parties or with rates for station service.  The actual costs charged to the

    Transmission Customer by the Transmission Provider may change as set forth in this Agreement.  Prepayment will be required for all study, analysis,

    and review work performed by the Transmission Provider or its Designated

    Agent, all of which will be billed by the Transmission provider to the

    Transmission Customer in accordance with Paragraph 6 of this Agreement.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 314

6.  The payment required is $________ from the Transmission Customer to the

    Transmission Provider for the primary system analysis, coordination, and monitoring of the System Impact Study.  The Transmission Provider will, in writing, advise the Transmission Customer in advance of any cost increases for work to be performed if total amount increases by 10% or more.  Any such changes to the Transmission Provider's costs for the study work shall be subject to the Transmission Customer's consent, such consent not to be unreasonably withheld.  The Transmission Customer shall, within thirty (30)

    days of the Transmission Provider's notice of increase, either authorize such increases and make payment in the amount set forth in such notice, or the Transmission Provider will suspend the System Impact Study and this

    Agreement will terminate if so permitted by the Federal Energy Regulatory

    Commission.



    In the event this Agreement is terminated for any reason, the Transmission

    Provider shall refund to the Transmission Customer the portion of the above credit or any subsequent payment to the Transmission Provider by the

    Transmission


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 315

    Customer that the Transmission provider did not expend in performing its obligations under this Agreement.  Any additional billings under this

    Agreement shall be subject to an interest charge computed in accordance with the provisions of the Tariff.  Payments for work performed shall not be subject to refunding except in accordance with Paragraph 7 below.



7.  If the actual costs for the work exceed prepaid estimated costs, the

    Transmission Customer shall make payment to the Transmission Provider for such actual costs within thirty(30) days of the date of the Transmission

    Provider's invoice for such costs.  If the actual costs for the work are less than those prepaid, the Transmission Provider will credit such difference toward Transmission Provider costs unbilled, or in the event there will be no additional billed expenses, the amount of the overpayment will be returned to the Transmission Customer with interest computed as stated in Paragraph 6 of this Agreement, from the date of reconciliation.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 316


8.  Nothing in this Agreement shall be interpreted to give the Transmission

    Customer immediate rights to wheel over or interconnect with the

    Transmission Provider's transmission or distribution system.  Such rights shall be provided for under separate agreement and in accordance with the

    Transmission Provider's open access tariff.



9.  Within one (1) year following the Transmission Provider's issuance of a final bill under this Agreement, the Transmission Customer shall have the right to audit the Transmission Provider's accounts and records at the offices where such accounts and records are maintained, during normal business hours; provided that appropriate notice shall have been given prior to any audit and provided that the audit shall be limited to those portions of such accounts and records that relate to service under this

    Agreement.  The Transmission Provider reserves the right to assess a reasonable fee to compensate for the use of its personnel time in assisting any inspection or audit of its books, records or accounts by the

    Transmission Customer or its Designated Agent.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 317


10. Each party agrees to indemnify and hold the other party and its Related

    Persons of each of them (collectively "Affiliates") harmless from and against any and all damages, costs (including attorney's fees), fines,

    penalties and liabilities, in tort, contract, or otherwise (collectively

    "Liabilities") resulting from claims of third parties arising, or claimed to have arisen as a result of any acts or omissions of either party under this Agreement.  Each party hereby waives recourse against the other party and its Related Persons for, and releases the other party and its Related

    Persons from, any and all Liabilities for or arising from damage to its property due to a performance under this Agreement by such other party except in cases of negligence or intentional wrongdoing by either party.



11. If either party materially breaches any of its covenants hereunder, the other party may terminate this Agreement by filing a notice of intent to terminate with the Federal Energy Regulatory Commission and serving notice of same on the other party to this Agreement.  This remedy is in


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 318

    addition to any other remedies available to the injured party.



12. This Agreement shall be construed and governed in accordance with the laws of the State of Connecticut and with Part II of the Federal Power Act, 16

    U.S.C. <section><section>824d et seq., and with Part 35 of Title 18 of the

    Code of Federal Regulations, l8 C.F.R. <section><section>35 et seq.



13. All amendments to this Agreement shall be in written form executed by both parties.



14. The terms and conditions of this Agreement shall be binding on the successors and assigns of either party.



15. This Agreement will remain in effect for a period of up to two years from its effective date as permitted by the Federal Energy Regulatory

    Commission, and is subject to extension by mutual agreement.  Either party may terminate this Agreement by thirty (30) days' notice except as is otherwise provided herein.  If this Agreement expires by


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 319

    its own terms, it shall be the Transmission Provider's responsibility to make such filing.



TRANSMISSION CUSTOMER:             NEPOOL Participants

                                   By (System Operator)



Name: ____________________         Name:_______________________



Title:____________________         Title: _____________________

Date: ____________________         Date: ______________________


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 320


                            EXHIBIT 1



    Information to be Provided to the Transmission Provider

      by the Transmission Customer for System Impact Study





1.0 FACILITIES IDENTIFICATION



    1.1 Requested capability in MW and MVA; summer and winter



    1.2 Site location and plot plan with clear geographical references



    1.3 Preliminary one-line diagram showing major equipment and extent of

        Transmission Customer ownership



    1.4 Auxiliary power system requirements




NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 321

    1.5 Back-up facilities such as standby generation or alternate supply sources



2.0 MAJOR EQUIPMENT



    2.1 Power transformer(s):  rated voltage, MVA and BIL of each winding, LTC and or NLTC taps and range, Z{1} (positive sequence) and Z{o} (zero sequence) impedances, and winding connections.  Provide normal,

        long-time emergency and short-time emergency thermal ratings.



    2.2 Generator(s): rated MVA, speed and maximum and minimum MW output,

        reactive capability curves, open circuit saturation curve, power factor

        (V) curve, response (ramp) rates, H (inertia), D (speed damping), short circuit ratio, X{1} (leakage), X{2}:(negative sequence), and X{o} (zero sequence) reactances and other data:



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 322


                                          Direct   Quadrature

                                           Axis       Axis



Saturated synchronous reactance            X{dv}       X{qv}

unsaturated synchronous reactance          X{di}       X{qt}

saturated transient reactance              X'{dv}      X'{qv}

unsaturated transient reactance            X'{di}      X'{qi}

saturated subtransient reactance           X"{dv}      X"{qv}

unsaturated subtransient reactance         X"{di}      X"{qi}

transient open-circuit time                T'{do}      T'{qo}


   constant

transient short-circuit time               T"{d}       T"{q}

   constant

subtransient open-circuit time             T"{do}      T"{qo}

   constant

subtransient short-circuit time            T"{d}       T"{q}

   constant





NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 323


    2.3 Excitation system, power system stabilizer and governor: manufacturer's data in sufficient detail to allow modeling in transient stability simulations.



    2.4 Prime mover:  manufacturer's data in sufficient detail to allow modeling in transient stability simulations, if determined necessary.



    2.5 Busses:  rated voltage and ampacity (normal, long-time emergency and short-time emergency thermal ratings), conductor type and

        configuration.



    2.6 Transmission lines:  overhead line or underground cable rated voltage and ampacity (normal, long-time emergency and short-time emergency thermal ratings), Z{1} (positive sequence) and Z{o} (zero sequence)

        impedances, conductor type, configuration, length and termination points.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 324


    2.7 Motors greater than 150 kW 3-phase or 50 kW single-phase: type

        (induction or synchronous), rated hp, speed, voltage and current,

        efficiency and power factor at 1/2, 3/4 and full load, stator resistance and reactance, rotor resistance and reactance, magnetizing reactance.



    2.8 Circuit breakers and switches:  rated voltage, interrupting time and

        continuous, interrupting and momentary currents.   Provide normal,

        long-time emergency and short-time emergency thermal ratings.



    2.9 Protective relays and systems: ANSI function number, quantity manufacturer's catalog number, range, descriptive bulletin, tripping diagram and three-line diagram showing AC connections to all relaying and metering.



    2.10     CT's and VT's: location, quantity, rated voltage, current and ratio.



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 325


    2.11     Surge protective devices: location, quantity, rated voltage and energy capability.



3.0 OTHER



    3.1 Additional data reasonably necessary to perform the System Impact Study will be provided by the Transmission Customer as requested by the

        Transmission Provider.



    3.2 The Transmission Provider reserves the right to require that the

        Transmission Customer accept the use in the study of specific equipment settings or characteristics necessary to meet NEPOOL and NPCC criteria and standards.




NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 326


                               ATTACHMENT J



                                 Form of

                      Facilities Study Agreement



    This agreement dated ________, is entered into by ____________ (the

Transmission Customer) and the NEPOOL Participants (the "Transmission

Operator") acting through the _______ ("System Provider"), for the purpose of setting forth the terms, conditions and costs for conducting a Facilities Study relative to ____________________, in accordance with the NEPOOL Open Access

Transmission Tariff ("Tariff").  All definitions and other terms and conditions of that Tariff are incorporated herein by reference.  The Transmission Provider may designate one or more Participants or the System Operator to act for it under this Agreement.  The Facilities Study will determine the detailed engineering, design and cost of the facilities necessary to satisfy the

Transmission Customer's request for service over the NEPOOL Transmission

System.


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 327



1.  The Transmission customer agrees to provide, in a timely complete manner,

    the information and technical data specified in Exhibit 1 to this Agreement and reasonably necessary for the Transmission Provider to conduct the

    Facilities Study.  Where such information and technical data was provided for the System Impact Study, it should be reviewed and updated with current information, as required.



2.  All work pertaining to the Facilities Study that is the subject of this

    Agreement will be approved and coordinated only through designated and authorized representatives of the Transmission Provider and the

    Transmission Customer.  Each party shall inform the other in writing of its designated and authorized representative.



3.  The Transmission Provider will advise the Transmission Customer of additional information as may be reasonably deemed necessary to complete the study by the Transmission



NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 328


    Provider.  Any such additional information shall be obtained only if required by Good Utility Practice and shall be subject to the Transmission

    Customer's consent to proceed, such consent not to be unreasonably withheld.



4.  The Transmission Provider contemplates that it will require ____ days to complete the Facilities Study.  Upon completion of the study by the

    Transmission Provider, the Transmission Provider will provide a report to the Transmission Customer based on the information provided and developed as a result of this effort.  If, upon review of the study results, the

    Transmission Customer decides to pursue its transmission service request,

    the Transmission Customer must sign a supplemental Service Agreement with the Transmission Provider under the Tariff.  The System Impact and

    Facilities Studies, together with any additional studies contemplated in

    Paragraph 3, shall form the basis for the Transmission Customer's proposed use of the Transmission Provider's Transmission System and shall be furthermore utilized in obtaining necessary third-party approvals of any facilities and requested transmission


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 329

    services.  The Transmission Customer understands and acknowledges that any use of the study results by the Transmission Customer or its agents whether in preliminary or final form, prior to approval under Section 18.4 of the

    Restated NEPOOL Agreement, is completely at the Transmission Customer's risk and that the Transmission Provider will not guarantee or warrant the completeness, validity or utility of the study results prior to NEPOOL 18.4 approval.



5.  The estimated costs contained within this Agreement are the Transmission

    Provider's good faith estimate of its costs to perform the Facilities Study contemplated by this Agreement.  The Transmission Provider's estimates do not include any estimates for wheeling charges that may be associated with the transmission of facility output to third parties or with rates for station service.  The actual costs charged to the Transmission Customer by the Transmission Provider may change as set forth in this Agreement.

    Prepayment will be required for all study, analysis, and review work performed by the Transmission


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                                             Original Sheet No. 330

    Provider's or its Designated Agent's personnel, all of which will be billed by the Transmission Provider to the Transmission Customer in accordance with

    Paragraph 6 of this Agreement.



6.  The payment required is $______________  from the Transmission Customer to the Transmission Provider for the primary system analysis, coordination,

    and monitoring of the Facilities Study to be performed by the Transmission

    Provider for the Transmission Customer's requested service.  The

    Transmission Provider will, in writing, advise the Transmission Customer in advance of any cost increases for work to be performed if the total amount increases by 10% or more.  Any such changes to the Transmission Provider's costs for the study work to be performed shall be subject to the

    Transmission Customer's consent, such consent not to be unreasonably withheld.  The Transmission Customer shall, within thirty (30) days of the

    Transmission Provider's notice of increase, either authorize such increases and make payment in the amount set forth in such notice, or the

    Transmission Provider will suspend the study and this


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                                             Original Sheet No. 331

    Agreement will terminate if so permitted by the Federal Energy Regulatory

    Commission.



    In the event this Agreement is terminated for any reason, the Transmission

    Provider shall refund to the Transmission Customer the portion of the above credit or any subsequent payment to the Transmission Provider by the

    Transmission Customer that the Transmission Provider did not expend in performing its obligations under this Agreement.  Any additional billings under this Agreement shall be subject to an interest charge computed in accordance with the provisions of the Tariff.  Payments for work performed shall not be subject to refunding except in accordance with Paragraph 7 below.



7.  If the actual costs for the work exceed prepaid estimated costs, the

    Transmission Customer shall make payment to the Transmission Provider for such actual costs within thirty (30) days of the date of the Transmission

    Provider's invoice for such costs.  If the actual costs for the work are less than that prepaid, the Transmission Provider will


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                                             Original Sheet No. 332

    credit such difference toward Transmission Provider's costs unbilled, or in the event there will be no additional billed expenses, the amount of the overpayment will be returned to the Transmission Customer with interest computed in accordance with the provisions of the Tariff.



8.  Nothing in this Agreement shall be interpreted to give the Transmission

    Customer immediate rights to interconnect to or wheel over the NEPOOL

    Transmission System.  Such rights shall be provided for under separate agreement.



9.  Within one (1) year following the Transmission Provider's issuance of a final bill under this Agreement, the Transmission Customer shall have the right to audit the Transmission Provider's accounts and records at the offices where such accounts and records are maintained during normal business hours; provided that appropriate notice shall have been given prior to any audit and provided that the audit shall be limited to those portions of such accounts and records that relate to service under this

    Agreement.  The Transmission Provider reserves the right to


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                                             Original Sheet No. 333

    assess a reasonable fee to compensate for the use of its personnel time in assisting any inspection or audit of its books, records or accounts by the

    Transmission Customer or its Designated Agent.



10. Each party agrees to indemnify and hold the other party and its Related

    Persons harmless from and against any and all damages, costs (including attorney's fees), fines, penalties and liabilities, in tort, contract, or otherwise (collectively "Liabilities") resulting from claims of third parties arising, or claimed to have arisen as a result of any acts or

    omissions of either party under this Agreement.   Each party hereby waives

    recourse against the other party  and its Related Persons for, and releases the other party and its Related Persons from, any and all Liabilities for or arising from damage to its property due to performance under this

    Agreement by such other party except in cases of negligence or intentional wrongdoing by either party.



11. If any party materially breaches any of its covenants hereunder, the other party may terminate this Agreement by


NEPOOL                              Restated Open Access Transmission Tariff
                                             Original Sheet No. 334

    filing a notice of intent to terminate with the Federal Energy Regulatory

    Commission and serving notice of same on the other party to this Agreement.

    This remedy is in addition to any other remedies available for the injured party.



12. This agreement shall be construed and governed in accordance with the laws of the State of Connecticut and with Part II of the Federal Power Act, 16

    U.S.C. <section><section>824d et seq., and with Part 35 of Title 18 of the

    Code of Federal Regulations, l8 C.F.R. <section><section>35 et seq.



13. All amendments to this Agreement shall be in written form executed by both parties.



14. The terms and conditions of this Agreement shall be binding on the successors and assigns of either party.



15. This Agreement will remain in effect for a period of two years from its effective date as permitted by the Federal


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                                             Original Sheet No. 335

    Energy Regulatory Commission, and is subject to extension by mutual agreement.



    Either party may terminate this Agreement by thirty (30) days' notice except as is otherwise provided herein.  If this Agreement expires by its own terms, it shall be the Transmission Provider's responsibility to make such filing.



Transmission Customer:        NEPOOL Participants

                              By (System Operator)



Name:______________________   Name:_____________________

Title:_____________________   Title:____________________

Date:______________________   Date:_____________________